CONVERSION VALUATION APPRAISAL REPORT

                                 Prepared for:

               Madison First Federal Savings and Loan Association
                                      and
                              River Valley Bancorp
                                Madison, Indiana

                                     As of:
                                  May 3, 1996

                                  Prepared by:

                             Keller & Company, Inc.
                             555 Metro Place North
                                   Suite 524
                               Dublin, Ohio 43017
                                 (614) 766-1426


                                KELLER & COMPANY

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                                TABLE OF CONTENTS


                                                                      PAGE

INTRODUCTION                                                            1

  I      Description of Madison First Federal
         Savings and Loan Association
         General                                                        4
         Performance Overview                                           9
         Income and Expense                                            11
         Yields and Costs                                              17
         Interest Rate Sensitivity                                     18
         Lending Activities                                            21
         Non-Performing Assets                                         25
         Investments                                                   27
         Deposit Activities                                            28
         Borrowings                                                    29
         Subsidiaries                                                  29
         Office Properties                                             29
         Management                                                    30
         Financial Overview of Citizens National Bank                  30

II       Description of Primary Market Area

III      Comparable Group Selection
         Introduction                                                  38
         General Parameters
           Merger/Acquisition                                          39
           Mutual Holding Companies                                    40
           Trading Exchange                                            40
           IPO Date                                                    41
           Geographic Location                                         41
           Asset Size                                                  42
         Balance Sheet Parameters
           Introduction                                                43
           Equity to Assets                                            43
           One- to Four Family Loans to Assets                         44
           Cash and Investments to Assets                              44
           Mortgage-Backed Securities to Assets                        45
           Total Net Loans to Assets                                   45
           Loans and Mortgage-Backed Securities to Assets              45
           Advances to Assets                                          46
         Performance Parameters
           Introduction                                                46




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                            TABLE OF CONTENTS (cont.)

                                                                   PAGE

III      Comparable Group Selection (cont.)
         Performance Parameters (cont.)
           Return on Average Assets                                  47
           Return on Average Equity                                  47
           Net Interest Spread                                       48
           Operating Expenses to Assets                              48
           Noninterest Income to Assets                              49
         Asset Quality Parameters
           Introduction                                              50
           Nonperforming Assets to Asset Ratio                       50
           Repossessed Assets to Assets                              51
           Loans Loss Reserves to Assets                             51
         The Comparable Group                                        51
         Summary of Comparable Group Institutions                    53

IV       Analysis 55 Financial Performance

V        Market Value Adjustments
         Earnings Performance                                        59
         Market Area                                                 63
         Financial Condition                                         64
         Dividend Payments                                           65
         Subscription Interest                                       66
         Liquidity of Stock                                          67
         Management                                                  68
         Marketing of the Issue                                      68

VI       Valuation methods                                           70
         Price to Book Value Ratio Method                            71
         Price to Earnings Ratio Method                              72
         Price to Net Assets Ratio Method                            73
         Valuation Conclusion                                        74


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                                LIST OF EXHIBITS



NUMERICAL                                                                   PAGE
EXHIBITS

  1    Balance Sheet - March 31, 1996, and December 31, 1995                  76
  2    Balance Sheet - December 31, 1991 through 1994                         77
  3    Income Statement - Three Months ended March 31, 1996,
       and Year Ended December 31, 1995                                       78
  4    Income Statement - December 31, 1991 through 1994                      79
  5    Selected Consolidated Financial Data                                   80
  6    Income and Expense Trends                                              81
  7    Normalized Earnings Trend                                              82
  8    Performance Indicators                                                 83
  9    Volume/Rate Analysis                                                   84
 10    Yield and Cost Trends                                                  85
 11    Market Value of Portfolio Equity                                       86
 12    Loan Portfolio Composition                                             87
 13    Loan Maturity Schedule                                                 88
 14    Loan Portfolio Originations                                            89
 15    Delinquent Loans                                                       90
 16    Nonperforming Assets                                                   91
 17    Classified Assets                                                      92
 18    Allowance for Loan Losses                                              93
 19    Investment Portfolio Composition                                       94
 20    Mix of Deposits                                                        95
 21    Deposit Activity                                                       96
 22    Borrowed Funds                                                         97
 23    Offices of Madison First Federal Savings and Loan Association          98
 24    List of Key Officers and Directors                                     99
 25    Balance Sheet - Citizens National Bank - March 31, 1996,
       and December 31, 1995                                                 100
 26    Income Statement - Citizens National Bank - Three Months
       Ended march 31, 1996 and Year Ended December 31, 1995                 101
 27    Selected Financial Data - Citizens National Bank                      102
 28    Key Demographic Data and Trends                                       103
 29    Major Sources of Personal Income                                      104
 30    Key Housing Data                                                      105
 31    New Housing Permits and Growth Rates                                  106
 32    Unemployment Rates                                                    107
 33    Market Share of Deposits                                              108
 34    National Interest Rates                                               109
 35    Thrift Stock Prices and Pricing Ratios                                110
 36    Key Financial Data and Ratios                                         121
 37    Recently Converted Thrift Institutions                                133

NUMERICAL                                                                   PAGE
EXHIBITS


 38     Acquisitions and Pending Acquisitions                                135
 39     Thrift Stock Prices and Pricing Ratios -
        Mutual Holding Companies                                             136
 40     Key Financial Data and Ratios -
        Mutual Holding Companies                                             137
 41     Balance Sheets Parameters -
        Comparable Group Selection                                           138
 42     Operating Performance and Asset Quality Parameters -
        Comparable Group Selection                                           141
 43     Balance Sheet Ratios -
        Final Comparable Group                                               144
 44     Operation Performance and Asset Quality Ratios
        Final Comparable Group                                               145
 45     Balance Sheet Totals - Final Comparable Group                        146
 46     Market Area Comparison - Final Comparable Group                      147
 47     Balance Sheet - Asset Composition
        Most Recent Quarter                                                  148
 48     Balance Sheet - Liability and Equity
        Most Recent Quarter                                                  149
 49     Income and Expense Comparison
        Trailing Four Quarters                                               150
 50     Income and Expense Comparison as a Percent of
        Average Assets - Trailing Four Quarters                              151
 51     Yields, Costs & Earnings Ratios
        Trailing Four Quarters                                               152
 52     Dividends, Reserves and Supplemental Data                            153
 53     Market Pricings and Financial Ratios - Stock Prices
        Comparable Group                                                     154
 54     Valuation Analysis and Conclusions                                   155
 55     Pro Forma Minimum Valuation                                          156
 56     Pro Forma Mid-Point Valuation                                        157
 57     Pro Forma Maximum Valuation                                          158
 58     Pro Forma Superrange Valuation                                       159
 59     Summary of Valuation Premium or Discount                             160
 60     Pro Forma Balance Sheet based on Mid-Point Valuation
        and reflecting the purchase of Citizens National Bank                161
 61     Pro Forma Income Statements based on Mid-Point Valuation
        and reflecting the purchase of Citizens National Bank                163

ALPHABETICAL EXHIBITS
      PAGE

A      Background and Qualifications                                         165
B      RB 20 Certification                                                   169
C      Affidavit of Independence                                             170

INTRODUCTION

         Keller & Company, Inc., an independent appraisal firm for financial institutions, has prepared this Conversion Appraisal Report ("Report") which provides the pro forma market value of the to-be-issued common stock of River Valley Bancorp. (the "Corporation"), an Indiana corporation, formed as a holding company to own all of the to-be-issued shares of common stock of Madison First Federal Savings and Loan Association, Madison, Indiana, ("Madison First Federal" or the "Association"). The stock is to be issued in connection with the Association's Application for Approval of Conversion from a federally chartered mutual savings association to a federally chartered stock savings and loan association and the Corporation's acquisition of 120,429 shares of common stock from a single stockholder, or 95.6 percent of the issued and outstanding shares of common stock of Citizens National Bank of Madison ("Citizens" or the "Bank") as set forth in the Plan of Conversion. In accordance with the Plan of Conversion, the Corporation must also attain approval to acquire the stock of Citizens, a national bank, regulated by the Office of Comptroller of the Currency ("OCC").

         The acquisition impact of the purchase of 95.6 percent of the stock of Citizens is highlighted in Exhibits 60 and 61, which also provide the consolidated financials and the accounting adjustments related to the proposed acquisition. The purchase price for the 95.6 percent share of Citizens is $3.0 million plus acquisition costs of $65,000 and reflects a price to book value ratio of 92.0 percent. In addition, a financial overview of Citizens is provided on pages 30 and 31 along with key financial exhibits (Exhibits 25 to 27) summarizing the Bank's current financial condition and recent operations.

         The application is being filed with the Office of Thrift Supervision ("OTS") of the Department of the Treasury and the Securities and Exchange Commission ("SEC"). In accordance with Association's conversion, there will be a simultaneous issuance of all the Association's stock to the Corporation, which will be formed by the Association. Such Application for Conversion has been reviewed by us, including the Prospectus and related documents, and discussed with the Association's management and the Association's conversion counsel, Barnes & Thornburg, Indianapolis, Indiana.

         This conversion appraisal was prepared based on the guidelines provided by OTS entitled "Guidelines for Appraisal Reports for the Valuation of Savings Institutions Converting from the Mutual to Stock Form of Organization", in accordance with the OTS application requirements of Regulation ss.563b and the OTS's Revised Guidelines for Appraisal Reports, and represents a full appraisal report. The Report provides detailed exhibits based on the Revised Guidelines and a discussion on each of the fourteen factors that need to be considered. Our valuation will be updated in accordance with the Revised Guidelines and will consider any changes in market conditions for thrift institutions.

         The pro forma market value is defined as the price at which the stock of the Corporation after conversion would change hands between a typical willing buyer and a typical willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, and with both parties having reasonable knowledge of relevant facts in an arms-length transaction. The appraisal assumes the Association is a going concern and that the shares issued by the Corporation in the conversion are sold in non-control blocks.

         In preparing this conversion appraisal, we have reviewed the audited financial statements for the five fiscal years ended December 31, 1991 through 1995, as well as the unaudited financial statements for the three months ended March 31, 1996, and discussed them with Madison First Federal's management and with Madison First Federal's independent auditors, Grant Thornton, LLP, Cincinnati, Ohio. We have also discussed and reviewed with management other financial matters including audited financial statements of Citizens for the three years ended December 31, 1995, and prepared by Sherman, Barber & Mulliken, Madison, Indiana, independent certified public accountants in 1994 and 1995, and by Alexander Kuhn & Company in 1993. We have reviewed the Corporation's preliminary Form S-1 and the Association's preliminary Form AC and discussed them with management and with the Association's conversion counsel.

         We have visited Madison First Federal's home office and two branches and have traveled the surrounding area. We have studied the economic and demographic characteristics of the market area, where the Association's offices are located, and the Association's primary market area relative to Indiana and the United States. We have also examined the competitive environment within which Madison First Federal operates, giving consideration to the area's key characteristics, both positive and negative.

         We have given consideration to the market conditions for securities in general and for publicly-traded thrift stocks in particular. We have examined the performance of selected publicly-traded thrift institutions and compared the performance of Madison First Federal to those selected institutions. We have also considered the impact of the acquisition of 95.6 percent of Citizens stock by the Corporation.

         Our valuation is not intended to represent and must not be interpreted to be a recommendation of any kind as to the desirability of purchasing the to-be-outstanding shares of common stock of the Corporation. Giving consideration to the fact that this appraisal is based on numerous factors that can change over time, we can provide no assurance that any person who purchases the stock of the Corporation in this mutual-to-stock conversion will subsequently be able to sell such shares at prices similar to the pro forma market value of the Corporation as determined in this conversion appraisal.

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I.       DESCRIPTION OF MADISON FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION

GENERAL

         Madison First Federal Savings and Loan Association, Madison, Indiana, was incorporated in 1875 as a federally chartered savings and loan association. Madison First Federal conducts its business from its home office in Madison, Indiana, and its two branches, one in Madison and one in Hanover. Madison First Federal also has a drive- through facility in Madison. The Association's market area consists of Jefferson County Indiana.

         Madison First Federal's deposits are insured up to applicable limits by the Federal Deposit Insurance Corporation ("FDIC") in the Savings Association Insurance Fund ("SAIF"). The Association is also subject to certain reserve requirements of the Board of Governors of the Federal Reserve Bank (the "FRB"). Madison First Federal is a member of the Federal Home Loan Bank (the "FHLB") of Indianapolis and is regulated by the OTS, and by the FDIC. As of March 31, 1996, Madison First Federal had assets of $88,307,000, deposits of $79,254,000, and retained earnings of 6,599,000.

         In the past five years, legislation has had an impact on the operations in the financial institution industry. In 1989, the Financial Institution Reform, Recovery, and Enforcement Act ("FIRREA") became effective and put into place more stringent supervisory standards and higher capital requirements for the thrift industry. FIRREA established new capital requirements and strengthened OTS' enforcement powers. These capital requirements continue today under the FDIC and the FRB and include a tier one capital requirement of 4.0 percent of total assets, and a risk-based capital requirement of 8.0 percent of risk-weighted assets. OTS now has the power to assess civil money penalties and issue cease and desist orders for violations of regulations deemed unsafe and unsound practices.

         FIRREA also resulted in an increase in deposit insurance premiums which thrifts must pay to the FDIC. A plan for a one-time premium of 0.85 percent to
0.90 percent of deposits as of March 31, 1995, to capitalize the SAIF does exist, and such an increase would have an adverse effect on Madison First Federal's equity and net income. Further, there has been a recent significant decrease in premiums on Bank Insurance Fund ("BIF") deposits, which has an adverse competitive impact on Madison First Federal and could affect its ability to compete effectively with BIF-insured banks for deposits. Such impact could result in a downward impact on prices of publicly traded thrift institutions.

         FIRREA's objective was strengthened in December, 1991, when the Federal Deposit Insurance Association Improvement Act of 1991 ("FDICIA") was passed, resulting in additional provisions relating to thrift institutions. FDICIA provided for the recapitalization of BIF. FDICIA requires federally-insured financial institutions to be examined at least annually and submit independently audited financial reports based on the size of the institution. Madison First Federal meets the standards for a well capitalized institution.

         Madison First Federal is a community-oriented institution which has been principally engaged in the business of serving the financial needs of the public in its local community and throughout its market area. Madison First Federal has been actively and consistently involved in the origination of residential mortgage loans for the purchase and construction of one- to four-family dwellings, comprising 69.5 percent of its loan originations during the three months ended March 31, 1996, and 70.8 percent of its loan originations during the fiscal year ended December 31, 1995. At March 31, 1996, 76.2 percent of its gross loans consisted of residential real estate loans on one- to four-family dwellings, not including residential construction loans, compared to a smaller 74.7 percent at December 31, 1995, with the primary source of its funds being retail deposits from residents in its local communities. The Association is also an originator of multifamily loans, nonresidential real estate loans, construction and land loans and also offers consumer loans on a less active basis. Consumer loans include automobile loans, loans on savings accounts, home improvement loans, and secured and unsecured consumer loans. Consumer loans represented a modest 5.9 percent share of the Association's total loans at March 31, 1996.

         The Association had a moderate $10.6 million, or 11.3 percent of its assets in U.S. government and federal agency securities and FHLB stock. The Association had an additional $9.1 million, or 10.4 percent of its assets, in mortgage-backed securities, and $8.8 million in cash and cash equivalents with the combined total of investment securities, mortgage-backed securities and cash and cash equivalents being $28.5 million or 32.3 percent of assets. Deposits and retained earnings have been the primary sources of funds for the Association's lending and investment activities.

         The management of Madison First Federal is aware of the emphasis on matching the maturities of assets and liabilities and monitoring the Association's interest rate sensitivity position and net portfolio value. The Association understands the nature of interest rate risk and the potential earnings impact during times of rapidly changing rates, either rising or falling. Madison First Federal also recognizes the need and importance of attaining a competitive net interest margin due to its dependence on net interest income as its primary source of income.

         The Association's gross amount of stock to be sold in the conversion will be $9,000,000 or 900,000 shares at $10 per share based on the midpoint of the appraised value, with net conversion proceeds of $8,408,000 reflecting conversion expenses of $592,000. The actual cash proceeds to the Association of $2.4 million represents forty percent of the net conversion proceeds, net of both conversion expenses and the ESOP of $720,000, and will be invested in adjustable-rate mortgage loans and consumer loans over time, and initially invested in short term investments. The Association may also use the proceeds to expand services, expand operations or other financial services, diversification into other businesses, or for any other purposes authorized by law. The Holding Company will use its sixty percent of the net proceeds to fund the ESOP, to invest in short- and intermediate-term government securities, and to purchase 95.6 percent of the stock of Citizens National Bank.

         Madison First Federal has seen modest overall deposit growth over the past five fiscal years with deposits increasing 6.2 percent from December 31, 1991, to December 31, 1995, or an average of 1.56 percent per year. From December 31, 1995, to March 31, 1996, deposits increased a strong 5.3 percent compared to a 0.3 percent decrease in 1995. The Association anticipates a moderate rate of growth in the future. The Association has focused on maintaining a strong residential real estate loan portfolio during the past five years, increasing its level of investments and mortgage-backed securities, monitoring its earnings and increasing its historically lower capital to assets ratio. Equity to assets increased from 5.52 percent of assets at December 31, 1991, to 7.59 percent at December 31, 1995, and then down to 7.47 percent at March 31, 1996.

         Madison First Federal's primary lending strategy has been to originate and retain both adjustable-rate and fixed-rate residential mortgage loans with emphasis on adjustable-rate mortgage loans with a higher than average level of nonresidential real estate loans in its portfolio at March 31, 1996.

         Madison First Federal's share of one- to four-family mortgage loans has decreased, declining from 86.3 percent of gross loans at December 31, 1993, to
76.2 percent as of March 31, 1996. Construction loans increased from 1.5 percent of gross loans at December 31, 1993, to 3.7 percent at March 31, 1996. Multi-family and nonresidential real estate loans increased from 7.3 percent of gross loans at December 31, 1993, to 12.9 percent at March 31, 1996. The increase in construction, multi-family and nonresidential loans was offset by the Association's decrease in one- to four-family residential loans.

The Association's share of consumer loans witnessed an increase from 4.7 percent at December 31, 1993, to 5.9 percent at March 31, 1996, representing a dollar increase of $1,002,000.

         Management's internal strategy has also included continued emphasis on maintaining an adequate and appropriate allowance for loan losses relative to loans and nonperforming assets in recognition of the more stringent requirements within the industry to establish and maintain a higher level of valuation allowances and also in recognition of the Association's planned increase in lending. At December 31, 1993, Madison First Federal had $227,000 in its loan loss allowance or 0.44 percent of total loans, which increased to $413,000 and represented a higher 0.72 percent of total loans at March 31, 1996.

         Interest income from loans and investments has been the basis of earnings with the net interest margin being the key determinant of net earnings. The Association has also been subject to some higher levels of non-interest income due to income from an insurance subsidiary during the past five fiscal years. With a dependence on net interest margin for earnings, current management will focus on strengthening the Association's net interest margin without undertaking excessive credit risk and will pursue several changes in its operations to reduce interest rate risk, including the sale of fixed rate loans, stronger consumer loan originations and promotion of ARMs.

PERFORMANCE OVERVIEW

         Madison First Federal's financial position over the past five fiscal years of December 31, 1991, through December 31, 1995, and for the three months ended March 31, 1996, is highlighted through the use of selected financial data in Exhibit 5. Madison First Federal has focused on strengthening its equity position, controlling its overhead expense ratio, strengthening its general valuation allowance, and maintaining its net interest margin. Madison First Federal has experienced a moderate rise in assets from 1991 to 1995 and a smaller rate of increase in deposits with an average increase in equity over the past five fiscal years. The resultant impact has been a moderate increase in the Association's equity to assets ratio.

         Madison First Federal witnessed a total increase in assets of $11.2 million or 14.9 percent for the period of December 31, 1991, to December 31, 1995, representing an average annual increase in assets of 3.7 percent. For the year ended December 31, 1995, assets decreased $468,000 or 0.5 percent. For the three months ended March 31, 1996, the Association's assets increased $1.7 million or 2.0 percent. Of the past five fiscal periods, the Association experienced its largest dollar rise in assets of $6.8 million in fiscal year 1992, which represented a 9.0 percent increase in assets funded by a rise in deposits. This increase was succeeded by a $1.9 million or 2.3 percent increase in assets in fiscal year 1993, a $3.0 million increase in 1994 and a $468,000 decrease, or .5 percent, in 1995.

         The Association's net loan portfolio, including mortgage loans and non-mortgage loans, increased from $57.7 million at December 31, 1991, to $57.9 million at December 31, 1995, and represented a total increase of only $210,000, or 0.4 percent. The average annual increase during that period was 0.1 percent. The minimal change in loans was the result of moderate decrease in loans in 1992 of $4.1 million or 7.0 percent followed by an increase of $4.3 million from 1992 to 1995 or 7.9 percent. For the year ended December 31, 1995, loans increased $1.7 million or 2.9 percent and for the three months ended March 31, 1996, net loans then decreased $552,000 million or 1.0 percent. The minimal change in loans at Madison First Federal was offset by the Association's growth in investment securities.

         Madison First Federal has pursued obtaining funds through deposit growth in accordance with the demand for loans, and has made limited use of FHLB advances, with advances totaling $4,471,000 at December 31, 1995, and $2,000,000 at March 31, 1996. The Association's competitive rates for savings in its local market have been the source of retail deposits. Deposits increased strongly from 1991 to 1992, followed by a modest increase in fiscal year 1993, and decreases in 1994 and 1995, with an average annual rate of increase of 1.6 percent from December 31, 1991, to December 31, 1995. For the three months ended March 31, 1996, deposits increased by $4.0 million or 5.3 percent. The Association's strongest fiscal year deposit growth was in fiscal year 1992, when deposits increased $5.9 million or 8.3 percent.

         Madison First Federal has been able to increase its retained earnings each fiscal year from 1991 through 1995. At December 31, 1991, the Association had retained earnings (GAAP basis) of $4.2 million representing a 5.52 percent equity to assets ratio, increasing to $6.57 million at December 31, 1995, and representing a 7.59 percent equity to assets ratio. At March 31, 1996, equity was a slightly higher $6.6 million, reflecting a lower 7.47 percent of assets. The overall rise in the equity to assets ratio from 1991 to 1995 is primarily the result of the Association's steady earnings performance in 1991 through 1995. Equity increased 57.8 percent from December 31, 1991, to December 31, 1995, representing an average annual increase of 14.4 percent but increased only
0.4 percent for the three months ended March 31, 1996, or 1.6 percent, annually.

INCOME AND EXPENSE

         Exhibit 6 presents selected operating data for Madison First Federal, reflecting the Association's income and expense trends. This table provides selected audited income and expense figures in dollars for the fiscal years of 1991 through 1995 and unaudited income and expense figures for the three months ended March 31, 1996.

         Madison First Federal has witnessed a decrease in its dollar level of interest income from December 31, 1991, through December 31, 1995, ranging from a high of $6.8 million in 1991 to a low of $5.4 million in 1994, then increasing to $5.8 million in fiscal year 1995, representing a five year decrease of 14.6 percent, or an average decrease of 3.7 percent per year. In fiscal year 1995 interest income increased $375,000, or 6.9 percent to $5.8 million. For the three months ended March 31, 1996, interest income was $1.5 million, compared to $1.4 million for the three months ended March 31, 1995, suggesting a continuation of the fiscal 1995 rising trend. The overall decrease in interest income was due to the Association's decrease in rate, and was reduced by an offsetting increase due to volume.

         The Association's interest expense experienced a similar declining trend from fiscal year 1991 to 1994, followed by a strong increase in 1995. Interest expense decreased $1.8 million, or 39.0 percent, from 1991 to 1994, compared to a decrease in interest income of $1.4 million, or 20.1 percent, for the same time period. Interest expense then increased $740,000 or 25.9 percent from 1994 to 1995, compared to an increase in interest income of only $375,000 or 6.9 percent. Such high increase in interest expense, notwithstanding the increase in interest income, resulted in a considerable decrease in annual net interest income of $365,000 to $2,200,000 for the fiscal year ended December 31, 1995. Net interest income increased from $2,107,000 in 1991 to its highest level of $2,642,000 in 1993, followed by decreases to $2,565,000 and $2,200,000 in fiscal years 1994 and 1995, respectively. For the three months ended March 31, 1996, Madison First Federal's interest expense was $890,000 compared to $825,000 for the three months ended March 31, 1995, suggesting a rising trend for interest expense. Net interest income was $569,000 for this three month period which was less than the $617,000 for the three months ended March 31, 1995, indicating a moderate reduction.

         The Association has made provisions for loan losses in each of the past five fiscal years of 1991 through 1995 and for the three months ended March 31, 1996. The amounts of those provisions were determined in recognition of the Association's level of nonperforming assets, charge-offs and repossessed assets, and also relative to the increase in provisions in the industry to strengthen the level of general valuation allowance and planned increase in loan originations. The loan loss provisions were $143,000 in 1991, $37,000 in 1992, $55,000 in 1993, $29,000 in 1994 and $150,000 in 1995; and $6,000 for the three months ended March 31, 1996. The impact of these loan loss provisions has been to provide Madison First Federal with a valuation allowance of 413,000 at March 31, 1996, or 0.71 percent of net loans and 1,376.67 percent of nonperforming assets.

         Total other income or noninterest income indicated competitive levels in fiscal years 1991 to 1995. The highest level of noninterest income was in fiscal year 1994 at $370,000 or 0.43 percent of average assets and the lowest level at $275,000 was in 1991, representing 0.37 percent of average assets. The higher levels of noninterest income were due to the income from insurance commissions generated by the Association's insurance agency which averaged $175,200 in income a year. Excluding income from insurance commissions during 1991 to 1995, noninterest income would have averaged $145,000 or 0.17 percent of average assets. The average noninterest income level for the past five fiscal years was $336,000 or 0.40 percent of average assets using actual noninterest income, and $145,000 or 0.17 percent of average assets excluding income from insurance commissions. With the exception of the income from insurance commissions, noninterest income consisted primarily of service charges and other fees.

         The Association's general and administrative expenses or noninterest expenses increased from $1,699,000 for the fiscal year of 1991 to $1,966,000 for the fiscal year ended December 31, 1995. The dollar increase in noninterest expenses was $267,000 from 1991 to 1995, representing an average annual increase of $66,750 or a modest 3.9 percent. The average annual increase in other expenses was due to the Association's normal rise in overhead expenses. On a percent of assets basis, operating expenses increased from 2.09 percent of average assets for the fiscal year ended December 31, 1991, to 2.26 percent for the fiscal year ended December 31, 1995, which was the Association's second highest ratio during the past five years but lower than current industry averages of approximately 2.35 percent. The highest ratio was 2.36 percent in 1992. For the three months ended March 31, 1996, Madison First Federal's ratio of operating expenses to average assets was a higher 2.72 percent with the increase due to a higher employee compensation expense.

         The net earnings position of Madison First Federal has indicated profitable performance in each of the past five fiscal years ended December 31, 1991 through 1995, and for the three months ended March 31, 1996. The annual net income figures for the past five fiscal years of 1991, 1992, 1993, 1994 and 1995 have been $290,000, $631,000, $718,000, $636,000, and $258,000, representing returns on average assets of 0.40 percent, 0.80 percent, 0.86 percent, 0.75 percent, and 0.30 percent, respectively. The average return on assets for the past five fiscal years was 0.62 percent. For the three months ended March 31, 1996, net earnings were $64,000, representing an annualized return on assets of
0.29 percent.

         Exhibit 7 provides the Association's normalized earnings or core earnings for fiscal years 1993 to 1995 and for the twelve months ended March 31, 1996. The Association's normalized earnings eliminate any nonrecurring income and expense items. In fiscal years 1993 and 1994, there were no adjustments. For fiscal year 1995, there was a $67,000 reduction in expenses based on the Association's higher provision for loan losses of

$150,000. The result of this adjustment was a core earnings level of $308,000 compared to actual net income of $258,000. For the twelve months ended March 31, 1996, there was a similar adjustment of $73,000 to also adjust for the higher provision for loan losses of $156,000 for the twelve month period. Net income increased from $176,000 to a core earnings base of $233,000.

         The key performance indicators comprised of selected operating ratios, asset quality ratios and capital ratios are shown in Exhibit 8 to reflect the results of performance. The Association's return on assets increased from 0.40 percent in fiscal year 1991 to its highest level of 0.86 percent in fiscal year 1993, decreasing to 0.75 percent in fiscal year 1994, then decreasing to 0.30 percent in fiscal year 1995 and to 0.29 percent for the three months ended March 31, 1996. The decrease in 1995 and 1996 was the result of the Bank's decrease in net interest income and in 1995, was also the result of a larger loan loss provision.

         The  Association's  average net interest rate spread  strengthened from
2.66  percent in fiscal year 1991 to 3.23  percent in fiscal year 1992,  then to
3.24 percent in 1993 and then declined during the next two fiscal years decreasing to 2.36 percent in 1995. For the three months ended March 31, 1996, net interest spread was a higher 2.50 percent. The Association's net interest margin indicated a similar trend, increasing from 2.89 percent in fiscal year 1991 to 3.35 percent in fiscal year 1992 then decreasing thereafter to its lowest level of 2.61 percent in 1995, and then rising to 2.71 percent for the three months ended March 31, 1996. Madison First Federal's net interest rate spread increased 57 basis points in 1992 to 3.23 percent from 2.66 percent in 1991 and then increased one basis point in 1993 to 3.24 percent. Net interest rate spread then decreased 24 basis points to 3.00 percent for fiscal year 1994 and decreased another 64 basis points to 2.36 percent for the fiscal year ended December 31, 1995. The Association's net interest margin followed a similar trend, increasing 46 basis points to 3.35 percent in 1992 and then decreasing 3 basis points to 3.32 percent in 1993. Net interest margin decreased 17 basis points to 3.15 percent in 1994 and continued to decrease to 2.61 percent in 1995. For the three months ended March 31, 1996, Madison First Federal's net interest spread was a higher 2.50 percent, and its net interest margin was a higher 2.71 percent.

         The Association's return on average equity increased from 1991 to 1992, but decreased in 1993 through 1995. The return on average equity increased from
7.47  percent  in 1991 to 13.62  percent in fiscal  year 1992,  and then down to
13.52 percent in fiscal year 1993. The return on equity then decreased to 10.62 percent in fiscal year 1994, and decreased further to 4.01 percent for the fiscal year ended December 31, 1995. For the three months ended March 31, 1996, annualized, return on average equity was a slightly lower 3.89 percent.

         Madison First Federal's ratio of interest-earning assets to interest-bearing liabilities decreased from 103.83 percent at December 31, 1991, to 101.96 percent at December 31, 1993, and then increased to 105.62 percent at December 31, 1995. At March 31, 1996, the ratio had decreased to 104.96 percent indicating modest change since 1991.

         The Association's ratio of non-interest expenses to average assets increased modestly from 2.09 percent in fiscal year 1991 to 2.26 percent in fiscal year 1995. For the three months ended March 31, 1996, the ratio of noninterest expenses to assets increased to 2.72 percent with the increase reflecting the impact of compensation increases. Another key noninterest expense ratio reflecting efficiency of operation is the ratio of noninterest expenses to net interest income plus other income referred to as the "efficiency ratio". The industry norm is 60.0 percent with ratios above this level indicating less efficiency. The Association has been characterized with a lower efficiency ratio, which increased from 71.33 percent in 1991 to 76.74 percent in 1995. The ratio then weakened to 81.68 percent for the three months ended March 31, 1996.

         Earnings performance can be affected by an institution's asset quality position. The ratio of nonperforming assets to total assets is a key indicator of asset quality. Madison First Federal witnessed a decrease in its nonperforming asset ratio from 1991 to 1995. Nonperforming assets consist of loans ninety days or more past due, nonaccruing loans and repossessed assets. The ratio of nonperforming assets to total assets was only 0.17 percent at December 31, 1991, and decreased to 0.01 percent at December 31, 1995. At March 31, 1996, Madison First Federal's ratio of nonperforming assets to total assets increased to 0.03 percent. The Association's allowance for loan losses was 150.3 percent of nonperforming assets at December 31, 1991, and increased significantly during the next four fiscal years, resulting primarily from the sharp decrease in nonperforming assets combined with an increase in provision for loan losses. As a percentage of nonperforming assets, Madison First Federal's allowance for loan losses increased to 166.9 percent in 1992, and then to 5,087.5 percent in 1995. At March 31, 1996, the ratio decreased to 1,376.67 percent reflective of an increase in nonperforming assets with the extremely high ratios due to the Association's unusually low level of nonperforming assets.

         Exhibit 9 provides the changes in net interest income due to rate and volume changes for the past two fiscal years of 1994 and 1995 and for the three months ended March 31, 1996. In fiscal year 1994, net interest income decreased $77,000, due to a decrease in interest expense of $188,000 offset by a larger $265,000 decrease in interest income. The decrease in interest expense was due to a decrease due to a change in rate of $186,000 increased by a decrease due to volume of $2,000. The decrease in interest income was due to a decrease due to rate of $323,000 reduced by an increase due to a change in volume of $58,000.

         In fiscal year 1995, net interest income decreased $365,000, due to a $740,000 increase in interest expense reduced by an $375,000 increase in interest income. The increase in interest expense was due to a $630,000 increase due to rate accented by a $110,000 increase due to volume. The increase in interest income was due to a $145,000 increase due to rate accented by a $230,000 increase due to volume.

         For the three months ended March 31, 1996, compared to the three months ended March 31, 1995, net interest income decreased $48,000 due to a $17,000 increase in interest income more than offset by a $65,000 increase in interest expense. The rise in interest income was due to a $17,000 increase due to volume. The rise in interest expense was due to a rise in rate of $78,000 reduced by a $13,000 decrease due to volume.


YIELDS AND COSTS

         The overview of yield and cost trends for the years ended December 31, 1993 to 1995, for the three months ended March 31, 1996, can be seen in Exhibit 10, which offers a summary of key yields on interest-earning assets and costs of interest-bearing liabilities.

         Madison First Federal's weighted average yield on its loan portfolio decreased 42 basis points from fiscal year 1993 to 1995, from 7.87 percent to
7.45 percent, and then increased 33 basis points to 7.78 percent for the three months ended March 31, 1996. The yield on mortgage-backed securities increased 20 basis points from fiscal year 1993 to 1995 from 5.90 percent to 6.10 percent and then decreased 3 basis points to 6.07 percent for the three months ended March 31, 1996. The yield on investment securities decreased 15 basis points from 5.73 percent in 1993 to 5.58 percent in 1995 and decreased to 4.77 percent for the three months ended March 31, 1996. Other investments and interest bearing deposits indicated a decrease in their yield of 78 basis points from
4.88 percent in 1993 to 4.10 percent in 1995 and then decreased to 4.01 percent for the three months ended March 31, 1996. The combined weighted average yield on all interest-earning assets decreased 28 basis points to 6.86 percent from 1993 to 1995. The yield on interest-earning assets for the three months ended March 31, 1996, was a higher 6.94 percent, while the yield at March 31, 1996, was a higher 7.02 percent.

         Madison First Federal's weighted average cost of interest-bearing liabilities decreased 24 basis points to 3.66 percent from fiscal year 1993 to 1994, which was less than the Association's 48 basis point decrease in yield, resulting in the decline in the Association's interest rate spread of 24 basis points from 3.24 percent to 3.00 percent from 1993 to 1994. The Association's average cost of interest-bearing liabilities then increased from 1994 to 1995 by 84 basis points to 4.50 percent compared to a 20 basis point increase in yield on interest-earning assets. The result was a continued decrease in the Association's interest rate spread of 64 basis points to 2.36 percent for fiscal year 1995. For the three months ended March 31, 1996, the Association's cost of funds decreased 6 basis points to 4.44 percent, compared to an 8 basis point increase in yield on interest-earning assets, resulting in a higher net interest rate spread of 2.50 percent compared to 2.36 percent for the fiscal year ended December 31, 1995. The Association's net interest margin decreased from 3.32 percent in fiscal year 1993 to 3.15 percent in fiscal year 1994, decreasing further to 2.61 percent for the year ended December 31, 1995. The Association's net interest margin for the three months ended March 31, 1996, actually increased 10 basis points to 2.71 percent, the first such increase since 1993.


INTEREST RATE SENSITIVITY

         Madison First Federal is striving to control its interest rate sensitivity position due to a focus on the origination of ARMs, the purchase of adjustable-rate mortgage-backed securities and maintaining a high level of liquid assets, which was 33.5 percent at March 31, 1996. Madison First Federal responded to the thrift industry's significant interest rate risk exposure in the 1980's, which caused a negative impact on earnings and net portfolio value as a result of significant fluctuations in interest rates, specifically rising rates. Such exposure was due to the disparate rate of maturity and/or repricing of assets relative liabilities commonly referred to as an institution's "gap". The larger an institution's gap, the greater the risk (interest rate risk) of earnings loss due to a decrease in net interest margin and a decrease in market value of equity or portfolio loss. In response to the potential impact of interest rate volatility and negative earnings impact, many institutions have taken steps in the 1990's to minimize their gap position. This frequently results in a decline in the institution's net interest margin and overall earnings performance.

         The Association measures its interest rate risk through the use of its net portfolio value ("NPV") of the expected cash flows from interest-earning assets and interest-bearing liabilities and any off-balance sheet contracts. The NPV for the Association is calculated on a quarterly basis by the OTS as well as the change in the NPV for the Association under rising and falling interest rates. Such changes in NPV under changing rates is reflective of the Association's interest rate risk exposure.

         There are other factors which have a measurable influence on interest rate sensitivity. Such key factors to consider when analyzing interest rate sensitivity include the loan payoff schedule, accelerated principal payments, deposit maturities, interest rate caps on adjustable-rate mortgage loans, and deposit withdrawals.

         Exhibit 11 provides the Association's NPV as of December 31, 1995, and the change in the Association's NPV under rising and declining interest rates. Such calculations are provided by OTS, and the focus of this exposure table is a 200 basis points change in interest rates either up or down.

         The Association's change in its NPV at December 31, 1995, based on a rise in interest rates of 200 basis points was an 11.0 percent decrease, representing a dollar decrease in equity value of $839,000. In contrast, based on a decline in interest rates of 200 basis points, the Association's NPV was estimated to increase 6.0 percent or $445,000 at December 31, 1995. The
Association's exposure at December 31, 1995, increases to a 32.0 percent decrease under a 400 basis point rise in rates, and the NPV is estimated to increase 19.0 percent based on a 400 basis point decrease in rates.

         The Association is aware of its moderate interest rate risk exposure under strongly rising or falling rates and slightly positive exposure under moderately rising or falling falling rates. Due to Madison First Federal's recognition of the need to control its interest rate exposure, the Association has been more active in the purchase of short-term government securities and adjustable-rate mortgage-backed securities and the origination of primarily adjustable rate mortgage loans, which has resulted in its moderate exposure levels under rising or falling rates.

LENDING ACTIVITIES

         Madison First Federal has focused its lending activity on the origination of conventional mortgage loans secured by one- to four-family dwellings. Exhibit 12 provides a summary of Madison First Federal's loan portfolio, by loan type, at December 31, 1993 through 1995, and at March 31, 1996.

         Residential loans secured by one- to four-family dwellings excluding residential construction loans was the primary loan type representing 76.2 percent of the Association's gross loans as of March 31, 1996. This share has seen a noticeable decrease from 86.3 percent at December 31, 1993. The second largest real estate loan type as of March 31, 1996, was nonresidential mortgage loans which comprised 10.2 percent of gross loans compared to a smaller 5.6 percent as of December 31, 1993. The nonresidential loan category was also the second largest real estate loan type in 1993. The third key mortgage loan type was construction loans, which represented 3.7 percent of gross loans as of March 31, 1996, compared to a smaller 1.5 percent at December 31, 1993. The
Association's construction loans are both single-family residential and non-residential loans. Multifamily real estate loans was the fourth largest mortgage loan type with 2.7 percent of gross loans at March 31, 1996. These four mortgage loan categories represented 92.8 percent of gross loans at March 31, 1996, compared to a larger 95.1 percent of gross loans at December 31, 1993.

         The consumer loan category was the other primary loan type at March 31, 1996, and represented 5.9 percent of gross loans compared to 4.7 percent at December 31, 1993. Consumer loans were the third largest overall loan type at March 31, 1996, and also the third largest loan type in 1993. The Association originates savings account loans, automobile loans, home improvement loans, and other secured and unsecured consumer loans. The overall mix of loans has witnessed moderate change from fiscal year-end 1993 to March 31, 1996, with the Association having decreased its level of one- to four-family real estate loans with increases in all other categories, the largest increase in nonresidential loans.

         The emphasis of Madison First Federal's lending activity is the origination of conventional mortgage loans secured by one- to four-family residences. Such residences are primarily located in Madison First Federal's primary market area of Jefferson County. The Association also originates interim construction loans on single-family residences to individual owners and occasionally to developers and also originates residential land loans. At March 31, 1996, 76.2 percent of Madison First Federal's gross loans consisted of loans secured by one- to four-family residential properties.

         The Association originates adjustable-rate mortgage loans, ("ARMs") with adjustment/maturity periods of one year. The interest rates on ARMs are currently indexed to the one-year Treasury Securities adjusted to a constant maturity. Until late 1995, the Association's ARMs were indexed to the 11th District Cost of Funds. The ARMs have a current margin of 2.50 percent for owner-occupied residences, 3.75 percent for non-owner-occupied residences and
4.25 percent for non-residential properties. The ARMs have a normal maximum rate adjustment of 1.0 percent at each adjustment period and a 5.0 percent maximum adjustment over the life of the loan with payments based on up to a 30 year loan term. The Association has begun to originate ARMs with maximum rate adjustments of 1.5 percent and 6.0 percent. Historically, the major share of the Association's loans have adjustable rates which represented 72.2 percent of loans due after December 31, 1996.

         The ARMs have terms of up to 30 years, and fixed rate loans have normal terms of 10, 15 and 20 years. The Association has retained its fixed rate loans. Madison First Federal plans to begin originating fixed-rate mortgage loans with most of them to be sold in the secondary market to Federal Home Loan Mortgage Corporation ("FHLMC") with servicing retained.

         The original loan to value ratio for conventional mortgage loans to purchase or refinance single-family dwellings generally does not exceed 80 percent at Madison First Federal, even though the Association will grant loans with up to a 95 percent loan to value ratio, but private mortgage insurance is generally required for loans in excess of 80 percent.

         Madison First Federal has also been an originator of nonresidential real estate loans, and has been less active in multifamily loans in the past. The Association will continue to make multifamily and nonresidential real estate loans. The Association had a total of $1.6 million in multifamily loans at March 31, 1996, or 2.7 percent of gross loans, compared to $912,000 or 1.7 percent of gross loans at December 31, 1993. Nonresidential real estate loans have increased from $2.9 million or 5.6 percent of gross loans at December 31, 1993, to $6.0 million or 10.2 percent of gross loans at March 31, 1996. The major portion of nonresidential real estate loans are secured by churches and other commercial properties.

         Madison First Federal has not been aggressive in consumer lending. Consumer loans consist primarily of automobile loans, savings account loans, home improvement loans, and secured and unsecured personal loans, which represented a combined total of 5.9 percent of gross loans at March 31, 1996, up from 4.7 percent in 1993. At March 31, 1996, consumer loans totaled $5.9 million.

         Exhibit 13 provides a breakdown and summary of Madison First Federal's fixed-rate and adjustable-rate loans, indicating a strong predominance of adjustable-rate loans. At March 31, 1996, 72.2 percent of the Association's total loans due after December 31, 1996, were adjustable-rate and 17.8 percent were fixed-rate. While most loans are adjustable-rate, it is evident that a strong 41.7 percent of one- to four-family residential mortgage loans and 39.4 percent of total loans have shorter terms with maturities of less than 15 years.

     As indicated in Exhibit 14, Madison First Federal experienced a decrease in both its single-family loan originations and total loan originations from fiscal years 1993 to 1995. Total loan originations in fiscal year 1995 were $15.6 million compared to $24.1 million in fiscal year 1993, with fiscal year 1994 indicating a lower $19.4 million. The decrease in one- to four-family residential loan originations from 1993 to 1995 constituted 144.1 percent of the $8.5 million aggregate decrease in total loan originations from 1993 to 1995 with that overall decrease offset by increases in construction, nonresidential, consumer, and land loans. Loan originations for the three months ended March 31, 1996, were $2.5 million, down from $2.8 million for the three months ended March 31, 1995. Loan originations for the purchase of one- to four-family residences, excluding construction loans, represented 84.1 percent of total loan originations in fiscal year 1993, compared to a lower 62.3 percent in fiscal year 1994 and a lower 51.4 percent in fiscal year 1995. One- to four family loan originations increased to 59.1 percent of total loan originations for the three months ended March 31, 1996. The Association had no loan purchases during that period. Overall, loan originations fell short of repayments and other reductions in fiscal 1993 by $1.7 million, exceeded reductions in fiscal year 1994 by $4.3 million, and then exceeded reductions in fiscal 1995 by $1.7 million. For the three months ended March 31, 1996, originations fell short of reductions by $552,000.

NONPERFORMING ASSETS

         Madison First Federal understands asset quality risk and the direct relationship of such risk to delinquent loans and nonperforming assets including real estate owned. The quality of assets has been a key concern to financial institutions  throughout  many  regions of the  country.  A number of  financial institutions have been confronted with rapid increases in their levels of nonperforming assets and have been forced to recognize significant losses, setting aside major valuation allowances. A sharp increase in nonperforming assets has often been related to specific regions of the country and has frequently been associated with higher risk loans, including purchased nonresidential real estate loans. Madison First Federal has not been faced with such problems and has made a concerted effort to control its nonperforming assets during the past five years as evidenced by its extremely low level of nonperforming assets.

         Exhibit 15 provides a summary of Madison First Federal's delinquent loans at December 31, 1993 through 1995, and at March 31, 1996, indicating a minimum level of delinquent loans. Loans delinquent 60 days or more totaled $122,000 at December 31, 1993, and increased to $136,000 or 0.23 percent of total loans at December 31, 1995. At March 31, 1996, delinquent loans of sixty days or more decreased to $30,000 or .05 percent of total loans.

         Madison First Federal reviews each loan when it becomes delinquent 30 days or more to assess its collectibility and to initiate direct contact with the borrower. The Association sends the borrower a late payment notice when loans are past due 15 days. The Association then initiates both written and oral communication with the borrower if the loan remains delinquent. When the loan becomes delinquent at least 45 days, the Association will send a second delinquency notice, and at 60 days delinquency, contact is made again to work out a repayment schedule. The Association closely monitors its nonperforming loans, as previously discussed. Madison First Federal had no real estate owned as of December 31, 1993, 1994 and 1995, and at March 31, 1996.

         Exhibit 16 provides a summary of Madison First Federal's nonperforming assets at March 31, 1996, and at December 31, 1991 through 1995. Nonperforming assets consist of non-accrual loans, loans delinquent 90 days or more, real estate acquired by foreclosure or by deed in lieu, troubled debt restructurings and repossessed assets. The Association has historically carried a lower than average level of nonperforming assets when compared to its peer group and the thrift industry in general. Madison First Federal's level of nonperforming assets ranged from a high of $30,000 or 0.03 percent of total assets at March 31, 1996, to a low of $7,000 or 0.01 percent of assets at December 31, 1993. At December 31, 1995, Madison First Federal's nonperforming assets totaled $8,000 or 0.01 percent of assets. Nonperforming assets consist of loans delinquent 90 days or more.

         Madison First Federal's level of nonperforming assets is less than its level of classified assets. The Association's level of classified assets was $105,000 or 0.10 percent of assets at March 31, 1996 (reference Exhibit 17). The Association's classified assets consisted of $97,000 in substandard assets, with no assets classified as doubtful and $8,000 classified as loss.

         Exhibit 18 shows Madison First Federal's allowance for loan losses at March 31, 1996, and for fiscal years 1993 through 1995, indicating the activity and the resultant balances. Madison First Federal has witnessed a significant increase in its balance of allowance for loan losses from $227,000 in 1993 to $413,000 at March 31, 1996, with provisions of $55,000 in 1993, $29,000 in 1994 and $150,000 in fiscal 1995. During the first three months of 1996, the Association applied an additional provision of $6,000. The Association had net charge-offs of $90,000 in 1993, $4,000 in 1994, a $5,000 recovery in 1995 and no charge-offs or recoveries in the first three months of 1996. The Association's ratio of allowance for loan losses to total loans increased from 0.44 percent at December 31, 1993, to 0.70 percent at December 31, 1995, due to an increase in allowances with no meaningful increase in loans. The allowance for loan losses to gross loans was a higher 0.72 percent at March 31, 1996. Allowance for loan losses to nonperforming assets were 3,242.86 percent at December 31, 1993, and a lesser 1376.67 percent at March 31, 1996.


INVESTMENTS

         The investment and securities portfolio of Madison First Federal has been comprised of U.S. government and federal agency securities, mortgage-backed securities, asset management funds, and FHLB stock and a small amount of derivatives. Exhibit 19 provides a summary of Madison First Federal's investment portfolio at December 31, 1993 through 1995, and at March 31, 1996. Investments were $10.6 million at March 31, 1996, compared to $13.6 million at December 31, 1995, and $10.1 million at December 31, 1993. The primary component of investments and securities at March 31, 1996, was U.S. government and federal agency securities, representing 50.6 percent of investments and securities, followed by mortgage-backed securities, representing 46.3 percent, for a combined total of 96.9 percent. The securities portfolio had a weighted average yield of 5.25 percent, and the mortgage-backed securities had a weighted average yield of 6.13 percent. The Association's liquid assets are comprised of cash and cash equivalents and short-term government securities and totaled $28.0 million or 31.71 percent of assets at March 31, 1996, including $8.8 million in cash and cash equivalents.

         The Association had mortgage-backed securities with a book value of $9.1 million at March 31, 1996, which decreased from $9.9 million at December 31, 1995, and decreased from $13.9 million at December 31, 1993. Mortgage-backed securities are included in total investments and securities and shown in Exhibit
19. Mortgage-backed securities represented a strong 46.3 percent of total investments and securities at March 31, 1996, and a greater 59.5 percent at December 31, 1993.

DEPOSIT ACTIVITIES

         The change in the mix of deposits from December 31, 1993, to March 31, 1996, is provided in Exhibit 20. There has been a moderate change in both total deposits and in the deposit mix during this period. Certificates of deposit witnessed a moderate increase in their share of deposits, rising from a more modest 50.2 percent of deposits at December 31, 1993, to a stronger 56.7 percent at March 31, 1996, but still moderate level. The major component of certificates had rates between 5.0 percent and 5.99 percent and consisted of 58.5 percent of certificates at March 31, 1996. At December 31, 1993, however, the major component of certificates was the 3.00 percent to 3.99 percent category with
64.8 percent of deposits. Passbook accounts decreased in dollar amount from $23.1 million to $17.2 million, and their share of deposits decreased from 29.6 percent to 21.7 percent from December 31, 1993, to March 31, 1996, with modest decreases in rates during that period. NOW and money market accounts indicated a modest increase in their share from 20.2 percent in 1993 to 21.6 percent at March 31, 1996.

         Exhibit 21 shows the Association's deposit activity for the three years ended December 31, 1993 to 1995. With interest credited, Madison First Federal experienced net decreases in deposits in fiscal years 1994 and 1995, and an increase in fiscal year 1993. In fiscal year 1993 there was a net increase in deposits of $1.4 million or 1.8 percent. In fiscal year 1994, there was a net decrease in deposits of $2.6 million or 3.4 percent and in 1995, a net decrease of $225,000 or 0.3 percent as net withdrawals exceeded interest credited.


BORROWINGS

         Madison First Federal has relied on retail deposits as its primary source of funds, making minimal use of FHLB advances during the past three fiscal years ended December 31, 1995. Exhibit 22 shows the Association's balance of FHLB advances at December 31,

1993 through December 31, 1995, and at March 31, 1996. The Association's advances were zero at December 31, 1993, increasing to $5.0 million at December 31, 1994, and decreasing to $4.5 million at December 31, 1995, then down to $2.0 million at March 31, 1996. The average interest rate on those advances was 5.26 percent in 1994, 5.90 percent in 1995 and 5.94 percent for the three months ended March 31, 1996.


SUBSIDIARIES

         Madison First Federal has two wholly-owned subsidiaries, Madison First Service Corporation ("First Service") and McCauley Insurance Agency, Inc. ("McCauley"). First Service was organized in 1973 and simply owns all of the outstanding stock of McCauley. The Association's investment in First Service was $701,000, and First Service's investment in McCauley was $487,000 as of March 31, 1996. The Association's other subsidiary, McCauley, is engaged in the sale of retail insurance products, including general fire and accident, car, home, and life to Madison First Federal's customers and to the public. In fiscal year 1995, McCauley received $175,000 in insurance commissions.


OFFICE PROPERTIES

         Madison First Federal has three offices, a home office and branch located in Madison and a branch in Hanover. The Association also has a drive-up window facility in Madison. Madison First Federal owns its three offices and drive-up facility, and Exhibit 23 provides a breakdown of the Association's investment in its office premises, excluding furniture, fixtures and equipment, which totaled $784,000 or 0.89 percent of assets at March 31, 1996.

MANAGEMENT

     The president, chief executive officer, and managing officer of Madison First Federal is James E. Fritz. Mr. Fritz joined the Association in 1995, as President and Chief Executive Officer. Prior to that, Mr. Fritz was Chief Financial Officer of First Federal Savings Bank of Kokomo, Indiana. Mr. Robert
W. Anger serves the Association as Vice President - Lending and previously served the Association as President and Chief Executive Officer. Mr. Anger also serves as a director, having held this position since 1981 (reference Exhibit
24).


FINANCIAL OVERVIEW OF CITIZENS NATIONAL BANK

         Exhibit 25 through 27 provide key financial data for Citizens. Citizens was organized in 1981 as a national bank and currently has four offices. Citizens will continue to operate as an independent bank continuing to provide its same services with no initial plan to consolidate offices or reduce staff.

         Citizens had assets of $58.1 million at March 31, 1996, and deposits of $52.7 million (reference Exhibit 25). The Bank had equity of $3.4 million or 5.9 percent of assets at March 31, 1996, compared to 6.2 percent at December 31, 1995. The Bank is a member of the Federal Home Loan Bank of Indianapolis and had advances of $1.5 million at March 31, 1996.

         The Bank had earnings of $342,000 in its most recent fiscal year ended December 31, 1995, representing a 0.71 percent return on assets (reference
Exhibit 26). For the three months ended March 31, 1996, the Bank had net income of $22,000, representing an annualized return on average assets of 0.16 percent. The lower earnings are due to the Bank's higher quarterly loan loss provision.

         Exhibit 27 provides a summary of key performance indicators for Citizens for the past five fiscal years of 1991 through 1995, and for the three months ended March 31, 1996. The Bank indicated profitable performance for each period with a return on assets of 0.40 percent in 1991, increasing to 0.87 percent in 1994, decreasing to 0.71 percent in 1995, and decreasing further to
0.16 percent for the three months ended March 31, 1996, annualized, due to the Bank's higher quarterly loan loss provision. The Bank's return on equity followed a similar trend increasing from 5.40 percent in 1991 to 11.27 percent in 1994, decreasing to 10.69 percent in 1995, and decreasing further to 2.57 percent. The Bank's equity to assets has decreased from 7.55 percent in 1991 to
6.23 percent in 1995 to 5.93 percent at March 31, 1996. The Bank's interest rate spread decreased from 3.90 percent in 1991 to 3.78 percent in 1995, and to 3.10 percent for the three months ended March 31, 1996, compared to an increase in the Bank's net interest margin from 3.41 percent in 1991 to 4.25 percent in 1995, with a decline to 3.69 percent for the three months ended March 31, 1996. That recent decrease is reflective of the Bank's combined decrease in yield and increase in cost of funds.

         The Bank's ratio of  nonperforming  assets to total assets was a modest
0.45 percent of assets at March 31, 1996, compared to a lower 0.05 percent at December 31, 1991, while the Bank's ratio of allowance for loan losses to total loans decreased from 1.85 percent in 1991 to 1.15 percent at March 31, 1996, which represented 182.4 percent of nonperforming loans.

         The Bank's operating expenses to assets increased from 3.64 percent in 1991 to 3.89 percent in 1995, and then decreased to 3.26 percent for the three months ended March 31, 1996.

II.      DESCRIPTION OF PRIMARY MARKET AREA

         Madison First Federal Savings and Loan Association's primary market area is Jefferson County, Indiana, including the city and community of Madison, which is located in Jefferson County. The Association's home office and one of its two branches are located in the City of Madison with its second branch in Hanover.

         The Association's economic performance has been very dependent on the overall market and economic trends in Jefferson County. Jefferson County is a small, rural county with no major cities within its boundaries. The county is characterized by a few moderately sized employers and industries with a very low level of residents employed in agriculture or construction. Madison lies on a large northward bend of the Ohio River. Madison also sits in the middle of an imaginary triangle formed by the major markets of Louisville, Kentucky; Indianapolis, Indiana; and Cincinnati, Ohio. Most of the schools in Jefferson County are located in the city of Madison, which is also the county seat of Jefferson County. The two largest major industrial employers of Jefferson County are involved in the manufacturing industry, specifically products related to the automotive industry.

         Exhibit 28 provides a summary of key demographic data and trends for the United States, Ohio, Jefferson County and Madison City for the periods of 1990, 1995, and 2000. Madison indicated a lower increase in population in the early 1990s than the other three geographic regions. Overall, the period of 1990 to 1995 was characterized by a rise in the national population of 5.7 percent compared to an increase in population of 4.6 percent in Indiana and of 3.1 percent in Jefferson County which rose from 29,747 to 30,679 residents. During the same time, population increased in Madison from 20,561 residents to 20,858, or by 1.4 percent. From 1995 through 2000, population is projected to continue to rise in the United States by 5.4 percent, in Indiana by 4.2 percent and in Jefferson County by 2.7 percent to 31,520. Madison is expected to continue growing at a somewhat higher rate of 2.0 percent to 21,271 by 2000.

         Consistent with the population growth trends, Jefferson County witnessed an increase in households from 10,897 to 11,250 or 3.2 percent from 1990 to 1995, and households in Madison rose from 7,880 to 7,996 or by 1.5 percent. From 1995 to 2000, it is projected that Jefferson County will experience a 2.9 percent increase in its level of households, rising to 11,572, while the number of households in Madison is projected to grow by 2.0 percent to 8,153 households during that five year period. These increases are lower than Indiana's increases in households of 4.6 percent and 4.2 percent, and also comparable to the United States' increases of 5.7 percent and 5.4 percent from 1990 to 1995 and from 1995 to 2000, respectively.

         Both Madison City and Jefferson County had lower per capita income levels than Indiana or the United States in 1990 and 1995. Madison's per capita income level was a low $9,737 in 1990, compared to a higher $11,631 for Jefferson County, $11,822 for Indiana, and $12,313 for the United States. By 1995, Madison had experienced a significant 68.0 percent increase in its per capita income, reaching $16,359, similar to Indiana's and the United States 1995 per capita income levels of $16,405 and $16,671, respectively. Jefferson County also experienced a large increase in its per capita income, growing to $15,558 by 1995.

         Madison exhibited higher median household income growth levels from 1990 to 1995 than Jefferson County, Indiana, or the United States, increasing by a large 62.7 percent, as Jefferson County also rose by a similar 62.6 percent. In 1990, the United States had a median household income of $28,255 compared to $28,380 in Indiana, a lower $21,280 in Jefferson County, and a lower $21,177 in Madison. By 1995, Madison and Jefferson County had eclipsed the national median household income level, reaching $34,456 for Madison and $34,597 for Jefferson County but continued to be well below Indiana's median household income of $36,137. Through 1995, Indiana's median household income also rose faster than the national average, to $36,137, well above Madison and Jefferson County. By the year 2000, Madison is projected to experience the largest increase of 4.6 percent, rising to a $36,036 median household income. Jefferson County and Indiana will also elevate their respective median household income levels to $36,092 for Jefferson County and $36,848 for Indiana.

         The major business source of personal income by industry group in Jefferson County, based on total wages, was the manufacturing industry, contributing 33.8 percent of the wages in 1993, which was somewhat lower than Indiana at 39.3 percent but higher than the United States at 24.8 percent (reference Exhibit 29). The County's strong manufacturing industry includes seven of the top nine employers. The major employers in Jefferson County are:

Employer                             Product/Service       Number of Employees
--------                             ---------------      --------------------
Grote Industries                     Manufacturing             1,144
King's Daughters' Hospital           Services                    630
Rotary Lift                          Manufacturing               500
Reliance Electric                    Manufacturing               420
Indiana-Kentucky Electric            Services                    406
Arvin Sango, Inc.                    Manufacturing               349
Holset Engineering                   Manufacturing               336
Nine West Group, Inc.                Manufacturing               330
Madison Precision Products           Manufacturing               292

         The major provider of income in the United States was the services industry with a 31.0 percent share in 1992, while manufacturing was the major provider in Indiana at 39.3 percent. The leading provider of income in Jefferson County was also manufacturing at 33.8 percent. The services sector was a close second in Jefferson County with 29.9 percent of personal income, and the wholesale/retail trade was the third major contributor in Jefferson County at
24.0 percent, compared to 17.0 percent in Indiana. The manufacturing industry was the second major source of personal income in the United States at 24.8 percent of personal income, while the services group was second in Indiana at 23.5 percent. The construction, finance, insurance and real estate, transportation/utilities, and the agriculture/mining groups combined to contribute 12.3 percent of the wages earned in Jefferson County, 20.2 percent of wages earned in Indiana, and 24.4 percent in the United States. The mix of income sources by industry groups for Jefferson County was similar to Indiana's mix, in the sense that the top three categories in Jefferson County are also the top categories, in order, in Indiana.

         Exhibit 30 provides a summary of key housing data for Madison, Jefferson County, Indiana, and the United States. Madison is characterized by a similar share of owner-occupied housing at 70.9 percent to Indiana at 70.2 percent, which are lower than Jefferson County at 73.2 percent, but higher than the United States at 64.2 percent. Madison supports a rate of renter-occupied housing of 29.1 percent compared to 26.8 percent for Jefferson County, which is lower than Indiana at 29.8 percent, and the United States at 35.8 percent. Madison had a median housing value of $46,432 which is 3.4 percent higher than Jefferson County's value of $44,899, 13.9 percent lower than Indiana's value of $53,909, and considerably lower than the United States' median housing value of $79,098 by 41.3 percent. Madison had a median rent of $215, equaling the $215 median rent for Jefferson County, but lower than Indiana's figure of $291, and considerably lower than the United States at $374.

         An economic indicator that pertains more directly to the banking and thrift industries is the issuance of new housing permits (reference Exhibit 31). In 1991, 31 new housing permits were issued in Madison, as Jefferson County issued 75 new housing permits. Indiana issued 20,460 new housing permits, and there were 796,647 issued in the United States. In 1992, Madison issued 104 new housing permits, a substantial 235.5 percent increase from 1991. A significant increase was also experienced in Jefferson County, which increased its issuance of new housing permits by 168, or an increase of

124.0 percent from 1991. Indiana and the United States witnessed growth rates of
25.6 percent and 20.1 percent, respectively, with 25,698 and 956,494 new housing permits authorized. In 1993, however, Indiana and the United States witnessed less significant growth, as this year saw both Jefferson County and Madison decrease in new housing permits. The City of Madison issued 63 new housing permits, decreasing by 39.4 percent from 1993, as Jefferson County decreased by a smaller 26.8 percent to 123 new housing permits. In 1994, Jefferson County and Madison rebounded somewhat by issuing 134 new housing permits and 68 new housing permits, respectively. These figures represent increases of 8.9 percent for Jefferson County and 7.9 percent for Madison.

         The unemployment rate is another key economic indicator. Exhibit 32 shows the average unemployment rates in Jefferson County, Indiana, and the United States in 1990, 1993 and February, 1996. Jefferson County has historically had rates similar to Indiana and the United States. The County has experienced a steady decline in its unemployment rate from 1990 to the beginning of 1996. Jefferson County's unemployment level was above Indiana's and the United States' levels in 1990, but fell below the national figure of 6.8 percent in 1993, to 5.6 percent, which was similar to the unemployment rate of Indiana of 5.3 percent. Unemployment declined in Jefferson County and the United States through February of 1996. In February of 1996, Jefferson County had an unemployment rate of 5.4 percent, compared to rates of 5.0 percent in Indiana and 6.0 percent for the United States.

         Exhibit 33 provides deposit data for financial institutions in the Association's market area, Jefferson County and Madison. Madison First Federal's market penetration in Jefferson County was 66.8 percent of thrift deposits and
21.4 percent of all financial institution and credit union deposits which totaled $323 million. In the City of Madison, Madison First Federal's market penetration increases slightly to 74.3 percent of thrift deposits and 23.9 percent of all financial institution deposits. This indicates that much of the financial competition in Jefferson County lies within the City of Madison.

         Exhibit 34 provides interest rate data for each quarter for the years 1992 through 1995. The rates tracked are the prime rate, as well as 90-day, one-year and thirty-year treasury bills. Rates experienced a declining trend in the first two quarters of 1992, but then began to rise in the second half of the year. In 1993 rates experienced slight volatility until the last two quarters, which indicated the beginning of a rising trend. This rising trend continued throughout all of 1994 and into the first quarter of 1995 with prime at 9.00 percent. However, throughout 1995, interest rates saw dramatic decreases, as the prime rate fell to its 1994 year end level of 8.50 percent. Such decrease in the prime rate continued through the first quarter of 1996 as it fell to 8.25 percent. Rates on T-bills, however, witnessed an increase with 30-year treasury bills experiencing the largest increase.


SUMMARY

         To summarize, the Jefferson County market in general, and specifically Madison, represents an industrial community that is growing slowly in terms of population and households, but rapidly in regard to per capita income and median household income even though the County's income levels are well below state and national averages. The market is dominated by the manufacturing industry, which provides a third of all personal income in Jefferson County. The Jefferson County market area also has a much lower median rent level typical of rural markets, and a much lower median housing value than the rest of the state and country. The level of new housing has increased considerably since 1991, although it has seen some instability. Further, Jefferson County has a financial institution market that is somewhat dominated by banks with a deposit base that exceeds $323 million in deposits for the entire county as of June 30, 1995.

III.  COMPARABLE GROUP SELECTION

Introduction

         Integral to the valuation of Madison First Federal is the selection of an appropriate group of publicly-traded thrift institutions, hereinafter referred to as the "comparable group". This section identifies the comparable group and describes each parameter used in the selection of each institution in the group, resulting in a comparable group based on such specific and detailed parameters, current financials and recent trading prices. The various characteristics of the selected comparable group provide the primary basis for making the necessary adjustments to the Association's pro forma value relative to the comparable group. There is also a recognition and consideration of financial comparisons with all publicly-traded, SAIF- insured thrifts in the United States and all publicly-traded, SAIF-insured thrifts in the Midwest and in Indiana.

         Exhibits 35 and 36 present Thrift Stock Prices and Pricing Ratios and Key Financial Data and Ratios, respectively, both individually and in aggregate, for the universe of 327 publicly-traded, SAIF-insured thrifts in the United States ("all thrifts"), excluding mutual holding companies, used in the selection of the comparable group and other financial comparisons. Exhibits 35 and 36 also subclassify all thrifts by region, including the 150 Midwest thrifts ("Midwest thrifts") and the 22 thrifts in Indiana ("Indiana thrifts"), and by trading exchange. Exhibit 37 presents prices, pricing ratios and price trends for all SAIF- insured thrifts completing their conversions between July 1, 1995, and May 3, 1996.

         The selection of the comparable group was based on the establishment of both general and specific parameters using financial, operating and asset quality characteristics of Madison First Federal as determinants for defining those parameters. The determination of parameters was also based on the uniqueness of each parameter as a normal indicator of a thrift institution's operating philosophy and perspective. The parameters established and defined are considered to be both reasonable and reflective of Madison First Federal's basic operation. Inasmuch as the comparable group must consist of at least ten institutions, the parameters relating to asset size and geographic location have been expanded as necessary in order to fulfill this requirement.


GENERAL PARAMETERS

Merger/Acquisition

         The comparable group will not include any institution that is in the process of a merger or acquisition due to the price impact of such a pending transaction. The thrift institutions that were potential comparable group candidates but were not considered due to their involvement in a merger/acquisition or a potential merger/acquisition include the following:

                    Institution                                State
                    -----------                                -----
         Barrington Bancorp, Inc.                              Illinois
         Financial Security Corp.                              Illinois
         Workingmens Capital Holdings                          Indiana
         Marshalltown Financial Corp.                          Iowa
         LFS Bancorp, Inc.                                     Kentucky
         Circle Financial Corporation                          Ohio
         Third Financial Corp.                                 Ohio

         No thrift institutions in Madison First Federal's city, county or market area are currently involved in merger/acquisition activity or have been recently so involved, as indicated in Exhibit 38.

Mutual Holding Companies

         The comparable group will not include any mutual holding companies. Mutual holding companies typically demonstrate higher price to book valuation ratios that are the result of their minority ownership structure that are inconsistent with those of conventional, publicly-traded institutions. Exhibit 39 presents pricing ratios and Exhibit 40 presents key financial data and ratios for all publicly-traded, SAIF-insured mutual holding companies in the United States. The following thrift institutions were potential comparable group candidates, but were not considered due to their mutual holding company form:

                    Institution                                    State

         Wayne Savings & Loan Co., MHC                             Indiana
         Webster City Federal SB, MHC                              Iowa
         Pulaski Association, Savings Association, MHC             Missouri


Trading Exchange

         It is necessary that each institution in the comparable group be listed on one of the two major stock exchanges, the New York Stock Exchange or the American Stock Exchange, or traded over-the-counter ("OTC") and listed on the National Company of Securities Dealers Automated Quotation System ("NASDAQ"). Such a listing indicates that an institution's stock has demonstrated trading activity and is responsive to normal market conditions, which are requirements for listing. Of the 346 publicly-traded, SAIF- insured institutions, including 19 mutual holding companies, 14 are traded on the New York Stock Exchange, 17 are traded on the American Stock Exchange and 315 are listed on NASDAQ.

IPO Date

         Another general parameter for the selection of the comparable group is the initial public offering ("IPO") date, which must be at least four quarterly periods prior to the trading date of May 3, 1996, used in this report, in order to insure at least four consecutive quarters of reported data as a publicly-traded institution. The resulting parameter is a required IPO date prior to December 31, 1994.


Geographic Location

         The geographic location of an institution is a key parameter due to the impact of various economic and thrift industry conditions on the performance and trading prices of thrift institution stocks. Although geographic location and asset size are the two parameters that have been developed incrementally to fulfill the comparable group requirements, the geographic location parameter has definitely eliminated regions of the United States distant to Madison First Federal, including the western states, the Southeastern states and the New England states.

         The geographic location parameter consists of Indiana, its surrounding states of Michigan, Ohio, Illinois, and Kentucky, as well as the states of Iowa, Missouri and Wisconsin for a total of eight states. To extend the geographic parameter beyond those states could result in the selection of similar thrift institutions with regard to financial conditions and operating characteristics, but with different pricing ratios due to their geographic regions. The result could then be an unrepresentative comparable group with regard to price relative to the parameters and, therefore, an inaccurate value.

Asset Size

         Asset size was another key parameter used in the selection of the comparable group. The maximum total assets for any comparable group institution considered was $350 million, due to the typically different operating strategies, expansion capabilities, liquidity of stock and acquisition appeal of larger institutions when compared to Madison First Federal, with assets of approximately $88 million. Such an asset size parameter was necessary to obtain a comparable group of at least ten institutions.

         In  connection  with  asset  size,  we did not  consider  the number of offices or branches in selecting or eliminating candidates since this characteristic is directly related to operating expenses, which are recognized as an operating performance parameter.


SUMMARY


         Exhibits 41 and 42 show the 44 institutions considered as comparable group candidates after applying the general parameters, with the shaded lines denoting the institutions ultimately selected for the comparable group using the balance sheet, performance and asset quality parameters established in this section.

BALANCE SHEET PARAMETERS


Introduction

         The balance sheet parameters focused on seven balance sheet ratios as determinants for selecting a comparable group, as presented in Exhibit 41. The balance sheet ratios consist of the following:

              1.       Cash and Investments/Assets
              2.       Mortgage-Backed Securities/Assets
              3.       One- to Four-Family Loans/Assets
              4.       Total Net Loans/Assets
              5.       Total Net Loans and Mortgage-Backed Securities/Assets
              6.       Borrowed Funds/Assets
              7.       Equity/Assets

         The parameters enable the identification and elimination of thrift institutions that are distinctly different from Madison First Federal with regard to asset mix. The balance sheet parameters also distinguish institutions with a significantly different capital position from Madison First Federal. The ratio of deposits to assets was not used as a parameter as it is directly related to and affected by an institution's equity and borrowed funds ratios, which are separate parameters.


Equity to Assets

         Madison First Federal's equity to assets ratio as of March 31, 1996, was 7.47 percent. The equity to assets ratio for Madison First Federal after conversion, based on the midpoint value of $9,000,000 and net proceeds to the Association of approximately $3.4 million, is projected to stabilize in the area of 11.0 percent. Based on those equity ratios, we have defined the equity ratio parameter to be 7.0 percent to 20.0 percent with a midpoint ratio of 13.5 percent.

One- to Four-Family Loans to Assets

         Madison First Federal's lending activity is focused on the origination of residential mortgage loans secured by one- to four-family dwellings. One- to four-family loans, including construction loans, represented 50.4 percent of the Association's assets at March 31, 1996, which is below industry averages and related to the Association's higher than average level of cash and investments. The parameter for this characteristic requires any comparable group institution to have from 40.0 percent to 70.0 percent of its assets in one- to four-family loans with a midpoint of 55.0 percent.


Cash and Investments to Assets

         Madison First  Federal's  level of cash and  investments  to assets was
21.2 percent at March 31, 1996, and reflects the Association's level of investments higher than national and regional averages. The Association's investments consist primarily of federal agency securities and FHLB time deposits. It should be noted that for the purposes of comparable group selection and comparison, Federal Home Loan Bank stock is included in other assets rather than in investments. During the past five fiscal years, Madison First Federal's level of cash and investments to assets has averaged 16.0 percent, from a high of 19.0 percent at December 31, 1994, to a low of 9.6 percent in 1991.

         The parameter range for cash and investments is broad due to the volatility of this parameter and to prevent the elimination of otherwise good potential comparable group candidates. The range has been defined as 5.0 percent of assets to 40.0 of assets, with a midpoint of 22.5 percent.

Mortgage-Backed Securities to Assets

         At March 31, 1996, Madison First Federal's ratio of mortgage-backed securities to assets was 10.4 percent, similar to the regional average of 10.7 percent and below the national average of 14.2 percent. Inasmuch as many institutions purchase mortgage-backed securities as an alternative to lending relative to cyclical loan demand and prevailing interest rates, this parameter is moderately broad at 25.0 percent or less of assets and a midpoint of 12.5 percent.


Total Net Loans to Assets

         At March 31, 1996, Madison First Federal had a ratio of total net loans to assets of 65.0 percent and a five fiscal year average of 67.0 percent. The parameter for the selection of the comparable group is from 45.0 percent to 85.0 percent with a midpoint of 67.5 percent. The wider range is simply due to the fact, as stated above, that many institutions purchase a greater or smaller volume of mortgage-backed securities as an alternative to lending, but may otherwise be similar to Madison First Federal.


Total Net Loans and Mortgage-Backed Securities to Assets

         As discussed previously, Madison First Federal's shares of mortgage-backed securities to assets and total net loans to assets were 10.4 percent and 65.0 percent, respectively, for a combined share of 75.4 percent. Recognizing the industry and regional ratios of 14.2 percent and 10.7 percent, respectively, of mortgage-backed securities to assets, the parameter range for the comparable group in this category is 55.0 percent to 95.0 percent, with a midpoint of 75.0 percent.

Advances to Assets

         Madison First Federal had FHLB advances of $2.0 million at March 31, 1996, less than its advances of $4.5 million at December 31, 1995, and $5.0 million at December 31, 1994. The use of borrowed funds by some thrift institutions indicates an alternative to retail deposits and may provide a source of term funds for lending. The federal insurance premium on deposits has also increased the attractiveness of borrowed funds.

         The public demand for longer term funds increased in 1994 and the first half of 1995 due to the rise in interest rates. The result was competitive rates on longer term Federal Home Loan Bank advances, and an increase in borrowed funds by many institutions as an alternative to higher cost, long term certificates. The ratio of borrowed funds to assets, therefore, does not typically indicate higher risk or more aggressive lending, but primarily an alternative to retail deposits.

         The required range of borrowed funds to assets is 30.0 percent or less with a midpoint of 15.0 percent, similar to the national average of 12.0 percent.


PERFORMANCE PARAMETERS

Introduction

         Exhibit 42 presents five parameters identified as key indicators of Madison First Federal's earnings performance and the basis for such performance. The primary performance indicator is the Association's return on average assets ("ROAA"). The second performance indicator is the Association's return on average equity ("ROAE"). To measure the Association's ability to generate net interest income, we have used net interest margin. The supplemental source of income for the Association is noninterest income, and the parameter used to measure this factor is noninterest income to assets. The final performance indicator that has been identified is the Association's ratio of operating expenses to assets (noninterest expenses to assets), a key factor in distinguishing different types of operations, particularly institutions that are aggressive in secondary market activities which results in much higher operating costs and overhead ratios.


Return on Average Assets

         The key performance parameter is the ROAA. Madison First Federal's most recent ROAA was 0.20 percent for the twelve months ended March 31, 1996, based on net earnings after taxes and 0.26 percent based on core or normalized earnings after taxes as detailed in Item I of this report and presented in
Exhibit 7. The Association's ROAA over the past five calendar years, based on net earnings, has ranged from a low of 0.30 percent in 1995 to a high of 0.86 percent in 1993 with an average ROAA of 0.62 percent. For the four quarters following conversion in early 1996, Madison First Federal's ROAA is projected to range between 0.50 percent and 0.60 percent, with modest additional increases projected through the end of 1998.

         Considering primarily the historical, current and projected earnings performance of Madison First Federal, the range for the ROAA parameter based on net income has been defined as 0.15 percent to a high of 0.90 percent with a midpoint of 0.53 percent.


Return on Average Equity

         The ROAE has been used as a secondary parameter to eliminate any institutions with an unusually high or low ROAE that is inconsistent with the Association's position. This parameter does not provide as much meaning for a newly converted thrift institution as it does for established stock institutions, due to the newness of the capital structure of the newly converted thrift and the inability to accurately reflect a mature ROAE for the newly converted thrift relative to other stock institutions.

         The consolidated ROAE for the Association and the Corporation on a pro forma basis at the time of conversion is 2.00 percent based on the midpoint valuation. Prior to conversion, the Association's ROAE was 2.70 percent for the twelve months ended March 31, 1996, based on net income, with a much higher five year average ROAE of 9.85 percent. The parameter range for the comparable group, based on net income, is from 2.0 percent to 9.0 percent with a midpoint of 5.5 percent.


Net Interest Margin

         Madison First Federal had a net interest margin of 2.54 percent for the twelve month period ended March 31, 1996, based on average interest-earning assets. The Association's range of net interest margin for the past five fiscal years has been from a low of 2.61 percent in 1995 to a high of 3.35 percent in 1992 with an average of 3.06 percent.

         The parameter range for the selection of the comparable group is from a low of 1.75 percent to a high of 3.50 percent with a midpoint of 2.63 percent.


Operating Expenses to Assets

         Madison First Federal had a generally average operating expense to average assets ratio of 2.36 percent for the twelve months ended March 31, 1996. The Association's ratio of operating expenses to average assets for the last five years has ranged from a low of 2.09  percent  in 1991 to a high of 2.36  percent  in 1992 with an average of
2.21 percent, similar to the current industry average of approximately 2.28 percent.

         The operating expense to assets parameter for the selection of the comparable group is from a low of 1.50 percent to a high of 3.25 percent with a midpoint of 2.38 percent.


Noninterest Income to Assets

         Madison First Federal has experienced an average dependence on noninterest income as a source of additional income, at least half of which has historically consisted of insurance commissions generated by its subsidiary, McCauley Insurance Agency. During the twelve months ended March 31, 1996, such commissions constituted 49.7 percent of the Association's noninterest income. The Association's noninterest income to average assets was 0.43 percent for the twelve months ended March 31, 1996, which is identical to the industry average for that period. Madison First Federal's noninterest income for the past five fiscal years, including insurance commissions, has been stable, ranging from a high of 0.44 percent of assets in 1993 to a low of 0.38 percent in 1991 with an average ratio of 0.41 percent.

         The range for this parameter for the selection of the comparable group is 0.80 percent of assets or less, with a midpoint of 0.40 percent.

ASSET QUALITY PARAMETERS

Introduction

         The final set of financial parameters used in the selection of the comparable group are asset quality parameters, also shown in Exhibit 42. The purpose of these parameters is to insure that any thrift institution in the comparable group has an asset quality position similar to that of Madison First Federal. The three defined asset quality parameters are the ratios of nonperforming assets to total assets, repossessed assets to total assets and loan loss reserves to total assets at the end of the most recent period.


Nonperforming Assets to Assets Ratio

         Madison First Federal's ratio of nonperforming assets to assets was a very low 0.03 percent at March 31, 1996, which is considerably lower than both the national average of 1.48 percent and the Midwest regional average of 0.54 percent and similar to the Association's ratio of 0.01 percent at December 31, 1995, 1994 and 1993. For the five fiscal years ended December 31, 1991 to 1995, the Association's ratio decreased significantly from a high of 0.18 percent at December 31, 1992, to a low of 0.01 percent at December 31, 1995, 1994, and 1993, with a five year average of 0.08 percent.

         The parameter range for nonperforming assets to assets has been defined as 0.60 percent of assets or less with a midpoint of 0.30 percent, significantly below the industry average.

Repossessed Assets to Assets

         Madison First Federal had no repossessed assets at March 31, 1996, or at December 31, 1995, 1994 and 1993. At December 31, 1992 and 1991, the Association's ratio of repossessed assets to total assets was 0.02 percent and
0.05 percent, respectively, for a nominal five year average of 0.01 percent. The industry average was 0.67 percent at March 31, 1996, and the regional average was 0.48 percent.

         The range for the repossessed assets to total assets parameter is 0.20 percent of assets or less with a midpoint of 0.10 percent.


Loans Loss Reserves to Assets

         Madison First Federal had a loan loss reserve or allowance for loan losses of $413,000, representing a loan loss allowance to total assets ratio of
0.47 percent at March 31, 1996, which is equal to its ratio of 0.47 percent at December 31, 1995, but higher than its ratio of 0.29 percent at December 31, 1994.

         The loan loss allowance to assets parameter range used for the selection of the comparable group focused on a minimum required ratio of 0.15 percent of assets.


THE COMPARABLE GROUP

         With the application of the parameters previously identified and applied, the final comparable group represents ten institutions identified in Exhibits 43, 44 and 45. The comparable group institutions range in size from $70.3 million to $313.7 million with an average asset size of $180.0 million and have an average of 4.2 offices per institution compared to Madison First Federal with assets of $88.3 million and 3 offices. One of the comparable group institutions was converted in 1990, five in 1993 and four in 1994.

         Exhibit 46 presents a comparison of Madison First Federal's market area demographic data with that of each of the institutions in the comparable group.

SUMMARY OF COMPARABLE GROUP INSTITUTIONS

         First Bancshares, Inc., Mountain Grove, Missouri, is a unitary savings and loan holding company for the First Home Savings Bank, with three full service branches in Marshfield, Ava and Gainesville, Missouri. The Bank has assets of $140.4 million, equity of $23.7 million and had an ROAA of 0.79 percent for its most recent four quarters.

         FFW Corporation, Wabash, Indiana, is the holding company of First Federal Savings Bank of Wabash, and operates three offices, two of which are in Wabash County, Indiana. The third office is located in nearby Kosciusko County, giving the Bank a combined market area population of 102,500. The Company has an asset size of $146.0 million with equity of $16.5 million and indicated a recent ROAA of 0.87 percent.

         First Financial Bancorp, Inc., Belvidere, Illinois, is the holding company for First Federal Savings Bank of Belvidere. The Bank serves Boone and Winnebago Counties in Illinois with two full service offices in Belvidere and a loan origination office in Rockford, Illinois. The Bank has assets of $72.1 million and reported an ROAA of 0.88 percent.

         Glenway Financial Corp., Cincinnati, Ohio, is the holding company for Centennial Savings Bank. The Bank serves the Hamilton County market area from its six full service offices. The Bank has total assets of $278.6 million, total equity of $26.2 million, and ROAA of 0.56 percent.

         Hallmark Capital Corp., West Allis, Wisconsin, is the unitary holding company for West Allis Savings Bank, serving the metropolitan Milwaukee area from its three offices. The Bank had total assets of $313.7 million and equity $26.4 million at the end of its most recent quarter and had an ROAA of 0.56 percent for its four most recent quarters.

         Harvest Home Financial Corporation, Cincinnati, Ohio, is the holding company for Harvest Home Savings Bank, which operates three offices serving the Greater Cincinnati area. The Bank had assets of 70.3 million and equity of 13.1 million at the end of its most recent quarter, and reported an ROAA of 0.88 percent for its trailing four quarters.

         MFB Corp., Mishawaka, Indiana, is the holding company for Mishawaka Federal Savings. Mishawaka Federal operates four offices in Mishawaka and surrounding St. Joseph County. As of the most recent quarter, Mishawaka Federal had total assets of $200.9 million, and total equity of $38.8 million. For the most recent four quarters, Mishawaka Federal reported an ROAA of 0.69 percent.

         North Bancshares, Inc., Chicago, Illinois, is the holding company for North Federal Savings Bank, a community oriented thrift operating 2 offices in the Chicago area. As of the most recent quarter, the Bank had assets of $114.3 million and equity of $19.8 million, and reported an ROAA of 0.57 percent for its most recent four quarters.

         Sho-Me Financial Corp., Mt. Vernon, Missouri, is the holding company for 1st Savings Bank, fsb, which operates 7 banking offices and 2 loan production offices in southwest Missouri. The Bank's primary lending focus is on owner-occupied one- to four-family residences and also originates construction, multi-family and commercial real estate loans. For its last four quarters, the Bank had net income of $1.6 million, total assets of $263.8 million, equity of $31.6 million and an ROAA of 0.83 percent.

         Suburban Bancorporation, Inc., Cincinnati, Ohio, is the holding company for Suburban Federal Savings Bank. The Bank's headquarters is located in northeastern Cincinnati near the border of Hamilton and Warren Counties. The Bank operates seven other branches throughout the Cincinnati area. The Bank has total assets of $197.6 million, and total equity of $25.6 million and reported an ROAA for its most recent four quarters of 0.39 percent.

IV.  ANALYSIS OF FINANCIAL PERFORMANCE

         This section reviews and compares the financial performance of Madison First Federal to all thrifts, regional thrifts, Indiana thrifts and the ten institutions constituting Madison First Federal's comparable group, as selected and described in the previous section. The comparative analysis focuses on financial condition, earning performance and pertinent ratios as presented in Exhibits 47 through 52.

         As presented in Exhibits 47 and 48, at March 31, 1996, Madison First Federal's total equity of 7.47 percent of assets was lower than the 13.68 percent for the comparable group, and also lower than the 12.78 percent ratio of all thrifts, and was more noticeably below the 14.61 percent ratio for Midwest thrifts, and the 13.52 percent ratio for Indiana thrifts. The Association had a
64.99 percent share of net loans in its asset mix, minimally lower than the comparable group at 67.73 percent, all thrifts at 65.98 percent and Midwest thrifts at more significantly 67.20 percent, but more significantly lower than Indiana thrifts at 71.96 percent. Madison First Federal's lower share of net loans, is reflected in its somewhat higher levels of cash and investments of
21.19 percent. The Association also had a 10.36 percent share of mortgage-backed securities, lower than the national average, but very similar to the regional average. The comparable group had a similar 9.66 percent share of mortgage-backed securities, and a slightly lower 19.87 percent share of cash and investments. All thrifts had 16.70 percent of assets in mortgage-backed securities and 12.77 percent in cash and investments. Madison First Federal's share of deposits of 89.75 percent was significantly higher than the comparable group and the three geographic categories, reflecting the Association's low level of FHLB advances. The comparable group had deposits of 71.13 percent and borrowings of 13.89 percent. All thrifts averaged a 73.77 percent share of deposits and 11.96 percent of borrowed funds, while Midwest thrifts had a 72.67 percent share of deposits and an 11.47 percent share of borrowed funds. Indiana thrifts averaged a 73.03 percent share of deposits and a 12.38 percent share of borrowed funds. Madison First Federal had goodwill equal to 0.20 percent of assets compared to 0.03 percent for the comparable group, 0.29 percent for all thrifts, 0.12 percent for Midwest thrifts and 0.14 percent for Indiana thrifts.

         Operating performance indicators are summarized in Exhibits 49 and 50 and provide a synopsis of key sources of income and key expense items for Madison First Federal in comparison to the comparable group, all thrifts, and regional thrifts for the trailing four quarters.

         As shown in Exhibit 51, for the twelve months ended March 31, 1996, Madison First Federal had a yield on average interest-earning assets lower than the comparable group and all geographical categories. The Association's yield on interest-earning assets was 6.85 percent compared to the comparable group at
7.45 percent, all thrifts at 7.70 percent, Midwest thrifts at 7.65 percent and Indiana thrifts at 7.79 percent.

         The Association's cost of funds for the twelve months ended March 31, 1996, was also lower than the comparable group and all geographical categories for their most recent four quarters. Madison First Federal had an average cost of interest-bearing liabilities of 4.56 percent compared to 5.06 percent for the comparable group, 4.88 percent for all thrifts, 4.95 percent for Midwest thrifts and 4.96 for Indiana thrifts. The Association's interest income and interest expense ratios resulted in an interest rate spread of 2.29 percent, which was lower than the comparable group at 2.40 percent, and significantly lower than all thrifts at 2.82 percent, Midwest thrifts at 2.70 percent, and Indiana thrifts at 2.83 percent. Madison First Federal demonstrated a net interest margin of 2.54 percent for the twelve months ended March 31, 1996, based on average interest-earning assets, which was lower than the comparable group ratio of 3.11 percent. All thrifts averaged a higher 3.33 percent net interest margin for the trailing four quarters, as did Midwest thrifts at 3.31 percent and Indiana thrifts at 3.41 percent.

         Madison First Federal's major source of income is interest earnings, as is evidenced by the operations ratios presented in Exhibit 50. The Association made a $156,000 provision for loan losses during the twelve months ended March 31, 1996, representing a 0.18 percent ratio to average assets, compared to the comparable group at 0.04 percent, all thrifts at 0.11 percent, Midwest thrifts at 0.06 percent and Indiana thrifts at 0.10 percent. Although the Associations most recent provision is higher in its ratio to assets than the comparable group and the three geographical categories, Madison First Federal's loan loss reserve of 0.47 percent of assets is very similar to the comparable group, Midwest and Indiana averages and remains modestly lower than the national average of 0.68 percent. The Association's loan loss reserve ratio below the national average reflects Madison First Federal's levels of nonperforming assets, classified assets and repossessed real estate very significantly lower than the average for all thrifts. The Association's non-interest income was $376,000 or 0.43 percent of average assets for the twelve months ended March 31, 1996, and includes $187,000 or 0.21 percent of assets in the form of insurance commissions from its subsidiary. Such total non-interest income was significantly higher than the comparable group at 0.27 percent of assets, identical to all thrifts at 0.43 percent, similar to Midwest thrifts at 0.40 percent and modestly lower than Indiana thrifts at 0.53 percent. For the twelve months ended March 31, 1996, Madison First Federal's operating expense ratio was 2.36 percent, higher than the comparable group and the three geographical averages. The comparable group's operating expense ratio was 2.21 percent, while all thrifts averaged 2.28 percent, Midwest thrifts averaged 2.19 percent and Indiana thrifts averaged 2.28 percent.

         The overall impact of Madison First Federal's income and expense ratios is reflected in the Association's income and return on assets. The Association had an ROAA, based on net income, of 0.20 percent for the twelve months ended March 31, 1996 and an ROAA based on core income of a slightly higher 0.27 percent. For its most recent four quarters, the comparable group had a much higher ROAA of 0.70 percent based on net income, and an identical ROAA of 0.70 percent based on core income. All thrifts averaged a higher net ROAA of 0.87 percent, while Midwest thrifts averaged 0.93 percent and Indiana thrifts averaged a higher 1.02 percent. The core ROAA was 0.80 percent for all thrifts, 0.87 percent for Midwest thrifts and 0.90 percent for Indiana thrifts, all significantly higher than Madison First Federal.

V.   MARKET VALUE ADJUSTMENTS

         This is a conclusive section where adjustments are made to determine the pro forma market value or appraised value of the Corporation based on a comparison of Madison First Federal with the comparable group. These adjustments will take into consideration such key items as earnings performance, market area, financial condition, dividend payments, subscription interest, liquidity of the stock to be issued, management, and market conditions or marketing of the issue. It must be remembered that all of the institutions in the comparable group have their differences, and as a result, such adjustments become necessary.


EARNINGS PERFORMANCE

         In analyzing earnings performance, consideration was given to the level of net interest income, the level and volatility of interest income and interest expense relative to changes in market area conditions and to changes in overall interest rates, the quality of assets as it relates to the presence of problem assets which may result in adjustments to earnings, the level of current and historical classified assets and real estate owned, the level of valuation allowances to support any problem assets or nonperforming assets, the level and volatility of non-interest income, and the level of non-interest expenses.

         As discussed earlier, the Association's historical business philosophy has focused on strengthening its net interest income, maintaining its current low level of nonperforming assets, striving to maintain a reasonable level of interest sensitive assets relative to interest sensitive liabilities, maintaining a stable net earnings level, maintaining an adequate level of general valuation allowances to reduce the impact of any unforeseen losses on real estate owned and closely scrutinizing and attaining a reasonable level of overhead expenses. The Association's current philosophy will continue to focus on striving to increase its net interest spread and net interest margin through more active and diverse lending, increase its net income and return on assets and increase its level of interest sensitive assets relative to interest sensitive liabilities.

         Earnings are often related to an institution's ability to generate loans. The Association was an active originator of mortgage loans in calendar years 1991 to 1995, although the Association's volume of total loans originated decreased in each of calendar years 1994 and 1995 from the previous year. A predominance of that decrease occurred in the category of 1-4 family residential mortgage loans, while the origination of construction loans, nonresidential mortgage loans and consumer loans indicated an increasing trend. During the three months ended March 31, 1996, total originations indicated annualized levels approximately 2.0 percent lower than calendar 1995, but a greater 10.7 percent lower than the first quarter of 1995. A sharp decrease in principal repayments in 1994 compared to 1993, with an additional modest decrease in 1995, increased the Association's net loans by $6.0 million or 11.5 percent from 1993 to 1995. Moderating interest rates in late 1995, however, indicate modestly increased repayment levels in the first three months of 1996, contributing to a decrease of $552,000 in the Association's net loans from December 31, 1995, to March 31, 1996. The Association's focus from 1993, 1994 and 1995 was on the origination of residential real estate loans, with that loan category constituting decreasing shares of 84.1 percent, 62.3 percent and 51.4 percent of total originations in those three years, respectively, and 59.1 percent in the first quarter of 1996. The second largest category of real estate loan originations was construction loans, which increased its share from 4.3 percent in 1993 to 19.4 percent of total originations in 1995. Nonresidential real estate loans also experienced a modestly increasing share of total originations from 5.0 percent in 1993 to 11.6 percent in 1995. Consumer loans also indicated an increase in both volume and share of loans originated from $1.4 million or
5.9 percent in 1993 to $2.4 million or 15.5 percent in 1995 and $608,000 or 24.3 percent for the quarter ended March 31, 1996. The impact of these primary lending efforts has been to generate a yield on average interest-earning assets of 6.85 percent for Madison First Federal for the twelve months ended March 31, 1996, compared to 7.45 percent for the comparable group, 7.70 percent for all thrifts and 7.65 for Midwest thrifts. The Association's level of interest income to average assets was 6.66 percent for the twelve months ended March 31, 1996, which was lower than the comparable group at 7.25 percent, Midwest thrifts at 7.38 percent and all thrifts at 7.40 percent for their most recent four quarters.

         The Association's net interest margin of 2.54 percent, based on average interest-earning assets for the twelve months ended March 31, 1996, was lower than the comparable group at 3.11 percent and more significantly lower than all thrifts at 3.33 percent. Madison First Federal's cost of interest-bearing liabilities of 4.56 percent for the twelve months ended March 31, 1996, was lower than the comparable group at 5.06 percent, and also lower than all thrifts at 4.88 percent and Midwest thrifts at 4.95 percent. Madison First Federal's net interest spread of 2.29 percent for the twelve months ended March 31, 1996, was also lower than the comparable group at 2.40 percent and considerably lower than Midwest thrifts at 2.70 percent and all thrifts at 2.82 percent.

         The Association's ratio of noninterest income to assets was 0.43 percent for the twelve months ended March 31, 1996, much higher than the comparable group at 0.27 percent, but identical to all thrifts at 0.43 percent and similar to Midwest thrifts at 0.40 percent. It should be noted that approximately half of the Association's noninterest income was in the form of insurance commissions from its subsidiary insurance agency. The Association has indicated higher noninterest income relative to the comparable group, but its operating expenses have also been higher than the comparable group, as well as Midwest thrifts and all thrifts. For the twelve months ended March 31, 1996, Madison First Federal had an operating expenses to assets ratio of 2.36 percent compared to a lower 2.21 percent for the comparable group, 2.28 percent for all thrifts and 2.19 percent for Midwest thrifts.

         For the twelve months ended March 31, 1996, Madison First Federal generated higher levels of noninterest income and noninterest expenses, and a lower net interest margin relative to its comparable group. As a result, the Association's net income level was much lower than its comparable group for the twelve months ended March 31, 1996. Based on net earnings, the Association had a return on average assets of 0.40 percent in 1991, 0.80 percent in 1992, 0.86 percent in 1993, 0.75 percent in 1994, 0.30 percent in 1995, and 0.20 percent for the twelve months ended March 31, 1996. For its most recent four quarters, the comparable group had a much higher ROAA of 0.70 percent, while all thrifts indicated an even higher 0.87 percent. The Association's core or normalized earnings as shown in Exhibit 7 were modestly higher than its net earnings, indicating a higher 0.27 percent core return on assets for the most recent twelve months ended March 31, 1996. That core ROAA was also lower than the comparable group at 0.70 percent, all thrifts at 0.80 percent and lower than Midwest thrifts at 0.87 percent.

         Madison First Federal's earnings stream will continue to be dependent to a certain degree on the overall trends in interest rates and also on the consistency and reliability of its noninterest income, particularly its insurance commissions. The Association's cost of interest-bearing liabilities will continue to adjust upward as deposits reprice at higher rates and continue their gradual movement toward longer term instruments. This upward pressure on savings costs is likely to continue based on current rates, although the rate of increase may subside somewhat during the next few years. It should be noted that Madison First Federal's planned acquisition of Citizens National Bank of Madison is projected to result in modestly enhanced net earnings and ROAA for the consolidated entities. It is anticipated, however, that such enhanced earnings and ROAA will remain significantly below comparable group, national and regional averages in the near to medium term. In recognition of the foregoing earnings related factors, as well as the Association's downward trend in net and core ROAA, net interest spread and net interest margin since 1992, a moderate downward adjustment has been made to Madison First Federal's pro forma market value for earnings performance.

MARKET AREA

         Madison First Federal's primary market area consists of Jefferson County, Indiana, including the City of Madison, the location of the
Association's  home  office  and  the  county  seat  of  Jefferson  County.  The
Association also has a full-service branch and a drive- through branch in Madison, as well as a full-service branch in Hanover, Indiana, also in Jefferson County. As discussed in Section II, this market area has evidenced average population growth and unemployment levels compared to the comparable group markets. Per capita and household income levels are similar to state and national averages and also similar to the comparable group average. The unemployment rate in Jefferson County averaged 5.4 percent in February, 1996, compared to 5.0 percent for Indiana and 6.0 percent for the United States. The Association's market area is, however, characterized by much lower median housing values than Indiana, the United States and the comparable group. Jefferson County is small and rural, with manufacturing as the major industrial group, followed by the services sector with the wholesale/retail sector third. The level of financial competition is strong and dominated by the banking industry. Madison First Federal had net decreases in deposits in 1994 and 1995 as deposits, including interest, fell short of withdrawals. Although in the first three months of 1996, deposits increased by $4.0 million from their December 31, 1995, level, that increase related almost entirely to the Association's acquisition of short term public funds deposits and does not indicate a rising trend in retail deposits. In recognition of all these factors, we believe that a minimum downward adjustment is warranted for the Association's market area.

FINANCIAL CONDITION

         The  financial  condition  of Madison  First  Federal is  discussed  in
Section I and shown in Exhibits 1, 2, 5, 15, 16 and 17, and is compared to the comparable group in Exhibits 45, 47 and 48. The Association's total equity ratio before conversion was 7.47 percent at March 31, 1996, which is considerably lower than the comparable group at 13.68 percent, Midwest thrifts at 14.61 percent and all thrifts at 12.78 percent. With a conversion at the midpoint, the Corporation's pro forma equity to assets ratio will increase to 14.38 percent, and the Association's pro forma equity to assets ratio will increase to 12.12 percent.

         The Association's mix of assets indicates few areas of significant variation from its comparable group. Madison First Federal had a modestly lower share of net loans at 64.99 percent of total assets at March 31, 1996, compared to the comparable group at 67.73 percent, and a similar share to all thrifts at
65.98 percent. The Association's 21.19 percent share of cash and investments was similar to the comparable group at 19.87 percent and Midwest thrifts at 18.44 percent, and moderately higher than the 12.77 percent for all thrifts. Madison First Federal's ratio of mortgage-backed securities to total assets was 10.36 percent, generally in line with the comparable group at 9.66 percent and Midwest thrifts at 10.99 percent, but lower than all thrifts at 16.70 percent. The Association had a higher share of deposits at 89.75 percent with a low 2.26 percent share of FHLB advances, compared to the comparable group's 71.13 percent in deposits and 13.89 percent in borrowed funds.

         The Association had goodwill of 0.20 percent and was absent repossessed real estate compared to a lower 0.03 percent goodwill and a nominal 0.03 percent of repossessed real estate for the comparable group. All thrifts indicated higher levels of both goodwill and repossessed real estate of 0.29 percent and
0.68 percent, respectively. The financial condition of Madison First Federal is further affected by its low level of nonperforming assets at 0.03 percent of assets at March 31, 1996, compared to a higher

0.21 percent for the comparable group. The Association's ratio of nonperforming assets to total assets has, moreover, been historically much lower than average during the past five years, indicating 0.01 percent of assets at December 31, 1995, 1994 and 1993; and the Association was absent repossessed real estate in those three years.

         The Association had a share of high risk real estate loans at 10.32 percent compared to a similar 9.83 percent for the comparable group and 11.53 percent for Midwest thrifts, and a higher 15.33 percent for all thrifts. Madison First Federal had $413,000 in valuation allowances or 1,375.67 percent of nonperforming assets at March 31, 1996, compared to the comparable group's lower
253.40 percent, with Midwest thrifts at 155.44 percent and all thrifts at a lower 89.87 percent. The Association's ratio is reflective of its current absence of real estate owned and very low level of nonperforming assets in conjunction with its average share of high risk real estate loans. Overall, we believe that a minimum upward adjustment is warranted for Madison First Federal's current financial condition.


DIVIDEND PAYMENTS

         Madison First Federal has not indicated its intention to pay an initial cash dividend. The future payment of cash dividends will be dependent upon such factors as earnings performance, capital position, growth level, and regulatory limitations. Six of the ten institutions in the comparable group pay cash dividends for an average dividend yield of 2.75 percent for those nine institutions, and an average dividend yield of 1.65 percent for all ten institutions.

         Currently, many thrifts are committing to initial cash dividends in comparison to the more common absence of such a dividend commitment in 1994 conversions. As a result, we believe that a minimum downward adjustment to the pro forma market value is warranted at this time related to dividend payments.


SUBSCRIPTION INTEREST

         The general interest in thrift conversion offerings has often been difficult to gauge since the beginning of 1995. Based upon recent offerings, subscription and community interest weakened significantly in early 1995, regained some strength by the second half of the year and remained relatively flat in the first quarter of 1996. Such interest has frequently been directly related to the financial performance and condition of the thrift institution converting, the strength of the local economy, general market conditions and aftermarket price trends.

         Madison First Federal will focus its offering to depositors and residents in the market area. The board of directors and officers of both Madison First Federal and Citizens National Bank of Madison anticipate purchasing approximately $1,048,000 or 11.6 percent of the conversion stock based on the appraised midpoint valuation. Madison First Federal will form an
8.0 percent ESOP, which plans to purchase stock in the initial offering. Additionally, the Prospectus restricts to 20,000 shares the amount of conversion stock that may be purchased by a single account holder, or by persons and associates acting in concert.

         The Association has secured the services of Trident Securities, Inc. ("Trident") to assist the Association in the marketing and sale of the conversion stock. Based on the size of the offering, current market conditions, local market interest, the terms of the offering and, most significantly, the Association's concurrent acquisition of Citizens National Bank of Madison, we believe that a moderate upward adjustment is warranted for the Association's anticipated subscription interest.


LIQUIDITY OF THE STOCK

         Madison  First  Federal  will  offer  its  shares  through   concurrent
subscription and community offerings with the assistance of Trident. If necessary, Trident will conduct a syndicated community offering upon the completion of the subscription and community offering. Madison First Federal will pursue two market makers for the stock. The Association's offering is less than half the size of the comparable group, more than 90.0 percent below the national average and, more significantly, approximately 76.0 percent below the Indiana average. It is likely, therefore, that the stock of Madison First Federal will be considerably less liquid than thrift stocks nationally and those in its Indiana market area, notwithstanding the ongoing market-related effect of the Association's acquisition of Citizens National Bank of Madison. Consequently, we believe that a minimum downward adjustment to the pro forma market value is warranted at this time relative to the liquidity of the stock.

MANAGEMENT

         The president and chief executive officer of Madison First Federal is James E. Fritz. Mr. Fritz was employed by the Association in August, 1995, holds the additional position of director and also serves on the Loan Committee. He formerly served as chief financial officer of First Federal Savings Bank of Kokomo, Kokomo, Indiana. Mr. Fritz has made a concerted effort to decrease the Association's cost of liabilities to increase its market share, to strengthen and broaden local lending activity and to position the Association to participate in the secondary market.

         Madison First Federal has been able to strengthen its equity position over the past few years and to maintain its very high asset quality and low delinquency rate, although earnings, net interest spread and net interest margin have declined since 1992 and remain below comparable group and industry averages. It is our opinion that no adjustment to the pro forma market value is warranted for management.


MARKETING OF THE ISSUE

         The response to a newly issued thrift institution stock is more difficult to predict, due to the volatility of new thrift stocks. Further, with each conversion, there is a high level of uncertainty with regard to the stock market particularly thrift institution stocks and interest rate trends. The impact of recent increases in interest rates has made it more difficult for more thrift institutions to strengthen their earnings and resulted in downward market prices. Recent conflicts of opinion on interest rate trends and the recent rise in interest rates have resulted in some significant stock volatility. Further, the impact of the difference in a thrift's premium level on deposits compared to BIF-insured institutions is another key concern, along with the one time assessment of SAIF-insured thrifts to increase the capitalization of the SAIF insurance fund.

         The necessity to build a new issue discount into the stock price of a converting thrift has prevailed in the thrift industry in recognition of higher uncertainty among investors as a result of the thrift industry's dependence on interest rate trends. We believe that a new issue discount applied to the price to book valuation approach continues and is considered to be reasonable and necessary in the pricing of the Corporation, and we have made a maximum downward adjustment to the Corporation's pro forma market value in recognition of the new issue discount.

VI.      VALUATION METHODS

         Under normal stock market conditions, the most frequently used method for determining the pro forma market value of common stock for thrift institutions by this firm is the price to book value ratio method. The focus on the price to book value method is due to the volatility of earnings in the thrift industry. As earnings in the thrift industry improved in late 1993, 1994 and 1995, there has been more emphasis placed on the price to earnings method, but the price to book value method continues to be the primary valuation method. These two pricing methods have both been used in determining the pro forma market value of the Corporation.

         In recognition of the volatility and variance in earnings due to fluctuations in interest rates, the continued differences in asset and liability repricing and the frequent disparity in value between the price to book approach and the price to earnings approach, a third valuation method has been used, the price to net assets method. The price to net assets method is used less often for valuing ongoing institutions; however, this method becomes more useful in valuing converting institutions when the equity position and earnings performance of the institutions under consideration are different.

         In addition to the pro forma market value, we have defined a valuation range with the minimum of the range being 85.0 percent of the pro forma market value, the maximum of the range being 115.0 percent of the pro forma market value, and a super maximum being 115.0 percent of the maximum. The pro forma market value or appraised value will also be referred to as the "midpoint value".

         Exhibits 53 and 54 indicate the pricing and financial ratios for Madison First Federal and its comparable group, as well as the Association's value at each position in the valuation range. Exhibits 55 to 58 illustrate the projected effect of the conversion proceeds at each position in the valuation range.

PRICE TO BOOK VALUE METHOD

         The price to book value method focuses on a thrift institution's financial condition, and does not give as much consideration to the institution's performance as measured by net earnings. Therefore, this method is sometimes considered less meaningful for institutions that do provide a consistent earnings trend. Due to the earnings volatility of many thrift stocks, the price to book value method is frequently used by investors who rely on an institution's financial condition rather than earnings performance.

         Consideration was given to the adjustments to the Association's pro forma market value discussed in Section V. A minimum upward adjustment was made for financial condition and a moderate upward adjustment was made for subscription interest. Minimum downward adjustments were made for the Association's market area, dividend payments and the liquidity of the stock. A moderate downward adjustment was made for earnings performance and a maximum downward adjustments was made for the marketing of the issue. No adjustment was made for management.

         Exhibit 53 shows the average and median price to book value ratios for the comparable group which were 86.90 percent and 88.09 percent, respectively. The total comparable group indicated a moderately wide range, from a low of
76.65 percent (MFB Corp.) to a high of 93.88 percent (North Bancshares, Inc.). This variance cannot be attributed to any one factor such as the institution's equity ratio or earnings performance. Excluding the low and the high in this group, the price to book value range narrowed considerably from a low of 80.78 percent to a high of 92.93 percent.

         Taking into consideration all of the previously mentioned items in conjunction with the adjustments made in Section V, we have determined a pro forma price to book value ratio of 64.63 percent at the midpoint and ranging from a low of 59.91 percent at the minimum to a high of 72.52 percent at the super maximum for the Corporation, which is strongly influenced by the Association's financial condition, local market and subscription interest in thrift stocks. Further, the Association's equity to assets after conversion will be 12.12 percent compared to 13.68 percent for the comparable group. Based on this price to book value ratio and the Association's equity of $6,599,000 at March 31, 1996, the indicated pro forma market value for the Association using this approach is $9,002,091 (reference Exhibit 54).


PRICE TO EARNINGS METHOD

         The focal point of this method is the determination of the earnings base to be used and secondly, the determination of an appropriate price to earnings multiple. The recent earnings position of Madison First Federal is displayed in Exhibit 3, indicating after tax net earnings for the twelve months ended March 31, 1996, of $176,000. Exhibit 7 indicates the derivation of the Association's core or normalized earnings of $233,000 for the twelve months ended March 31, 1996. To arrive at the pro forma market value of the Association by means of the price to earnings method, we used the core earnings base of $233,000.

         In determining the price to earnings multiple, we reviewed the range of price to core earnings multiples for the comparable group and all publicly-traded thrifts. The average price to net earnings multiple for the comparable group was 18.55, while the median was 17.00. The average price to core earnings multiple was 18.42, and the median multiple was 17.35. The comparable group's price to net earnings multiple was higher than the average for all publicly-traded thrifts of 15.48, and higher than their median of 13.14. The price to core earnings multiple for all publicly-traded thrifts was also lower than the comparable group with an average at 17.01 times core earnings and a median at 14.50 times core earnings. The range in the price to core earnings multiple for the comparable group was from a low of 11.10 (FFW Corp.) to a high of 33.07 (North Bancshares, Inc.). The primary range in the price to core earnings multiple for the comparable group excluding the high and low ranges was from a low price to earnings multiple of 13.84 to a high of 22.36 times earnings for eight of the ten institutions in the group.

         Consideration was given to the adjustments to the Corporation's pro forma market value discussed in Section V. In recognition of these adjustments, we have determined a price to core earnings multiple of 26.83 based on Madison First Federal's core earnings of $233,000 for twelve months ended March 31, 1996, and a higher price to net earnings multiple of 32.32 based on net earnings of $176,000 for the same period. Based on such a core earnings base of $233,000 and a price to core earnings multiple of 26.83 (reference Exhibits 53 and 54), the pro forma market value of the Corporation using the price to core earnings ratio method is $9,001,125 at the midpoint. The range in the price to core earnings multiple is from a low of 24.04 at the minimum of the range to a high of 31.95 at the super maximum of the range.


PRICE TO NET ASSETS METHOD

         The final valuation method is the price to net assets method. This method is not as frequently used due to the fact that it does not focus as much on an institution's equity position or earnings performance. Exhibit 53 indicates that the average price to net assets ratio for the comparable group was 11.86 percent and the median was 10.77 percent. The range in the price to net assets ratios for the comparable group varied from a low of 6.79 percent (Hallmark Capital Corp.) to a high of 16.28 percent (North Bancshares, Inc.). It narrows modestly with the elimination of the two extremes in the group to a low of 8.58 percent and a high of 15.60 percent.

         Based on the adjustments made previously for Madison First Federal, it is our opinion that an appropriate price to net assets ratio for the Corporation is 9.30 percent which is somewhat lower than the comparable group at 11.86 and ranges from a low of 8.02 percent at the minimum to 11.96 percent at the super maximum. Based on the Association's March 31, 1996, asset base of $88,307,000, the indicated pro forma market value of the Corporation using the price to net assets method is $8,998,428 (reference Exhibit 54).

VALUATION CONCLUSION

         Exhibit 59 provides a summary of the valuation premium or discount for each of the valuation ranges when compared to the comparable group based on each of the valuation approaches. At the midpoint value, the price to book value ratio of 64.73 percent for the Corporation represents a discount of 25.63 percent relative to the comparable group and decreases to 16.55 percent at the super maximum. The price to core earnings multiple for the Corporation at the midpoint value indicates a premium of 45.63 percent, increasing to a premium of
73.43 percent at the super maximum. The price to assets ratio at the midpoint represents a discount of 21.52 percent, changing to a premium of 0.86 percent at the super maximum.

         In developing a valuation conclusion for the Corporation, consideration was given to the effect of Madison First Federal's acquisition of Citizens. As previously discussed, the Corporation will purchase 95.6 percent of the outstanding shares of Citizens for a total cash price of $3,010,725, representing a price to book value ratio of 91.4 percent. We have reviewed the projected impact of that purchase related to both the pro forma, consolidated, combined, post-conversion balance sheets and statements of operations for Madison First Federal and Citizens, including the conversion and acquisition adjustments thereto, as presented in Exhibits 60 and 61. In our opinion, the proposed purchase transaction will likely have a positive long term effect on the financial condition and operations of the Association and the Corporation, as would a stand-alone conversion. The pending transaction did not, however, consequentially affect our final valuation of the Corporation, inasmuch as the overall financial condition, earnings performance and management of Citizens were, in our view, similar to those of Madison First Federal and the two institutions'  market area is  identical.  It has been  stated,  moreover,  that following the conversion of Madison First Federal and the acquisition of Citizens, the two institutions will continue to be operated independently as subsidiaries of the Corporation, with no physical or operational consolidation anticipated in the short term. At the time of conversion and acquisition, therefore, it is our opinion that Madison First Federal's acquisition of Citizens will constitute neither a substantial enhancement to nor a detraction from the value of the Association and the Corporation relative to its continuation as an independent institution.

         It is our opinion that as of May 3, 1996, the pro forma market value of the common stock to be issued of the Corporation is $9,000,000 representing 900,000 shares at $10.00 per share. The valuation range for this stock is from a minimum of $7,650,000 or 765,000 shares at $10.00 per share to a maximum of $10,350,000 or 1,035,000 shares at $10.00 per share, with such range being defined as 15 percent below the appraised value to 15 percent above the appraised value. The super maximum is $11,902,500 or 1,190,250 shares at $10.00 per share (reference Exhibits 54 to 58). The appraised value of River Valley Bancorp as of May 3, 1996, is $9,000,000.

EXHIBIT 1


MADISON FIRST FEDERAL SAVINGS & LOAN ASSOCIATION
MADISON, INDIANA

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION At March 31, 1996, and at December 31, 1995


                                                                   At                At
                                                                March 31,        December 31,
     ASSETS                                                       1996             1995
     ------                                                       ----             ----
                                                               (Unaudited)

                                                                     (In thousands)
Cash and due from banks                                         $8,757            $2,389
Certificates of deposit in other financial institutions             --               300
Investment securities:
   Available for sale, at market value                           3,959             5,018
   At amortized cost, approximate market value of $5,909
   at March 31, 1996, and $7,930 at December 31, 1995            6,000             8,000
Mortgage-backed and related securities - at cost,
   approximate market value of $9,068 at
   March 31, 1996, and $9,941 at December 31, 1995               9,146             9,917
Loans receivable, net                                           57,393            57,945
Office premises and equipment at depreciated cost                  953               966
Federal Home Loan Bank stock - at cost                             610               610
Accrued interest receivable on loans                               293               313
Accrued interest receivable on mortgage-backed
   securities                                                       46                51
Accrued interest receivable on investments and
    interest-bearing deposits                                       95               241
Goodwill, net of accumulated amortization of $140 at
   March 31, 1996, and $139 as of December 31, 1995                147               148
Cash surrender value of life insurance                             729               535
Prepaid expenses and other assets                                  110               124
Prepaid federal income taxes                                        --                26
Deferred tax asset                                                  69                21
                                                               -------           -------
       TOTAL ASSETS                                            $88,307           $86,604
                                                               =======           =======


LIABILITIES AND RETAINED EARNINGS

Deposits$                                                       79,254           $75,233
Advances from the Federal Home Loan Bank                         2,000             4,471
Advances by borrowers for taxes and insurance                       93                63
Accrued interest payable                                            73                68
Other liabilities                                                  242               195
Accrued Federal income taxes                                        46                --
Deferred Federal income taxes                                       --                --
                                                               -------           -------
       TOTAL LIABILITIES                                       $81,708           $80,030

Retained earnings - substantially restricted                     6,626             6,562
Unrealized gain (loss) on securities available for sale,
   net of related tax effects                                      (27)               12
                                                               -------           -------
      TOTAL RETAINED EARNINGS                                  $6,599            $6,574

       TOTAL LIABILITIES AND RETAINED EARNINGS                 $88,307           $86,604
                                                               =======           =======



EXHIBIT 2


MADISON FIRST FEDERAL SAVINGS & LOAN ASSOCIATION
MADISON, INDIANA

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
At December 31, 1991 through 1994


ASSETS                                                           1994           1993          1992          1991

                                                                                   (In thousands)

Cash and due from banks                                          $2,066        $1,091        $1,092          $521
Interest-bearing deposits in other financial institutions            --         4,413         5,510         2,417
Certificates of deposit in other financial institutions             350           300                     468 870
Investment securities
     at amortized cost, approximate market value of
     $13,221 in 1994, $9,574 in 1993, $5,498 in 1992,
     and $3,496 in 1991                                          14,097         9,491         5,485         3,459
Mortgage-backed and related securities
     at cost, approximate market value of
     $10,715 in 1994, $14,195 in 1993,
     $13,592 in 1992 and $8,063 in 1991                          11,329        13,925        13,548         7,968
Loans receivable, net                                            56,287        51,970        53,685        57,733
Office premises and equipment - at depreciated cost                 885           909           909           959
Real estate held for investment                                     103            96            96            98
Real estate acquired through foreclosure                             --            --            19            38
Federal Home Loan Bank stock, at cost                               610           610           566           558
Accrued interest receivable on loans                                246           241           286           395
Accrued interest receivable on mortgage-backed securities            58            72            80            59
Accrued interest receivable on investments and
     interest-bearing deposits                                      237           183           112            48
Goodwill, net of accumulated amortization of $132
     at December 31, 1994, $124 at December 31,
     1993, $117 at December 31, 1992,  and $110 at
     December 31, 1991                                              155           163           170           177
Cash surrender value of life insurance                              510           485            --            --
Prepaid expenses and other assets                                   118           137           131            97
Prepaid federal income taxes                                         21            --            --            --
                                                                -------       -------       -------       -------
     TOTAL ASSETS                                               $87,072       $84,086       $82,157       $75,397
                                                                =======       =======       =======       =======


LIABILITIES AND RETAINED EARNINGS

Deposits                                                        $75,458       $78,081       $76,688       $70,813
Advances from the Federal Home Loan Bank                          4,986            --            --            --
Advances by borrowers for taxes and insurance                        63            67            65            44
Accrued interest payable                                             62            61            63            93
Other liabilities                                                   169           150           196           158
Accrued Federal income taxes                                         --            30           129            22
Deferred Federal income taxes                                        30            29            67           102
                                                                -------       -------       -------       -------
     TOTAL LIABILITIES                                          $80,768       $78,418       $77,208       $71,232

Retained earnings - substantially restricted                      6,304         5,668         4,949         4,165
                                                                -------       -------       -------       -------
     TOTAL LIABILITIES AND RETAINED EARNINGS                    $87,072       $84,086       $82,157       $75,397
                                                                =======       =======       =======       =======

Source: Madison First Federal Savings & Loan Association's audited financial statements

    EXHIBIT 3


    MADISON FIRST FEDERAL SAVINGS & LOAN ASSOCIATION
    MADISON, INDIANA

    CONSOLIDATED STATEMENTS OF EARNINGS For three months ended March 31, 1995 and 1996, And the year ended December 31, 1995



                                                                   Three months ended      Year ended
                                                                       March 31,           December 31,
                                                                 --------------------      ------------
                                                                 1996           1995          1995
                                                                ------         ------        ------
                                                                     (Unaudited)

Interest income                                                                  (In thousands)
    Loans                                                       $1,117         $1,046        $4,240
    Mortgage-backed and related securities                         149            172           670
    Investment securities                                          150            206           777
    Interest-bearing deposits and other income                      43             18           107
                                                                ------         ------        ------
         Total interest income                                   1,459          1,442         5,794

Interest expense
    Deposits                                                       854            778         3,419
    Borrowings                                                      36             47           175
                                                                ------         ------        ------
         Total interest expense                                    890            825         3,594
                                                                ------         ------        ------
         Net interest income                                       569            617         2,200

Provision for loan losses                                            6             --           150
                                                                ------         ------        ------
         Net interest income after
           provision for loan losses                               563            617         2,050

Other income
    Insurance commissions                                           60             48           175
    Service fees, charges and other operating income                48             46           187
                                                                ------         ------        ------
         Total other income                                        108             94           362

General, administrative and other expense
    Employee compensaiton and benefits                             294            241           998
    Occupancy and equipment                                         44             33           212
    Federal deposit insurance premiums                              45             44           177
    Amortization of goodwill                                         1              2             7
    Data processing                                                 70             60           237
    Other operating                                                 99             83           335
    Provision for valuation decline on
       mortgage-related securities                                  --             --            --
                                                                ------         ------        ------
         Total general, administrative and other expense           553            463         1,966

         Earnings before income taxes and cumulative
           effect of change in accounting method                   118            248           446

Income taxes
    Current                                                         82             99           245
    Deferred                                                       (28)             3           (57)
                                                                ------         ------        ------
                                                                    54            102           188
                                                                ------         ------        ------
         Earnings before cumulative effect of change in
           accounting method                                        64            146           258
Cumulative effect of change in method of accounting
    for income taxes                                                --             --            --
                                                                ------         ------        ------
         NET EARNINGS                                              $64           $146          $258
                                                                ======         ======        ======


Source: Madison First Federal Savings & Loan Association's audited and unaudited financial statements

EXHIBIT 4


MADISON FIRST FEDERAL SAVINGS & LOAN ASSOCIATION
MADISON, INDIANA

CONSOLIDATED STATEMENTS OF EARNINGS
Years ended December 31, 1991 through 1994


                                                                          1994            1993            1992           1991
                                                                        --------        --------        --------       --------
                                                                                          (In thousands)
Interest income
   Loans                                                                  $3,851         $4,149          44,974          $5,703
   Mortgage-backed and related securities                                    743            866             700             606
   Investment securities                                                     713            494             278             250
   Interest-bearing deposits and other income                                111            175             221             226
                                                                           -----          -----           -----           -----
        Total interest income                                              5,419          5,684           6,174           6,785

Interest expense
   Deposits                                                                2,842          3,042           3,644           4,677
   Borrowings                                                                 12              1               1               1
                                                                           -----          -----           -----           -----
        Total interest expense                                             2,854          3,043           3,645           4,678

        Net interest income                                                2,565          2,641           2,529           2,107

Provision for loan losses                                                     29             55              37             143
                                                                           -----          -----           -----           -----
        Net interest income after provision for loan losses                2,536          2,586           2,492           1,964

Other income
   Insurance commissions                                                     181            182             185             158
   Gain on sale of mortgage-backed securities                                 --             --               1              11
   Gain (loss) on sale of real estate acquired
      through foreclosure                                                      2             (1)             10               3
   Service fees, charges and other operating                                 187            183             113             103
                                                                           -----          -----           -----           -----
        Total other income                                                   370            364             308             275

General, administrative and other expense
   Employee compensation and benefits                                        887            869             811             821
   Occupancy and equipment                                                   193            212             373             346
   Federal deposit insurance premium                                         178            117             149             141
   Franchise taxes                                                            85             99              84              50
   Amortization of goodwill                                                    7              7               7               7
   Data processing                                                           243            234              --              --
   Other operating                                                           329            320             302             331
   Provision for losses on real estate acquired
        through foreclosure                                                   --             13              --              --
   Loss on disposition of office equipment                                    --             --               0               3
   Provision for valuation decline on mortgage-related securities             20             30             140              --
                                                                           -----          -----           -----           -----
        Total general, administrative and other expense                    1,943          1,900           1,865           1,699

        Earnings before income taxes and cumulative
          effect of change in accounting method                              963          1,049             935             540
   Federal income taxes
        Current                                                              326            369             340             238
        Deferred                                                               1            (12)            (36)             12
                                                                           -----          -----           -----           -----
                                                                             327            357             304             250
        Earnings before cumulative effect of change in
          accounting method                                                  636            692             631             290

        Cumulative effect of change in accounting for
          income taxes                                                        --             26              --              --
                                                                           -----          -----           -----           -----
        NET EARNINGS                                                        $636           $718            $631            $290
                                                                           =====          =====           =====           =====


Source: Madison First Federal Savings & Loan Association's audited financial statements

EXHIBIT 5


Selected Consolidated Financial Information and Other Data At March 31, 1996, and at December 31, 1991 through 1995



                                               At March 31,                       At December 31,
                                             --------------    -------------------------------------------------------
                                                 1996          1995         1994        1993        1992        1991
                                               -------         -------     -------     -------     -------     -------
                                                (Unaudited)                         (In thousands)

Summary of Financial Condition
  Data:

   Total assets                                $88,307         $86,604     $87,072     $84,086     $82,157     $75,397
   Loans receivable, net                        57,393          57,945      56,287      51,970      53,685      51,735
   Mortgage-backed and related securities        9,146           9,917      11,328      13,925      13,548       7,968
                                                 8,757           2,389       2,066       5,503       6,602       1,370
                                                 9,959          13,018      14,097       9,491       5,485       4,329
   FHLB advances                                 2,000           4,471       4,986         -           -           -
   Deposits                                     79,254          75,233      75,458      78,081      76,688      70,813
   Retained earnings, net, substantially
      restricted                                 6,599           6,574       6,304       5,668       4,950       4,165


   (1)  Includes certificates of deposit in other financial institutions.
   (2)  Includes investment securities designated as available for sale.


Source:  River Valley Bancorp's Prospectus

EXHIBIT 6


Income and Expense Trends
For the Three Months Ended March 31, 1995 and 1996, and For the Years Ended December 31, 1991 through 1995

                                               Three months ended
                                                     March 31,         For the years ended December 31,
                                                -----------------  -----------------------------------------
                                                  1996     1995    1995     1994     1993     1992     1991
                                                ------   ------   ------   ------   ------   ------   ------
                                                    (Unaudited)                 (In thousands)
Summary of earnings:

Total Interest income                           $1,459   $1,442   $5,794   $5,419   $5,684   $6,174   $6,785
Total Interest expense                             890      825    3,594    2,854    3,042    3,645    4,678
                                                ------   ------   ------   ------   ------   ------   ------
   Net interest income                             569      617    2,200    2,565    2,642    2,529    2,107
   Provision for losses on loans                     6       --      150       29       55       37      143
                                                ------   ------   ------   ------   ------   ------   ------
   Net interest income after
      provision for losses on loans                563      617    2,050    2,536    2,587    2,492    1,964
Other income:
   Insurance commissions                            60       48      175      181      182      180      158
   Service fees, charges and
      and other operating                           48       46      187      189      182      129      117
                                                ------   ------   ------   ------   ------   ------   ------
      Total other income                           108       94      362      370      364      309      275
General, Administrative and
   other expenses
   Employee compensation
      and benefits                                 294      241      998      888      869      811      821
   Data processing                                  70       60      237      243      234      157      126
   Federal deposit insurance
      premiums                                      45       44      177      178      117      149      141
   Other expenses                                  144      118      554      549      582      748      611
                                                ------   ------   ------   ------   ------   ------   ------
      Total general, administrative
      and other expenses                          $553     $463   $1,966   $1,858   $1,802   $1,865   $1,699
                                                ------   ------   ------   ------   ------   ------   ------
Earnings before income taxes
   and cumulative effect of
   change in accounting method                     118      248      446    1,048    1,149      936      540
                                                ------   ------   ------   ------   ------   ------   ------
Income taxes                                        54      102      188      412      456      305      250
Cumulative effect of change in
   accounting for income taxes                      --       --       --       --       25       --
                                                ------   ------   ------   ------   ------   ------   ------

      NET EARNINGS                                 $64     $146     $258     $636     $718     $631     $290
                                                ======   ======   ======   ======   ======   ======   ======



Source:  River Valley Bancorp's Prospectus

EXHIBIT 7


Normalized Earnings Trend
For the Twelve Months Ended March 31, 1996, and
For the Fiscal Years Ended December 31, 1993 through 1995


                                  Twelve months ended
                                       March 31,            Fiscal years ended December 31,
                                  -------------------     ----------------------------------
                                         1996             1995           1994          1993
                                         ----             ----           ----          ----
                                                          (Dollars In thousands)

Net income after taxes                    $176             $258           $636           $718

Net income before taxes and effect
    of accounting adjustments              316              446          1,048          1,149

Income adjustments                           0                0              0              0

Expense adjustments                        (73)             (67)             0              0

Normalized earnings before taxes           389              513          1,048          1,149

                                           156              205            412            431
                                          ----             ----           ----           ----
Normalized earnings after taxes           $233             $308           $636           $718
                                          ====             ====           ====           ====




(1)  Assumed a tax rate of 40.0 percent for income adjustment.
(2) Includes a change in accounting for tax adjustment of $25,000. Income taxes were actually $456,000.



Source:  River Valley Bancorp's Prospectus

EXHIBIT 8


Performance Indicators
At March 31, 1995 and 1996, and
At December 31, 1991 Through 1995

                                            At or for the three
                                                months ended
                                                 March 31,                                 At December 31,
                                             ---------------   -------------------------------------------------------------------
                                                   1996        1995        1995        1994        1993         1992         1991
                                                   ----        ----        ----        ----        ----         ----         ----

Selected Financial Ratios and Other Data:

  Interest rate spread during period               2.50%       2.85%       2.36%       3.00%       3.24%        3.23%        2.66%
  Net yeild on interest-earning assets (1)(2)      2.71%       2.99%       2.61%       3.15%       3.32%        3.35%        2.89%
  Return on assets (2)(3)                          0.31%       0.71%       0.30%       0.75%       0.86%        0.80%        0.40%
  Return on equity (2)(4)                          3.89%       9.16%       4.01%      10.62%      13.52%       13.62%        7.47%
  Equity to assets                                 7.47%       7.50%       7.59%       7.24%       6.74%        6.03%        5.52%
  Average interest earning assets to average
       interests-bearing liabilities             104.96%     103.36%     105.62%     104.43%     101.96%      102.39%      103.83%
  Non-performing assets to total assets            0.03%       0.01%       0.01%       0.01%       0.01%        0.18%        0.17%
  Allowance for loan losses to
     total loans outstanding                       0.72%       0.45%       0.70%       0.45%       0.44%        0.49%        0.39%
  Allowance for loan losses
     to nonperforming loans                     1376.67%    2520.00%    5087.50%    1938.46%    3242.86%         166.88%   150.33%
  Net charge-offs to average
     total loans outstanding                         --          --        0.01%       0.01%       0.17%           -         0.02%
                                                   2.72%       2.24%       2.26%       2.20%       2.15%        2.36%        2.09%



     (1)  Net interest income divided by average interest-earning assets.

     (2) Information for three months ended March 31, 1996 and 1995, has been annualized and is not necessarily indicative of results for an entire year.

     (3)  Net earnings divided by average total assets.

     (4)  Net earnings divided by average total equity.

     (5)  At end of period.

     (6) General, administrative, and other expense less state taxes divided by average total assets.

Source:  River Valley Bancorp's Prospectus

EXHIBIT 9


Volume/Rate Analysis
For the Years Ended December 31, 1994 and 1995, and For the Three Months Ended March 31, 1996


                                                          Three months ended
                                                              March 31,                  For the years ended December 31,
                                              --------------------------------------   --------------------------------------
                                                            1996 vs. 1995                          1995 vs. 1994
                                              --------------------------------------   --------------------------------------
                                               Increase (Decrease)                     Increase (Decrease)
                                                      Due to           Total Increase         Due to            Total Increase
                                              Volume           Rate      (Decrease)    Volume        Rate       (Decrease)
                                              ------           ----      ----------    ------        ----       ----------
                                                               (In thousands)

Interest earning assets:
    Loans                                          $29          $42          $71         $312          $77         $389
    Mortgage-backed securities                     (25)           2          (23)        (105)          32          (73)
    Investment securities                          (20)         (36)         (56)          12           52           64
    Interest-bearing deposits and other             33           (8)          25           11          (16)          (5)
                                                   ---         ----         ----         ----        -----        -----
        Total interest-earning assets              $17           $0          $17         $230         $145         $375
                                                   ===         ====         ====         ====        =====        =====
Interest bearing liabilities:
    Deposits                                       $18          $58          $76         ($37)        $614         $577
    FHLB advances                                  (31)          20          (11)         147           16          163
                                                   ---         ----         ----         ----        -----        -----
        Total interest bearing liabilities        ($13)         $78          $65         $110         $630         $740
                                                   ---         ----         ----         ----        -----        -----
Net change in net interest income                  $30         ($78)        ($48)        $120        ($485)       ($365)
                                                   ===         ====         ====         ====        =====        =====



                                                 For the years ended December 31,
                                                ---------------------------------
                                                           1994 vs. 1993
                                                ---------------------------------
                                                Increase (Decrease)
                                                      Due to         Total Increase
                                                 Volume     Rate       (Decrease
                                                 ------     ----       ---------
Interest earning assets:
    Loans                                         ($1)       ($297)       ($298)
    Mortgage-backed securities                   (116)          (7)        (123)
    Investment securities                         239          (20)         219
    Interest-bearing deposits and other           (64)           1          (63)
                                                 ----        -----        -----
        Total interest-earning assets             $58        ($323)       ($265)
                                                 ====        =====        =====
Interest bearing liabilities:
    Deposits                                     ($13)       ($186)       ($199)
    FHLB advances                                  11            0           11
                                                 ----        -----        -----
        Total interest bearing liabilities        ($2)       ($186)       ($188)
                                                 ----        -----        -----
Net change in net interest income                 $60        ($137)        ($77)
                                                 ====        =====        =====



Source:  River Valley Bancorp's Prospectus

EXHIBIT 10


Yield and Cost Trends
At March 31, 1996, and
For The Three Months Ended March 31, 1995 and 1996 and
The Fiscal Years Ended December 31, 1993 through 1995



                                                                        Three months ended
                                                         At             ------------------
                                                      March 31,       March 31,       March 31,      Year ended December 31,
                                                      ---------       ---------       ---------      -----------------------
                                                        1996           1996            1995        1995         1994      1993
                                                        ----           ----            ----        ----         ----      ----


Average yield on loans                                7.71%           7.78%           7.49%        7.45%        7.31%     7.87%
Average yield on mortgage-backed securities           6.13%           6.07%           6.02%        6.10%        5.85%     5.90%
Average yield on investment securities                5.25%           4.77%           5.88%        5.58%        5.21%     5.73%
Average yield on interest-bearing deposits            5.16%           4.01%           5.76%        4.10%        4.90%     4.88%
Average yield on all interest-earning assets          7.02%           6.94%           6.98%        6.86%        6.66%     7.14%

Average interest cost of deposits                     4.32%           4.37%           4.07%        4.44%        3.66%     3.90%
Average cost of FHLB advances                         5.63%           7.20%           5.34%        5.90%        5.26%     4.55%
Average cost of all interest-bearing liabilities      4.35%           4.44%           4.13%        4.50%        3.66%     3.90%

Interest rate spread (1)                              2.67%           2.50%           2.85%        2.36%        3.00%     3.24%
                                                      ====            ====            ====         ====         ====      ====

Net yield on weighted average interest-
   earning assets (2)                                  ---%           2.71%           2.99%        2.61%        3.15%     3.32%


(1) Interest rate spread is calculated by subtracting combined weighted average interest rate cost from combined weighted average interest rate earned for the period indicated. Interest rate spread figures must be considered in light of the relationship between the amounts of interest-earnings assets and interest-bearing liabilities.

(2) The net yield on weighted average interest-earning assets is calculated by dividing net interest income by weighted average interest-earning assets for the period indicated. No net yield figure is presented at March 31, 1996, because the computation of net yield is applicable only over a period rather than a specific date.

Source:  River Valley Bancorp's Prospectus

EXHIBIT 11


Market Value of Portfolio Equity
At March 31, 1996



        Change in                           Net Portfolio
     Interest Rates                         Value                                NPV as % of PV of Assets
     (basis points)     $ Amount           $ Change            % Change          NPV Ratio          Change
     --------------     --------           --------            --------          ---------          ------
                                                   (In thousands)

     +400 bp *           $5,888            ($2,755)              (32.0%)            6.81%           (274) bp
     +300 bp              6,745             (1,898)              (22.0%)            7.70%           (185) bp
     +200 bp              7,537             (1,106)              (13.0%)            8.50%           (106) bp
     +100 bp              8,214               (429)               (5.0%)            9.16%            (40) bp
        0 bp              8,643                ---                 0.0%             9.55%               0 bp
     -100 bp              8,791                 148                2.0%             9.66%              11 bp
     -200 bp              8,817                 175                2.0%             9.65%              10 bp
     -300 bp              9,048                 106                5.0%             9.84%              29 bp
     -400 bp              9,533                 891               10.0%            10.28%              72 bp


*  Basis points.




Source:  River Valley Bancorp's Prospectus

EXHIBIT 12


Loan Portfolio Composition
At March 31, 1996, and at December 31, 1993 through 1995



                                       At March 31,                                          At December 31,
                                    --------------------         --------------------------------------------------------------
                                           1996                          1995                    1994               1993
                                    --------------------         --------------------      -----------------  -----------------
                                    Amount       Percent         Amount       Percent      Amount   Percent    Amount   Percent
                                    ------       -------         ------       -------      ------   -------    ------   -------
                                                                    (In thousands)
Real Estate Loans:
    One- to four-family             $44,492       76.2%         $44,417         74.7%     $46,378    81.5%     $45,206     86.3%
    Multifamily                       1,597        2.7%           1,613          2.7%       1,242     2.2%         912      1.7%
    Construction                      2,132        3.7%           2,489          4.2%         748     1.3%         809      1.5%
    Nonresidential real estate        5,983       10.2%           6,005         10.1%       4,740     8.3%       2,945      5.6%
    Land loans                          735        1.3%           1,558          2.6%       1,034     1.8%          91      0.2%
                                    -------       ----          -------         ----      -------    ----      -------     ----
       Total real estate loans       54,939       94.1%          56,082         94.3%      54,142    95.1%      49,963     95.3%
                                     ======       ====           ======         ====       ======    ====       ======     ====

Consumer loans:
       Automobile loans               1,351        2.3%           1,392          2.3%       1,022     1.8%         978      1.9%
       Secured by deposits              668        1.1%             590          1.0%         527     0.9%         591      1.1%
       Home improvement loans           267        0.5%             295          0.5%         270     0.5%         171      0.3
       Other                          1,173        2.0%           1,129          1.9%         977     1.7%         717      1.4%
                                    -------       ----          -------         ----      -------    ----      -------     ----
       Total loans                  $58,398      100.0%         $59,488        100.0%     $56,938   100.0%     $52,420    100.0%
                                    =======      =====          =======        =====      =======   =====      =======    =====

Add/(Deduct):
    Deferred loan
       origination costs               $226        0.4%            $234          0.4%        $243     0.4%        $236      0.4%
    Undisbursed portions of
       loans in process                (818)      (1.4%)         (1,370)        (2.3%)       (642)   (1.1%)       (459)    (0.9%)
    Allowance for loan losses          (413)      (0.7%)           (407)        (0.7%)       (252)   (0.4%)       (227)    (0.4%)
                                    -------       ----          -------         ----      -------    ----      -------     ----
       Net loans receivable         $57,393       98.3%         $57,945         97.4%     $56,287    98.9%     $51,970     99.1%
                                    =======       ====          =======         ====      =======    ====      =======     ====



Source:  River Valley Bancorp's Prospectus

EXHIBIT 13


Loan Maturity Schedule
At December 31, 1995


                                        Balance                      Due During Years Ended December 31,
                                       Outstanding   -----------------------------------------------------------------------
                                     at December 31,
                                     --------------                                1999 to   2001 to    2006 to     2011 and
                                          1995       1996       1997      1998     2000      2005       2010      following
                                          ----       ----       ----      ----     ----      ----       ----      ---------
                                                                            (In thousands)

Residential real estate loans:
   One-to four-family                    $44,417      $526      $144      $339      $725      $710    $18,536      $23,437
   Multi-family                            1,613         0         0         3        11       146        668          785
   Construction                            2,489       800        --        --        --        --        919          770
Non-residential real estate loans6,005        34        37        85     1,663     3,203     1,010
Land loans                                 1,558       800         7         9       546        98         98            0
Consumer loans:
   Loans secured by deposits590              482        25        29        20        32         2          0
   Other loans                             2,816       267       336       501     1,670        42          0            0
                                         -------    ------      ----      ----    ------    ------    -------      -------
       Total                             $59,488    $2,878      $516      $918    $3,057    $2,691    $23,426      $26,002
                                         =======    ======      ====      ====    ======    ======    =======      =======


                                          Due after December 31, 1996
                                       ---------------------------------
                                        Fixed     Viariable
                                        Rates        Rates       Total
                                       -------      -------      -------
Residential real estate loans:
   One-to four-family                  $14,298      $29,593      $43,891
   Multi-family                              0        1,613        1,613
   Construction                            680        1,009        1,689
Non-residential real estate loans           41        5,961        6,002
Land loans                                  14          745          759
Consumer loans:
   Loans secured by deposits                 0          108          108
   Other loans                           2,549            0        2,549
                                       -------      -------      -------
      Total                            $17,582      $39,029      $56,611
                                       =======      =======      =======



Source:  River Valley Bancorp's Prospectus

EXHIBIT 14


Loan Originations
For The Three Months Ended March 31, 1995 and 1996 and For the years ended December 31, 1993 through 1995



                                           Three months ended
                                                March 31,         For the fiscal years ended December 31,
                                          -------------------     ---------------------------------------
                                           1996        1995          1995        1994        1993
                                           ----        ----          ----        ----        ----
                                         (In thousands)

Loans originated:
   Residential real estate loans          $1,476       $1,758       $8,023      $12,097      $20,284
   Multifamily loans                          --           --           --          758           57
   Construction loans                        260          395        3,027        2,415        1,046
   Non-residential real estate loans          55          124        1,805       11,031        1,211
   Land loans                                 98           --          333          981           91
   Consumer loans                            608          469        2,412        2,137        1,419
                                          ------       ------      -------      -------      -------
     Total originations                   $2,497       $2,746      $15,600      $19,419      $24,108

Reductions:
   Principal loan repayments               3,036        2,594       13,708       14,973       25,670
   Transfers from loans to real
     estate owned                             --           --           --           15           35
                                          ------       ------      -------      -------      -------
         Total reductions                 $3,036       $2,594      $13,708      $14,988      $25,705
   Decrease in other items (1)               (13)          (2)        (234)        (114)        (118)
                                          ------       ------      -------      -------      -------
     Net increase (decrease)               ($552)        $150       $1,658       $4,317       $1,715
                                          ======       ======      =======      =======      =======


1) Other items consist of amortization of deferred loan origination costs and the provision for loan losses.




Source:  River Valley Bancorp's Prospectus

   EXHIBIT 15


Delinquent Loans at March 31, 1996, and at December 31, 1993 through 1995




                                          At March 31, 1996                                    At December 31, 1995
                            -------------------------------------------------     ------------------------------------------------
                                  60-89 Days           90 Days or More                  60-89 Days           90 Days or More
                            --------------------    -------------------------     -----------------------  -----------------------
                                       Principal                   Principal                   Principal                 Principal
                             Number   Balance of      Number       Balance of       Number     Balance of   Number      Balance of
                            of Loans    Loans        of Loans       Loans          of Loans      Loans     of Loans      Loans  of
                            --------    -----        --------       -----          --------      -----     --------      -----  --
                                                                    (Dollars in thousands)
Residential real
   estate loans............   ---       $---             2            $23               5         $102           1           $  1
Multi-family loans.........   ---        ---           ---            ---             ---          ---         ---            ---
Construction loans.........   ---        ---           ---            ---             ---          ---         ---            ---
Land loans.................   ---        ---           ---            ---             ---          ---         ---            ---
Nonresidential
   real estate loans.......   ---        ---           ---            ---               1           23         ---            ---
Consumer loans.............   ---        ---             4              7               1            3           4              7
                             ----       ----          ----           ----            ----         ----        ----           ----
   Total...................   ---       $---             6            $30               7         $128           5           $  8
                             ====       ====          ====           ====            ====         ====        ====           ====
Delinquent loans to
   total loans.............                                          0.05%                                                   0.23%
                                                                     ====                                                    ====



                                         At December 31, 1994                                   At December 31, 1993
                            -------------------------------------------------     ------------------------------------------------
                                  60-89 Days           90 Days or More                  60-89 Days           90 Days or More
                            --------------------    -------------------------     -----------------------  -----------------------
                                       Principal                   Principal                   Principal                 Principal
                             Number   Balance of      Number       Balance of       Number     Balance of   Number      Balance of
                            of Loans    Loans        of Loans       Loans          of Loans      Loans     of Loans      Loans  of
                            --------    -----        --------       -----          --------      -----     --------     ----------
                                                                    (Dollars in thousands)
Residential real
   estate loans............     1      $  4              2            $13              4        $   94        ---           $---
Multi-family loans.........   ---       ---            ---            ---              1            10        ---            ---
Construction loans.........   ---       ---            ---            ---            ---           ---        ---            ---
Land loans.................   ---       ---            ---            ---            ---           ---        ---            ---
Nonresidential
   real estate loans.......    --       ---            ---            ---            ---           ---        ---            ---
Consumer loans.............     6        13            ---            ---              1             1          3              7
                             ----      ----           ----           ----           ----         -----       ----          -----
   Total...................     7       $17              2            $13              6          $105          3             $7
                              ===      ====           ====           ====           ====         =====       ====          =====
Delinquent loans to
   total loans.............                                          0.05%                                                  0.22%
                                                                     ====                                                   ====






Source:  River Valley Bancorp's Prospectus

EXHIBIT 16


Nonperforming Assets
At March 31, 1996, and at December 31, 1993 through 1995




                                                           March 31,                                   At December 31,
                                                        ------------                --------------------------------------------
                                                            1996                      1995              1994             1993
                                                        -----------                 --------         ----------        ---------
                                                         (Unaudited)         (Dollars in thousands)
Non-performing assets:
   Loans greater than 90 day delinquent................      $ 30                       $ 8             $ 13               $ 7
   Troubled debt restructurings........................       ---                       ---              ---               ---
                                                             ----                      ----             ----              ----
     Total non-performing loans........................        30                         8               13                 7
   Foreclosed real estate..............................       ---                       ---              ---               ---
                                                             ----                      ----             ----              ----
     Total non-performing assets.......................      $ 30                       $ 8             $ 13               $ 7
                                                             ====                      ====             ====              ====
Non-performing loans to total loans....................      0.05%                     0.01%            0.02%             0.01%
                                                             ====                      ====             ====              ====

Non-performing assets to total assets..................      0.03%                     0.01%            0.01%             0.01%
                                                             ====                      ====             ====              ====



Source:  River Valley Bancorp's Prospectus

EXHIBIT 17


Classified Assets
At March 31, 1996, and at December 31, 1994 and 1995



                                        At March 31,           At December 31,
                                        ------------         ------------------
                                            1996             1995         1994
                                            ----             ----         ----
                                      (In thousands)

Classified Assets:
    Substandard                              $97              $80         $145
    Doubtful                                   0                0            0
    Loss                                       8                8            2
                                            ----              ---         ----
        Total classified assets             $105              $88         $147
                                            ====              ===         ====






    Source:  River Valley Bancorp's Prospectus

EXHIBIT 18

Allowance for Loan Losses
For the Three Months Ended March 31, 1995 and 1996, and For the Fiscal Years Ended December 31, 1993 through 1995



                                                        Three Months                                 Year Ended
                                                       Ended March 31,                              December 31,
                                                  ------------------------           -------------------------------------------
                                                    1996            1995              1995              1994             1993
                                                    ----            ----              ----              ----             ----
                                                 (Unaudited)          (Dollars in thousands)
Balance of allowance at beginning
   of period................................       $407             $252              $252               $227             $262
Add:
     Provision for losses on loans..........          6              ---               150                 29               55
   Recoveries of loans previously
     charged off:
     Consumer loans.........................        ---              ---                 5                ---               10
       Total recoveries.....................        ---              ---                 5                ---               10
   Less charge-offs:
     Residential real estate loans..........        ---              ---               ---                ---               75
     Consumer loans.........................        ---              ---               ---                  4               25
                                                   ----             ----              ----               ----             ----
       Total charge-offs....................        ---              ---               ---                  4              100
                                                   ----             ----              ----               ----             ----
Net charge-offs (recoveries)................        ---              ---                (5)                 4               90
                                                   ----             ----              ----               ----             ----
Balance of allowance at end of
   period...................................       $413             $252              $407               $252             $227
                                                   ====             ====              ====               ====             ====
Net charge-offs (recoveries) to total
   average loans outstanding................        ---%             ---%            (0.01)%             0.01%            0.17%
Allowance at end of period to loans
   outstanding..............................        0.72%           0.45%             0.70%              0.45%            0.44%
Allowance at end of period to
   non-performing loans.....................    1,376.67%       2,520.00%         5,087.50 %         1,938.46%        3,242.86%






Source:  River Valley Bancorp's Prospectus

EXHIBIT 19


Investment Portfolio Composition
At March 31, 1995, and
At December 31, 1993 through 1995



                                          At March 31,                                  At December 31,
                                        ------------------     -----------------------------------------------------------------
                                              1996                   1995                    1994                   1993
                                        ------------------     ------------------     -------------------     ------------------
                                        Amortized   Market     Amortized   Market     Amortized    Market     Amortized   Market
                                          Cost       Value       Cost       Value       Cost        Value       Cost       Value
                                        ---------   ------     ---------   ------     ---------    ------     ---------   ------
                                           (Unaudited)                        (In thousands)
Held to Maturity:
   U.S. Government and
     agency obligations............... $  6,000    $  5,909   $  8,000   $  7,930      $13,996    $13,120    $  9,491   $  9,574
Available for Sale:
   U.S. Government and
     agency obligations...............    4,000       3,959      5,000      5,018          ---        ---         ---        ---
   Asset management funds.............                             ---        ---          101        101         ---        ---
FHLB stock............................      610         610        610        610          610        610         610        610
                                        -------     -------    -------    -------      -------    -------     -------    -------
     Total investments................  $10,610     $10,478    $13,610    $13,558      $14,707    $13,831     $10,101    $10,101
                                        =======     =======    =======    =======      =======    =======     =======    =======




                                                     At March 31,                               At December 31,
                                                 ------------------   --------------------------------------------------------------
                                                         1996                  1995                 1994                 1993
                                                 ------------------   -------------------   ------------------   -------------------
                                                 Amortized   Market   Amortized    Market   Amortized   Market   Amortized    Market
                                                   Cost       Value      Cost       Value      Cost      Value      Cost       Value
                                                 ---------   ------   ---------    ------   ---------   ------   ---------    ------
                                                      (Unaudited)                       (In thousands)

Mortgage-backed
   securities...............................       $9,146    $9,068      $9,917     $9,941    $11,328    $10,715   $13,925  $14,195
                                                   ======    ======      ======     ======    =======    =======   =======  =======




Source:  River Valley Bancorp's Prospectus

EXHIBIT 20


Mix of Deposits
At March 31, 1996, and at December 31, 1993 through 1995


                                             At March 31,                                    At December 31,
                                        ----------------------    ----------------------------------------------------------------
                                                 1996                    1995                     1994                 1993
                                        ----------------------    ----------------------    ------------------  ------------------
                                                       Percent                   Percent               Percent              Percent
                                                      of total                  of total              of total             of total
                                          Amount       deposits    Amount       deposits    Amount    deposits   Amount    deposits
                                          ------       --------    ------       --------    ------    --------   ------    --------
                                       (In thousands)
Transaction Accounts:
    NOW and Super NOW accounts           $9,904           12.5%     $9,004        12.0%      $8,143     10.8%     $7,450      9.6%
    Money market demand accounts          7,238            9.1%      7,141         9.5%       7,652     10.1%      8,287     10.6%
    Passbook accounts                    17,189           21.7%     17,911        23.8%      19,430     25.7%     23,143     29.6%
                                         ------          ----      ------        ----       ------     ----      ------     ----
        Total transaction accounts       34,331           43.3%     34,056        45.3%      35,225     46.7%     38,880     49.8%
                                         ------          ----      ------        ----       ------     ----      ------     ----

Certificates of deposit:
    3.00 - 3.99%                             ---          0.0%        ---         0.0%         443      0.6%     25,420     32.5%
    4.00 - 4.99%                           4,381          5.5%         98         0.1%      30,882     40.9%      9,900     12.7%
    5.00 - 5.99%                          26,279         33.2%     30,116        40.0%       5,276      7.0%      3,578      4.6%
    6.00 - 6.99%                          13,682         17.3%     10,731        14.3%       3,365      4.5%        303      0.4%
    7.00 - 7.99%                             581          0.7%        232         0.3%         267      0.3%        ---      0.0%
                                         ------          ----      ------        ----       ------     ----      ------     ----
        Total certificate accounts       44,923          56.7%     41,177        54.7%      40,233     53.3%     39,201     50.2%
                                         ------          ----      ------        ----       ------     ----      ------     ----

        Total deposits                   $79,254                   $75,233                  $75,458              $78,081
                                         =======                   =======                  =======              =======
                                                       100.00%                  100.0%                100.0%               100.0%
                                                       ======                   =====                 =====                =====


Source:  River Valley Bancorp's Prospectus

EXHIBIT 21


Deposit Activity
For the Years Ended December 31, 1993 through 1995



                                    Year ended December 31,
                            ------------------------------------
                              1995          1994          1993
                             -------       -------       -------

Deposits                    $176,308      $155,294      $129,392
Withdrawals                  177,780       159,211       129,400
                             -------       -------       -------
Net deposits before
  interest credited           (1,472)       (3,917)           (8)
                             -------       -------       -------
Interest credited              1,247         1,294         1,401
                             -------       -------       -------
Net increase (decrease)        ($225)      ($2,623)       $1,393
                               =====       =======        ======





Source:  River Valley Bancorp's Prospectus

EXHIBIT 22

Borrowed Funds
At March 31, 1995 and 1996, and
At December 31, 1993, 1994 and 1995



                                                                 At or for the
                                                                 Three Months                        At or for the Year
                                                                Ended March 31,                      Ended December 31,
                                                           ------------------------           -------------------------------
                                                            1996             1995              1995          1994        1993
                                                            ----             ----              ----          ----        ----
                                                                               (Dollars in thousands)
FHLB Advances:
     Outstanding at end of period....................       $2,000          $2,054             $4,471        $4,986      $ ---
     Average balance outstanding for period..........        2,000           3,520              2,967           228         22
     Maximum amount outstanding at any
       month-end during the period...................        3,404           3,283              4,471         4,986        ---
     Weighted average interest rate
       during the period.............................         6.00  %         5.34%              5.90  %       5.26%      4.55%
     Weighted average interest rate
       at end of period..............................         5.63            6.81               5.76          6.26        ---



     Source:  River Valley Bancorp's Prospectus

EXHIBIT 23


OFFICES OF MADISON FIRST FEDERAL SAVINGS & LOAN ASSOCIATION
AT MARCH 31, 1996



                                                       Approximate     Net Book
                                           Date           Square      Value of
  Description/Address                    Acquired         Footage     Property
  -------------------                    --------         -------     --------

  Locations in Madison, Indiana
      Downtown Office:
      233 East Main Street                 1952        9,110          $171,000

      Drive-Through Branch:
      401 East Main Street                 1984          375          $117,000

      Hilltop Location:
      303 Clifty Drive                     1973        3,250          $242,000

  Location in Hanover, Indiana
      136 Thornton Road                    1980        2,584          $254,000




  Source:  River Valley Bancorp's Prospectus

EXHIBIT 24


LIST OF KEY OFFICERS AND DIRECTORS
At March 31, 1996



                                                                                         Year of
                                                                                      Commencement                 Term
            Name                     Age                   Position                  of Directorship              Expires
            ----                     ---                   --------                  ---------------              -------

Robert W. Anger                      58         Director,                                 1981                     1997
                                                Vice President - Lending
Cecil L. Dorton                      51         Vice Chairman                             1990                     1998
James E. Fritz                       33         Director, President and                   1995                     1997
                                                Chief Executive Officer
Michael J. Hensley                   40         Director                                  1995                     1999
Earl W. Johann                       64         Director                                  1987                     1998
Fred W. Koehler                      55         Chairman                                  1988                     1999
Traci A. Bridgford                   27         Vice President -
                                                Compliance/Operations                       -                        -
                                     48         Secretary                                   -                        -
John Wayne Deveary                   42         Vice President and
                                                Treasurer                                   -                        -



(1)  Mr. Collins also serves the Association as outside counsel.



Source:  River Valley Bancorp's Prospectus

EXHIBIT 25


CITIZENS NATIONAL BANK OF MADISON
MADISON, INDIANA

STATEMENTS OF FINANCIAL CONDITION
At March 31, 1996, and at December 31, 1995


                                                                   At                At
                                                                March 31,       December 31,
                                                                ---------       ------------
     ASSETS                                                       1996              1995
     ------                                                     ---------       ------------
                                                               (Unaudited)

                                                                       (In thousands)
Cash and due from banks                                            $1,698          $2,348
Federal funds sold                                                  1,775           2,775
                                                                  -------         -------
   Total cash and cash equivalents                                  3,473           5,123

Certificates of deposit in other financial institutions             2,362           1,703
Investment securities:
   Available for sale, at market value                              4,619           1,306
   At amortized cost                                                   --              --
Mortgage-backed and related securities - designated
   as available for sale at market value                            3,429           3,561
Mortgage-backed and related securities - at amortized cost             --              --
Loans receivable, net                                              41,588          40,432
Office premises and equipment at depreciated cost                   1,373           1,404
Federal Home Loan Bank stock - at cost                                271             271
Federal Reserve Bank stock - at cost                                   80              80
Accrued interest receivable                                           473             452
Prepaid expenses and other assets                                     277              95
Prepaid federal income taxes                                           10              --
Deferred tax asset                                                    100              76
                                                                  -------         -------
       TOTAL ASSETS                                               $58,055         $54,503
                                                                  =======         =======


LIABILITIES AND RETAINED EARNINGS

Deposits                                                          $52,747         $49,227
Advances from the Federal Home Loan Bank                            1,500           1,500
Accrued interest payable                                              184             205
Other liabilities                                                     179              93
Accrued Federal income taxes                                           --              82
                                                                  -------         -------
       TOTAL LIABILITIES                                          $54,610         $51,107

Retained earnings - substantially restricted                        3,496           3,414
Unrealized gain (loss) on securities available for sale,
   net of related tax effects                                         (51)            (18)
                                                                  -------         -------
       TOTAL RETAINED EARNINGS$                                     3,445           3,396

       TOTAL LIABILITIES AND RETAINED EARNINGS                    $58,055         $54,503
                                                                  =======         =======



Source: Citizen National's audited and unaudited financial statements

    EXHIBIT 26


    CITIZENS NATIONAL BANK OF MADISON
    MADISON, INDIANA

    STATEMENTS OF EARNINGS For three months ended March 31, 1996, And the year ended December 31, 1995


                                                           Three months ended   Year ended
                                                              March 31,        December 31,
                                                            ------------       ------------
                                                                1996              1995
                                                            ------------       ------------
                                                              (Unaudited)

Interest income                                                     (In thousands)
    Loans                                                        $899           $3,195
    Mortgage-backed and related securities                         57              230
    Investment securities                                          21              192
    Interest-bearing deposits and other income                     93               78
                                                              -------          -------
         Total interest income                                  1,070            3,695

Interest expense
    Deposits                                                      548            1,750
    Borrowings                                                     25               70
         Total interest expense                                   573            1,820
                                                              -------          -------

         Net interest income                                      497            1,875

Provision for loan losses                                         150              104
                                                              -------          -------
         Net interest income after
           provision for loan losses                              347            1,771

Other income
    Service charges and other fees on deposits                     81              293
    Service fees, charges and other operating income               71              266
    Gains (losses) on sale of investment securities                --                4
                                                              -------          -------
         Total other income                                       152              563

General, administrative and other expense
    Employee compensation and benefits                            226              831
    Occupancy and equipment                                        76              292
    Other operating                                               159              646
                                                              -------          -------
         Total general, administrative and other expense          461            1,769

         Earnings before income taxes and cumulative
           effect of change in accounting method                   38              565

Income taxes
    Current                                                        16              223
    Deferred                                                       --               --
                                                              -------          -------
                                                                   16              223
                                                              -------          -------
         Earnings before cumulative effect of change in
           accounting method                                       22              342

Cumulative effect of change in method of accounting
    for income taxes                                               --               --
                                                              -------          -------
         NET EARNINGS                                             $22             $342
                                                              =======          =======
Earnings per share                                              $0.17            $2.71
                                                              =======          =======
Average shares outstanding                                    126,037          126,037
                                                              =======          =======



        Source: Citizen National's audited and unaudited financial statements

EXHIBIT 27


Performance Indicators
Citizens National Bank of Madison
At March 31, 1995 and 1996, and
At December 31, 1991 Through 1995

                                                   AT OR FOR THE
                                                    THREE MONTHS                               AT OR FOR THE
                                                   ENDED MARCH 31,                        YEAR ENDED DECEMBER 31,
                                                 -----------------         ------------------------------------------------------
                                                  1996       1995          1995         1994         1993        1992        1991
                                                  ----       ----          ----         ----         ----        ----        ----

Selected Financial Ratios and Other Data:

Interest rate spread during period..........       3.10%      4.09%        3.78%       4.04%         3.53%       3.60%       3.90%
Net yield on interest-earning assets (1) (2)       3.69       4.51         4.25        4.49          4.19        3.99        3.41
Return on assets (2) (3)....................       0.16       1.12         0.71        0.87          0.84        0.68        0.40
Return on equity (2) (4)....................       2.57      15.23        10.69       11.27         10.33        8.80        5.40
Equity to assets (5)........................       5.93       7.27         6.23        7.27          8.30        7.87        7.55
Average interest-earning assets to average
   interest-bearing liabilities.............     113.79     112.08       111.50      114.79        121.74      109.92      109.78
Non-performing assets to total assets (5)...       0.45       0.90         0.54        0.23          0.11        0.05        0.05
Allowance for loan losses to total loans
   outstanding (5)..........................       1.15       1.03         0.86        1.13          1.80        1.69        1.85
Allowance for loan losses to
   non-performing loans (5).................     182.44      85.68       117.17      361.29        997.22    1,504.76    1,436.36
Net charge-offs to average
   total loans outstanding .................       0.05       0.03         0.25        0.17          0.04        0.30         ---
Other expenses to
   average assets(5) (6)......................     3.26       3.92         3.89        4.24          4.56        3.69        3.64

-----------
(1)  Net interest income divided by average interest-earning assets.
(2) Information for three months ended March 31, 1996 and 1995, has been annualized.
(3)  Net income divided by average total assets.
(4)  Net income divided by average total equity.
(5)  At end of period.
(6)  Other expenses less state taxes divided by average total assets.


Source:  River Valley Bancorp's Prospectus

EXHIBIT 28

Key Demographic Data and Trends
United States, Indiana, Jefferson County and Madison
1990, 1995, 2000



Population (000)                      1990                1995             % Chg.             2000             % Chg.
----------------                      ----                ----             ------             ----             ------
United States                      248,709,873         263,006,245            5.7%         277,083,635            5.4%
Indiana                              5,544,159           5,800,169            4.6%           6,046,259            4.2%
Jefferson County                        29,747              30,679            3.1%              31,520            2.7%
Madison                                 20,561              20,858            1.4%              21,271            2.0%



Households (000)
United States                       91,947,410          97,069,804            5.6%         102,201,641            5.3%
Indiana                              2,065,355           2,160,726            4.6%           2,252,401            4.2%
Jefferson County                        10,897              11,250            3.2%              11,572            2.9%
Madison                                  7,880               7,996            1.5%               8,153            2.0%



Per Capita Income ($)
United States                          $12,313             $16,405           33.2%             --                --
Indiana                                 11,822              16,671           41.0%             --                --
Jefferson County                        11,631              15,558           33.8%             --                --
Madison                                  9,737              16,359           68.0%             --                --



Median Household Income ($)
United States                          $28,255             $33,610           19.0%             $32,972           -1.9%
Indiana                                 28,380              36,137           27.3%              36,848            2.0%
Jefferson County                        21,280              34,597           62.6%              36,092            4.3%
Madison                                 21,177              34,456           62.7%              36,036            4.6%



Source:  Data Users Center and CACI.

EXHIBIT 29

Major Sources of Personal Income by Industry Group
United States, Indiana and Jefferson County
1993



                                                                     Jefferson
Industry Group                  United States          Indiana          County
--------------                  -------------          -------          ------
Agriculture/Mining                       1.6%             0.8%            0.5%
Construction                             5.4%             6.0%            3.1%
Manufacturing                           24.8%            39.3%           33.8%
Transportation/Utilities                 7.7%             6.8%            6.2%
Wholesale/Retail                        19.8%            17.0%           24.0%
Finance, Insurance, &
  Real Estate                            9.7%             6.6%            2.5%
Services                                31.0%            23.5%           29.9%




Source:  Bureau of the Census County Business Patterns

EXHIBIT 30

Key Housing Data
United States, Indiana, Jefferson County and Madison
1990



Occupied Housing Units                                1990
----------------------                                ----
United States                                      91,947,410
                                                    4,506,275
Jefferson County                                       10,897
Madison                                                 7,869


Occupancy
---------
United States
   Owner-Occupied                                       64.2%
   Renter-Occupied                                      35.8%


   Owner-Occupied                                       70.2%
   Renter-Occupied                                      29.8%


   Owner-Occupied                                       73.2%
   Renter-Occupied                                      26.8%


   Owner-Occupied                                       70.9%
   Renter-Occupied                                      29.1%


Median Housing Values
---------------------
United States                                         $79,098
                                                       53,909
                                                       44,899
                                                       46,432


Median Rent
-----------
United States                                            $374
                                                          291
                                                          215
                                                          215


Source:   U.S. Department of Commerce and CACI Sourcebook.

EXHIBIT 31

New Housing Permits and Growth Rates
United States, Indiana, Jefferson County and Madison
1991-1994



                              New Housing Permits
                              1-4 Family Dwellings

                                                           %                                 %                              %
                                                         Chg.                              Chg.                           Chg.
                         1991          1992             '91-'92         1993              '92-'93        1994            '93-'94
                         ----          ----             -------         ----              -------        ----            -------

United States            796,647        956,494            20.1%        1,038,907            8.6%      1,130,657             8.8%
Indiana                   20,460         25,698            25.6%           27,203            5.9%         29,984            10.2%
Jefferson County              75            168           124.0%              123          -26.8%            134             8.9%
Madison                       31            104           235.5%               63          -39.4%             68             7.9%


Source:  Bureau of the Census

EXHIBIT 32

Unemployment Rates
United States, Indiana and Jefferson County
1990, 1993, 1996



Location                           1990           1993              1996*
--------                           ----           ----              -----

United States                      5.5%           6.8%               6.0%

Indiana                            5.3%           5.3%               5.0%

Jefferson County                   6.2%           5.6%               5.4%


*February, 1996

Source:  Indiana Department of Workforce Development

EXHIBIT 33

Market Share of Deposits
Madison First Federal



                      Jefferson       Madison First     Madison First      Madison         Madison First       Madison First
                       County         Federal's         Federal's           City           Federal's           Federal's
                      Deposits          Share             Share           Deposits           Share               Share
                        (000)           (000)              (%)              (000)            (000)                (%)
                      ---------       -------------     -------------      -------         -------------       -------------

Banks                  $205,253             ---               ---         $182,722              ---               ---
Thrifts                 103,778         $69,363             66.8%           93,414           69,363              74.3%
Credit Unions            14,418             ---               ---           14,418              ---               ---
                       --------         -------             ----          --------          -------              ----
Total Deposits         $323,449         $69,363             21.4%         $290,554          $69,363              23.9%



Source:  Sheshunoff

EXHIBIT 34

National Interest Rates by Quarter
1992-1996

                              1st Qtr.      2nd Qtr.     3rd Qtr.     4th Qtr.
                                1992          1992         1992         1992
                              --------      --------     --------     --------
Prime Rate                      6.50%        6.50%         6.00%        6.00%
90-Day Treasury Bills           4.14%        3.63%         2.73%        3.13%
1-Year Treasury Bills           4.49%        4.03%         3.04%        3.57%
30-Year Treasury Bills          7.98%        7.78%         7.67%        7.39%

                              1st Qtr.      2nd Qtr.     3rd Qtr.     4th Qtr.
                                1993          1993         1993         1993
                              --------      --------     --------     --------
Prime Rate                      6.00%        6.00%         6.00%        6.00%
90-Day Treasury Bills           2.93%        3.07%         2.96%        3.05%
1-Year Treasury Bills           3.27%        3.43%         3.35%        3.58%
30-Year Treasury Bills          6.92%        6.67%         6.03%        6.35%

                              1st Qtr.      2nd Qtr.     3rd Qtr.     4th Qtr.
                                1994          1994         1994         1994
                              --------      --------     --------     --------
Prime Rate                      6.25%        7.25%         7.75%        8.50%
90-Day Treasury Bills           3.54%        4.23%         5.14%        5.66%
1-Year Treasury Bills           4.40%        5.49%         6.13%        7.15%
30-Year Treasury Bills          7.11%        7.43%         7.82%        7.88%

                              1st Qtr.      2nd Qtr.     3rd Qtr.     4th Qtr.
                                1995          1995         1995         1995
                              --------      --------     --------     --------
Prime Rate                      9.00%        9.00%         8.75%        8.50%
90-Day Treasury Bills           5.66%        5.58%         5.40%        5.06%
1-Year Treasury Bills           6.51%        5.62%         5.45%        5.14%
30-Year Treasury Bills          7.43%        6.71%         5.69%        5.97%

                              1st Qtr.
                                1996
                              --------
Prime Rate                      8.25%
90-Day Treasury Bills           5.18%
1-Year Treasury Bills           5.43%
30-Year Treasury Bills          6.73%

Source:  The Wall Street Journal

                                                                      Exhibit 35

KELLER & COMPANY
Columbus, Ohio
614-766-1426

THRIFT STOCK PRICES AND PRICING RATIOS
PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
(EXCLUDING MUTUAL HOLDING COMPANIES)
AS OF MAY 3, 1996



                                                                                   PER SHARE
                                                            Latest  All Time All Time  Monthly  Quarterly  Book            12 Month
                                                             Price    High      Low    Change    Change    Value   Assets    Div.
                                      State Exchange          ($)      ($)      ($)      (%)       (%)      ($)      ($)      ($)
                                      -----  --------      -------- -------- -------- --------  -------- -------- -------- --------


PLE     Pinnacle Bank                    AL   AMSE               16.12      19.25     4.00   -3.01  -10.42    16.84   218.37    0.72
SRN     Southern Banc Company, Inc       AL   AMSE               13.12      13.25    11.37    7.14    9.38    15.32    75.45      NA
SZB     SouthFirst Bancshares, Inc.      AL   AMSE               12.12      16.00    10.62    1.04    0.00    17.44    99.37      NA
VAFD    Valley Federal Savings Bank      AL   NASDAQ 30.500      35.25      8.500    -7.58  -12.86   27.49   335.25     0.60   24.80
FFBH    First Federal Bancshares of AR   AR   NASDAQ 14.000      14.00     13.000       NA      NA      NA       NA       NA      NA
FTF     Texarkana First Financial Corp   AR   AMSE               15.62      15.87    10.00    0.81   11.61    16.98    82.36      NA
AHM     Ahmanson & Company (H.F.)        CA   NYSE               25.87      28.62     2.68    9.52   10.11    20.40   442.46    0.88
AFFFZ   America First Financial Fund     CA   NASDAQ 27.000      29.75     14.500    -1.82   -6.09   25.52   388.17     1.60    9.34
BPLS    Bank Plus Corp.                  CA   NASDAQ              9.19      14.00     5.00   -1.97    5.03     9.59   179.78    0.00
BVFS    Bay View Capital Corp.           CA   NASDAQ 33.625      35.25      11.25     0.37    6.75   29.46   421.76     0.60      NM
BYFC    Broadway Financial Corp.         CA   NASDAQ 10.000      11.00     10.000    -9.09   -6.98   14.73   129.07       NA      NA
CAL     Cal Fed Bancorp, Inc.            CA   NYSE              18.250    200.000     6.25    3.55   17.74    13.08   289.58    0.00
CFHC    California Financial Holding     CA   NASDAQ 21.000      21.87      5.909    -4.00    4.35   18.44   273.71     0.44   27.63
CENF    CENFED Financial Corp.           CA   NASDAQ 21.500      23.40      5.000    -4.97   -2.47   21.02   420.07     0.33   11.14
CSA     Coast Savings Financial          CA   NYSE               33.75      34.62     1.62    8.87   18.42    22.89   443.40    0.00
DSL     Downey Financial Corp.           CA   NYSE               22.00      26.19     2.08   -3.83   -0.56    22.83   274.12    0.46
FSSB    First FS&LA of San Bernardino    CA   NASDAQ 10.000      14.50      6.875    -3.61  -13.04   17.75   314.62     0.00      NM
FED     FirstFed Financial Corp.         CA   NYSE               16.62      26.60     1.12    5.56   14.66    18.38   392.10    0.00
GLN     Glendale Federal Bank, FSB       CA   NYSE              18.125    589.500     5.25   -2.68   10.69    14.80   325.92    0.00
GDW     Golden West Financial            CA   NYSE               55.37      56.25     3.87    4.98    6.24    39.79   597.27    0.36
GWF     Great Western Financial          CA   NYSE               23.37      27.12     3.95    1.63   -1.06    18.42   318.96    0.92
HTHR    Hawthorne Financial Corp.        CA   NASDAQ              6.25      35.50     2.25   28.21   38.89    11.26   297.43    0.00
HEMT    HF Bancorp, Inc.                 CA   NASDAQ 10.000      10.25       8.18     2.56    1.27   13.45   117.61       NA      NA
HBNK    Highland Federal Bank FSB        CA   NASDAQ 16.375      17.00      11.00     0.77    0.77   15.08   192.47     0.00   25.59
HFSF    Home Federal Financial Corp.     CA   NASDAQ 18.125      19.00       4.38     0.69    0.69   14.84   195.51     0.24   27.05
MBBC    Monterey Bay Bancorp, Inc.       CA   NASDAQ 12.060      13.06      8.750    -0.54   -0.54   15.11    93.40     0.00   60.30
NHSL    NHS Financial, Inc.              CA   NASDAQ 11.000      11.08       3.69    18.92   15.79    9.78   115.99     0.16   55.00
PSSB    Palm Springs Savings Bank        CA   NASDAQ 13.750      14.00       4.50    61.76   48.65   10.34   169.85     0.12   13.10
PFFB    PFF Bancorp, Inc.                CA   NASDAQ 10.875      11.75     10.810    -5.43   NA      14.57   101.23       NA      NA
QCBC    Quaker City Bancorp, Inc.        CA   NASDAQ 14.375      14.75       7.50     3.60   10.58   17.43   176.44     0.00   17.11
REDF    RedFed Bancorp Inc.              CA   NASDAQ              9.62      14.50     7.75   10.00    0.00    11.90   211.32    0.00
SGVB    SGV Bancorp, Inc.                CA   NASDAQ              9.00      10.12     8.00    0.00   -4.00    11.94   122.11      NA
WES     Westcorp                         CA   NYSE               18.75      21.90     3.70   -1.56    2.94    11.78   119.08    0.35
FFBA    First Colorado Bancorp, Inc.     CO   NASDAQ 13.250      13.62       3.18     6.00   12.77   12.02    73.52       NA      NA
MORG    Morgan Financial Corp.           CO   NASDAQ 12.250      12.50       6.75    11.36   -2.00   12.61    86.05     0.77   15.31


                                                      PRICING RATIOS
                                           Price/    Price/   Price/  Price/Core
                                           Earnings  Bk. Value Assets   Earnings
                                              (X)       (%)      (%)       (X)
                                           --------  -------- --------  --------
PLE     Pinnacle Bank                         9.71    95.75     7.38   10.54
SRN     Southern Banc Company, Inc              NA    85.67    17.40      NA
SZB     SouthFirst Bancshares, Inc.             NA    69.52    12.20      NA
VAFD    Valley Federal Savings Bank         110.95     9.10    24.60   22.58
FFBH    First Federal Bancshares of AR          NA       NA       NA   34.58
FTF     Texarkana First Financial Corp          NA     92.0    18.97      NA
AHM     Ahmanson & Company (H.F.)             7.82   126.84     5.85   38.62
AFFFZ   America First Financial Fund        105.80     6.96     9.41   10.26
BPLS    Bank Plus Corp.                         NM    95.83     5.11      NM
BVFS    Bay View Capital Corp.              114.14     7.97   31.13    29.63
BYFC    Broadway Financial Corp.             67.89     7.75      NA       NA
CAL     Cal Fed Bancorp, Inc.                11.06   139.53    6.30    11.85
CFHC    California Financial Holding        113.88     7.67   31.82
CENF    CENFED Financial Corp.              102.28     5.12   15.93
CSA     Coast Savings Financial              16.54   147.44    7.61    19.07
DSL     Downey Financial Corp.               13.02    96.36    8.03    14.67
FSSB    First FS&LA of San Bernardino        56.34     3.18      NM
FED     FirstFed Financial Corp.             23.09    90.45    4.24    25.19
GLN     Glendale Federal Bank, FSB           72.50   122.47    5.56    20.14
GDW     Golden West Financial                12.56   139.17    9.27    12.70
GWF     Great Western Financial              12.30   126.90    7.33    13.43
HTHR    Hawthorne Financial Corp.               NM    55.51    2.10      NM
HEMT    HF Bancorp, Inc.                     74.35     8.50      NA
HBNK    Highland Federal Bank FSB           108.59     8.51   25.59
HFSF    Home Federal Financial Corp.        122.14     9.27   47.70
MBBC    Monterey Bay Bancorp, Inc.           79.81    12.91   50.25
NHSL    NHS Financial, Inc.                 112.47     9.48   55.00
PSSB    Palm Springs Savings Bank           132.98     8.10   24.55
PFFB    PFF Bancorp, Inc.                    74.64    10.74      NA
QCBC    Quaker City Bancorp, Inc.            82.47     8.15   17.97
REDF    RedFed Bancorp Inc.                     NM    80.88    4.55      NM
SGVB    SGV Bancorp, Inc.                       NA    75.38    7.37      NA
WES     Westcorp                             13.39   159.17   15.75   29.30
FFBA    First Colorado Bancorp, Inc.        110.23    18.02      NA
MORG    Morgan Financial Corp.               97.15    14.24   15.91


EGFC    Eagle Financial Corp.            CT   NASDAQ    23.750     27.75      6.19    0.00    2.15    22.69   318.06    0.88
FFES    First Federal of East Hartford   CT   NASDAQ    17.375     21.50     4.000   -2.11  -13.13    22.30   359.89    0.57
NTMG    Nutmeg Federal S&LA              CT   NASDAQ      7.50      7.75      4.64    3.45    7.14     6.99   121.08    0.00
WBST    Webster Financial Corporation    CT   NASDAQ    28.875     30.50      3.86    5.00   -2.12    24.27   470.54    0.64
IFSB    Independence Federal Savings     DC   NASDAQ      7.50     10.25      0.25    1.69   -7.69    13.37   206.46    0.20
BANC    BankAtlantic Bancorp, Inc.       FL   NASDAQ    15.125     16.00     0.278   -5.47    2.54    11.65   139.90    0.17
BKUNA   BankUnited Financial Corp.       FL   NASDAQ      8.00     12.75      2.32   -1.54    1.59     7.93   129.72    0.00
FFFG    F.F.O. Financial Group, Inc.     FL   NASDAQ      2.62     10.00      0.56    0.00   -4.55     2.18    36.26    0.00
FFLC    FFLC Bancorp, Inc.               FL   NASDAQ    17.875     20.25    12.750   -0.69    0.70    21.26   125.27    0.32
FFML    First Family Financial Corp.     FL   NASDAQ    21.000     23.00     5.000   -1.18    0.00    15.77   281.19    0.16
FPRY    First Financial Bancorp          FL   NASDAQ    20.625     21.12     4.132   -1.20    0.61    17.07   268.91    0.58
FFPB    First Palm Beach Bancorp, Inc.   FL   NASDAQ    21.500     24.87    14.000   -1.15    1.78    21.60   282.86    0.30
FFPC    Florida First Bancorp, Inc.      FL   NASDAQ      9.75     10.00      0.75   14.71   18.18     6.24    90.11    0.18
HOFL    Home Financial Corp.             FL   NASDAQ    13.375     16.25     5.803   -4.46   -8.55    13.32    49.55    0.68
SCSL    Suncoast Savings and Loan        FL   NASDAQ      6.19     10.68      1.25   -1.90   -6.57     6.59   234.43    0.00
CCFH    CCF Holding Company              GA   NASDAQ    11.500     12.75     10.75    0.00   -5.15    15.36    71.12      NA
EBSI    Eagle Bancshares                 GA   NASDAQ    17.000     19.00      1.87    7.94    6.25    11.91   179.11    0.51
FGHC    First Georgia Holding, Inc.      GA   NASDAQ      7.25      7.83      1.22    3.57   -3.33     5.86    70.23    0.07
FLFC    First Liberty Financial Corp.    GA   NASDAQ    21.750     25.00      4.00    0.58   -3.33    16.84   246.56    0.49
FLAG    FLAG Financial Corp.             GA   NASDAQ    13.125     15.00      3.20    1.94   -2.78    10.75   112.50    0.30
NFSL    Newnan Savings Bank, FSB         GA   NASDAQ    17.500     19.00      2.95    2.94    6.06    12.86   111.04    0.31
CASH    First Midwest Financial, Inc.    IA   NASDAQ    24.250     24.25     13.25    7.78   10.23    21.72   173.07    0.37
GFSB    GFS Bancorp, Inc.                IA   NASDAQ    20.250     20.75    11.000   -2.41    0.62    18.92   157.23    0.30
HZFS    Horizon Financial Svcs Corp.     IA   NASDAQ    15.750     16.37     10.37    0.00    3.28    18.66   161.24    0.32
MFCX    Marshalltown Financial Corp.     IA   NASDAQ    16.125     16.75      8.50    0.78    2.38    13.71    89.43    0.00
MIFC    Mid-Iowa Financial Corp.         IA   NASDAQ      6.25      7.87      2.47   -7.41  -10.71     6.23    69.02    0.08
MWBI    Midwest Bancshares, Inc.         IA   NASDAQ    26.000     27.12    11.750   -2.80    0.00    26.58   383.24    0.51
FFFD    North Central Bancshares, Inc.   IA   NASDAQ    10.375     12.68     8.071   -2.35   -7.23    13.71    47.52      NA
PMFI    Perpetual Midwest Financial      IA   NASDAQ    17.125     17.75     10.00    0.00    0.74    17.86   185.44    0.15
SFFC    StateFed Financial Corporation   IA   NASDAQ    16.500     19.75    10.500   -1.49   -4.35    18.12    90.08    0.40
AVND    Avondale Financial Corp.         IL   NASDAQ    13.000     15.25    11.500   -7.96  -11.11    16.21   144.41      NA
BABC    Barrington Bancorp, Inc.         IL   NASDAQ    24.000     25.50     12.37    0.00    4.35    17.57   105.44    0.28
BELL    Bell Bancorp                     IL   NASDAQ    37.440     37.50     14.12    1.19    1.88    33.38   210.48    0.41
CBCI    Calumet Bancorp, Inc.            IL   NASDAQ    27.500     28.50    10.333   -0.90   -0.90    31.99   188.32    0.00



EGFC    Eagle Financial Corp.            6.77   104.67    7.47   13.57
FFES    First Federal of East Hartford   8.91    77.91    4.83    9.05
NTMG    Nutmeg Federal S&LA             13.64   107.30    6.19   21.43
WBST    Webster Financial Corporation   12.34   118.97    6.14   11.74
IFSB    Independence Federal Savings     6.76    56.10    3.63   13.89
BANC    BankAtlantic Bancorp, Inc.       9.95   129.83   10.81   12.71
BKUNA   BankUnited Financial Corp.       6.61   100.88    6.17      NM
FFFG    F.F.O. Financial Group, Inc.    17.50   120.41    7.24   16.41
FFLC    FFLC Bancorp, Inc.              15.68    84.08   14.27   15.54
FFML    First Family Financial Corp.     8.94   133.16    7.47   15.11
FPRY    First Financial Bancorp         14.22   120.83    7.67   18.92
FFPB    First Palm Beach Bancorp, Inc.  12.57    99.54    7.60   12.72
FFPC    Florida First Bancorp, Inc.     12.83   156.25   10.82   14.13
HOFL    Home Financial Corp.            15.03   100.41   26.99   15.74
SCSL    Suncoast Savings and Loan          NA    93.93    2.64      NA
CCFH    CCF Holding Company                NA    74.87   16.17      NA
EBSI    Eagle Bancshares                11.11   142.74     9.49  11.49
FGHC    First Georgia Holding, Inc.     12.95   123.72   10.32   13.94
FLFC    First Liberty Financial Corp.   10.26   129.16    8.82   12.95
FLAG    FLAG Financial Corp.            13.39   122.09   11.67   15.09
NFSL    Newnan Savings Bank, FSB         8.33   136.08    15.76   9.51
CASH    First Midwest Financial, Inc.   12.31   111.65    14.01  15.45
GFSB    GFS Bancorp, Inc.               12.98   107.03   12.88   13.24
HZFS    Horizon Financial Svcs Corp.    22.50    84.41     9.77  26.25
MFCX    Marshalltown Financial Corp.    59.72   117.61    18.03  59.72
MIFC    Mid-Iowa Financial Corp.        11.79   100.32    9.06   11.79
MWBI    Midwest Bancshares, Inc.         7.67    97.82    6.78   11.02
FFFD    North Central Bancshares, Inc.     NA    75.67   21.83      NA
PMFI    Perpetual Midwest Financial     23.14    95.88     9.23  23.14
SFFC    StateFed Financial Corporation  15.87    91.06   18.32   15.87
AVND    Avondale Financial Corp.           NA    80.20    9.00      NA
BABC    Barrington Bancorp, Inc.        55.81   136.60    22.76  57.14
BELL    Bell Bancorp                    29.71   112.16    17.79  31.20
CBCI    Calumet Bancorp, Inc.           13.03    85.96   14.60   13.10

CBSB     Charter Financial, Inc.           IL    NASDAQ     11.750  12.250     6.361      2.17      1.08    12.95   60.47       NA
CBK      Citizens First Financial Corp.    IL    AMSE       10.250  10.500    10.000        NA        NA       NA      NA       NA
CSBF     CSB Financial Group, Inc.         IL    NASDAQ      9.250   9.625     8.810      1.37      0.00    12.30   39.82       NA
DFIN     Damen Financial Corp.             IL    NASDAQ     11.750  11.940    11.000      2.17      2.17    14.34   59.31       NA
FBCI     Fidelity Bancorp, Inc.            IL    NASDAQ     16.375  16.375     9.500      7.38      3.97    16.91  140.37     0.20
FNSC     Financial Security Corp.          IL    NASDAQ     25.250  26.500    11.875     -3.11     14.77    25.85  179.87     0.00
FFBI     First Financial Bancorp, Inc.     IL    NASDAQ     15.500  16.250     9.000      0.00     -3.13    16.67  187.79     0.00
FMBD     First Mutual Bancorp, Inc.        IL    NASDAQ     12.500  14.750    11.125      3.65     -3.85    16.55   65.55       NA
FFDP     FirstFed Bancshares               IL    NASDAQ     15.375  15.750     8.000      2.50      8.53    16.61  184.21     0.27
GTPS     Great American Bancorp            IL    NASDAQ     13.750  15.125    11.875      0.00     -7.16    17.96   65.17       NA
HNFC     Hinsdale Financial Corp.          IL    NASDAQ     21.000  23.000     9.000      0.00     -5.62    20.20  253.53     0.00
HMCI     HomeCorp, Inc.                    IL    NASDAQ     17.500  18.500     5.000     -0.71      1.45    18.40  303.40     0.00
KNK      Kankakee Bancorp, Inc.            IL    AMSE       19.125  21.000    13.625     -7.27     -4.38    24.72  252.33     0.40
LBCI     Liberty Bancorp, Inc.             IL    NASDAQ     23.250  30.625    12.750     -2.11     -7.46    25.66  269.38     0.60
MAFB     MAF Bancorp, Inc.                 IL    NASDAQ     25.750  26.810     2.727     -3.29      3.52    20.91  377.58     0.31
NSBI     N.S. Bancorp, Inc.                IL    NASDAQ     41.375  41.750     7.875      0.61      6.77    38.31  187.84     0.32
NBSI     North Bancshares, Inc.            IL    NASDAQ     15.875  16.250    11.000      2.42     11.40    16.91   97.54     0.10
SWBI     Southwest Bancshares              IL    NASDAQ     27.125  28.250    11.750      0.46      1.40    22.42  186.79     1.04
SPBC     St. Paul Bancorp, Inc.            IL    NASDAQ     23.550  26.625     3.833     -3.38     -5.33    20.64  223.34     0.33
STND     Standard Financial, Inc.          IL    NASDAQ     15.250  15.375     9.125      1.67      4.27    16.05  130.43     0.08
SFSB     SuburbFed Financial Corp.         IL    NASDAQ     17.375  18.167     6.667      2.21      5.30    20.53  287.34     0.32
WCBI     Westco Bancorp                    IL    NASDAQ     20.500  20.750     7.667      5.58     10.81    18.07  115.48     0.43
FBCV     1ST Bancorp                       IN    NASDAQ     27.750  34.286     4.190     -5.93     -4.31    32.33  410.07     0.34
AMFC     AMB Financial Corp.               IN    NASDAQ     10.500  11.000     9.750      2.44        NA       NA      NA       NA
ASBI     Ameriana Bancorp                  IN    NASDAQ     13.000  14.438     2.750     -3.70     -3.70    13.41  115.20     0.51
ATSB     AmTrust Capital Corp.             IN    NASDAQ     10.250  11.250     7.750      2.50     -2.38    13.32  128.88     0.00
CBCO     CB Bancorp, Inc.                  IN    NASDAQ     17.000  19.250     7.125      3.03     -9.33    15.79  172.38     0.00
CBIN     Community Bank Shares             IN    NASDAQ     13.750  14.750    12.000      0.00     -6.78    12.85  113.08       NA
FFWC     FFW Corp.                         IN    NASDAQ     19.250  19.750    12.500      6.94      2.67    21.76  201.43     0.48
FFED     Fidelity Federal Bancorp          IN    NASDAQ     12.375  14.773     1.534      0.83     -6.12     5.70  112.36     0.70
FISB     First Indiana Corporation         IN    NASDAQ     24.500  25.190     1.797     -2.49      8.29    15.97  178.41     0.49
HBFW     Home Bancorp                      IN    NASDAQ     14.750  16.000    12.500      0.00      2.61    16.60  101.07     0.00
HBBI     Home Building Bancorp             IN    NASDAQ     17.000  17.500    10.000      4.62      3.03    20.04  131.70     0.23
HOMF     Home Federal Bancorp              IN    NASDAQ     25.250  27.750     3.222      0.00     -3.81    22.59  272.66     0.43
INCB     Indiana Community Bank, SB        IN    NASDAQ     16.000  16.750    11.000      6.67      4.92    15.35  102.46     0.33
IFSL     Indiana Federal Corporation       IN    NASDAQ     18.250  21.250     4.000      1.39    -10.98    14.88  151.50     0.78
LOGN     Logansport Financial Corp.        IN    NASDAQ     12.750  13.250    11.250     -2.86      3.03    15.48   57.84       NA
MARN     Marion Capital Holdings           IN    NASDAQ     20.500  20.750    14.250      0.00      3.80    21.48   89.52     0.72
MFBC     MFB Corp.                         IN    NASDAQ     14.000  16.250    10.500     -1.75     -5.08    18.67   96.68     0.00
NEIB     Northeast Indiana Bancorp         IN    NASDAQ     11.750  13.500    11.250     -7.84     -9.62    13.92   68.44       NA
PFDC     Peoples Bancorp                   IN    NASDAQ     21.000  22.500     5.375      6.33      5.00    18.19  119.18     0.51
PERM     Permanent Bancorp, Inc.           IN    NASDAQ     15.750  18.500     9.750      8.62      0.00    19.26  172.85     0.15
SOBI     Sobieski Bancorp, Inc.            IN    NASDAQ     12.250  13.250    10.000     -2.00     -1.01    16.87   91.25     0.00
WCHI     Workingmens Capital Holdings      IN    NASDAQ     19.875  20.250     4.313      0.63      8.90    14.55  118.84     0.34
FFSL     First Independence Corp.          KS    NASDAQ     17.750  19.250    10.875     -2.07     -7.79    22.02  174.19     0.33
LARK     Landmark Bancshares, Inc.         KS    NASDAQ     15.000  15.250     9.750      0.00      1.69    17.06   99.15     0.35
MCBS     Mid Continent Bancshares Inc.     KS    NASDAQ     18.250  19.000     9.750      1.39      0.00    18.61  141.13     0.40
WBCI     WFS Bancorp, Inc.                 KS    NASDAQ     22.750  22.750    11.000      1.11      0.55    21.69  176.65     0.40
CKFB     CKF Bancorp, Inc.                 KY    NASDAQ     19.500  20.250    11.375     -0.64      2.63    17.21   63.06     0.40
CLAS     Classic Bancshares, Inc.          KY    NASDAQ     11.000  11.750    10.500     -1.12      2.33    14.76   51.26       NA
FSBS     First Ashland Financial Corp      KY    NASDAQ     18.000  18.375    12.500     -0.33     22.03    16.15   59.37       NA
FFKY     First Federal Financial Corp.     KY    NASDAQ     41.500  42.750     6.125     20.29     22.06    23.39  166.54     0.90
FTSB     Fort Thomas Financial Corp        KY    NASDAQ     15.875  17.000    11.250      9.48     19.81    13.58   55.89       NA
FKKY     Frankfort First Bancorp, Inc.     KY    NASDAQ     11.500  15.875    11.500    -24.59    -22.03    13.87   40.18       NA
GWBC     Gateway Bancorp, Inc.             KY    NASDAQ     14.375  16.250    11.000     -4.17     -0.86    15.52   62.10     1.50
GTFN     Great Financial Corporation       KY    NASDAQ     26.875  27.375    13.875      4.88     14.97    19.19  169.06     0.42
HFFB     Harrodsburg First Fin Bancorp     KY    NASDAQ     15.500  15.625    12.375     11.71     10.71    15.49   49.82       NA
KYF      Kentucky First Bancorp, Inc       KY    AMSE       13.500  13.625    11.375     11.34     11.34    14.29   60.48       NA
LFSB     LFS Bancorp Inc.                  KY    NASDAQ     19.250  20.875    12.750      1.99      2.67    19.60   68.98     0.20
CZF      CitiSave Financial Corp           LA    AMSE       16.375  16.500    12.750     11.97     11.97    16.26   82.63       NA
ISBF     ISB Financial Corporation         LA    NASDAQ     15.875  17.000    12.938      0.00     -0.78    16.37   84.51       NA
JEBC     Jefferson Bancorp, Inc.           LA    NASDAQ     21.970  22.125    12.750     -0.14     14.13    16.14  120.71     0.30
MERI     Meritrust Federal SB              LA    NASDAQ     31.500  34.000    13.500     -4.55      1.61    21.82  293.37     0.55
TSH      Teche Holding Co.                 LA    AMSE       13.500  14.500    11.375      0.93      0.00    14.59   77.61       NA
AFCB     Affiliated Community Bancorp      MA    NASDAQ     17.000  18.000    16.060     -1.45     -3.19    19.21  185.01       NA
BFD      BostonFed Bancorp, Inc.           MA    AMSE       12.000  12.625    10.000     -2.04      0.00    14.92  102.85       NA
FMLY     Family Bancorp                    MA    NASDAQ     24.000  24.000     1.167     14.29      6.08    16.84  217.12     0.40
ANBK     American National Bancorp         MD    NASDAQ     10.000  10.250     4.639      1.27      5.26    12.89  110.29       NA
EQSB     Equitable Federal Savings Bank    MD    NASDAQ     22.500  24.500    11.250      0.00      0.00    22.75  433.56     0.00
FCIT     First Citizens Financial Corp.    MD    NASDAQ     17.500  19.091     0.375      0.00      5.48    13.45  214.17     0.00
FFWM     First Financial-W. Maryland       MD    NASDAQ     19.750  27.250     7.167      5.33      1.28    18.70  149.25     0.48
HRBF     Harbor Federal Bancorp, Inc.      MD    NASDAQ     13.125  15.500     9.750      0.00     -4.55    15.79   83.00     0.20
HFMD     Home Federal Corp.                MD    NASDAQ     10.810  15.873     0.750     -0.60     27.18     7.41   86.02     0.12
MFSL     Maryland Federal Bancorp          MD    NASDAQ     29.625  34.125     4.545     -1.25     -6.69    29.84  363.00     0.58
WSB      Washington Savings Bank, FSB      MD    AMSE        5.500   6.917     0.281      7.32      4.76     5.03   62.23     0.08
WHGB     WHG Bancshares Corp.              MD    NASDAQ     11.375  11.750    10.875      3.98        NA       NA      NA       NA
MCBN     Mid-Coast Bancorp, Inc.           ME    NASDAQ     19.375  20.250     8.095      0.00      1.97    21.51  237.36     0.47
BWFC     Bank West Financial Corp.         MI    NASDAQ      9.750  10.875     8.500      5.41     -2.50    11.99   60.63     0.21
CFSB     CFSB Bancorp, Inc.                MI    NASDAQ     20.500  24.000     3.486      0.00     -5.75    14.30  172.40     0.43
DNFC     D & N Financial Corp.             MI    NASDAQ     12.500  18.875     2.500     -2.91     -6.54    10.16  180.39     0.00
MSBF     MSB Financial, Inc.               MI    NASDAQ     17.000  19.500    10.750      4.62     -8.11    18.86   83.33     0.30
MSBK     Mutual Savings Bank, FSB          MI    NASDAQ      5.625  25.500     3.000      2.27     -6.25     9.19  168.44     0.00
OFCP     Ottawa Financial Corp.            MI    NASDAQ     16.310  16.750    10.250     -0.40     -1.15    14.92  136.66     0.32
SJSB     SJS Bancorp                       MI    NASDAQ     20.250  20.250    10.810      5.19      3.85    18.50  151.08       NA
SFB      Standard Federal Bancorp          MI    NYSE       39.750  43.125     4.750     -1.24     -3.64    30.02  431.63     0.72
THR      Three Rivers Financial Corp.      MI    AMSE       13.250  13.500    11.375      2.91      0.95    15.17   99.04       NA
BDJI     First Federal Bancorporation      MN    NASDAQ     13.500  14.750    10.625     -2.70      0.00    17.64  122.69       NA
FFHH     FSF Financial Corp.               MN    NASDAQ     12.250  13.500     7.750     -1.01     -2.97    15.24   84.61     0.50
HMNF     HMN Financial, Inc.               MN    NASDAQ     15.500  16.125     9.313      3.33      0.81    17.54  104.63     0.00
MIVI     Mississippi View Holding Co.      MN    NASDAQ     11.375  12.250     8.500     -1.09     -7.14    13.78   73.08     0.08
QCFB     QCF Bancorp, Inc.                 MN    NASDAQ     14.250  15.125    11.000     -0.87     -3.39    17.65   90.44       NA
TCB      TCF Financial Corp.               MN    NYSE       34.250  37.625     2.813     -0.36     -5.52    15.10  196.44     0.63
WEFC     Wells Financial Corp.             MN    NASDAQ     10.250  11.375     9.000     -2.38     -5.75    13.41   89.68       NA
CMRN     Cameron Financial Corp            MO    NASDAQ     13.750  15.500    10.688     -2.65     -6.78    17.29   60.52       NA
CAPS     Capital Savings Bancorp, Inc.     MO    NASDAQ     18.500  19.500    12.250      0.00     -2.63    20.34  194.94     0.33
FBSI     First Bancshares, Inc.            MO    NASDAQ     16.000  17.000    10.250      0.00     -2.29    18.26  107.92     0.20
GSBC     Great Southern Bancorp, Inc.      MO    NASDAQ     27.000  27.375     2.292     -0.92     14.89    15.04  148.61     0.68
HFSA     Hardin Bancorp, Inc.              MO    NASDAQ     11.750  13.000    11.250      0.00      1.08    15.15   78.81       NA
JSBA     Jefferson Savings Bancorp         MO    NASDAQ     29.000  30.750    13.250      3.11      6.42    21.59  266.99     0.08
JOAC     Joachim Bancorp, Inc.             MO    NASDAQ     12.750  13.500    11.500      2.00      0.99    14.08   47.91       NA
MBLF     MBLA Financial Corp.              MO    NASDAQ     24.500  26.000    12.750      3.16     18.07    20.68  142.21     0.40
MFSB     Mutual Bancompany                 MO    NASDAQ     21.000  21.750    10.000      0.00     23.53    18.63  164.66       NA
NASB     North American Savings Bank       MO    NASDAQ     29.500  32.375     2.500     -0.84      0.85    21.44  291.83     0.53
NSLB     NS&L Bancorp, Inc.                MO    NASDAQ     12.500  13.750    11.750     -3.85     -7.41    16.17   66.03       NA
PCBC     Perry County Financial Corp.      MO    NASDAQ     17.250  21.500    12.375      1.47     -6.12    18.37   91.63     0.30
RFED     Roosevelt Financial Group         MO    NASDAQ     18.250  19.750     2.167     -6.41     -3.95    10.83  216.88     0.58
SMFC     Sho-Me Financial Corp.            MO    NASDAQ     16.750  16.750     9.375      5.51     13.56    19.18  144.95     0.00
SMBC     Southern Missouri Bancorp, Inc    MO    NASDAQ     14.500  17.500     8.875      3.57     -1.69    15.41   92.54     0.50
CFTP     Community Federal Bancorp         MS    NASDAQ     13.000  13.500    12.500      4.00        NA       NA      NA       NA
FFBS     FFBS BanCorp, Inc.                MS    NASDAQ     23.500  23.500    12.000     20.51     34.29    16.43   78.55     1.40
MGNL     Magna Bancorp, Inc.               MS    NASDAQ     36.000  36.250     1.688      7.46     24.14    18.12  185.48     0.45
GBCI     Glacier Bancorp, Inc.             MT    NASDAQ     22.000  22.273     1.495      7.55     15.24    11.41  118.53     0.56
SFBM     Security Bancorp                  MT    NASDAQ     20.250  23.250     4.250     -4.71      0.00    21.97  246.22     0.65

CBSB     Charter Financial, Inc.               NA   90.73    19.43       NA
CBK      Citizens First Financial Corp.        NA      NA       NA       NA
CSBF     CSB Financial Group, Inc.             NA   75.20    23.23       NA
DFIN     Damen Financial Corp.                 NA   81.94    19.81       NA
FBCI     Fidelity Bancorp, Inc.             17.24   96.84    11.67    18.61
FNSC     Financial Security Corp.           18.43   97.68    14.04    20.04
FFBI     First Financial Bancorp, Inc.      13.72   92.98     8.25    16.67
FMBD     First Mutual Bancorp, Inc.            NA   75.53    19.07       NA
FFDP     FirstFed Bancshares                16.02   92.56     8.35    26.97
GTPS     Great American Bancorp                NA   76.56    21.10       NA
HNFC     Hinsdale Financial Corp.           13.73  103.96     8.28    15.44
HMCI     HomeCorp, Inc.                     16.51   95.11     5.77    23.65
KNK      Kankakee Bancorp, Inc.             17.87   77.37     7.58    18.21
LBCI     Liberty Bancorp, Inc.              18.02   90.61     8.63    17.88
MAFB     MAF Bancorp, Inc.                   9.16  123.15     6.82     8.97
NSBI     N.S. Bancorp, Inc.                 12.54  108.00    22.03    15.05
NBSI     North Bancshares, Inc.             30.53   93.88    16.28    33.07
SWBI     Southwest Bancshares               14.13  120.99    14.52    14.20
SPBC     St. Paul Bancorp, Inc.             12.80  114.10    10.54    13.08
STND     Standard Financial, Inc.           14.66   95.02    11.69    16.40
SFSB     SuburbFed Financial Corp.          13.06   84.63     6.05    15.38
WCBI     Westco Bancorp                     14.86  113.45    17.75    14.86
FBCV     1ST Bancorp                         2.83   85.83     6.77       NM
AMFC     AMB Financial Corp.                   NA      NA       NA       NA
ASBI     Ameriana Bancorp                   13.54   96.94    11.28    14.13
ATSB     AmTrust Capital Corp.              28.47   76.95     7.95   113.89
CBCO     CB Bancorp, Inc.                    8.76  107.66     9.86     8.76
CBIN     Community Bank Shares                 NA  107.00    12.16       NA
FFWC     FFW Corp.                          11.32   88.47     9.56    10.19
FFED     Fidelity Federal Bancorp            9.82  217.11    11.01    10.49
FISB     First Indiana Corporation          12.01  153.41    13.73    14.16
HBFW     Home Bancorp                       17.56   88.86    14.59    17.56
HBBI     Home Building Bancorp              26.15   84.83    12.91    26.56
HOMF     Home Federal Bancorp                8.15  111.78     9.26     9.35
INCB     Indiana Community Bank, SB         22.86  104.23    15.62    22.86
IFSL     Indiana Federal Corporation        11.85  122.65    12.05    12.67
LOGN     Logansport Financial Corp.            NA   82.36    22.04       NA
MARN     Marion Capital Holdings            17.52   95.44    22.90    17.52
MFBC     MFB Corp.                          21.54   74.99    14.48    21.88
NEIB     Northeast Indiana Bancorp             NA   84.41    17.17       NA
PFDC     Peoples Bancorp                    12.43  115.45    17.62    12.43
PERM     Permanent Bancorp, Inc.            32.14   81.78     9.11    32.14
SOBI     Sobieski Bancorp, Inc.             33.11   72.61    13.42    33.11
WCHI     Workingmens Capital Holdings       18.23  136.60    16.72    18.40
FFSL     First Independence Corp.            9.70   80.61    10.19    11.31
LARK     Landmark Bancshares, Inc.          16.48   87.92    15.13    18.99
MCBS     Mid Continent Bancshares Inc.       9.92   98.07    12.93    13.13
WBCI     WFS Bancorp, Inc.                  27.08  104.89    12.88    19.12
CKFB     CKF Bancorp, Inc.                  25.66  113.31    30.92    25.66
CLAS     Classic Bancshares, Inc.              NA   74.53    21.46       NA
FSBS     First Ashland Financial Corp          NA  111.46    30.32       NA
FFKY     First Federal Financial Corp.      15.84  177.43    24.92    18.20
FTSB     Fort Thomas Financial Corp            NA  116.90    28.40       NA
FKKY     Frankfort First Bancorp, Inc.         NA   82.91    28.62       NA
GWBC     Gateway Bancorp, Inc.              22.12   92.62    23.15    22.12
GTFN     Great Financial Corporation        17.34  140.05    15.90    21.16
HFFB     Harrodsburg First Fin Bancorp         NA  100.06    31.11       NA
KYF      Kentucky First Bancorp, Inc           NA   94.47    22.32       NA
LFSB     LFS Bancorp Inc.                   37.02   98.21    27.91    37.02
CZF      CitiSave Financial Corp               NA  100.71    19.82       NA
ISBF     ISB Financial Corporation             NA   96.98    18.78       NA
JEBC     Jefferson Bancorp, Inc.            17.30  136.12    18.20    17.30
MERI     Meritrust Federal SB               11.33  144.36    10.74    11.62
TSH      Teche Holding Co.                     NA   92.53    17.39       NA
AFCB     Affiliated Community Bancorp          NA   88.50     9.19       NA
BFD      BostonFed Bancorp, Inc.               NA   80.43    11.67       NA
FMLY     Family Bancorp                     12.31  142.52    11.05    13.79
ANBK     American National Bancorp             NA   77.58     9.07       NA
EQSB     Equitable Federal Savings Bank      6.90   98.90     5.19     6.92
FCIT     First Citizens Financial Corp.     13.16  130.11     8.17    16.51
FFWM     First Financial-W. Maryland        30.38  105.61    13.23    32.92
HRBF     Harbor Federal Bancorp, Inc.       21.52   83.12    15.81    21.52
HFMD     Home Federal Corp.                 10.70  145.88    12.57    10.92
MFSL     Maryland Federal Bancorp           10.73   99.28     8.16    15.04
WSB      Washington Savings Bank, FSB       10.38  109.34     8.84    13.75
WHGB     WHG Bancshares Corp.                  NA      NA       NA       NA
MCBN     Mid-Coast Bancorp, Inc.            14.57   90.07     8.16    15.88
BWFC     Bank West Financial Corp.          21.67   81.32    16.08    37.50
CFSB     CFSB Bancorp, Inc.                 13.40  143.36    11.89    14.24
DNFC     D & N Financial Corp.               7.40  123.03     6.93     8.33
MSBF     MSB Financial, Inc.                10.97   90.14    20.40    12.06
MSBK     Mutual Savings Bank, FSB              NM   61.21     3.34       NM
OFCP     Ottawa Financial Corp.             21.75  109.32    11.93    22.04
SJSB     SJS Bancorp                           NA  109.46    13.40       NA
SFB      Standard Federal Bancorp           10.46  132.41     9.21    11.56
THR      Three Rivers Financial Corp.          NA   87.34    13.38       NA
BDJI     First Federal Bancorporation          NA   76.53    11.00       NA
FFHH     FSF Financial Corp.                24.50   80.38    14.48    24.50
HMNF     HMN Financial, Inc.                13.14   88.37    14.81    14.76
MIVI     Mississippi View Holding Co.       11.38   82.55    15.57    12.78
QCFB     QCF Bancorp, Inc.                     NA   80.74    15.76       NA
TCB      TCF Financial Corp.                12.41  226.82    17.44    13.12
WEFC     Wells Financial Corp.                 NA   76.44    11.43       NA
CMRN     Cameron Financial Corp                NA   79.53    22.72       NA
CAPS     Capital Savings Bancorp, Inc.      10.22   90.95     9.49    10.22
FBSI     First Bancshares, Inc.             17.78   87.62    14.83    17.98
GSBC     Great Southern Bancorp, Inc.       11.34  179.52    18.17    12.05
HFSA     Hardin Bancorp, Inc.                  NA   77.56    14.91       NA
JSBA     Jefferson Savings Bancorp          16.38  134.32    10.86    17.90
JOAC     Joachim Bancorp, Inc.                 NA   90.55    26.61       NA
MBLF     MBLA Financial Corp.               25.52  118.47    17.23    25.52
MFSB     Mutual Bancompany                     NA  112.72    12.75       NA
NASB     North American Savings Bank         7.97  137.59    10.11     8.70
NSLB     NS&L Bancorp, Inc.                    NA   77.30    18.93       NA
PCBC     Perry County Financial Corp.       18.16   93.90    18.83    18.55
RFED     Roosevelt Financial Group          14.04  168.51     8.41    10.31
SMFC     Sho-Me Financial Corp.             15.09   87.33    11.56    16.11
SMBC     Southern Missouri Bancorp, Inc     21.97   94.09    15.67    22.66
CFTP     Community Federal Bancorp             NA      NA       NA       NA
FFBS     FFBS BanCorp, Inc.                 21.96  143.03    29.92    21.96
MGNL     Magna Bancorp, Inc.                11.88  198.68    19.41    12.86
GBCI     Glacier Bancorp, Inc.              12.50  192.81    18.56    12.50
SFBM     Security Bancorp                   12.50   92.17     8.22    16.74

UBMT   United Savings Bank, F.A.           MT    NASDAQ     18.750  22.500     5.625    0.00      4.17    20.12   85.48     0.83
WSTR   WesterFed Financial Corp.           MT    NASDAQ     14.500  17.125    11.375   -0.85     -9.03    17.77  133.82     0.30
COOP   Cooperative Bankshares, Inc.        NC    NASDAQ     17.500  22.500     3.467    0.00     -9.09    19.64  210.37     0.00
SOPN   First Savings Bancorp, Inc.         NC    NASDAQ     18.625  21.000    13.500   -0.67     -1.97    17.94   68.45     0.68
GSFC   Green Street Financial Corp.        NC    NASDAQ     13.000  13.125    12.125    5.05        NA       NA      NA       NA
HFNC   HFNC Financial Corp.                NC    NASDAQ     14.875  15.000    13.125    5.31     11.21    14.16   53.88       NA
KSAV   KS Bancorp, Inc.                    NC    NASDAQ     18.000  22.000    11.625   -5.26     -0.69    20.55  135.50     1.05
PDB    Piedmont Bancorp, Inc.              NC    AMSE       13.125  13.625    12.000   -1.87      2.94    14.05   47.20       NA
SSB    Scotland Bancorp, Inc               NC    AMSE       12.000  12.625    11.625    2.13        NA       NA      NA       NA
SSM    Stone Street Bancorp, Inc.          NC    AMSE       17.375  18.500    16.750    2.21        NA       NA      NA       NA
UFRM   United Federal Savings Bank         NC    NASDAQ      8.125   8.750     1.750    4.84      3.17     6.81   82.27     0.17
CFB    Commercial Federal Corporation      NE    NYSE       38.750  38.875     1.625    4.73      3.68    26.57  439.20     0.30
EBCP   Eastern Bancorp                     NH    NASDAQ     23.810  27.500     4.500   -0.79     -3.80    26.48  344.02     0.57
NHTB   New Hampshire Thrift Bncshrs        NH    NASDAQ      9.750  13.000     1.750   -2.50     -4.88    11.49  149.44     0.50
FBER   1st Bergen Bancorp                  NJ    NASDAQ      9.625  10.000     9.310   -2.53        NA       NA      NA       NA
CJFC   Central Jersey Financial            NJ    NASDAQ     31.000  31.310     2.645    8.77      8.77    20.58  174.72     0.44
COFD   Collective Bancorp, Inc.            NJ    NASDAQ     24.375  28.250     1.351   -2.01     -8.02    17.47  247.88     0.80
FSPG   First Home Savings Bank, FSB        NJ    NASDAQ     18.250  19.000     2.531    2.82      4.29    14.97  229.73     0.48
FSFI   First State Financial Services      NJ    NASDAQ     10.750  14.125     1.625   -6.52    -10.42    10.69  156.21     0.22
FMCO   FMS Financial Corporation           NJ    NASDAQ     16.500  17.500     1.500   11.41     -2.94    13.50  205.02     0.20
IBSF   IBS Financial Corp                  NJ    NASDAQ     13.875  15.455     8.409   -0.47     -4.70    13.53   66.34     0.20
LVSB   Lakeview Financial                  NJ    NASDAQ     18.375  19.750     8.068   -5.48      3.52    19.99  200.89     0.23
LFBI   Little Falls Bancorp, Inc.          NJ    NASDAQ     10.000  11.500     9.500   -4.76     -9.09    14.26   93.85       NA
PBCI   Pamrapo Bancorp, Inc.               NJ    NASDAQ     19.375  26.125     2.563   -3.13    -10.92    17.21  111.05     0.85
PFSB   PennFed Financial Services,Inc      NJ    NASDAQ     16.000  16.000     9.063    5.79      4.07    19.69  201.44     0.00
PULS   Pulse Bancorp                       NJ    NASDAQ     16.750  17.750     4.000    9.84      4.69    13.84  116.42     0.75
SFIN   Statewide Financial Corp.           NJ    NASDAQ     12.500  13.750    11.750    2.04     -1.96    13.36  120.40       NA
FSBC   First Savings Bank, FSB             NM    NASDAQ      6.000  10.417     1.750  -11.11     -7.69     7.86  166.01     0.00
GUPB   GFSB Bancorp, Inc.                  NM    NASDAQ     14.250  15.000    12.875    5.09      4.59    17.09   74.23       NA
ALBK   ALBANK Financial Corp               NY    NASDAQ     27.875  30.625     9.167    4.21     16.35    23.58  244.99     0.42
ALBC   Albion Banc Corp.                   NY    NASDAQ     17.500  18.750    10.500    1.45      2.94    23.36  218.97     0.31
ASFC   Astoria Financial Corporation       NY    NASDAQ     55.625  55.625    25.375    3.97     12.09    52.31  612.14     0.60
BFSI   BFS Bankorp, Inc.                   NY    NASDAQ     38.000  39.500     2.500   -1.94      4.11    28.19  346.35     0.00
CARV   Carver Federal Savings Bank         NY    NASDAQ      8.000  10.750     6.250   -5.88     -6.54    15.12  156.94     0.00
CONE   Conestoga Bancorp, Inc.             NY    NASDAQ     20.875  21.125    10.000    0.00      1.21    17.58  104.25     0.20
FIBC   Financial Bancorp, Inc.             NY    NASDAQ     13.000  14.875     8.500    0.00      1.96    14.32  134.45     0.23
HAVN   Haven Bancorp, Inc.                 NY    NASDAQ     26.625  27.625    10.000    9.23      9.79    21.82  346.38     0.30
LISB   Long Island Bancorp, Inc.           NY    NASDAQ     27.940  28.875    12.090   -1.96      5.93    20.79  194.48     0.40
NYB    New York Bancorp Inc.               NY    NYSE       25.375  26.125     2.425    5.18     14.04    13.58  234.93     0.80
PEEK   Peekskill Financial Corp.           NY    NASDAQ     11.750  12.125    11.125    0.00      2.17    15.73   47.24       NA
PKPS   Poughkeepsie Savings Bank, FSB      NY    NASDAQ      4.940  26.750     0.875   -3.61    -10.18     5.69   66.95     0.09
RELY   Reliance Bancorp, Inc.              NY    NASDAQ     15.125  16.500     8.875    0.00      0.83    16.75  189.08     0.45
SFED   SFS Bancorp, Inc.                   NY    NASDAQ     12.000  13.500    11.000   -2.04     -0.50    16.68  118.69       NA
TPNZ   Tappan Zee Financial, Inc.          NY    NASDAQ     11.875  13.000    11.250   -4.04      0.55    13.80   70.86       NA
YFCB   Yonkers Financial Corporation       NY    NASDAQ      9.875  10.125     9.690   -2.47        NA       NA      NA       NA
ASBP   ASB Financial Corp.                 OH    NASDAQ     14.250  16.500    11.375   -5.00    -12.31    15.04   65.18       NA
CAFI   Camco Financial Corporation         OH    NASDAQ     19.500  19.500    12.857    9.86      4.00    14.52  174.34     0.41
COFI   Charter One Financial               OH    NASDAQ     36.625  38.000     3.445    4.27      3.90    20.16  292.01     0.78
CRCL   Circle Financial Corp.              OH    NASDAQ     35.125  35.125    10.500   27.73     30.09    34.51  323.98     0.62
CTZN   CitFed Bancorp, Inc.                OH    NASDAQ     35.250  38.875     9.250    1.44     -0.70    30.76  438.42     0.26
CIBI   Community Investors Bancorp         OH    NASDAQ     15.250  17.500    10.750    3.39      7.02    16.93  122.33     0.12
EFBI   Enterprise Federal Bancorp          OH    NASDAQ     14.250  18.000    11.250    0.00     -5.00    14.86   95.34     3.00
FFDF   FFD Financial Corp.                 OH    NASDAQ     10.125  10.750    10.125   -3.57        NA       NA      NA       NA
FFYF   FFY Financial Corp.                 OH    NASDAQ     23.250  23.375    12.250    1.09      6.29    20.25  110.37     0.55
FFOH   Fidelity Financial of Ohio          OH    NASDAQ     10.250  10.890     3.112    0.00     -5.88    12.47   61.22       NA
FDEF   First Defiance Financial            OH    NASDAQ     10.875  11.000     5.790    0.00      1.73    12.22   48.12       NA
FFBZ   First Federal Bancorp, Inc.         OH    NASDAQ     24.500  24.500     6.250   10.11      6.52    16.04  220.75     0.38
FFHS   First Franklin Corporation          OH    NASDAQ     15.125  17.500     3.500    4.31      0.83    17.31  182.15     0.28
FFSW   FirstFederal Financial Svcs         OH    NASDAQ     24.750  24.750     2.232    2.74     13.44    14.71  303.31     0.44
GFCO   Glenway Financial Corp.             OH    NASDAQ     22.000  24.500    16.190   -4.35      0.00    24.28  251.07     0.51
HHFC   Harvest Home Financial Corp.        OH    NASDAQ     12.500  13.000     8.750   -1.96      4.17    14.44   81.55     0.29
HVFD   Haverfield Corporation              OH    NASDAQ     17.750  18.977     5.165    2.90     26.79    14.81  178.37     0.52
INBI   Industrial Bancorp                  OH    NASDAQ     11.750  16.000    11.750  -21.67    -16.07    11.26   58.88       NA
LONF   London Financial Corporation        OH    NASDAQ     10.310  11.250     9.750    0.59        NA       NA      NA       NA
MFFC   Milton Federal Financial Corp.      OH    NASDAQ     14.250  17.125    10.000   -8.06     -6.56    14.91   74.61     1.31
OHSL   OHSL Financial Corp.                OH    NASDAQ     21.250  22.000    11.500    2.41      2.41    20.84  167.80     0.70
PTRS   Potters Financial Corp.             OH    NASDAQ     16.125  18.500     9.000   -2.27     -7.86    20.80  213.70     0.21
PVFC   PVF Capital Corp.                   OH    NASDAQ     20.250  20.750     6.474    6.58      3.18    13.77  205.36     0.00
SFSL   Security First Corp.                OH    NASDAQ     11.875  17.250     1.625   -2.82     -8.65    11.58  132.99     0.40
SHFC   Seven Hills Financial Corp.         OH    NASDAQ     14.500  17.500    11.000    0.00      0.00    17.99   84.83     0.86
SSBK   Strongsville Savings Bank           OH    NASDAQ     20.250  21.750    15.500    0.00      5.19    16.50  199.40     0.42
SBCN   Suburban Bancorporation, Inc.       OH    NASDAQ     15.500  18.500    10.500   -3.13     -8.82    17.48  133.13     0.55
THIR   Third Financial Corp.               OH    NASDAQ     32.000  32.000    14.500    6.67     13.27    24.88  137.05     0.60
WOFC   Western Ohio Financial Corp.        OH    NASDAQ     22.500  24.375    14.750   -2.17     -4.26    24.74   95.97     1.00
WFCO   Winton Financial Corp.              OH    NASDAQ     13.250  15.000     3.750   -1.85    -11.67    10.42  132.08     0.41
FFWD   Wood Bancorp, Inc.                  OH    NASDAQ     18.875  19.500    12.000    0.67      3.42    19.71  135.10     0.33
KFBI   Klamath First Bancorp               OR    NASDAQ     14.000  14.000    12.500    2.75      5.66    14.90   53.73       NA
BRFC   Bridgeville Savings Bank            PA    NASDAQ     14.750  15.250    11.750    9.26      5.36    14.13   49.56     0.38
CVAL   Chester Valley Bancorp Inc.         PA    NASDAQ     19.000  20.476     4.073    2.01      2.01    15.91  173.80     0.35
FSBI   Fidelity Bancorp, Inc.              PA    NASDAQ     16.000  18.182     3.756    3.53     -2.22    16.06  220.59     0.29
FBBC   First Bell Bancorp, Inc.            PA    NASDAQ     13.375  14.250    10.000   -0.93     -3.60    13.99   66.44       NA
FKFS   First Keystone Financial            PA    NASDAQ     17.750  20.875    10.250   -1.39     -8.97    17.83  215.24     0.00
SHEN   First Shenango Bancorp, Inc.        PA    NASDAQ     21.250  22.250    12.750    2.41      1.19    20.40  154.13     0.39
GAF    GA Financial, Inc.                  PA    AMSE       11.000  11.500    10.750    1.15        NA    14.34   63.90       NA
HARL   Harleysville Savings Bank           PA    NASDAQ     18.250  19.750     3.535   -1.35      7.35    15.01  212.82     0.36
LARL   Laurel Capital Group, Inc.          PA    NASDAQ     15.500  16.500     3.627   -3.13     -3.88    13.66  127.95     0.27
MLFB   MLF Bancorp, Inc.                   PA    NASDAQ     25.000  25.000    12.438    5.82      3.09    24.47  282.67     0.52
PVSA   Parkvale Financial Corporation      PA    NASDAQ     27.125  28.500     2.688   -3.98      0.46    20.99  282.75     0.49
PBIX   Patriot Bank Corp.                  PA    NASDAQ     13.000  13.125    12.310    1.48      1.96    15.47   89.48       NA
PWBC   PennFirst Bancorp, Inc.             PA    NASDAQ     13.500  15.915     4.019    8.00      5.88    13.37  170.26     0.36
PHFC   Pittsburgh Home Financial Corp      PA    NASDAQ     10.000  11.125    10.000   -5.88        NA       NA      NA       NA
PSAB   Prime Bancorp, Inc.                 PA    NASDAQ     17.875  20.682     3.194   -2.05     -2.05    15.44  163.55     0.65
PFNC   Progress Financial Corporation      PA    NASDAQ      7.000  18.750     0.750    0.00     21.74     5.15   93.30     0.00
SVRN   Sovereign Bancorp, Inc.             PA    NASDAQ     10.750  11.250     1.005   -0.56      2.38     7.58  175.83     0.08
THRD   TF Financial Corporation            PA    NASDAQ     14.750  16.000     9.750    3.95      2.61    17.80  114.78     0.26
THBC   Troy Hill Bancorp, Inc.             PA    NASDAQ     12.875  14.000    10.250   -3.74     -3.74    16.73   75.37     0.32
WVFC   WVS Financial Corporation           PA    NASDAQ     20.500  22.250    13.000   -3.53     -3.53    20.92  138.38     0.52
YFED   York Financial Corp.                PA    NASDAQ     17.500  18.864     4.731   -1.41     -3.45    15.22  173.33     0.55
AMFB   American Federal Bank               SC    NASDAQ     15.750  16.500     0.625    1.61      4.13     9.88  122.62     0.31
CFCP   Coastal Financial Corp.             SC    NASDAQ     21.000  21.500     2.397    0.00     12.00     9.79  160.93     0.50
FFCH   First Financial Holdings Inc.       SC    NASDAQ     19.250  22.250     4.000  -10.47     -3.75    15.04  227.64     0.60
FSFC   First Southeast Financial Corp      SC    NASDAQ     18.500  20.250    11.750   -1.33      3.50    17.20   87.67     0.43
PALM   Palfed, Inc.                        SC    NASDAQ     12.000  18.500     3.500   -5.88     -4.95    10.09  119.41     0.02
SCCB   S. Carolina Community Bancshrs      SC    NASDAQ     16.500  20.500    12.625    0.00     -4.35    16.80   59.01     0.55
HFFC   HF Financial Corp.                  SD    NASDAQ     14.875  16.750     5.500   -0.83     -5.56    16.86  187.92     0.32
LFCT   Leader Financial Corp.              TN    NASDAQ     45.250  45.250    14.500    2.26     18.69    25.71  320.22     0.63
TWIN   Twin City Bancorp                   TN    NASDAQ     16.000  18.250    10.500   -5.88     -4.48    15.69  114.01     0.55
CBSA   Coastal Bancorp, Inc.               TX    NASDAQ     18.750  18.875     9.875    2.74      0.67    18.50  566.12     0.34
ETFS   East Texas Financial Services       TX    NASDAQ     14.750  16.750    11.000   -6.35     -6.35    18.91   96.32     0.05
FBHC   Fort Bend Holding Corp.             TX    NASDAQ     17.750  20.250    10.375   -2.74     -2.74    21.50  298.71     0.28
LOAN   Horizon Bancorp                     TX    NASDAQ     10.750  11.500     7.250   -4.44      0.00     7.53   91.50     0.10
JXVL   Jacksonville Bancorp, Inc.          TX    NASDAQ     10.625  11.990     7.141    8.97     -2.81       NA      NA       NA
WFSB   1st Washington Bancorp Inc.         VA    NASDAQ      7.875  10.375     0.125    0.83      1.61     4.79   80.47     0.12
BFSB   Bedford Bancshares, Inc.            VA    NASDAQ     16.125  18.750    10.250   -7.19     -9.15    16.86   98.42     0.33
CNIT   CENIT Bancorp, Inc.                 VA    NASDAQ     34.250  40.250    10.875   -1.44     -0.72    28.99  415.52     0.40
CFFC   Community Financial Corp.           VA    NASDAQ     21.000  21.000     4.250    0.00      9.09    16.99  124.25     0.41
ESX    Essex Bancorp, Inc.                 VA    AMSE        2.500  19.250     0.750  -16.67    -13.04     7.72  300.38     0.00
FFFC   FFVA Financial Corp.                VA    NASDAQ     30.690  32.250    16.500    2.73     -4.84    33.58  190.85     0.65
FFRV   Fidelity Financial Bankshares       VA    NASDAQ     12.500  14.750     2.381   -3.85     -5.66    12.01  141.09     0.16
GSLC   Guaranty Financial Corp.            VA    NASDAQ      7.750   8.500     6.313   -4.62     -6.06     6.88  105.07     0.00
LIFB   Life Bancorp, Inc.                  VA    NASDAQ     14.310  16.625     8.313    0.42     -2.15    14.74  115.79     0.44
VABF   Virginia Beach Fed. Financial       VA    NASDAQ      7.750   9.938     1.625   -0.77     -1.59     8.28  125.95     0.16
VFFC   Virginia First Financial            VA    NASDAQ     12.000  12.125     1.250    6.67      0.00     9.81  127.14     0.06
CASB   Cascade Financial Corp.             WA    NASDAQ     20.000  20.000     3.328   25.00     25.00    12.42  199.87     0.00
FWWB   First SB of Washington Bancorp      WA    NASDAQ     15.190  15.250    12.375    3.86     19.70    15.25   59.11       NA
IWBK   InterWest Bancorp, Inc.             WA    NASDAQ     24.000  25.125     8.478   -3.52     18.52    14.63  212.71     0.39
MSEA   Metropolitan Bancorp                WA    NASDAQ     14.000  15.000     3.636   -5.88      0.90    13.71  209.74     0.00
STSA   Sterling Financial Corp.            WA    NASDAQ     13.500  14.500     1.878   -3.57     -1.82    11.30  276.03     0.00
WFSL   Washington Federal, Inc.            WA    NASDAQ     21.375  23.967     1.723    2.40     -2.84    14.04  115.72     0.86
AADV   Advantage Bancorp, Inc.             WI    NASDAQ     33.875  34.500    10.600   -1.81      3.28    26.04  284.07     0.26
ABCW   Anchor BanCorp Wisconsin            WI    NASDAQ     33.625  36.250     9.800    0.75      0.37    24.00  355.58     0.32
FCBF   FCB Financial Corp.                 WI    NASDAQ     17.750  18.500    10.000    1.43     -2.74    18.65   95.25     0.57
FFEC   First Fed Bncshrs Eau Claire        WI    NASDAQ     14.625  15.375     8.375    2.63      5.41    14.04   98.07     0.10
FTFC   First Federal Capital Corp.         WI    NASDAQ     21.875  22.875     1.449    1.74      9.38    15.03  219.45     0.56
FFHC   First Financial Corp.               WI    NASDAQ     23.125  24.000     1.392    6.32     10.12    13.30  181.33     0.51
FNGB   First Northern Capital Corp.        WI    NASDAQ     15.875  16.500     3.063   -0.78      0.79    15.98  125.56     0.57
HALL   Hallmark Capital Corp.              WI    NASDAQ     15.500  16.250     9.875    3.33      0.00    18.38  235.13     0.00
MWFD   Midwest Federal Financial           WI    NASDAQ     29.500  31.000     8.333   14.56     37.21    20.41  218.32     0.27
NWEQ   Northwest Equity Corp.              WI    NASDAQ     10.500  11.375     6.875    6.33      0.00    12.74   88.04     0.33
OSBF   OSB Financial Corp.                 WI    NASDAQ     23.000  24.875    14.500   -3.16     -2.13    28.01  222.41     0.56
RELI   Reliance Bancshares, Inc.           WI    NASDAQ      8.250   8.500     7.875   -2.94        NA       NA      NA       NA
SECP   Security Capital Corporation        WI    NASDAQ     61.500  62.250    25.000    5.58      4.24    55.94  350.75     0.30
STFR   St. Francis Capital Corp.           WI    NASDAQ     25.250  28.000    12.625   -1.46     -8.18    23.35  221.21     0.20
FOBC   Fed One Bancorp                     WV    NASDAQ     14.750  16.250     5.358   -2.48     -6.35    16.53  136.40     0.53
CRZY   Crazy Woman Creek Bancorp           WY    NASDAQ     10.750  11.000    10.375    2.38        NA       NA      NA       NA
TRIC   Tri-County Bancorp, Inc.            WY    NASDAQ     18.000  18.500    11.375    2.86     -1.37    20.76  116.42     0.45

UBMT   United Savings Bank, F.A.          14.20   93.19    21.93    14.20
WSTR   WesterFed Financial Corp.          15.10   81.60    10.84    16.29
COOP   Cooperative Bankshares, Inc.       31.82   89.10     8.32    37.23
SOPN   First Savings Bancorp, Inc.        19.61  103.82    27.21    19.20
GSFC   Green Street Financial Corp.          NA      NA       NA       NA
HFNC   HFNC Financial Corp.                  NA  105.05    27.61       NA
KSAV   KS Bancorp, Inc.                   13.04   87.59    13.28    12.86
PDB    Piedmont Bancorp, Inc.                NA   93.42    27.81       NA
SSB    Scotland Bancorp, Inc                 NA      NA       NA       NA
SSM    Stone Street Bancorp, Inc.            NA      NA       NA       NA
UFRM   United Federal Savings Bank        11.13  119.31     9.88    12.50
CFB    Commercial Federal Corporation     10.33  145.84     8.82    10.39
EBCP   Eastern Bancorp                    11.85   89.92     6.92    14.52
NHTB   New Hampshire Thrift Bncshrs       11.75   84.86     6.52    11.34
FBER   1st Bergen Bancorp                    NA      NA       NA       NA
CJFC   Central Jersey Financial           15.98  150.63    17.74    16.85
COFD   Collective Bancorp, Inc.            9.34  139.52     9.83     9.56
FSPG   First Home Savings Bank, FSB        8.41  121.91     7.94     8.82
FSFI   First State Financial Services     11.20  100.56     6.88    14.53
FMCO   FMS Financial Corporation          10.12  122.22     8.05    10.12
IBSF   IBS Financial Corp                 18.50  102.55    20.91    18.02
LVSB   Lakeview Financial                  8.75   91.92     9.15    14.36
LFBI   Little Falls Bancorp, Inc.            NA   70.13    10.66       NA
PBCI   Pamrapo Bancorp, Inc.              12.58  112.58    17.45    12.58
PFSB   PennFed Financial Services,Inc     12.40   81.26     7.94    11.51
PULS   Pulse Bancorp                      12.59  121.03    14.39    12.50
SFIN   Statewide Financial Corp.             NA   93.56    10.38       NA
FSBC   First Savings Bank, FSB               NA   76.34     3.61       NA
GUPB   GFSB Bancorp, Inc.                    NA   83.38    19.20       NA
ALBK   ALBANK Financial Corp              13.80  118.21    11.38    13.80
ALBC   Albion Banc Corp.                  24.65   74.91     7.99    28.69
ASFC   Astoria Financial Corporation      12.53  106.34     9.09    13.63
BFSI   BFS Bankorp, Inc.                   6.53  134.80    10.97     6.77
CARV   Carver Federal Savings Bank        23.53   52.91     5.10    18.60
CONE   Conestoga Bancorp, Inc.            29.40  118.74    20.02    35.99
FIBC   Financial Bancorp, Inc.            16.46   90.78     9.67    16.67
HAVN   Haven Bancorp, Inc.                12.56  122.02     7.69    12.74
LISB   Long Island Bancorp, Inc.          15.10  134.39    14.37    16.24
NYB    New York Bancorp Inc.               9.99  186.86    10.80    10.57
PEEK   Peekskill Financial Corp.             NA   74.70    24.87       NA
PKPS   Poughkeepsie Savings Bank, FSB      4.12   86.82     7.38     3.13
RELY   Reliance Bancorp, Inc.             12.93   90.30     8.00    13.50
SFED   SFS Bancorp, Inc.                     NA   71.94    10.11       NA
TPNZ   Tappan Zee Financial, Inc.            NA   86.05    16.76       NA
YFCB   Yonkers Financial Corporation         NA      NA       NA       NA
ASBP   ASB Financial Corp.                   NA   94.75    21.86       NA
CAFI   Camco Financial Corporation         9.20  134.30    11.19    11.96
COFI   Charter One Financial              35.56  181.67    12.54    12.29
CRCL   Circle Financial Corp.             24.39  101.78    10.84    28.56
CTZN   CitFed Bancorp, Inc.               20.38  114.60     8.04    19.16
CIBI   Community Investors Bancorp        12.10   90.08    12.47    12.82
EFBI   Enterprise Federal Bancorp         14.39   95.90    14.95    20.65
FFDF   FFD Financial Corp.                   NA      NA       NA       NA
FFYF   FFY Financial Corp.                17.22  114.81    21.07    16.61
FFOH   Fidelity Financial of Ohio            NA   82.20    16.74       NA
FDEF   First Defiance Financial              NA   88.99    22.60       NA
FFBZ   First Federal Bancorp, Inc.        10.99  152.74    11.10    11.24
FFHS   First Franklin Corporation         14.27   87.38     8.30    14.54
FFSW   FirstFederal Financial Svcs        13.67  168.25     8.16    16.84
GFCO   Glenway Financial Corp.            15.60   90.61     8.76    15.83
HHFC   Harvest Home Financial Corp.       19.53   86.57    15.33    19.53
HVFD   Haverfield Corporation             14.79  119.85     9.95    15.71
INBI   Industrial Bancorp                    NA  104.35    19.96       NA
LONF   London Financial Corporation          NA      NA       NA       NA
MFFC   Milton Federal Financial Corp.     19.00   95.57    19.10    20.36
OHSL   OHSL Financial Corp.               14.26  101.97    12.66    14.96
PTRS   Potters Financial Corp.            14.02   77.52     7.55    14.27
PVFC   PVF Capital Corp.                   9.46  147.06     9.86    10.77
SFSL   Security First Corp.                9.13  102.55     8.93     8.67
SHFC   Seven Hills Financial Corp.        48.33   80.60    17.09    50.00
SSBK   Strongsville Savings Bank          10.71  122.73    10.16    12.58
SBCN   Suburban Bancorporation, Inc.      29.25   88.67    11.64    20.13
THIR   Third Financial Corp.              17.78  128.62    23.35    19.75
WOFC   Western Ohio Financial Corp.       19.07   90.95    23.44    26.16
WFCO   Winton Financial Corp.             10.86  127.16    10.03    13.38
FFWD   Wood Bancorp, Inc.                 12.10   95.76    13.97    12.50
KFBI   Klamath First Bancorp                 NA   93.96    26.06       NA
BRFC   Bridgeville Savings Bank           24.58  104.39    29.76    24.58
CVAL   Chester Valley Bancorp Inc.        12.34  119.42    10.93    12.75
FSBI   Fidelity Bancorp, Inc.             13.22   99.63     7.25    13.22
FBBC   First Bell Bancorp, Inc.              NA   95.60    20.13       NA
FKFS   First Keystone Financial           16.75   99.55     8.25    15.43
SHEN   First Shenango Bancorp, Inc.       14.66  104.17    13.79    15.51
GAF    GA Financial, Inc.                    NA   76.71    17.21       NA
HARL   Harleysville Savings Bank          10.86  121.59     8.58    10.67
LARL   Laurel Capital Group, Inc.          9.34  113.47    12.11     9.69
MLFB   MLF Bancorp, Inc.                  13.74  102.17     8.84    15.43
PVSA   Parkvale Financial Corporation      9.76  129.23     9.59    10.47
PBIX   Patriot Bank Corp.                    NA   84.03    14.53       NA
PWBC   PennFirst Bancorp, Inc.            13.78  100.97     7.93    13.92
PHFC   Pittsburgh Home Financial Corp        NA      NA       NA       NA
PSAB   Prime Bancorp, Inc.                11.24  115.77    10.93    12.59
PFNC   Progress Financial Corporation      8.14  135.92     7.50    10.14
SVRN   Sovereign Bancorp, Inc.            10.34  141.82     6.11    11.20
THRD   TF Financial Corporation           15.36   82.87    12.85    16.21
THBC   Troy Hill Bancorp, Inc.            12.03   76.96    17.08    13.14
WVFC   WVS Financial Corporation          12.42   97.99    14.81    11.71
YFED   York Financial Corp.               10.94  114.98    10.10    12.87
AMFB   American Federal Bank              10.64  159.41    12.84     9.84
CFCP   Coastal Financial Corp.            14.38  214.50    13.05    15.79
FFCH   First Financial Holdings Inc.      11.74  127.99     8.46    11.53
FSFC   First Southeast Financial Corp     23.13  107.56    21.10    23.13
PALM   Palfed, Inc.                       14.46  118.93    10.05    17.14
SCCB   S. Carolina Community Bancshrs     20.37   98.21    27.96    20.37
HFFC   HF Financial Corp.                 10.86   88.23     7.92    13.90
LFCT   Leader Financial Corp.             11.51  176.00    14.13    11.75
TWIN   Twin City Bancorp                  12.60  101.98    14.03    14.55
CBSA   Coastal Bancorp, Inc.               9.82  101.35     3.31     9.87
ETFS   East Texas Financial Services      16.03   78.00    15.31    17.35
FBHC   Fort Bend Holding Corp.             9.81   82.56     5.94    11.16
LOAN   Horizon Bancorp                     9.60  142.76    11.75    12.08
JXVL   Jacksonville Bancorp, Inc.            NA      NA       NA       NA
WFSB   1st Washington Bancorp Inc.        15.14  164.41     9.79    35.80
BFSB   Bedford Bancshares, Inc.           12.90   95.64    16.38    12.90
CNIT   CENIT Bancorp, Inc.                20.63  118.14     8.24    17.93
CFFC   Community Financial Corp.          12.80  123.60    16.90    12.80
ESX    Essex Bancorp, Inc.                   NM   32.38     0.83       NM
FFFC   FFVA Financial Corp.               13.29   91.39    16.08    13.58
FFRV   Fidelity Financial Bankshares       9.12  104.08     8.86     9.33
GSLC   Guaranty Financial Corp.           10.33  112.65     7.38    13.14
LIFB   Life Bancorp, Inc.                 15.90   97.08    12.36    15.06
VABF   Virginia Beach Fed. Financial      23.48   93.60     6.15       NM
VFFC   Virginia First Financial            8.28  122.32     9.44    10.17
CASB   Cascade Financial Corp.            20.62  161.03    10.01    44.44
FWWB   First SB of Washington Bancorp        NA   99.61    25.70       NA
IWBK   InterWest Bancorp, Inc.            11.71  164.05    11.28    12.70
MSEA   Metropolitan Bancorp               10.07  102.12     6.67     9.33
STSA   Sterling Financial Corp.           15.00  119.47     4.89    15.34
WFSL   Washington Federal, Inc.           11.49  152.24    18.47    12.01
AADV   Advantage Bancorp, Inc.            14.48  130.09    11.92    16.05
ABCW   Anchor BanCorp Wisconsin           12.45  140.10     9.46    12.93
FCBF   FCB Financial Corp.                18.49   95.17    18.64    19.09
FFEC   First Fed Bncshrs Eau Claire       16.81  104.17    14.91    17.41
FTFC   First Federal Capital Corp.        11.82  145.54     9.97    16.08
FFHC   First Financial Corp.              10.01  173.87    12.75    10.32
FNGB   First Northern Capital Corp.       15.72   99.34    12.64    18.46
HALL   Hallmark Capital Corp.             13.14   84.33     6.59    14.76
MWFD   Midwest Federal Financial          13.00  144.54    13.51    16.21
NWEQ   Northwest Equity Corp.             11.67   82.42    11.93    12.21
OSBF   OSB Financial Corp.                58.97   82.11    10.34    35.38
RELI   Reliance Bancshares, Inc.             NA      NA       NA       NA
SECP   Security Capital Corporation       20.78  109.94    17.53    19.77
STFR   St. Francis Capital Corp.           9.56  108.14    11.41    13.87
FOBC   Fed One Bancorp                    12.19   89.23    10.81    12.19
CRZY   Crazy Woman Creek Bancorp             NA      NA       NA       NA
TRIC   Tri-County Bancorp, Inc.           18.56   86.71    15.46    18.95


                                                  PER SHARE                                         PRICING RATIOS
                ---------------------------------------------------------------------------   --------------------------------------
                 Latest    All Time  All Time  Monthly  Quarterly  Book            12 Month    Price/    Price/   Price/  Price/Core
                  Price      High      Low    Change    Change    Value   Assets    Div.      Earnings  Bk. Value Assets   Earnings
                   ($)        ($)      ($)      (%)       (%)      ($)      ($)      ($)         (X)       (%)      (%)       (X)
                --------   -------- -------- --------  -------- -------- -------- --------    --------  -------- --------  --------
ALL THRIFTS
         AVERAGE         17.870    22.051   7.976      1.10      1.85   17.15    170.27    0.37   16.19    106.74     12.92    17.83
         MEDIAN          16.125    18.216   9.000      0.00      0.70   16.47    140.73    0.33   13.29    100.19     11.42    15.04
         HIGH            61.500   589.500  25.375     61.76     48.65   55.94    612.14    3.00   72.50    226.82     31.11   113.89
         LOW              2.500     6.917   0.125    -24.59    -22.03    2.18     36.26    0.00    2.83     32.38      0.83     3.13

AVERAGE FOR STATE
         IN              16.705    18.281   8.037      0.79     -0.99   17.10    143.13    0.33  17.127   104.255    13.343   23.300

AVERAGE BY REGION
         MIDWEST         18.889    20.424   9.087      0.82      1.26   18.29    155.31    0.39   17.52    105.11     14.48    19.17
         NEW ENGLAND     18.344    20.288   6.028      1.39     -0.98   18.67    250.54    0.50   11.52     98.52      7.81    13.92
         MID ATLANTIC    17.137    19.273   7.107      0.75      1.45   16.82    174.33    0.33   13.44    105.01     11.58    14.47
         SOUTHEAST       16.233    18.529   7.007      0.19      0.96   14.62    148.45    0.37   14.30    114.51     13.21    15.72
         SOUTHWEST       15.543    16.788   9.537      1.27      1.67   15.48    162.41    0.30   12.74    103.27     13.56    13.61
         WEST            18.055    39.353   6.358      3.74      6.66   16.74    229.51    0.32   20.37    108.79      9.78    22.99

AVERAGE BY EXCHANGE
         NYSE            28.481    88.967   3.243      2.64      6.75   20.59    346.54    0.42   17.34    141.56      8.94    17.74
         AMEX            12.735    14.650   9.921      1.13      1.93   14.83    116.02    0.30   12.65     84.83     14.49    14.17
         OTC/NASDAQ      17.700    19.554   8.071      1.03      1.63   17.11    164.89    0.37   16.17    106.23     13.02    17.88

                                                                      Exhibit 36

KELLER & COMPANY
Columbus, Ohio
614-766-1426

KEY FINANCIAL DATA AND RATIOS
PUBLICLY-TRADED, SAIF INSURED INSTITUTIONS
(EXCLUDING MUTUAL HOLDING COMPANIES)
AS OF MAY 3, 1996


                                                         ASSETS AND EQUITY                         PROFITABILITY
                                                --------------------------------------    ---------------------------------
                                                    Total        Total       Total                   Core              Core
                                                   Assets       Equity   Tang. Equity       ROAA     ROAA     ROAE     ROAE
                                         State      0.00         0.00        0.00            (%)      (%)      (%)      (%)
                                         ----- ---------------------------------------------------------- -----------------
PLE      Pinnacle Bank                    AL     194,311       14,983       14,431         0.77     0.71    10.29     9.48
SRN      Southern Banc Company, Inc       AL     109,768       22,293           NA         0.54     0.54     3.96     3.96
SZB      SouthFirst Bancshares, Inc.      AL      85,775       15,056       15,056         0.74     0.58     4.52     3.52
VAFD     Valley Federal Savings Bank      AL     122,083       10,010       10,010         0.36     0.36     4.63     4.69
FFBH     First Federal Bancshares of AR   AR     466,101       36,255       36,255           NA       NA       NA       NA
FTF      Texarkana First Financial Corp   AR     163,391       33,683       33,683         1.77     1.77    10.80    10.80
AHM      Ahmanson & Company (H.F.)        CA  49,781,986    2,952,702    2,808,721         0.88     0.24    15.41     4.15
AFFFZ    America First Financial Fund     CA   2,333,113      174,821      171,086         0.81     0.81    12.57    12.50
BPLS     Bank Plus Corp.                  CA   3,279,564      227,539      227,180        -1.97    -2.05   -37.90   -39.40
BVFS     Bay View Capital Corp.           CA   2,910,295      203,268      198,159        -0.10     0.26    -1.43     3.57
BYFC     Broadway Financial Corp.         CA     115,222       14,062       14,062         0.41     0.41     6.78     6.83
CAL      Cal Fed Bancorp, Inc.            CA  14,280,100      911,200      911,200         0.76     0.72    12.51    11.84
CFHC     California Financial Holding     CA   1,277,568       86,268       85,500         0.29     0.25     4.26     3.71
CENF     CENFED Financial Corp.           CA   2,113,582      105,775      105,526         0.48     0.33     9.92     6.91
CSA      Coast Savings Financial          CA   8,239,880      425,360      418,305         0.46     0.40     9.62     8.38
DSL      Downey Financial Corp.           CA   4,652,584      387,470      380,740         0.61     0.53     7.58     6.67
FSSB     First FS&LA of San Bernardino    CA     103,288        5,827        5,566        -0.17    -0.34    -2.90    -6.03
FED      FirstFed Financial Corp.         CA   4,165,825      195,311      191,942         0.18     0.17     3.94     3.66
GLN      Glendale Federal Bank, FSB       CA  14,367,978      941,398      880,896         0.23     0.40     3.80     6.55
GDW      Golden West Financial            CA  35,013,718    2,332,592    2,194,398         0.75     0.74    11.76    11.64
GWF      Great Western Financial          CA  43,762,730    2,822,132    2,507,848         0.65     0.60    10.77     9.89
HTHR     Hawthorne Financial Corp.        CA     773,090       40,852       40,685        -0.21    -0.31    -4.82    -7.16
HEMT     HF Bancorp, Inc.                 CA     754,365       86,273           NA         0.19     0.16     1.50     1.23
HBNK     Highland Federal Bank FSB        CA     441,911       34,626       34,626         0.22     0.21     3.92     3.87
HFSF     Home Federal Financial Corp.     CA     716,755       54,404       54,213         0.34     0.19     4.71     2.67
MBBC     Monterey Bay Bancorp, Inc.       CA     318,879       47,771       47,196         0.19     0.23     1.28     1.53
NHSL     NHS Financial, Inc.              CA     292,618       24,671       24,618         0.16     0.16     1.93     1.93
PSSB     Palm Springs Savings Bank        CA     192,093       11,693       11,693         0.62     0.34    10.80     5.85
PFFB     PFF Bancorp, Inc.                CA   2,008,139      289,071      285,659         0.11     0.11     1.86     1.80
QCBC     Quaker City Bancorp, Inc.        CA     692,974       68,461       68,087         0.50     0.48     4.90     4.71
REDF     RedFed Bancorp Inc.              CA     857,959       48,329       48,329        -0.56    -0.90    -9.99   -16.03
SGVB     SGV Bancorp, Inc.                CA     333,064       32,581       32,581         0.12     0.11     1.11     1.08
WES      Westcorp                         CA   3,076,518      304,287      303,293         1.21     0.55    13.63     6.19
FFBA     First Colorado Bancorp, Inc.     CO   1,492,600      241,623      238,670         0.98     0.99     8.64     8.67
MORG     Morgan Financial Corp.           CO      71,654       10,501       10,501         0.97     0.93     6.38     6.12
EGFC     Eagle Financial Corp.            CT   1,428,558      101,928       73,743         1.29     0.64    17.83     8.86
FFES     First Federal of East Hartford   CT     933,433       57,831       57,633         0.60     0.59     8.81     8.69
NTMG     Nutmeg Federal S&LA              CT      85,724        5,399        5,399         0.62     0.41    10.20     6.71
WBST     Webster Financial Corporation    CT   3,813,173      213,846      166,674         0.56     0.60    10.14    10.76
IFSB     Independence Federal Savings     DC     263,740       17,082       14,678         0.54     0.26     8.99     4.36
BANC     BankAtlantic Bancorp, Inc.       FL   1,642,825      136,819      125,676         1.08     0.86    16.11    12.86
BKUNA    BankUnited Financial Corp.       FL     738,491       69,468       66,955         1.12     0.13    14.68     1.64
FFFG     F.F.O. Financial Group, Inc.     FL     305,683       18,408       18,408         0.45     0.45     6.83     6.75
FFLC     FFLC Bancorp, Inc.               FL     330,514       56,096       56,096         0.94     0.95     5.43     5.49
FFML     First Family Financial Corp.     FL     153,250        8,596        8,596         0.82     0.49    16.16     9.60
FPRY     First Financial Bancorp          FL     240,379       15,263       15,263         0.57     0.43     8.95     6.71
FFPB     First Palm Beach Bancorp, Inc.   FL   1,465,395      111,898      108,976         0.69     0.69     8.21     8.14
FFPC     Florida First Bancorp, Inc.      FL     304,040       21,069       21,069         0.86     0.78    12.90    11.82
HOFL     Home Financial Corp.             FL   1,227,371      313,193      313,193         1.70     1.61     6.58     6.24
SCSL     Suncoast Savings and Loan        FL     466,504       25,338       25,283         0.51    -0.16     8.77    -2.73
CCFH     CCF Holding Company              GA      79,578       17,187       17,187         0.86     0.79     6.13     5.62
EBSI     Eagle Bancshares                 GA     558,315       37,131       37,131         0.97     0.94    13.77    13.33
FGHC     First Georgia Holding, Inc.      GA     142,133       11,605       10,263         0.87     0.81    10.61     9.91
FLFC     First Liberty Financial Corp.    GA     981,694       74,634       63,866         1.03     0.83    13.14    10.60
FLAG     FLAG Financial Corp.             GA     225,960       21,599       21,599         0.92     0.81     9.91     8.77
NFSL     Newnan Savings Bank, FSB         GA     160,656       18,605       18,483         1.89     1.65    17.69    15.47
CASH     First Midwest Financial, Inc.    IA     309,706       38,874       36,247         1.24     0.99     9.27     7.41
GFSB     GFS Bancorp, Inc.                IA      80,913        9,738        9,738         1.08     1.06     8.47     8.29
HZFS     Horizon Financial Svcs Corp.     IA      72,225        8,358        8,358         0.46     0.39     3.71     3.14
MFCX     Marshalltown Financial Corp.     IA     126,226       19,349       19,349         0.32     0.32     2.10     2.10
MIFC     Mid-Iowa Financial Corp.         IA     119,395       10,770       10,754         0.84     0.83     8.90     8.87
MWBI     Midwest Bancshares, Inc.         IA     136,809        9,490        9,490         0.99     0.69    14.16     9.87
FFFD     North Central Bancshares, Inc.   IA     190,613       55,029       55,029         1.48     1.41     8.70     8.27
PMFI     Perpetual Midwest Financial      IA     374,039       36,053       36,053         0.41     0.41     4.09     4.09
SFFC     StateFed Financial Corporation   IA      74,182       14,925       14,925         1.18     1.18     5.80     5.80
AVND     Avondale Financial Corp.         IL     579,731       61,628       61,628           NA       NA       NA       NA
BABC     Barrington Bancorp, Inc.         IL      69,721       11,620       11,620         0.40     0.39     2.39     2.34
BELL     Bell Bancorp                     IL   1,938,454      307,385      307,385         0.63     0.60     4.03     3.85
CBCI     Calumet Bancorp, Inc.            IL     502,419       85,350       85,350         1.21     1.20     7.24     7.20
CBSB     Charter Financial, Inc.          IL     300,812       64,393       62,739         1.11     1.11     7.88     7.87
CBK      Citizens First Financial Corp.   IL     232,196       15,765       15,765         0.43     0.35     6.49     5.34
CSBF     CSB Financial Group, Inc.        IL      41,211       12,730       12,730         0.84     0.84     4.03     4.03
DFIN     Damen Financial Corp.            IL     235,320       56,903       56,903           NA       NA       NA       NA
FBCI     Fidelity Bancorp, Inc.           IL     433,027       52,162       51,975         0.77     0.71     5.56     5.13
FNSC     Financial Security Corp.         IL     274,090       39,372       39,372         0.78     0.72     5.71     5.26
FFBI     First Financial Bancorp, Inc.    IL      88,615        7,865        7,865         0.70     0.57     6.53     5.33
FMBD     First Mutual Bancorp, Inc.       IL     285,296       72,050       72,050         0.99     0.95     4.14     3.99
FFDP     FirstFed Bancshares              IL     623,996       56,285       53,765         0.64     0.40     6.65     4.20
GTPS     Great American Bancorp           IL     120,540       33,212       33,212         0.68     0.67     2.46     2.43
HNFC     Hinsdale Financial Corp.         IL     682,029       54,341       52,679         0.62     0.55     8.24     7.35
HMCI     HomeCorp, Inc.                   IL     341,742       20,731       20,731         0.37     0.26     6.28     4.31
KNK      Kankakee Bancorp, Inc.           IL     363,182       35,581       33,014         0.50     0.49     4.53     4.46
LBCI     Liberty Bancorp, Inc.            IL     669,949       63,818       63,649         0.56     0.56     5.49     5.51
MAFB     MAF Bancorp, Inc.                IL   1,980,184      109,654      109,654         0.88     0.90    15.13    15.48
NSBI     N.S. Bancorp, Inc.               IL   1,153,392      235,232      235,232         1.86     1.55     9.57     7.97
NBSI     North Bancshares, Inc.           IL     114,337       19,827       19,827         0.57     0.53     2.98     2.74
SWBI     Southwest Bancshares             IL     349,543       41,951       41,951         1.19     1.18     8.83     8.77
SPBC     St. Paul Bancorp, Inc.           IL   4,142,858      382,851      381,512         0.89     0.87     9.59     9.35
STND     Standard Financial, Inc.         IL   2,186,603      269,004      268,914         0.88     0.79     6.23     5.59
SFSB     SuburbFed Financial Corp.        IL     362,272       25,879       25,719         0.51     0.44     6.97     6.01
WCBI     Westco Bancorp                   IL     309,265       48,383       48,383         1.32     1.32     8.46     8.43
FBCV     1ST Bancorp                      IN     273,122       21,535       21,535         2.25    -0.13    35.92    -2.02
AMFC     AMB Financial Corp.              IN      80,533       16,147       16,147         0.50     0.50     4.75     4.75
ASBI     Ameriana Bancorp                 IN     383,072       44,583       44,514         0.93     0.91     7.20     7.00
ATSB     AmTrust Capital Corp.            IN      73,072        7,553        7,472         0.31     0.07     2.75     0.60
CBCO     CB Bancorp, Inc.                 IN     204,825       18,762       18,762         1.37     1.37    13.98    13.98
CBIN     Community Bank Shares            IN     224,311       25,482       25,482         0.91     0.88     7.91     7.71
FFWC     FFW Corp.                        IN     148,892       16,083       16,083         0.90     1.00     8.07     8.96
FFED     Fidelity Federal Bancorp         IN     280,138       14,221       14,221         1.29     1.22    25.83    24.30
FISB     First Indiana Corporation        IN   1,476,879      132,245      130,363         1.18     1.00    13.88    11.80
HBFW     Home Bancorp                     IN     312,758       51,355       51,355         0.86     0.86     4.97     4.96
HBBI     Home Building Bancorp            IN      42,407        5,992        5,992         0.46     0.45     3.16     3.09
HOMF     Home Federal Bancorp             IN     606,266       50,232       48,308         1.20     1.04    15.05    13.09
INCB     Indiana Community Bank, SB       IN      94,476       14,156       14,156         0.67     0.67     4.39     4.39
IFSL     Indiana Federal Corporation      IN     717,720       70,504           NA         1.02     0.96    10.75    10.06
LOGN     Logansport Financial Corp.       IN      76,493       20,473       20,473         1.40     1.33     5.41     5.13
MARN     Marion Capital Holdings          IN     179,329       43,031       43,031         1.41     1.41     5.79     5.79
MFBC     MFB Corp.                        IN     200,895       38,799       38,799         0.69     0.69     3.40     3.36
NEIB     Northeast Indiana Bancorp        IN     141,098       28,697       28,697         1.09     1.09     5.62     5.62
PFDC     Peoples Bancorp                  IN     280,778       42,857       42,857         1.45     1.44     9.58     9.55
PERM     Permanent Bancorp, Inc.          IN     377,905       42,101       41,500         0.33     0.33     2.75     2.74
SOBI     Sobieski Bancorp, Inc.           IN      76,362       14,120       14,120         0.42     0.42     2.24     2.24
WCHI     Workingmens Capital Holdings     IN     213,673       26,164       26,164         0.91     0.90     7.55     7.44
FFSL     First Independence Corp.         KS     101,628       12,845       12,845         1.13     0.97     8.56     7.34
LARK     Landmark Bancshares, Inc.        KS     193,403       33,272       33,272         0.91     0.79     5.30     4.60
MCBS     Mid Continent Bancshares Inc.    KS     290,903       36,434       36,384         1.40     1.06    10.14     7.69
WBCI     WFS Bancorp, Inc.                KS     275,758       33,854       33,837         0.45     0.65     3.90     5.67
CKFB     CKF Bancorp, Inc.                KY      58,763       16,036       16,036         1.24     1.24     4.39     4.39
CLAS     Classic Bancshares, Inc.         KY      67,786       19,517       19,517           NA       NA       NA       NA
FSBS     First Ashland Financial Corp     KY      86,860       23,631       23,631         0.96     0.95     3.61     3.58
FFKY     First Federal Financial Corp.    KY     351,010       49,291       45,966         1.65     1.43    11.50     9.98
FTSB     Fort Thomas Financial Corp       KY      87,960       21,368       21,368         1.29     1.29     5.55     5.55
FKKY     Frankfort First Bancorp, Inc.    KY     138,616       47,836       47,836         1.05     1.11     3.80     4.02
GWBC     Gateway Bancorp, Inc.            KY      73,005       18,247       18,247         1.05     1.05     3.91     3.91
GTFN     Great Financial Corporation      KY   2,477,204      281,206      276,685         1.00     0.81     8.18     6.68
HFFB     Harrodsburg First Fin Bancorp    KY     108,710       31,161       31,161           NA       NA       NA       NA
KYF      Kentucky First Bancorp, Inc      KY      83,981       19,841       19,841         1.12     1.12     5.27     5.27
LFSB     LFS Bancorp Inc.                 KY     233,737       66,419       66,419         0.77     0.77     2.75     2.75
CZF      CitiSave Financial Corp          LA      79,717       14,497       14,484         1.15     1.08     7.47     6.98
ISBF     ISB Financial Corporation        LA     623,720      120,802      120,752         1.24     1.23     6.22     6.18
JEBC     Jefferson Bancorp, Inc.          LA     265,039       35,429       35,429         1.00     1.00     7.77     7.76
MERI     Meritrust Federal SB             LA     227,121       16,896       16,896         1.02     0.99    14.10    13.77
TSH      Teche Holding Co.                LA     328,426       61,730       61,730         1.18     1.16     7.91     7.78
AFCB     Affiliated Community Bancorp     MA     938,331       96,194       95,458         0.72     0.86     6.26     7.53
BFD      BostonFed Bancorp, Inc.          MA     677,762       91,574       91,574         0.22     0.17     2.49     1.91
FMLY     Family Bancorp                   MA     887,387       68,843       62,978         0.96     0.85    12.56    11.20
ANBK     American National Bancorp        MD     439,005       49,089       49,089         0.18     0.17     2.33     2.20
EQSB     Equitable Federal Savings Bank   MD     260,134       13,648       13,648         0.84     0.83    16.13    16.03
FCIT     First Citizens Financial Corp.   MD     624,118       39,192       39,192         0.71     0.57    11.37     9.04
FFWM     First Financial-W. Maryland      MD     326,489       40,919       40,919         0.43     0.39     3.56     3.27
HRBF     Harbor Federal Bancorp, Inc.     MD     154,218       29,346       29,346         0.82     0.82     3.77     3.77
HFMD     Home Federal Corp.               MD     216,684       18,673       18,417         1.19     1.17    14.29    14.01
MFSL     Maryland Federal Bancorp         MD   1,143,338       93,982       92,414         0.79     0.57     9.72     6.95
WSB      Washington Savings Bank, FSB     MD     262,632       21,231       21,231         0.92     0.69    12.60     9.40
WHGB     WHG Bancshares Corp.             MD     111,704       23,008       23,008           NA       NA       NA       NA
MCBN     Mid-Coast Bancorp, Inc.          ME      54,362        4,926        4,926         0.56     0.52     6.27     5.78
BWFC     Bank West Financial Corp.        MI     139,217       27,540       27,540         0.69     0.41     3.41     2.03
CFSB     CFSB Bancorp, Inc.               MI     771,672       64,012       64,012         0.94     0.88    11.56    10.77
DNFC     D & N Financial Corp.            MI   1,231,927       69,364       68,268         1.06     0.94    19.79    17.54
MSBF     MSB Financial, Inc.              MI      56,317       12,747       12,747         1.92     1.76     7.79     7.13
MSBK     Mutual Savings Bank, FSB         MI     719,490       39,244       39,244         0.01    -0.09     0.20    -1.65
OFCP     Ottawa Financial Corp.           MI     745,464       81,374       65,222         0.99     0.99     4.97     4.99
SJSB     SJS Bancorp                      MI     143,857       17,619       17,619         0.68     0.67     5.67     5.56
SFB      Standard Federal Bancorp         MI  13,505,427      939,243      801,430         0.93     0.84    13.88    12.54
THR      Three Rivers Financial Corp.     MI      85,138       13,044       12,986           NA       NA       NA       NA
BDJI     First Federal Bancorporation     MN     100,533       14,458       14,458         0.71     0.71     5.03     5.02
FFHH     FSF Financial Corp.              MN     326,689       52,167       52,167         0.63     0.62     3.37     3.35
HMNF     HMN Financial, Inc.              MN     542,012       90,879       90,879         1.10     0.98     6.27     5.59
MIVI     Mississippi View Holding Co.     MN      69,983       13,197       13,197         1.32     1.17     6.73     5.98
QCFB     QCF Bancorp, Inc.                MN     161,231       31,465       31,465         1.45     1.45     8.09     8.09
TCB      TCF Financial Corp.              MN   7,039,282      541,019      517,393         1.37     1.29    19.87    18.82
WEFC     Wells Financial Corp.            MN     196,184       29,327       29,327         0.81     0.79     5.96     5.77
CMRN     Cameron Financial Corp           MO     172,484       45,775       45,775         1.60     1.58     5.72     5.64
CAPS     Capital Savings Bancorp, Inc.    MO     202,554       21,136       21,136         0.95     0.95     8.96     8.96
FBSI     First Bancshares, Inc.           MO     140,471       23,771       23,725         0.79     0.78     4.42     4.34
GSBC     Great Southern Bancorp, Inc.     MO     658,997       66,706       65,583         1.74     1.63    17.18    16.11
HFSA     Hardin Bancorp, Inc.             MO      83,386       16,035       16,035         0.64     0.64     4.56     4.55
JSBA     Jefferson Savings Bancorp        MO   1,114,294       81,088       66,842         0.62     0.57     8.90     8.19
JOAC     Joachim Bancorp, Inc.            MO      36,431       10,706       10,706         0.68     0.68     4.25     4.25
MBLF     MBLA Financial Corp.             MO     195,074       28,365       28,365         0.70     0.70     4.83     4.81
MFSB     Mutual Bancompany                MO      54,913        6,213        6,213         0.22     0.24     2.18     2.34
NASB     North American Savings Bank      MO     664,250       48,808       46,849         1.33     1.22    18.15    16.65
NSLB     NS&L Bancorp, Inc.               MO      56,552       13,847       13,847           NA       NA       NA       NA
PCBC     Perry County Financial Corp.     MO      78,480       15,733       15,733         1.00     0.97     4.86     4.76
RFED     Roosevelt Financial Group        MO   9,134,660      509,105           NA         0.66     0.88    13.04    17.29
SMFC     Sho-Me Financial Corp.           MO     263,890       31,605       31,605         0.83     0.78     6.26     5.86
SMBC     Southern Missouri Bancorp, Inc   MO     159,470       26,560       26,560         0.75     0.74     4.20     4.12
CFTP     Community Federal Bancorp        MS     162,042       23,427       23,427         1.28     1.28     9.37     9.37
FFBS     FFBS BanCorp, Inc.               MS     123,553       24,170       24,170         1.32     1.32     6.50     6.50
MGNL     Magna Bancorp, Inc.              MS   1,290,780      126,078      118,413         1.79     1.66    18.11    16.78
GBCI     Glacier Bancorp, Inc.            MT     398,220       38,335       38,278         1.59     1.59    16.25    16.26
SFBM     Security Bancorp                 MT     360,021       32,128       27,666         0.69     0.52     8.01     6.01
UBMT     United Savings Bank, F.A.        MT     104,574       24,609       24,609         1.50     1.50     6.64     6.63
WSTR     WesterFed Financial Corp.        MT     588,255       78,102       78,102         0.76     0.70     5.68     5.27
COOP     Cooperative Bankshares, Inc.     NC     313,803       29,301       25,772         0.28     0.24     3.10     2.64
SOPN     First Savings Bancorp, Inc.      NC     256,294       67,178       67,178         1.48     1.51     5.68     5.78
GSFC     Green Street Financial Corp.     NC     213,285       23,158       23,158           NA       NA       NA       NA
HFNC     HFNC Financial Corp.             NC     926,259      243,502      243,502           NA       NA       NA       NA
KSAV     KS Bancorp, Inc.                 NC      89,871       13,628       13,612         1.14     1.16     6.85     6.94
PDB      Piedmont Bancorp, Inc.           NC     124,847       37,164       37,164         1.35     1.38     7.23     7.43
SSB      Scotland Bancorp, Inc            NC      57,718        8,580        8,580         1.25     1.25     8.52     8.52
SSM      Stone Street Bancorp, Inc.       NC      81,560       11,729       11,729         1.40     1.40     9.78     9.78
UFRM     United Federal Savings Bank      NC     252,170       20,859       20,859         0.87     0.77    11.31    10.05
CFB      Commercial Federal Corporation   NE   6,617,488      400,399      359,682         0.84     0.84    15.33    15.24
EBCP     Eastern Bancorp                  NH     824,899       63,505       59,786         0.61     0.49     8.21     6.65
NHTB     New Hampshire Thrift Bncshrs     NH     252,481       19,417       19,417         0.58     0.61     7.41     7.74
FBER     1st Bergen Bancorp               NJ     258,566       42,712       42,712           NA       NA       NA       NA
CJFC     Central Jersey Financial         NJ     466,208       54,909       51,027         1.11     1.06    10.78    10.26
COFD     Collective Bancorp, Inc.         NJ   5,058,597      356,448      331,049         1.05     1.03    15.87    15.51
FSPG     First Home Savings Bank, FSB     NJ     466,363       30,396       29,572         1.01     0.96    15.60    14.84
FSFI     First State Financial Services   NJ     628,684       43,014       40,765         0.63     0.49     9.27     7.24
FMCO     FMS Financial Corporation        NJ     505,700       33,288       32,372         0.84     0.84    13.04    13.01
IBSF     IBS Financial Corp               NJ     756,928      154,419      154,419         1.11     1.13     5.16     5.25
LVSB     Lakeview Financial               NJ     455,155       45,287       34,781         1.15     0.70    10.25     6.23
LFBI     Little Falls Bancorp, Inc.       NJ     285,478       43,373       39,885           NA       NA       NA       NA
PBCI     Pamrapo Bancorp, Inc.            NJ     368,394       57,084       56,568         1.42     1.42     9.05     9.05
PFSB     PennFed Financial Services,Inc   NJ   1,022,777       91,782       72,708         0.74     0.80     7.04     7.59
PULS     Pulse Bancorp                    NJ     452,455       53,777       53,777         1.17     1.18    10.04    10.11
SFIN     Statewide Financial Corp.        NJ     634,464       70,421       70,218           NA       NA       NA       NA
FSBC     First Savings Bank, FSB          NM     115,492        5,471        5,471         0.31     0.24     6.81     5.26
GUPB     GFSB Bancorp, Inc.               NM      70,422       16,216       16,216         1.25     1.25     4.87     4.87
ALBK     ALBANK Financial Corp            NY   3,333,105      320,820      283,160         0.98     0.98     9.31     9.30
ALBC     Albion Banc Corp.                NY      57,089        6,089        6,089         0.31     0.27     3.03     2.61
ASFC     Astoria Financial Corporation    NY   6,708,166      573,262      466,411         0.75     0.69     8.44     7.76
BFSI     BFS Bankorp, Inc.                NY     566,452       46,102       46,102         1.84     1.78    24.94    24.08
CARV     Carver Federal Savings Bank      NY     363,225       34,986       33,264         0.20     0.25     2.06     2.61
CONE     Conestoga Bancorp, Inc.          NY     494,348       79,964       79,964         0.66     0.53     4.10     3.33
FIBC     Financial Bancorp, Inc.          NY     251,873       26,835       26,683         0.66     0.65     5.40     5.37
HAVN     Haven Bancorp, Inc.              NY   1,485,076       93,537       92,974         0.68     0.67    10.26    10.13
LISB     Long Island Bancorp, Inc.        NY   4,834,405      516,870      516,870         0.95     0.88     8.72     8.16
NYB      New York Bancorp Inc.            NY   2,754,437      159,177      159,177         1.19     1.13    19.84    18.84
PEEK     Peekskill Financial Corp.        NY     193,675       59,409       59,409           NA       NA       NA       NA
PKPS     Poughkeepsie Savings Bank, FSB   NY     839,174       71,266       71,266         1.94     2.55    25.03    32.85
RELY     Reliance Bancorp, Inc.           NY   1,744,365      154,566      104,281         0.88     0.84     6.80     6.51
SFED     SFS Bancorp, Inc.                NY     165,569       23,274       23,274         0.63     0.63     5.06     5.06
TPNZ     Tappan Zee Financial, Inc.       NY     114,790       22,360       22,360         0.81     0.76     5.55     5.17
YFCB     Yonkers Financial Corporation    NY     208,283       15,765       15,765         0.72     0.77     9.61    10.21
ASBP     ASB Financial Corp.              OH     111,718       25,784       25,784         1.02     1.02     4.52     4.52
CAFI     Camco Financial Corporation      OH     343,711       28,625       28,625         1.22     0.94    15.56    11.93
COFI     Charter One Financial            OH  13,173,988      909,433      895,183         0.28     1.08     4.31    16.77
CRCL     Circle Financial Corp.           OH     229,406       24,436       21,196         0.49     0.42     4.32     3.71
CTZN     CitFed Bancorp, Inc.             OH   2,477,970      173,858      149,916         0.44     0.46     6.21     6.55
CIBI     Community Investors Bancorp      OH      85,785       11,869       11,869         1.01     0.96     7.21     6.86
EFBI     Enterprise Federal Bancorp       OH     207,680       32,363       32,290         1.12     0.78     5.38     3.76
FFDF     FFD Financial Corp.              OH      76,159        8,302        8,302           NA       NA       NA       NA
FFYF     FFY Financial Corp.              OH     573,162      105,162      105,162         1.21     1.25     6.50     6.72
FFOH     Fidelity Financial of Ohio       OH     249,366       50,780       50,780         0.83     0.83     6.02     6.01
FDEF     First Defiance Financial         OH     528,222      134,187      134,187         1.15     1.13     5.61     5.52
FFBZ     First Federal Bancorp, Inc.      OH     173,191       13,527       13,508         1.10     1.07    14.88    14.56
FFHS     First Franklin Corporation       OH     216,124       20,542       20,542         0.63     0.62     6.61     6.51
FFSW     FirstFederal Financial Svcs      OH     993,459       76,772       71,976         1.06     0.89    12.90    10.88
GFCO     Glenway Financial Corp.          OH     273,890       26,485       25,854         0.56     0.55     5.82     5.75
HHFC     Harvest Home Financial Corp.     OH      73,005       12,930       12,930         0.80     0.80     4.31     4.31
HVFD     Haverfield Corporation           OH     339,630       28,194       28,112         0.65     0.61     7.98     7.51
INBI     Industrial Bancorp               OH     327,028       62,538       62,538         1.48     1.48     7.38     7.38
LONF     London Financial Corporation     OH      37,552        7,834        7,834           NA       NA       NA       NA
MFFC     Milton Federal Financial Corp.   OH     171,708       34,308       34,308         1.13     1.06     4.88     4.55
OHSL     OHSL Financial Corp.             OH     205,462       25,521       25,521         0.95     0.92     7.51     7.22
PTRS     Potters Financial Corp.          OH     113,862       11,081       11,081         0.54     0.53     5.67     5.55
PVFC     PVF Capital Corp.                OH     318,100       21,325       21,325         1.13     0.99    17.86    15.75
SFSL     Security First Corp.             OH     469,656       40,901       39,766         1.18     1.24    13.51    14.20
SHFC     Seven Hills Financial Corp.      OH      45,511        9,651        9,651         0.36     0.34     1.69     1.61
SSBK     Strongsville Savings Bank        OH     504,631       41,761       40,875         1.00     0.85    11.88    10.07
SBCN     Suburban Bancorporation, Inc.    OH     197,137       25,639       25,639         0.39     0.57     2.95     4.30
THIR     Third Financial Corp.            OH     155,687       28,257       28,257         1.40     1.25     7.85     7.04
WOFC     Western Ohio Financial Corp.     OH     231,505       59,669       59,669         1.42     1.04     4.72     3.44
WFCO     Winton Financial Corp.           OH     262,329       20,698       20,144         0.94     0.77    12.54    10.23
FFWD     Wood Bancorp, Inc.               OH     139,718       20,395       20,395         1.17     1.13     8.14     7.85
KFBI     Klamath First Bancorp            OR     604,663      167,694      167,694         1.34     1.34     6.64     6.64
BRFC     Bridgeville Savings Bank         PA      55,712       15,883       15,883         1.24     1.24     4.17     4.17
CVAL     Chester Valley Bancorp Inc.      PA     274,575       25,123       25,123         0.91     0.88    10.03     9.63
FSBI     Fidelity Bancorp, Inc.           PA     301,442       21,951       21,775         0.60     0.59     7.73     7.61
FBBC     First Bell Bancorp, Inc.         PA     542,600      114,272      114,272         1.54     1.53     7.44     7.40
FKFS     First Keystone Financial         PA     278,204       23,043       23,043         0.48     0.52     5.49     5.96
SHEN     First Shenango Bancorp, Inc.     PA     355,710       47,090       47,090         1.01     0.96     7.19     6.78
GAF      GA Financial, Inc.               PA     568,725      127,659      127,659         0.60     0.81     6.38     8.61
HARL     Harleysville Savings Bank        PA     273,997       19,325       19,325         0.82     0.83    11.94    12.12
LARL     Laurel Capital Group, Inc.       PA     193,008       20,609       20,609         1.35     1.31    13.23    12.79
MLFB     MLF Bancorp, Inc.                PA   1,765,812      140,337      136,838         0.71     0.64     7.88     7.04
PVSA     Parkvale Financial Corporation   PA     914,016       67,862       67,546         1.04     0.97    15.22    14.20
PBIX     Patriot Bank Corp.               PA     312,990       54,126       54,126           NA       NA       NA       NA
PWBC     PennFirst Bancorp, Inc.          PA     680,434       53,430       48,680         0.61     0.61     7.46     7.42
PHFC     Pittsburgh Home Financial Corp   PA     195,154       11,229       11,229           NA       NA       NA       NA
PSAB     Prime Bancorp, Inc.              PA     608,967       57,484       53,764         1.02     0.91    10.89     9.72
PFNC     Progress Financial Corporation   PA     347,991       19,224       19,075         0.86     0.67    19.35    15.06
SVRN     Sovereign Bancorp, Inc.          PA   8,411,108      438,461      317,818         0.80     0.74    14.71    13.69
THRD     TF Financial Corporation         PA     519,196       74,298       74,298         0.92     0.87     5.60     5.29
THBC     Troy Hill Bancorp, Inc.          PA      80,484       17,865       17,865         1.38     1.26     6.09     5.57
WVFC     WVS Financial Corporation        PA     240,282       36,331       36,331         1.23     1.26     8.09     8.27
YFED     York Financial Corp.             PA   1,048,673       92,078       92,078         0.97     0.83    11.42     9.78
AMFB     American Federal Bank            SC   1,339,147      109,941      101,420         1.29     1.41    15.99    17.42
CFCP     Coastal Financial Corp.          SC     441,216       26,847       26,847         1.00     0.90    16.47    14.86
FFCH     First Financial Holdings Inc.    SC   1,449,162       95,758       95,758         0.75     0.76    11.29    11.45
FSFC     First Southeast Financial Corp   SC     359,481       70,513       70,513         0.90     0.90     4.59     4.57
PALM     Palfed, Inc.                     SC     623,553       52,706       50,118         0.66     0.56     8.53     7.19
SCCB     S. Carolina Community Bancshrs   SC      44,088       12,553       12,553         1.35     1.35     4.50     4.50
HFFC     HF Financial Corp.               SD     574,027       51,514       51,355         0.78     0.61     8.68     6.79
LFCT     Leader Financial Corp.           TN   3,177,812      255,171      255,171         1.40     1.37    17.36    17.01
TWIN     Twin City Bancorp                TN     102,423       14,095       14,095         1.08     0.93     7.84     6.79
CBSA     Coastal Bancorp, Inc.            TX   2,806,740       93,006       75,483         0.37     0.37    10.64    10.58
ETFS     East Texas Financial Services    TX     114,961       22,570       22,570         0.89     0.83     4.58     4.27
FBHC     Fort Bend Holding Corp.          TX     244,169       17,572       17,572         0.71     0.63     9.84     8.65
LOAN     Horizon Bancorp                  TX     126,884       10,966       10,593         1.53     1.21    17.40    13.67
JXVL     Jacksonville Bancorp, Inc.       TX     213,062       35,582       35,582         0.79     0.79     7.47     7.47
WFSB     1st Washington Bancorp Inc.      VA     795,319       47,355       47,355         0.63     0.27    11.04     4.68
BFSB     Bedford Bancshares, Inc.         VA     117,596       18,938       18,938         1.26     1.25     7.56     7.54
CNIT     CENIT Bancorp, Inc.              VA     667,465       46,572       44,832         0.44     0.50     6.13     7.05
CFFC     Community Financial Corp.        VA     157,766       21,575       21,575         1.34     1.34    10.20    10.20
ESX      Essex Bancorp, Inc.              VA     315,568       23,114       14,739         0.32    -0.77     6.11   -14.69
FFFC     FFVA Financial Corp.             VA     517,754       84,487       82,789         1.25     1.21     7.22     7.04
FFRV     Fidelity Financial Bankshares    VA     321,558       27,360       27,337         0.99     0.97    12.15    11.93
GSLC     Guaranty Financial Corp.         VA      96,577        6,327        6,327         0.57     0.43     9.97     7.54
LIFB     Life Bancorp, Inc.               VA   1,204,577      153,350      147,680         0.85     0.89     5.91     6.19
VABF     Virginia Beach Fed. Financial    VA     624,964       41,100       41,100         0.23     0.01     3.99     0.20
VFFC     Virginia First Financial         VA     713,931       55,114       53,131         1.21     0.98    16.02    13.01
CASB     Cascade Financial Corp.          WA     326,266       20,269       20,269         0.56     0.27     8.90     4.22
FWWB     First SB of Washington Bancorp   WA     594,917      153,453      153,453           NA       NA       NA       NA
IWBK     InterWest Bancorp, Inc.          WA   1,368,548       94,118       91,398         1.08     0.99    14.78    13.63
MSEA     Metropolitan Bancorp             WA     778,165       50,882       46,026         0.70     0.76    11.08    11.97
STSA     Sterling Financial Corp.         WA   1,497,617       87,314       74,879         0.45     0.44     7.70     7.54
WFSL     Washington Federal, Inc.         WA   4,928,989      598,099      568,869         1.75     1.68    13.78    13.19
AADV     Advantage Bancorp, Inc.          WI     979,891       95,793       82,999         0.90     0.81     9.43     8.49
ABCW     Anchor BanCorp Wisconsin         WI   1,754,556      118,402      115,297         0.88     0.85    12.13    11.69
FCBF     FCB Financial Corp.              WI     250,658       49,077       49,077         0.99     0.96     5.01     4.83
FFEC     First Fed Bncshrs Eau Claire     WI     672,300       96,278       92,366         0.97     0.92     5.85     5.57
FTFC     First Federal Capital Corp.      WI   1,382,069       94,672       89,135         0.92     0.68    13.46     9.92
FFHC     First Financial Corp.            WI   5,419,203      397,571      377,355         1.28     1.25    18.92    18.38
FNGB     First Northern Capital Corp.     WI     572,193       72,840       72,840         0.84     0.71     6.53     5.56
HALL     Hallmark Capital Corp.           WI     339,283       26,524       26,524         0.57     0.52     6.40     5.74
MWFD     Midwest Federal Financial        WI     178,249       16,664       15,901         1.20     0.96    12.27     9.86
NWEQ     Northwest Equity Corp.           WI      86,355       11,864       11,864         1.06     1.01     6.95     6.62
OSBF     OSB Financial Corp.              WI     253,714       31,952       31,952         0.17     0.30     1.34     2.30
RELI     Reliance Bancshares, Inc.        WI      32,260        9,616           NA         1.23     1.25     4.32     4.39
SECP     Security Capital Corporation     WI   3,344,642      564,530      564,530         0.89     0.94     5.09     5.34
STFR     St. Francis Capital Corp.        WI   1,295,580      135,162      129,106         1.31     0.90    11.70     8.04
FOBC     Fed One Bancorp                  WV     339,562       41,140       38,958         1.00     1.00     7.74     7.74
CRZY     Crazy Woman Creek Bancorp        WY      37,510        5,856        5,856         0.96     0.96     6.10     6.10
TRIC     Tri-County Bancorp, Inc.         WY      73,436       13,094       13,094         0.94     0.91     4.69     4.53


                                                                CAPITAL ISSUES
                                               ---------------------------------------------
                                                                        Number of   Mkt. Val
                                                   IPO                   Shares      of Shar
                                                  Date     Exchange      Outstg.       ($M)
                                               ---------------------------------------------
PLE      Pinnacle Bank                    AL    12/17/86    AMSE         889,824      16.02
SRN      Southern Banc Company, Inc       AL    10/05/95    AMSE       1,454,750      17.09
SZB      SouthFirst Bancshares, Inc.      AL    02/14/95    AMSE         863,200      13.38
VAFD     Valley Federal Savings Bank      AL    10/15/87    NASDAQ       364,160      12.75
FFBH     First Federal Bancshares of AR   AR    05/03/96    NASDAQ            NA         NA
FTF      Texarkana First Financial Corp   AR    07/07/95    AMSE       1,983,750      29.51
AHM      Ahmanson & Company (H.F.)        CA  4 10/01/72    NYSE     112,512,418    2728.43
AFFFZ    America First Financial Fund     CA       NA       NASDAQ     6,010,589     174.31
BPLS     Bank Plus Corp.                  CA       NA       NASDAQ    18,242,465     173.30
BVFS     Bay View Capital Corp.           CA    05/09/86    NASDAQ     6,900,306     224.26
BYFC     Broadway Financial Corp.         CA    01/09/96    NASDAQ       892,688       9.26
CAL      Cal Fed Bancorp, Inc.            CA  1 03/01/83    NYSE      49,312,944     881.47
CFHC     California Financial Holding     CA    04/01/83    NASDAQ     4,667,615      95.10
CENF     CENFED Financial Corp.           CA    10/25/91    NASDAQ     5,031,500     114.35
CSA      Coast Savings Financial          CA    12/23/85    NYSE      18,583,317     580.73
DSL      Downey Financial Corp.           CA    01/01/71    NYSE      16,972,905     398.86
FSSB     First FS&LA of San Bernardino    CA    02/02/93    NASDAQ       328,296       3.78
FED      FirstFed Financial Corp.         CA    12/16/83    NYSE      10,624,296     168.66
GLN      Glendale Federal Bank, FSB       CA  1 10/01/83    NYSE      44,085,008     799.04
GDW      Golden West Financial            CA  3 05/29/59    NYSE      58,622,859    3143.65
GWF      Great Western Financial          CA  4    NA       NYSE     137,204,953    3310.07
HTHR     Hawthorne Financial Corp.        CA       NA       NASDAQ     2,599,275      12.67
HEMT     HF Bancorp, Inc.                 CA    06/30/95    NASDAQ     6,414,125      64.14
HBNK     Highland Federal Bank FSB        CA       NA       NASDAQ     2,295,983      39.03
HFSF     Home Federal Financial Corp.     CA    07/01/86    NASDAQ     3,666,090      64.16
MBBC     Monterey Bay Bancorp, Inc.       CA    02/15/95    NASDAQ     3,414,063      42.68
NHSL     NHS Financial, Inc.              CA       NA       NASDAQ     2,522,827      22.71
PSSB     Palm Springs Savings Bank        CA       NA       NASDAQ     1,130,946      11.03
PFFB     PFF Bancorp, Inc.                CA    03/29/96    NASDAQ    19,837,500     225.65
QCBC     Quaker City Bancorp, Inc.        CA    12/30/93    NASDAQ     3,927,600      54.50
REDF     RedFed Bancorp Inc.              CA    04/08/94    NASDAQ     4,059,917      36.54
SGVB     SGV Bancorp, Inc.                CA    06/29/95    NASDAQ     2,727,656      24.55
WES      Westcorp                         CA    05/01/86    NYSE      25,836,258     455.21
FFBA     First Colorado Bancorp, Inc.     CO    01/02/96    NASDAQ    20,302,000     251.24
MORG     Morgan Financial Corp.           CO    01/11/93    NASDAQ       832,700       9.78
EGFC     Eagle Financial Corp.            CT    02/03/87    NASDAQ     4,491,493     106.67
FFES     First Federal of East Hartford   CT    06/23/87    NASDAQ     2,593,628      46.69
NTMG     Nutmeg Federal S&LA              CT       NA       NASDAQ       708,019       4.72
WBST     Webster Financial Corporation    CT    12/12/86    NASDAQ     8,103,746     226.90
IFSB     Independence Federal Savings     DC    06/06/85    NASDAQ     1,277,435      10.78
BANC     BankAtlantic Bancorp, Inc.       FL    11/29/83    NASDAQ    11,742,999     176.14
BKUNA    BankUnited Financial Corp.       FL    12/11/85    NASDAQ     5,693,125      46.97
FFFG     F.F.O. Financial Group, Inc.     FL    10/13/88    NASDAQ     8,430,000      22.93
FFLC     FFLC Bancorp, Inc.               FL    01/04/94    NASDAQ     2,638,356      46.17
FFML     First Family Financial Corp.     FL    10/22/92    NASDAQ       545,000      11.45
FPRY     First Financial Bancorp          FL    03/29/88    NASDAQ       893,902      18.55
FFPB     First Palm Beach Bancorp, Inc.   FL    09/29/93    NASDAQ     5,180,687     115.27
FFPC     Florida First Bancorp, Inc.      FL    11/06/86    NASDAQ     3,374,245      26.99
HOFL     Home Financial Corp.             FL    10/25/94    NASDAQ    24,770,607     365.37
SCSL     Suncoast Savings and Loan        FL    07/30/85    NASDAQ     1,989,930      12.69
CCFH     CCF Holding Company              GA    07/12/95    NASDAQ     1,118,850      14.27
EBSI     Eagle Bancshares                 GA    04/01/86    NASDAQ     3,117,200      59.23
FGHC     First Georgia Holding, Inc.      GA    02/11/87    NASDAQ     2,023,711      14.67
FLFC     First Liberty Financial Corp.    GA    12/06/83    NASDAQ     3,981,578      83.61
FLAG     FLAG Financial Corp.             GA    12/11/86    NASDAQ     2,008,457      25.11
NFSL     Newnan Savings Bank, FSB         GA    03/01/86    NASDAQ     1,446,856      24.96
CASH     First Midwest Financial, Inc.    IA    09/20/93    NASDAQ     1,789,535      41.16
GFSB     GFS Bancorp, Inc.                IA    01/06/94    NASDAQ       514,600      10.68
HZFS     Horizon Financial Svcs Corp.     IA    06/30/94    NASDAQ       447,937       7.06
MFCX     Marshalltown Financial Corp.     IA    03/31/94    NASDAQ     1,411,475      22.94
MIFC     Mid-Iowa Financial Corp.         IA    10/14/92    NASDAQ     1,729,880      12.54
MWBI     Midwest Bancshares, Inc.         IA    11/12/92    NASDAQ       356,979       9.64
FFFD     North Central Bancshares, Inc.   IA    03/21/96    NASDAQ     4,011,057      43.12
PMFI     Perpetual Midwest Financial      IA    03/31/94    NASDAQ     2,017,082      34.29
SFFC     StateFed Financial Corporation   IA    01/05/94    NASDAQ       823,485      14.00
AVND     Avondale Financial Corp.         IL    04/07/95    NASDAQ     4,014,568      56.71
BABC     Barrington Bancorp, Inc.         IL    05/12/94    NASDAQ       661,250      16.12
BELL     Bell Bancorp                     IL    12/23/91    NASDAQ     9,209,578     340.75
CBCI     Calumet Bancorp, Inc.            IL    02/20/92    NASDAQ     2,667,878      74.03
CBSB     Charter Financial, Inc.          IL    12/29/95    NASDAQ     4,974,380      59.07
CBK      Citizens First Financial Corp.   IL    05/01/96    AMSE              NA         NA
CSBF     CSB Financial Group, Inc.        IL    10/09/95    NASDAQ     1,035,000       9.44
DFIN     Damen Financial Corp.            IL    10/02/95    NASDAQ     3,967,500      46.12
FBCI     Fidelity Bancorp, Inc.           IL    12/15/93    NASDAQ     3,084,850      47.82
FNSC     Financial Security Corp.         IL    12/29/92    NASDAQ     1,523,808      39.62
FFBI     First Financial Bancorp, Inc.    IL    10/04/93    NASDAQ       471,896       7.31
FMBD     First Mutual Bancorp, Inc.       IL    07/05/95    NASDAQ     4,352,200      56.03
FFDP     FirstFed Bancshares              IL    07/01/92    NASDAQ     3,387,353      49.12
GTPS     Great American Bancorp           IL    06/30/95    NASDAQ     1,849,562      26.36
HNFC     Hinsdale Financial Corp.         IL    07/07/92    NASDAQ     2,690,155      56.49
HMCI     HomeCorp, Inc.                   IL    06/22/90    NASDAQ     1,126,371      19.99
KNK      Kankakee Bancorp, Inc.           IL    01/06/93    AMSE       1,439,318      29.33
LBCI     Liberty Bancorp, Inc.            IL    12/24/91    NASDAQ     2,487,022      61.55
MAFB     MAF Bancorp, Inc.                IL    01/12/90    NASDAQ     5,244,463     130.46
NSBI     N.S. Bancorp, Inc.               IL    12/19/90    NASDAQ     6,140,240     242.54
NBSI     North Bancshares, Inc.           IL    12/21/93    NASDAQ     1,172,243      19.05
SWBI     Southwest Bancshares             IL    06/24/92    NASDAQ     1,871,294      50.29
SPBC     St. Paul Bancorp, Inc.           IL    05/18/87    NASDAQ    18,549,634     456.78
STND     Standard Financial, Inc.         IL    08/01/94    NASDAQ    16,764,989     247.28
SFSB     SuburbFed Financial Corp.        IL    03/04/92    NASDAQ     1,260,769      20.33
WCBI     Westco Bancorp                   IL    06/26/92    NASDAQ     2,678,093      49.60
FBCV     1ST Bancorp                      IN    04/07/87    NASDAQ       666,042      19.81
AMFC     AMB Financial Corp.              IN    04/01/96    NASDAQ            NA         NA
ASBI     Ameriana Bancorp                 IN    03/02/87    NASDAQ     3,325,277      46.14
ATSB     AmTrust Capital Corp.            IN    03/28/95    NASDAQ       566,964       5.81
CBCO     CB Bancorp, Inc.                 IN    12/28/92    NASDAQ     1,188,226      21.39
CBIN     Community Bank Shares            IN    04/10/95    NASDAQ     1,983,720      27.03
FFWC     FFW Corp.                        IN    04/05/93    NASDAQ       739,176      13.31
FFED     Fidelity Federal Bancorp         IN    08/31/87    NASDAQ     2,493,229      32.02
FISB     First Indiana Corporation        IN    08/02/83    NASDAQ     8,278,225     188.33
HBFW     Home Bancorp                     IN    03/30/95    NASDAQ     3,094,489      44.87
HBBI     Home Building Bancorp            IN    02/08/95    NASDAQ       322,000       5.64
HOMF     Home Federal Bancorp             IN    01/23/88    NASDAQ     2,223,532      55.87
INCB     Indiana Community Bank, SB       IN    12/15/94    NASDAQ       922,039      14.06
IFSL     Indiana Federal Corporation      IN    02/04/87    NASDAQ     4,737,329      87.64
LOGN     Logansport Financial Corp.       IN    06/14/95    NASDAQ     1,322,500      16.37
MARN     Marion Capital Holdings          IN    03/18/93    NASDAQ     2,003,170      40.94
MFBC     MFB Corp.                        IN    03/25/94    NASDAQ     2,077,873      29.61
NEIB     Northeast Indiana Bancorp        IN    06/28/95    NASDAQ     2,061,670      26.80
PFDC     Peoples Bancorp                  IN    07/07/87    NASDAQ     2,355,883      45.94
PERM     Permanent Bancorp, Inc.          IN    04/04/94    NASDAQ     2,186,261      35.53
SOBI     Sobieski Bancorp, Inc.           IN    03/31/95    NASDAQ       836,860      10.67
WCHI     Workingmens Capital Holdings     IN    06/07/90    NASDAQ     1,797,920      30.12
FFSL     First Independence Corp.         KS    10/08/93    NASDAQ       583,421      10.79
LARK     Landmark Bancshares, Inc.        KS    03/28/94    NASDAQ     1,950,522      28.77
MCBS     Mid Continent Bancshares Inc.    KS    06/27/94    NASDAQ     2,061,250      36.98
WBCI     WFS Bancorp, Inc.                KS    06/03/94    NASDAQ     1,561,009      35.32
CKFB     CKF Bancorp, Inc.                KY    01/04/95    NASDAQ       931,911      18.64
CLAS     Classic Bancshares, Inc.         KY    12/29/95    NASDAQ     1,322,500      15.54
FSBS     First Ashland Financial Corp     KY    04/07/95    NASDAQ     1,463,039      26.33
FFKY     First Federal Financial Corp.    KY    07/15/87    NASDAQ     2,107,680      76.93
FTSB     Fort Thomas Financial Corp       KY    06/28/95    NASDAQ     1,573,775      22.82
FKKY     Frankfort First Bancorp, Inc.    KY    07/10/95    NASDAQ     3,450,000      48.73
GWBC     Gateway Bancorp, Inc.            KY    01/18/95    NASDAQ     1,175,670      17.64
GTFN     Great Financial Corporation      KY    03/31/94    NASDAQ    14,652,595     362.65
HFFB     Harrodsburg First Fin Bancorp    KY    10/04/95    NASDAQ     2,182,185      31.10
KYF      Kentucky First Bancorp, Inc      KY    08/29/95    AMSE       1,388,625      17.18
LFSB     LFS Bancorp Inc.                 KY    04/04/94    NASDAQ     3,388,706      63.11
CZF      CitiSave Financial Corp          LA    07/14/95    AMSE         964,707      13.51
ISBF     ISB Financial Corporation        LA    04/07/95    NASDAQ     7,380,671     114.84
JEBC     Jefferson Bancorp, Inc.          LA    08/18/94    NASDAQ     2,195,634      42.81
MERI     Meritrust Federal SB             LA       NA       NASDAQ       774,176      22.64
TSH      Teche Holding Co.                LA    04/19/95    AMSE       4,232,000      58.19
AFCB     Affiliated Community Bancorp     MA    10/19/95    NASDAQ     5,071,666      89.39
BFD      BostonFed Bancorp, Inc.          MA    10/24/95    AMSE       6,589,617      80.72
FMLY     Family Bancorp                   MA    11/07/86    NASDAQ     4,087,048      85.83
ANBK     American National Bancorp        MD    10/31/95    NASDAQ     3,980,500      39.31
EQSB     Equitable Federal Savings Bank   MD    09/10/93    NASDAQ       600,000      13.50
FCIT     First Citizens Financial Corp.   MD    12/17/86    NASDAQ     2,914,100      48.35
FFWM     First Financial-W. Maryland      MD    02/11/92    NASDAQ     2,187,584      40.47
HRBF     Harbor Federal Bancorp, Inc.     MD    08/12/94    NASDAQ     1,857,974      26.94
HFMD     Home Federal Corp.               MD    02/10/84    NASDAQ     2,519,010      20.78
MFSL     Maryland Federal Bancorp         MD    06/02/87    NASDAQ     3,149,705      95.28
WSB      Washington Savings Bank, FSB     MD       NA       AMSE       4,220,206      19.52
WHGB     WHG Bancshares Corp.             MD    04/01/96    NASDAQ            NA         NA
MCBN     Mid-Coast Bancorp, Inc.          ME    11/02/89    NASDAQ       229,031       4.35
BWFC     Bank West Financial Corp.        MI    03/30/95    NASDAQ     2,296,040      22.52
CFSB     CFSB Bancorp, Inc.               MI    06/22/90    NASDAQ     4,476,139      96.24
DNFC     D & N Financial Corp.            MI    02/13/85    NASDAQ     6,829,402      87.07
MSBF     MSB Financial, Inc.              MI    02/06/95    NASDAQ       675,804      12.16
MSBK     Mutual Savings Bank, FSB         MI    07/17/92    NASDAQ     4,271,394      23.49
OFCP     Ottawa Financial Corp.           MI    08/19/94    NASDAQ     5,454,838      88.64
SJSB     SJS Bancorp                      MI    02/16/95    NASDAQ       952,200      18.81
SFB      Standard Federal Bancorp         MI  1 01/21/87    NYSE      31,289,495    1329.80
THR      Three Rivers Financial Corp.     MI    08/24/95    AMSE         859,625      11.39
BDJI     First Federal Bancorporation     MN    04/04/95    NASDAQ       819,375      11.68
FFHH     FSF Financial Corp.              MN    10/07/94    NASDAQ     3,860,913      48.74
HMNF     HMN Financial, Inc.              MN    06/30/94    NASDAQ     5,180,210      75.76
MIVI     Mississippi View Holding Co.     MN    03/24/95    NASDAQ       957,593      10.89
QCFB     QCF Bancorp, Inc.                MN    04/03/95    NASDAQ     1,782,750      26.30
TCB      TCF Financial Corp.              MN    06/17/86    NYSE      35,834,837    1299.01
WEFC     Wells Financial Corp.            MN    04/11/95    NASDAQ     2,187,500      22.70
CMRN     Cameron Financial Corp           MO    04/03/95    NASDAQ     2,850,180      39.19
CAPS     Capital Savings Bancorp, Inc.    MO    12/29/93    NASDAQ     1,039,079      18.44
FBSI     First Bancshares, Inc.           MO    12/22/93    NASDAQ     1,301,576      21.80
GSBC     Great Southern Bancorp, Inc.     MO    12/14/89    NASDAQ     4,434,331     109.20
HFSA     Hardin Bancorp, Inc.             MO    09/29/95    NASDAQ     1,058,000      12.17
JSBA     Jefferson Savings Bancorp        MO    04/08/93    NASDAQ     4,173,563     123.64
JOAC     Joachim Bancorp, Inc.            MO    12/28/95    NASDAQ       760,437      10.27
MBLF     MBLA Financial Corp.             MO    06/24/93    NASDAQ     1,371,738      28.81
MFSB     Mutual Bancompany                MO    02/02/95    NASDAQ       333,500       6.00
NASB     North American Savings Bank      MO    09/27/85    NASDAQ     2,276,148      73.69
NSLB     NS&L Bancorp, Inc.               MO    06/08/95    NASDAQ       856,449      11.35
PCBC     Perry County Financial Corp.     MO    02/13/95    NASDAQ       856,452      15.42
RFED     Roosevelt Financial Group        MO    01/23/87    NASDAQ    42,117,674     779.18
SMFC     Sho-Me Financial Corp.           MO    07/01/94    NASDAQ     1,820,550      27.08
SMBC     Southern Missouri Bancorp, Inc   MO    04/13/94    NASDAQ     1,723,201      25.85
CFTP     Community Federal Bancorp        MS    03/26/96    NASDAQ            NA         NA
FFBS     FFBS BanCorp, Inc.               MS    07/01/93    NASDAQ     1,572,883      29.88
MGNL     Magna Bancorp, Inc.              MS    03/13/91    NASDAQ     6,959,091     215.73
GBCI     Glacier Bancorp, Inc.            MT    03/30/84    NASDAQ     3,359,767      67.20
SFBM     Security Bancorp                 MT    11/20/86    NASDAQ     1,462,182      29.61
UBMT     United Savings Bank, F.A.        MT    09/23/86    NASDAQ     1,223,312      22.02
WSTR     WesterFed Financial Corp.        MT    01/10/94    NASDAQ     4,395,804      65.39
COOP     Cooperative Bankshares, Inc.     NC    08/21/91    NASDAQ     1,491,698      26.85
SOPN     First Savings Bancorp, Inc.      NC    01/06/94    NASDAQ     3,744,000      68.33
GSFC     Green Street Financial Corp.     NC    04/04/96    NASDAQ            NA         NA
HFNC     HFNC Financial Corp.             NC    12/29/95    NASDAQ    17,192,500     225.65
KSAV     KS Bancorp, Inc.                 NC    12/30/93    NASDAQ       663,263      12.27
PDB      Piedmont Bancorp, Inc.           NC    12/08/95    AMSE       2,645,000      35.05
SSB      Scotland Bancorp, Inc            NC    04/01/96    AMSE              NA         NA
SSM      Stone Street Bancorp, Inc.       NC    04/01/96    AMSE              NA         NA
UFRM     United Federal Savings Bank      NC    07/01/80    NASDAQ     3,065,064      24.52
CFB      Commercial Federal Corporation   NE    12/31/84    NYSE      15,067,179     585.74
EBCP     Eastern Bancorp                  NH    11/17/83    NASDAQ     2,397,788      58.15
NHTB     New Hampshire Thrift Bncshrs     NH    05/22/86    NASDAQ     1,689,503      16.47
FBER     1st Bergen Bancorp               NJ    04/01/96    NASDAQ            NA         NA
CJFC     Central Jersey Financial         NJ    09/01/84    NASDAQ     2,668,269      66.71
COFD     Collective Bancorp, Inc.         NJ    02/07/84    NASDAQ    20,407,332     515.29
FSPG     First Home Savings Bank, FSB     NJ    04/20/87    NASDAQ     2,030,009      38.06
FSFI     First State Financial Services   NJ    12/18/87    NASDAQ     4,024,658      49.30
FMCO     FMS Financial Corporation        NJ    12/14/88    NASDAQ     2,466,573      40.08
IBSF     IBS Financial Corp               NJ    10/13/94    NASDAQ    11,409,899     164.02
LVSB     Lakeview Financial               NJ    12/22/93    NASDAQ     2,265,704      44.46
LFBI     Little Falls Bancorp, Inc.       NJ    01/05/96    NASDAQ     3,041,750      33.46
PBCI     Pamrapo Bancorp, Inc.            NJ    11/14/89    NASDAQ     3,317,464      68.01
PFSB     PennFed Financial Services,Inc   NJ    07/15/94    NASDAQ     5,077,225      75.85
PULS     Pulse Bancorp                    NJ    09/18/86    NASDAQ     3,886,458      60.24
SFIN     Statewide Financial Corp.        NJ    10/02/95    NASDAQ     5,269,752      67.85
FSBC     First Savings Bank, FSB          NM    08/08/86    NASDAQ       695,698       4.44
GUPB     GFSB Bancorp, Inc.               NM    06/30/95    NASDAQ       948,750      12.81
ALBK     ALBANK Financial Corp            NY    04/01/92    NASDAQ    13,605,308     392.85
ALBC     Albion Banc Corp.                NY    07/26/93    NASDAQ       260,714       4.30
ASFC     Astoria Financial Corporation    NY    11/18/93    NASDAQ    10,958,470     557.51
BFSI     BFS Bankorp, Inc.                NY    05/12/88    NASDAQ     1,635,488      58.88
CARV     Carver Federal Savings Bank      NY    10/25/94    NASDAQ     2,314,375      20.83
CONE     Conestoga Bancorp, Inc.          NY    03/30/94    NASDAQ     4,741,935      97.80
FIBC     Financial Bancorp, Inc.          NY    08/17/94    NASDAQ     1,873,365      23.53
HAVN     Haven Bancorp, Inc.              NY    09/23/93    NASDAQ     4,287,464      99.68
LISB     Long Island Bancorp, Inc.        NY    04/18/94    NASDAQ    24,858,699     699.15
NYB      New York Bancorp Inc.            NY    01/28/88    NYSE      11,724,647     275.53
PEEK     Peekskill Financial Corp.        NY    12/29/95    NASDAQ     4,099,750      47.66
PKPS     Poughkeepsie Savings Bank, FSB   NY    11/19/85    NASDAQ    12,534,825      67.37
RELY     Reliance Bancorp, Inc.           NY    03/31/94    NASDAQ     9,225,739     148.77
SFED     SFS Bancorp, Inc.                NY    06/30/95    NASDAQ     1,395,000      18.14
TPNZ     Tappan Zee Financial, Inc.       NY    10/05/95    NASDAQ     1,620,062      19.44
YFCB     Yonkers Financial Corporation    NY    04/18/96    NASDAQ            NA         NA
ASBP     ASB Financial Corp.              OH    05/11/95    NASDAQ     1,713,960      27.42
CAFI     Camco Financial Corporation      OH       NA       NASDAQ     1,971,477      35.73
COFI     Charter One Financial            OH  1 01/22/88    NASDAQ    45,114,703    1522.62
CRCL     Circle Financial Corp.           OH    08/06/91    NASDAQ       708,096      18.59
CTZN     CitFed Bancorp, Inc.             OH    01/23/92    NASDAQ     5,651,983     194.99
CIBI     Community Investors Bancorp      OH    02/07/95    NASDAQ       701,246      10.34
EFBI     Enterprise Federal Bancorp       OH    10/17/94    NASDAQ     2,178,240      32.13
FFDF     FFD Financial Corp.              OH    04/03/96    NASDAQ            NA         NA
FFYF     FFY Financial Corp.              OH    06/28/93    NASDAQ     5,192,895     117.49
FFOH     Fidelity Financial of Ohio       OH    03/04/96    NASDAQ     4,073,252      40.22
FDEF     First Defiance Financial         OH    10/02/95    NASDAQ    10,977,694     115.27
FFBZ     First Federal Bancorp, Inc.      OH    07/13/92    NASDAQ       784,558      18.63
FFHS     First Franklin Corporation       OH    01/26/88    NASDAQ     1,186,518      16.02
FFSW     FirstFederal Financial Svcs      OH    03/31/87    NASDAQ     3,275,415      74.44
GFCO     Glenway Financial Corp.          OH    11/30/90    NASDAQ     1,090,887      23.45
HHFC     Harvest Home Financial Corp.     OH    10/10/94    NASDAQ       895,182      10.74
HVFD     Haverfield Corporation           OH    03/19/85    NASDAQ     1,904,102      28.56
INBI     Industrial Bancorp               OH    08/01/95    NASDAQ     5,554,500      84.71
LONF     London Financial Corporation     OH    04/01/96    NASDAQ            NA         NA
MFFC     Milton Federal Financial Corp.   OH    10/07/94    NASDAQ     2,301,409      36.25
OHSL     OHSL Financial Corp.             OH    02/10/93    NASDAQ     1,224,468      25.10
PTRS     Potters Financial Corp.          OH    12/31/93    NASDAQ       532,809       9.32
PVFC     PVF Capital Corp.                OH    12/30/92    NASDAQ     1,548,957      30.20
SFSL     Security First Corp.             OH    01/22/88    NASDAQ     3,531,508      43.16
SHFC     Seven Hills Financial Corp.      OH    12/31/93    NASDAQ       536,472       7.78
SSBK     Strongsville Savings Bank        OH       NA       NASDAQ     2,530,800      50.62
SBCN     Suburban Bancorporation, Inc.    OH    09/30/93    NASDAQ     1,480,732      23.88
THIR     Third Financial Corp.            OH    03/25/93    NASDAQ     1,135,954      33.23
WOFC     Western Ohio Financial Corp.     OH    07/29/94    NASDAQ     2,412,240      56.08
WFCO     Winton Financial Corp.           OH    08/04/88    NASDAQ     1,986,152      23.83
FFWD     Wood Bancorp, Inc.               OH    08/31/93    NASDAQ     1,034,170      19.13
KFBI     Klamath First Bancorp            OR    10/05/95    NASDAQ    11,254,475     150.53
BRFC     Bridgeville Savings Bank         PA    10/07/94    NASDAQ     1,124,125      15.18
CVAL     Chester Valley Bancorp Inc.      PA    03/27/87    NASDAQ     1,579,803      28.83
FSBI     Fidelity Bancorp, Inc.           PA    06/24/88    NASDAQ     1,366,526      21.43
FBBC     First Bell Bancorp, Inc.         PA    06/29/95    NASDAQ     8,166,450     112.29
FKFS     First Keystone Financial         PA    01/26/95    NASDAQ     1,292,500      24.56
SHEN     First Shenango Bancorp, Inc.     PA    04/06/93    NASDAQ     2,307,808      47.45
GAF      GA Financial, Inc.               PA    03/26/96    AMSE       8,900,000     101.24
HARL     Harleysville Savings Bank        PA    08/04/87    NASDAQ     1,287,442      23.50
LARL     Laurel Capital Group, Inc.       PA    02/20/87    NASDAQ     1,508,464      23.76
MLFB     MLF Bancorp, Inc.                PA    08/11/94    NASDAQ     6,246,900     149.14
PVSA     Parkvale Financial Corporation   PA    07/16/87    NASDAQ     3,232,643      88.49
PBIX     Patriot Bank Corp.               PA    12/04/95    NASDAQ     3,497,748      44.60
PWBC     PennFirst Bancorp, Inc.          PA    06/13/90    NASDAQ     3,996,494      47.96
PHFC     Pittsburgh Home Financial Corp   PA    04/01/96    NASDAQ            NA         NA
PSAB     Prime Bancorp, Inc.              PA    11/21/88    NASDAQ     3,723,353      66.09
PFNC     Progress Financial Corporation   PA    07/18/83    NASDAQ     3,730,000      27.04
SVRN     Sovereign Bancorp, Inc.          PA    08/12/86    NASDAQ    47,837,843     532.20
THRD     TF Financial Corporation         PA    07/13/94    NASDAQ     4,523,374      65.02
THBC     Troy Hill Bancorp, Inc.          PA    06/27/94    NASDAQ     1,067,917      14.42
WVFC     WVS Financial Corporation        PA    11/29/93    NASDAQ     1,736,400      36.90
YFED     York Financial Corp.             PA    02/01/84    NASDAQ     6,049,983     108.90
AMFB     American Federal Bank            SC    01/19/89    NASDAQ    10,921,085     163.82
CFCP     Coastal Financial Corp.          SC    09/26/90    NASDAQ     2,741,712      55.52
FFCH     First Financial Holdings Inc.    SC    11/10/83    NASDAQ     6,365,941     132.09
FSFC     First Southeast Financial Corp   SC    10/08/93    NASDAQ     4,100,615      80.99
PALM     Palfed, Inc.                     SC    12/15/85    NASDAQ     5,221,962      67.42
SCCB     S. Carolina Community Bancshrs   SC    07/07/94    NASDAQ       747,188      12.70
HFFC     HF Financial Corp.               SD    04/08/92    NASDAQ     3,054,572      43.53
LFCT     Leader Financial Corp.           TN    09/30/93    NASDAQ     9,923,812     436.65
TWIN     Twin City Bancorp                TN    01/04/95    NASDAQ       898,404      15.27
CBSA     Coastal Bancorp, Inc.            TX       NA       NASDAQ     4,957,870      85.23
ETFS     East Texas Financial Services    TX    01/10/95    NASDAQ     1,193,568      17.68
FBHC     Fort Bend Holding Corp.          TX    06/30/93    NASDAQ       817,398      14.92
LOAN     Horizon Bancorp                  TX       NA       NASDAQ     1,386,757      13.87
JXVL     Jacksonville Bancorp, Inc.       TX    04/01/96    NASDAQ            NA         NA
WFSB     1st Washington Bancorp Inc.      VA    05/14/87    NASDAQ     9,882,877      77.83
BFSB     Bedford Bancshares, Inc.         VA    08/22/94    NASDAQ     1,194,875      20.61
CNIT     CENIT Bancorp, Inc.              VA    08/06/92    NASDAQ     1,606,350      54.62
CFFC     Community Financial Corp.        VA    03/30/88    NASDAQ     1,269,698      22.85
ESX      Essex Bancorp, Inc.              VA       NA       AMSE       1,050,547       2.76
FFFC     FFVA Financial Corp.             VA    10/12/94    NASDAQ     2,712,832      79.51
FFRV     Fidelity Financial Bankshares    VA    05/01/86    NASDAQ     2,279,047      30.20
GSLC     Guaranty Financial Corp.         VA       NA       NASDAQ       919,168       7.12
LIFB     Life Bancorp, Inc.               VA    10/11/94    NASDAQ    10,403,125     150.85
VABF     Virginia Beach Fed. Financial    VA    11/01/80    NASDAQ     4,961,840      39.69
VFFC     Virginia First Financial         VA    01/01/78    NASDAQ     5,615,450      67.39
CASB     Cascade Financial Corp.          WA    09/16/92    NASDAQ     1,632,388      27.75
FWWB     First SB of Washington Bancorp   WA    11/01/95    NASDAQ    10,064,918     132.10
IWBK     InterWest Bancorp, Inc.          WA       NA       NASDAQ     6,433,934     140.74
MSEA     Metropolitan Bancorp             WA    01/09/90    NASDAQ     3,710,205      51.72
STSA     Sterling Financial Corp.         WA       NA       NASDAQ     5,425,648      70.53
WFSL     Washington Federal, Inc.         WA    11/17/82    NASDAQ    42,592,347     926.38
AADV     Advantage Bancorp, Inc.          WI    03/23/92    NASDAQ     3,449,426     112.11
ABCW     Anchor BanCorp Wisconsin         WI    07/16/92    NASDAQ     4,934,350     166.53
FCBF     FCB Financial Corp.              WI    09/24/93    NASDAQ     2,631,644      48.69
FFEC     First Fed Bncshrs Eau Claire     WI    10/12/94    NASDAQ     6,855,379      95.98
FTFC     First Federal Capital Corp.      WI    11/02/89    NASDAQ     6,297,735     125.95
FFHC     First Financial Corp.            WI    12/24/80    NASDAQ    29,885,122     638.79
FNGB     First Northern Capital Corp.     WI    12/29/83    NASDAQ     4,557,125      72.34
HALL     Hallmark Capital Corp.           WI    01/03/94    NASDAQ     1,442,950      22.00
MWFD     Midwest Federal Financial        WI    07/08/92    NASDAQ       816,440      18.78
NWEQ     Northwest Equity Corp.           WI    10/11/94    NASDAQ       980,892      10.18
OSBF     OSB Financial Corp.              WI    07/01/92    NASDAQ     1,140,772      26.81
RELI     Reliance Bancshares, Inc.        WI    04/19/96    NASDAQ            NA         NA
SECP     Security Capital Corporation     WI    01/03/94    NASDAQ     9,535,665     553.07
STFR     St. Francis Capital Corp.        WI    06/21/93    NASDAQ     5,856,699     159.60
FOBC     Fed One Bancorp                  WV    01/19/95    NASDAQ     2,489,462      38.90
CRZY     Crazy Woman Creek Bancorp        WY    03/29/96    NASDAQ            NA         NA
TRIC     Tri-County Bancorp, Inc.         WY    09/30/93    NASDAQ       630,788      11.67



                                                                                                              Nature of     Market
                             Total         Total       Total                   Core              Core           Shares       Value
                            Assets        Equity     Tang. Equity     ROAA     ROAA     ROAE     ROAE        Outstanding   of Shares
ALL THRIFTS
         AVERAGE           1,301,135      105,904      100,149         0.87     0.80     8.15     7.23          5,905,213     127.72
         MEDIAN              313,803       37,164       36,358         0.88     0.83     7.43     6.74          2,489,462      39.69
         HIGH             49,781,986    2,952,702    2,808,721         2.25     2.55    35.92    32.85        137,204,953   3,310.07
         LOW                  32,260        4,926        4,926        -1.97    -2.05   -37.90   -39.40            229,031       2.76

AVERAGE FOR STATE
         IN                  293,864       33,868       31,906         0.98     0.84     9.13     7.02          2,151,542      38.00

AVERAGE BY REGION
         MIDWEST             834,493       79,928       76,959         0.94     0.88     8.24     7.55          4,685,630     106.22
         NEW ENGLAND         716,754       68,027       67,370         0.68     0.54     6.10     4.30          5,247,626      83.94
         MID ATLANTIC        701,260       73,902       69,585         0.95     0.91     8.29     7.86          4,305,895      84.77
         SOUTHEAST           783,844       61,137       51,011         0.90     0.79     9.69     8.05          4,480,170      73.50
         SOUTHWEST           791,602       89,992       88,496         0.91     0.84     9.19     8.33          6,048,473      99.23
         WEST              5,332,146      348,082      335,627         0.42     0.36     5.05     4.03         16,030,379     395.83

AVERAGE BY EXCHANGE
         NYSE             15,942,919    1,024,022      956,540         0.77     0.65    12.15    10.34         43,667,009   1,227.40
         AMEX                224,394       33,384       33,354         0.89     0.80     7.15     5.53          2,677,226      31.78
         OTC/NASDAQ          723,824       69,989       65,917         0.87     0.81     8.02     7.18          4,341,313      82.27




                                                                      Exhibit 37
KELLER & COMPANY
Columbus, Ohio
614-766-1426

              RECENTLY CONVERTED, SAIF-INSURED THRIFT INSTITUTIONS
                           PRICES AND PRICING RATIOS

                                                                          PRO FORMA RATIOS                       CURRENT RATIOS
                                                                                 **                  **                   **
                                                                Price/      Price/    Price/    Price/          1 Day      1 Week
                                                                Price/       Book       Tang. Bk. Price/ Price/  BookTang. Bk.Price/
                                                                                                                             IPO
  FFBA    First Colorado Bancorp, Inc.           CO   01/02/96         NA       NA         NA      NA        NM    129.35    131.01
  LFBI    Little Falls Bancorp, Inc.             NJ   01/05/96      31.90    71.40      71.43   13.40     19.17     79.86     86.60
  BYFC    Broadway Financial Corp.               CA   01/09/96      13.30    68.50      68.48    8.00        NM     65.88     65.88
  FFOH    Fidelity Financial of Ohio             OH   03/04/96         NA       NA         NA       NA     15.92     81.24     81.24
  FFFD    North Central Bancshares, Inc.         IA   03/21/96         NA       NA         NA       NA     12.32     92.18     92.18
  CFTP    Community Federal Bancorp              MS   03/26/96      14.00    71.40      71.35    22.20     19.44     97.43     97.43
  GAF     GA Financial, Inc.                     PA   03/26/96      13.80    70.50      70.52    15.70     12.62     90.96     90.96
  CRZY    Crazy Woman Creek Bancorp              WY   03/29/96      16.40    69.70      69.72    22.00     21.21     81.28     81.28
  PFFB    PFF Bancorp, Inc.                      CA   03/29/96      26.60    69.00      68.99    9.50      25.00     88.80     89.84
  SSM     Stone Street Bancorp, Inc.             NC   04/01/96      19.70    74.90      74.92    24.40        NA     86.90     86.90
  SSB     Scotland Bancorp, Inc                  NC   04/01/96      16.20    74.80      74.83    24.20        NA     95.87     95.87
  JXVL    Jacksonville Bancorp, Inc.             TX   04/01/96         NA       NA         NA       NA        NA     94.43     94.43
  PHFC    Pittsburgh Home Financial Corp         PA   04/01/96      17.50    72.80      72.83    12.20        NA     84.35     84.35
  LONF    London Financial Corporation           OH   04/01/96      22.40    68.50      68.46    13.40        NA     78.23     78.23
  WHGB    WHG Bancshares Corp.                   MD   04/01/96      15.50    71.10      71.08    16.00        NA     90.53     90.53
  AMFC    AMB Financial Corp.                    IN   04/01/96      18.20    70.80      70.83    14.00        NA     88.42     88.42
  FBER    1st Bergen Bancorp                     NJ   04/01/96      21.70    74.80      74.81    12.50        NA     87.70     87.70
  FFDF    FFD Financial Corp.                    OH   04/03/96      17.40    69.90      69.87    19.80        NA     78.13     78.13
  GSFC    Green Street Financial Corp.           NC   04/04/96      14.80    71.00      71.03    22.20        NA    103.60    103.60
  YFCB    Yonkers Financial Corporation          NY   04/18/96      16.10    74.90      74.93    14.60        NA     91.04     91.04
  RELI    Reliance Bancshares, Inc.              WI   04/19/96      22.50    72.50      72.47    38.90        NA     79.69        NA
  CBK     Citizens First Financial Corp.         IL   05/01/96      15.30    73.10      73.10    11.00        NA     83.16     83.16
  FFBH    First Federal Bancshares of AR         AR   05/03/96      9.80     63.40      63.39    10.20        NM     98.95     98.95

                                                                          PRICES AND TREND FROM IPO DATE
  FFBA    First Colorado Bancorp, Inc.           CO      19.16        NA    11.44        NA       11.63        NA    12.00       NA
  LFBI    Little Falls Bancorp, Inc.             NJ      12.39     10.00    11.31     13.13       11.38     13.75    11.00    10.00
  BYFC    Broadway Financial Corp.               CA       7.68     10.00    10.38      3.75       10.25      2.50    10.25     2.50
  FFOH    Fidelity Financial of Ohio             OH      16.52        NA    10.50        NA       10.00        NA    10.13       NA
  FFFD    North Central Bancshares, Inc.         IA      26.45        NA    10.88        NA       10.69        NA    10.44       NA
  CFTP    Community Federal Bancorp              MS      32.14     10.00    12.63     26.25       12.88     28.75    12.63    26.25
  GAF     GA Financial, Inc.                     PA      20.77     10.00    11.38     13.75       11.50     15.00    11.00    10.00
  CRZY    Crazy Woman Creek Bancorp              WY      24.96     10.00       NA        NA       10.75      7.50    10.50     5.00
  PFFB    PFF Bancorp, Inc.                      CA      12.02     10.00    11.38     13.75       11.63     16.25    11.63    16.25
  SSM     Stone Street Bancorp, Inc.             NC      30.84     15.00    17.50     16.67       18.00     20.00    17.75    18.33
  SSB     Scotland Bancorp, Inc                  NC      33.61     10.00    12.25     22.50       12.50     25.00    11.75    17.50
  JXVL    Jacksonville Bancorp, Inc.             TX      15.45        NA    11.11        NA        9.63        NA     9.88       NA
  PHFC    Pittsburgh Home Financial Corp         PA      13.94     10.00    11.00     10.00       11.00     10.00    10.63     6.25
  LONF    London Financial Corporation           OH      16.71     10.00    10.81      8.12       10.63      6.25    10.13     1.25
  WHGB    WHG Bancshares Corp.                   MD      21.58     10.00    11.13     11.25       11.06     10.60    11.25    12.50
  AMFC    AMB Financial Corp.                    IN      18.05     10.00    10.50      5.00       10.50      5.00    10.50     5.00
  FBER    1st Bergen Bancorp                     NJ      14.95     10.00    10.00      0.00       9.50      (5.00)    9.63    (3.75)
  FFDF    FFD Financial Corp.                    OH      21.05     10.00    10.50      5.00       10.50      5.00    10.31     3.10
  GSFC    Green Street Financial Corp.           NC      36.32     10.00    12.88     28.75       12.25     22.50    12.31    23.10
  YFCB    Yonkers Financial Corporation          NY      18.38     10.00     9.75     (2.50)      10.13      1.25     9.94    (0.60)
  RELI    Reliance Bancshares, Inc.              WI      48.95      8.00     8.38      4.69        8.25      3.13     7.94    (0.75)
  CBK     Citizens First Financial Corp.         IL      13.64     10.00    10.50      5.00       10.00      0.00    10.13     1.25
  FFBH    First Federal Bancshares of AR         AR      16.18     10.00    13.00     30.00       13.25     32.50    13.69    36.90

                                                                      Exhibit 38

KELLER & COMPANY
Columbus, Ohio
614-766-1426



ACQUISITIONS AND PENDING ACQUISITIONS
COUNTY, CITY OR MARKET AREA OF MADISON FIRST FEDERAL SAVINGS & LOAN ASSOCIATION




                                      NONE

                                                                      Exhibit 39



KELLER & COMPANY
Columbus, Ohio
614-766-1426

THRIFT STOCK PRICES AND PRICING RATIOS
PUBLICLY-TRADED, SAIF INSURED MUTUAL HOLDING COMPANIES
AS OF MAY 3, 1996

                                                                   PER SHARE                     PRICING RATIOS
                                                            Latest  All Time All Time   Monthly Quarterly  Book             12 Month
                                                             Price    High      Low     Change   Change    Value   Assets     Div.
                                         State Exchange       ($)      ($)      ($)       (%)      (%)      ($)      ($)       ($)
                                         -----  --------   -------- -------- --------  -------- -------- -------- --------  --------


PFSL     Pocahontas FS&LA, MHC            AR     NASDAQ    15.750    17.250    9.500     7.69     -1.93    13.64   229.43     0.67
CMSV     Community Savings, MHC           FL     NASDAQ    14.500    18.250   10.000    -2.95    -10.08    15.35   129.91     0.50
FFFL     Fidelity FSB of Florida, MHC     FL     NASDAQ    13.500    17.000    9.091     3.85    -10.00    12.18   117.84     0.57
HARB     Harbor Federal Savings Bk, MHC   FL     NASDAQ    27.000    29.250   11.875    -3.57     -1.82    16.78   189.40     0.98
FFSX     First Fed SB of Siouxland, MHC   IA     NASDAQ    24.000    28.625    9.063     0.00      2.13    21.52   255.82     0.69
WCFB     Webster City Federal SB, MHC     IA     NASDAQ    13.250    13.500    8.813     0.00      1.92    10.32    46.31     0.80
JXSB     Jacksonville Savings Bank, MHC   IL     NASDAQ    13.250    14.250   10.000    -5.36     -1.85    13.41   113.76       NA
LFED     Leeds Federal Savings Bk, MHC    MD     NASDAQ    13.750    16.750    9.875    -1.79     -1.79    12.65    77.34     0.63
GFED     Guaranty Federal SB, MHC         MO     NASDAQ    12.000    12.500    8.000     2.13     -1.03     8.69    59.37       NA
PULB     Pulaski Bank, Savings Bk, MHC    MO     NASDAQ    14.000    16.500   10.500     0.00     -6.67    10.67    85.00     0.80
FSLA     First Savings Bank, MHC          NJ     NASDAQ    15.000    17.500    5.579     0.00     -5.51    13.98   147.33     0.37
FSNJ     First Savings Bk of NJ, MHC      NJ     NASDAQ    14.500    19.500   10.750     3.57     -6.45    17.70   217.75       NA
SBFL     SB of the Finger Lakes, MHC      NY     NASDAQ    16.000    16.750    8.125    -1.54      0.79    11.40    98.92       NA
WAYN     Wayne Savings & Loan Co. MHC     OH     NASDAQ    20.750    22.000   11.255     1.34     -2.08    15.09   164.79     1.03
CMSB     Commonwealth Savings Bank, MHC   PA     NASDAQ    22.000    24.875   11.625     1.15     -7.85    15.92   191.83     0.50
GDVS     Greater Delaware Valley SB,MHC   PA     NASDAQ    10.625    13.000    9.375    -1.16     -9.57     8.86    72.08     0.36
HARS     Harris Savings Bank, MHC         PA     NASDAQ    15.750    20.500   12.750   -10.00    -14.86    13.45   111.45     0.53
NWSB     Northwest Savings Bank, MHC      PA     NASDAQ    12.500    13.500    7.375     6.38      9.89    16.38   151.22     0.60
RVSB     Riverview Savings Bank, MHC      WA     NASDAQ    15.250    17.000    9.711   -10.29      0.15    10.71    97.21     0.19




                                                   Price/   Price/    Price/  Price/Core
                                                  Earnings Bk. Value  Assets   Earnings
                                                     (X)      (%)       (%)       (X)
                                                  -------- --------  --------  --------
PFSL     Pocahontas FS&LA, MHC            AR       13.02   115.47      6.86     12.70
CMSV     Community Savings, MHC           FL       14.50    94.46     11.16     16.86
FFFL     Fidelity FSB of Florida, MHC     FL       18.49   110.84     11.46     19.85
HARB     Harbor Federal Savings Bk, MHC   FL       12.50   160.91     14.26     12.56
FFSX     First Fed SB of Siouxland, MHC   IA       14.72   111.52      9.38     16.00
WCFB     Webster City Federal SB, MHC     IA       25.48   128.39     28.61     25.98
JXSB     Jacksonville Savings Bank, MHC   IL          NA    98.81     11.65        NA
LFED     Leeds Federal Savings Bk, MHC    MD       17.19   108.70     17.78     16.98
GFED     Guaranty Federal SB, MHC         MO          NA   138.09     20.21        NA
PULB     Pulaski Bank, Savings Bk, MHC    MO       22.22   131.21     16.47     25.93
FSLA     First Savings Bank, MHC          NJ       12.40   107.30     10.18     13.16
FSNJ     First Savings Bk of NJ, MHC      NJ          NA    81.92      6.66        NA
SBFL     SB of the Finger Lakes, MHC      NY          NA   140.35     16.17        NA
WAYN     Wayne Savings & Loan Co. MHC     OH       22.55   137.51     12.59     23.58
CMSB     Commonwealth Savings Bank, MHC   PA       17.05   138.19     11.47     19.13
GDVS     Greater Delaware Valley SB,MHC   PA       30.36   119.92     14.74     30.36
HARS     Harris Savings Bank, MHC         PA       21.28   117.10     14.13     21.58
NWSB     Northwest Savings Bank, MHC      PA        8.39    76.31      8.27      8.28
RVSB     Riverview Savings Bank, MHC      WA       12.50   142.39     15.69     13.86




ALL MUTUAL HOLDING COMPANIES
         AVERAGE                           15.967    18.342    9.645    -0.56     -3.51    13.62   134.57     0.61   17.51
         MEDIAN                            14.500    17.000    9.711     0.00     -1.93    13.45   117.84     0.60   17.05
         HIGH                              27.000    29.250   12.750     7.69      9.89    21.52   255.82     1.03   30.36
         LOW                               10.625    12.500    5.579   -10.29    -14.86     8.69    46.31     0.19    8.39


ALL MUTUAL HOLDING COMPANIES

         AVERAGE                             118.92     13.57     18.45
         MEDIAN                              117.10     12.59     16.98
         HIGH                                160.91     28.61     30.36
         LOW                                  76.31      6.66      8.28

                                                                      Exhibit 40



KELLER & COMPANY
Columbus, Ohio
614-766-1426

KEY FINANCIAL DATA AND RATIOS
PUBLICLY-TRADED, SAIF INSURED MUTUAL HOLDING COMPANIES
AS OF MAY 3, 1996


                                                         ASSETS AND EQUITY                         PROFITABILITY
                                                    Total        Total       Total                   Core              Core
                                                   Assets       Equity   Tang. Equity       ROAA     ROAA     ROAE     ROAE
                                         State      0.00         0.00        0.00            (%)      (%)      (%)      (%)
----------------------------------------------------------------------------------------------------------------------------
PFSL     Pocahontas FS&LA, MHC            AR     369,379       21,964       21,964         0.56     0.58     9.45     9.70
CMSV     Community Savings, MHC           FL     632,507       74,750       74,750         0.84     0.72     6.62     5.67
FFFL     Fidelity FSB of Florida, MHC     FL     791,897       81,076       80,095         0.65     0.60     6.23     5.78
HARB     Harbor Federal Savings Bk, MHC   FL     932,858       82,640       82,640         1.19     1.18    13.70    13.63
FFSX     First Fed SB of Siouxland, MHC   IA     436,519       36,727       36,547         0.64     0.59     7.78     7.16
WCFB     Webster City Federal SB, MHC     IA      97,258       21,675       21,675         1.11     1.09     5.04     4.93
JXSB     Jacksonville Savings Bank, MHC   IL     142,200       16,761       16,759         0.43     0.36     3.96     3.30
LFED     Leeds Federal Savings Bk, MHC    MD     266,658       43,610       43,610         1.03     1.04     6.32     6.37
GFED     Guaranty Federal SB, MHC         MO     185,546       27,165       27,165         1.02     0.56     7.11     3.92
PULB     Pulaski Bank, Savings Bk, MHC    MO     177,984       22,339       22,339         0.72     0.62     6.09     5.18
FSLA     First Savings Bank, MHC          NJ     959,356       91,060       79,028         0.87     0.82     9.48     8.97
FSNJ     First Savings Bk of NJ, MHC      NJ     657,075       53,411       53,411         0.04     0.36     0.47     4.02
SBFL     SB of the Finger Lakes, MHC      NY     176,570       20,351       20,351           NA       NA       NA       NA
WAYN     Wayne Savings & Loan Co. MHC     OH     245,892       22,516       22,516         0.56     0.53     6.13     5.85
CMSB     Commonwealth Savings Bank, MHC   PA   1,657,690      137,683      120,977         0.78     0.70     8.41     7.52
GDVS     Greater Delaware Valley SB,MHC   PA     235,877       28,982       28,982         0.48     0.48     3.98     3.98
HARS     Harris Savings Bank, MHC         PA   1,249,497      150,835      141,219         0.70     0.69     5.58     5.50
NWSB     Northwest Savings Bank, MHC      PA   1,767,455      188,638      186,334         1.06     1.07     9.34     9.47
RVSB     Riverview Savings Bank, MHC      WA     209,506       23,086       20,430         1.31     1.18    12.02    10.85


                                                              CAPITAL ISSUES
                                                                     Number of     Mkt. Value
                                                IPO                   Shares       of Shares
                                               Date     Exchange     Outstg.         ($M)
---------------------------------------------------------------------------------------------
PFSL   Pocahontas FS&LA, MHC            AR    04/05/94    NASDAQ     1,610,000       25.36
CMSV   Community Savings, MHC           FL    10/24/94    NASDAQ     4,868,732       75.47
FFFL   Fidelity FSB of Florida, MHC     FL    01/07/94    NASDAQ     6,720,252       89.04
HARB   Harbor Federal Savings Bk, MHC   FL    01/06/94    NASDAQ     4,925,233      135.44
FFSX   First Fed SB of Siouxland, MHC   IA    07/13/92    NASDAQ     1,706,345       41.81
WCFB   Webster City Federal SB, MHC     IA    08/15/94    NASDAQ     2,100,000       25.73
JXSB   Jacksonville Savings Bank, MHC   IL    04/21/95    NASDAQ     1,250,000       16.88
LFED   Leeds Federal Savings Bk, MHC    MD    05/02/94    NASDAQ     3,448,000       51.72
GFED   Guaranty Federal SB, MHC         MO    04/10/95    NASDAQ     3,125,000       36.72
PULB   Pulaski Bank, Savings Bk, MHC    MO    05/11/94    NASDAQ     2,094,000       31.41
FSLA   First Savings Bank, MHC          NJ    07/10/92    NASDAQ     6,511,756      100.93
FSNJ   First Savings Bk of NJ, MHC      NJ    01/09/95    NASDAQ     3,017,500       52.05
SBFL   SB of the Finger Lakes, MHC      NY    11/11/94    NASDAQ     1,785,000       28.34
WAYN   Wayne Savings & Loan Co. MHC     OH    06/25/93    NASDAQ     1,492,149       32.69
CMSB   Commonwealth Savings Bank, MHC   PA    01/24/94    NASDAQ     8,641,558      196.60
GDVS   Greater Delaware Valley SB,MHC   PA    03/03/95    NASDAQ     3,272,500       35.18
HARS   Harris Savings Bank, MHC         PA    01/25/94    NASDAQ    11,211,400      201.81
NWSB   Northwest Savings Bank, MHC      PA    11/07/94    NASDAQ    11,688,000      260.06
RVSB   Riverview Savings Bank, MHC      WA    10/26/93    NASDAQ     2,155,206       35.56



ALL MUTUAL HOLDING COMPANIES
         AVERAGE            589,038       60,277       57,936         0.78     0.73     7.10     6.77           4,295,928      77.52
         MEDIAN             369,379       36,727       36,547         0.75     0.66     6.47     5.82           3,125,000      41.81
         HIGH             1,767,455      188,638      186,334         1.31     1.18    13.70    13.63          11,688,000     260.06
         LOW                 97,258       16,761       16,759         0.04     0.36     0.47     3.30           1,250,000      16.88

                                                                      Exhibit 41

                                                                          Page 1

KELLER & COMPANY
Columbus, Ohio
614-766-1426

MADISON FIRST FEDERAL SAVINGS & LOAN ASSOCIATION
COMPARABLE GROUP SELECTION

BALANCE SHEET PARAMETERS

General Parameters:
       States: IA IL IN KY MI MO OH WI

                                                                                                           Total
                                                                      Cash &           1-4 Fam.Total Net Net Loans Borrowed
                                                             Total   Invest./   MBS/    Loans/  Loans/   & MBS/    Funds/  Equity/
                                                             Assets   Assets   Assets   Assets  Assets    Assets   Assets   Assets
                                                IPO Date          0       (%)      (%)     (%)    (%)        (%)      (%)     (%)
         MADISON FIRST FEDERAL
         SAVINGS & LOAN ASSN.                         --     88,307    21.19    10.36    50.38    64.99    75.35     2.26     7.47

       DEFINED PARAMETERS FOR Prior to                                  5.00-   40.00-   45.00-   55.00-    7.00-
       INCLUSION IN COMPARABLE GROUP            12/31/94       0.00    40.00     0.00    70.00    85.00    95.00     0.00    20.00

SHFC    Seven Hills Financial Corp.       OH    12/31/93     45,401     9.07    15.08    60.58    74.37    89.45     0.00    21.20
HHFC    Harvest Home Financial Corp.      OH    10/10/94     70,314    35.24     8.00    48.45    54.70    62.70     0.00    18.65
HZFS    Horizon Financial Svcs Corp.      IA    06/30/94     73,105    30.63     0.00    42.61    66.37    66.37    13.25    12.12
SFFC    StateFed Financial Corporation    IA    01/05/94     74,182    12.61     0.00    55.45    82.23    82.23    17.52    20.12
FFBI    First Financial Bancorp, Inc.     IL    10/04/93     74,874    20.99     9.28    52.38    67.09    76.37     0.00    10.51
GFSB    GFS Bancorp, Inc.                 IA    01/06/94     80,913    10.91     4.37    55.37    83.34    87.71    23.89    12.04
NWEQ    Northwest Equity Corp.            WI    10/11/94     82,976     7.30     6.65    57.48    82.92    89.56    17.48    14.06
INCB    Indiana Community Bank, SB        IN    12/15/94     90,614    12.67     3.78    41.46    80.01    83.79     0.00    15.60
PTRS    Potters Financial Corp.           OH    12/31/93    114,242    27.80    25.59    31.62    43.67    69.26     2.64     9.79
NBSI    North Bancshares, Inc.            IL    12/21/93    114,337    39.19     7.84    44.79    50.92    58.76    14.65    17.34
MIFC    Mid-Iowa Financial Corp.          IA    10/14/92    119,395    22.91    25.53    38.65    49.86    75.38    15.91     9.02
MWBI    Midwest Bancshares, Inc.          IA    11/12/92    136,809    19.40    22.17    45.33    55.51    77.68    17.40     6.94
FFWD    Wood Bancorp, Inc.                OH    08/31/93    140,383    16.58     4.02    64.26    77.91    81.93     4.93    14.37
FBSI    First Bancshares, Inc.            MO    12/22/93    140,471    14.60     0.78    63.46    82.04    82.82     9.65    16.92
FFWC    FFW Corp.                         IN    04/05/93    146,028    17.40    13.65    45.09    66.80    80.44    27.26    11.28
SMBC    Southern Missouri Bancorp, Inc    MO    04/13/94    159,470       NA       NA    39.16    55.24       NA     7.25    16.66
MFFC    Milton Federal Financial Corp.    OH    10/07/94    171,708    23.99    11.67    53.45    61.87    73.54     6.53    19.98
FFBZ    First Federal Bancorp, Inc.       OH    07/13/92    173,191     7.45     1.03    57.62    87.70    88.73    14.69     7.81
MWFD    Midwest Federal Financial         WI    07/08/92    177,164    20.07     5.93    33.85    69.86    75.80     9.03     9.34
MARN    Marion Capital Holdings           IN    03/18/93    179,329    15.42     0.02    47.46    77.86    77.89     3.76    24.00
CAPS    Capital Savings Bancorp, Inc.     MO    12/29/93    192,464     7.57     9.69    72.14    81.08    90.76    10.91    10.80
SBCN    Suburban Bancorporation, Inc.     OH    09/30/93    197,137     6.99    15.29    53.72    75.47    90.76    21.65    13.01
MBLF    MBLA Financial Corp.              MO    06/24/93    197,259    11.74    35.26    47.92    52.17    87.43    41.16    14.37
MFBC    MFB Corp.                         IN    03/25/94    200,895    24.00     6.13    61.58    65.29    71.42     4.73    19.31
CBCO    CB Bancorp, Inc.                  IN    12/28/92    204,825       NA       NA    37.17    44.81       NA    22.03     9.16
OHSL    OHSL Financial Corp.              OH    02/10/93    205,462    13.53    13.54    49.05    70.03    83.57     7.35    12.42
EFBI    Enterprise Federal Bancorp        OH    10/17/94    207,680    24.37    15.38    44.24    58.61    73.99    19.26    15.58
FFHS    First Franklin Corporation        OH    01/26/88    216,124    13.85    18.31    51.63    65.87    84.18     3.38     9.50
WOFC    Western Ohio Financial Corp.      OH    07/29/94    231,505    20.42    12.83    56.70    65.00    77.83    13.62    25.77
FCBF    FCB Financial Corp.               WI    09/24/93    250,658    11.07     4.27    53.17    82.16    86.43    18.57    19.58
OSBF    OSB Financial Corp.               WI    07/01/92    253,714    29.66     1.57    49.92    66.45    68.02    23.10    12.59
WFCO    Winton Financial Corp.            OH    08/04/88    262,329       NA       NA    36.67    82.68       NA    11.59     7.89
SMFC    Sho-Me Financial Corp.            MO    07/01/94    263,890     7.07     4.25    61.94    84.73    88.98    26.54    11.98
FBCV    1ST Bancorp                       IN    04/07/87    273,122    24.80     1.06    59.62    70.53    71.60    39.48     7.88
FFED    Fidelity Federal Bancorp          IN    08/31/87    277,526     3.98     3.84    47.54    85.85    89.69    27.00     5.13
GFCO    Glenway Financial Corp.           OH    11/30/90    278,609    11.27     8.58    63.76    76.75    85.32     9.80     9.41
PFDC    Peoples Bancorp                   IN    07/07/87    280,778    20.98     0.25    71.14    77.50    77.76     0.36    15.26
WCBI    Westco Bancorp                    IL    06/26/92    309,265    30.04     0.00    55.37    68.55    68.55     0.00    15.64
PVFC    PVF Capital Corp.                 OH    12/30/92    312,466    11.21     0.25    30.42    86.78    87.03     0.96     6.56
HALL    Hallmark Capital Corp.            WI    01/03/94    313,681    22.00    22.82    43.03    53.48    76.30    24.66     8.40
CASH    First Midwest Financial, Inc.     IA    09/20/93    314,812    23.23     9.97    23.94    64.06    74.03    22.69    12.31
HVFD    Haverfield Corporation            OH    03/19/85    339,630    12.58     0.66    67.42    84.15    84.81     0.00     8.30
HMCI    HomeCorp, Inc.                    IL    06/22/90    341,742       NA       NA    46.45    77.04       NA     0.00     6.07
SWBI    Southwest Bancshares              IL    06/24/92    349,543    19.53     6.02    45.02    69.53    75.55    14.21    12.00


                                                                      Exhibit 42

KELLER & COMPANY
Columbus, Ohio
614-766-1426

MADISON FIRST FEDERAL SAVINGS & LOAN ASSOCIATION
COMPARABLE GROUP SELECTION

OPERATING PERFORMANCE AND ASSET QUALITY PARAMETERS
Most Recent Four Quarters
General Parameters:
           States: IA IL IN KY MI OH PA WI WV


                                                                             OPERATING PERFORMANCE
                                                                                                    Net     Operating  Noninterest
                                                                   Total                         Interest   Expenses/    Income/
                                                                  Assets     ROAA       ROAE      Margin      Assets      Assets
                                                     IPO Date        0        (%)        (%)        (%)        (%)         (%)
                                                    ------------------------------------------------------------------ -----------

           MADISON FIRST FEDERAL
             SAVINGS & LOAN ASSN.                       --        88,307     0.20       2.70       2.54       2.36        0.43

           DEFINED PARAMETERS FOR                    Prior to               0.15 -     2.00 -     1.75 -     1.50 -
           INCLUSION IN COMPARABLE GROUP             12/31/94     0.00       0.90       9.00       3.50       3.25        0.00

SHFC       Seven Hills Financial Corp.         OH    12/31/93   45,401       0.36       1.67       3.36       2.80        0.04
HHFC       Harvest Home Financial Corp.        OH    10/10/94   70,314       0.88       4.75       3.31       1.97        0.07
HZFS       Horizon Financial Svcs Corp.        IA    06/30/94   73,105       0.71       5.55       3.39       2.73        0.43
SFFC       StateFed Financial Corporation      IA    01/05/94   74,182       1.18       5.80       3.70       1.76        0.08
FFBI       First Financial Bancorp, Inc.       IL    10/04/93   74,874       0.88       8.05       3.44       3.19        0.57
GFSB       GFS Bancorp, Inc.                   IA    01/06/94   80,913       1.08       8.47       3.21       1.71        0.11
NWEQ       Northwest Equity Corp.              WI    10/11/94   82,976       1.15       7.49       4.36       2.74        0.46
INCB       Indiana Community Bank, SB          IN    12/15/94   90,614       0.77       4.97       4.40       3.61        0.83
PTRS       Potters Financial Corp.             OH    12/31/93  114,242       0.74       7.88       3.55       2.65        0.22
NBSI       North Bancshares, Inc.              IL    12/21/93  114,337       0.57       2.98       3.20       2.49        0.14
MIFC       Mid-Iowa Financial Corp.            IA    10/14/92  119,395       0.84       8.90       2.70       2.20        0.76
MWBI       Midwest Bancshares, Inc.            IA    11/12/92  136,809       0.99       14.16      2.95       1.94        0.15
FFWD       Wood Bancorp, Inc.                  OH    08/31/93  140,383       1.18       8.22       4.29       2.53        0.25
FBSI       First Bancshares, Inc.              MO    12/22/93  140,471       0.79       4.42       3.38       2.13        0.20
FFWC       FFW Corp.                           IN    04/05/93  146,028       0.87       7.67       2.96       1.73        0.30
SMBC       Southern Missouri Bancorp, Inc      MO    04/13/94  159,470       0.75       4.20       2.97       2.16        0.31
MFFC       Milton Federal Financial Corp.      OH    10/07/94  171,708       1.13       4.88       3.76       2.17        0.14
FFBZ       First Federal Bancorp, Inc.         OH    07/13/92  173,191       1.10       14.88      3.83       2.40        0.46
MWFD       Midwest Federal Financial           WI    07/08/92  177,164       1.11       11.34      3.97       3.03        0.80
MARN       Marion Capital Holdings             IN    03/18/93  179,329       1.41       5.79       4.23       2.19        0.14
CAPS       Capital Savings Bancorp, Inc.       MO    12/29/93  192,464       0.99       9.23       3.45       2.15        0.44
SBCN       Suburban Bancorporation, Inc.       OH    09/30/93  197,137       0.39       2.95       3.01       2.29        0.24
MBLF       MBLA Financial Corp.                MO    06/24/93  197,259       0.72       4.95       1.98       0.78        0.01
MFBC       MFB Corp.                           IN    03/25/94  200,895       0.69       3.40       3.04       1.99        0.17
CBCO       CB Bancorp, Inc.                    IN    12/28/92  204,825       1.41       13.87      4.38       2.08        0.58
OHSL       OHSL Financial Corp.                OH    02/10/93  205,462       0.95       7.51       3.39       2.08        0.14
EFBI       Enterprise Federal Bancorp          OH    10/17/94  207,680       1.12       5.38       3.17       1.99        0.05
FFHS       First Franklin Corporation          OH    01/26/88  216,124       0.63       6.61       2.78       1.94        0.17
WOFC       Western Ohio Financial Corp.        OH    07/29/94  231,505       1.42       4.72       4.00       2.32        0.05
FCBF       FCB Financial Corp.                 WI    09/24/93  250,658       0.99       5.01       3.29       1.84        0.27
OSBF       OSB Financial Corp.                 WI    07/01/92  253,714       0.17       1.34       2.76       2.15        0.26
WFCO       Winton Financial Corp.              OH    08/04/88  262,329       0.94       12.54      3.41       2.29        0.13
SMFC       Sho-Me Financial Corp.              MO    07/01/94  263,890       0.83       6.26       3.13       2.11        0.33
FBCV       1ST Bancorp                         IN    04/07/87  273,122       2.25       35.92      2.27       2.75        0.60
FFED       Fidelity Federal Bancorp            IN    08/31/87  277,526       1.45       28.84      2.33       2.72        2.56
GFCO       Glenway Financial Corp.             OH    11/30/90  278,609       0.56       5.86       3.01       2.25        0.21
PFDC       Peoples Bancorp                     IN    07/07/87  280,778       1.45       9.58       3.74       1.55        0.23
WCBI       Westco Bancorp                      IL    06/26/92  309,265       1.32       8.46       3.68       1.75        0.22
PVFC       PVF Capital Corp.                   OH    12/30/92  312,466       1.14       18.41      3.76       2.49        0.36
HALL       Hallmark Capital Corp.              WI    01/03/94  313,681       0.56       5.74       2.57       1.95        0.30
CASH       First Midwest Financial, Inc.       IA    09/20/93  314,812       1.29       9.64       3.51       2.04        0.38
HVFD       Haverfield Corporation              OH    03/19/85  339,630       0.65       7.98       3.40       2.95        0.22
HMCI       HomeCorp, Inc.                      IL    06/22/90  341,742       0.37       6.28       2.91       2.66        0.48
SWBI       Southwest Bancshares                IL    06/24/92  349,543       1.19       8.83       3.59       1.85        0.19





                                                      NPA/     REO/    Reserves/
                                                     Assets   Assets    Assets
                                                       (%)      (%)       (%)
                                                   -----------------------------

           MADISON FIRST FEDERAL
             SAVINGS & LOAN ASSN.                     0.03     0.00      0.47

           DEFINED PARAMETERS FOR
           INCLUSION IN COMPARABLE GROUP              0.00     0.00      0.00

SHFC       Seven Hills Financial Corp.         OH     0.11     0.00      0.11
HHFC       Harvest Home Financial Corp.        OH     0.18     0.00      0.16
HZFS       Horizon Financial Svcs Corp.        IA     1.69     0.00      0.40
SFFC       StateFed Financial Corporation      IA      NA       NA       0.32
FFBI       First Financial Bancorp, Inc.       IL     0.56     0.00      0.44
GFSB       GFS Bancorp, Inc.                   IA      NA       NA        NA
NWEQ       Northwest Equity Corp.              WI     0.52     0.15      0.53
INCB       Indiana Community Bank, SB          IN      NA       NA       0.53
PTRS       Potters Financial Corp.             OH     2.21     0.07      1.96
NBSI       North Bancshares, Inc.              IL     0.00     0.00      0.18
MIFC       Mid-Iowa Financial Corp.            IA     0.15     0.00      0.22
MWBI       Midwest Bancshares, Inc.            IA     0.27     0.14      0.48
FFWD       Wood Bancorp, Inc.                  OH     0.18     0.02      0.33
FBSI       First Bancshares, Inc.              MO     0.43     0.00      0.36
FFWC       FFW Corp.                           IN     0.08     0.00      0.35
SMBC       Southern Missouri Bancorp, Inc      MO      NA      0.43      0.38
MFFC       Milton Federal Financial Corp.      OH     0.40     0.02      0.22
FFBZ       First Federal Bancorp, Inc.         OH     0.62     0.02      0.89
MWFD       Midwest Federal Financial           WI     0.16     0.00      0.75
MARN       Marion Capital Holdings             IN     0.93     0.10      1.12
CAPS       Capital Savings Bancorp, Inc.       MO     0.12     0.04      0.30
SBCN       Suburban Bancorporation, Inc.       OH     0.20     0.16      1.59
MBLF       MBLA Financial Corp.                MO     0.38     0.00      0.27
MFBC       MFB Corp.                           IN     0.18     0.01      0.16
CBCO       CB Bancorp, Inc.                    IN      NA      0.00      0.66
OHSL       OHSL Financial Corp.                OH     0.26     0.00      0.25
EFBI       Enterprise Federal Bancorp          OH     0.01     0.00      0.16
FFHS       First Franklin Corporation          OH     0.73     0.09      0.42
WOFC       Western Ohio Financial Corp.        OH     0.25     0.00      0.33
FCBF       FCB Financial Corp.                 WI     0.09     0.00      0.41
OSBF       OSB Financial Corp.                 WI     0.14     0.00      0.37
WFCO       Winton Financial Corp.              OH     0.53     0.20      0.34
SMFC       Sho-Me Financial Corp.              MO     0.00     0.00      0.65
FBCV       1ST Bancorp                         IN     0.38     0.05      0.33
FFED       Fidelity Federal Bancorp            IN     0.09     0.00      0.30
GFCO       Glenway Financial Corp.             OH     0.49     0.15      0.22
PFDC       Peoples Bancorp                     IN     0.33     0.01      0.32
WCBI       Westco Bancorp                      IL     0.58     0.00      0.29
PVFC       PVF Capital Corp.                   OH     1.23     0.00      0.85
HALL       Hallmark Capital Corp.              WI     0.01     0.00      0.33
CASH       First Midwest Financial, Inc.       IA     0.28     0.03      0.57
HVFD       Haverfield Corporation              OH     0.78     0.19      0.81
HMCI       HomeCorp, Inc.                      IL      NA       NA       0.50
SWBI       Southwest Bancshares                IL     0.25     0.03      0.22

                                                                      Exhibit 43

KELLER & COMPANY
Columbus, Ohio
614-766-1426

MADISON FIRST FEDERAL SAVINGS & LOAN ASSOCIATION
FINAL COMPARABLE GROUP

BALANCE SHEET RATIOS




                                                                                                     Total
                                                              Cash &           1-4 Fam.Total Net   Net Loans  Borrowed
                                                     Total   Invest./   MBS/    Loans/   Loans/    & MBS/       Funds/    Equity/
                                                     Assets    Assets  Assets   Assets   Assets     Assets      Assets    Assets
                                      IPO Date         0        (%)      (%)      (%)      (%)        (%)         (%)       (%)
------------------------------------------------------------------------------------------------------------------------------------

       MADISON FIRST FEDERAL
         SAVINGS & LOAN ASSN.                   --     88,307    21.19    10.36    50.38    64.99      75.35        2.26      7.47

       DEFINED PARAMETERS FOR Prior to                           5.00-             40.00-   45.00 -    55.00 -                7.00 -
       INCLUSION IN COMPARABLE GROUP      12/31/94     0.00      40.00     0.00    70.00    85.00      95.00        0.00     20.00

HHFC    Harvest Home Financial Corp.  OH  10/10/94     70,314    35.24     8.00    48.45    54.70      62.70        0.00      18.65
FFBI    First Financial Bancorp, Inc. IL  10/04/93     74,874    20.99     9.28    52.38    67.09      76.37        0.00      10.51
NBSI    North Bancshares, Inc.        IL  12/21/93    114,337    39.19     7.84    44.79    50.92      58.76       14.65      17.34
FBSI    First Bancshares, Inc.        MO  12/22/93    140,471    14.60     0.78    63.46    82.04      82.82        9.65      16.92
FFWC    FFW Corp.                     IN  04/05/93    146,028    17.40    13.65    45.09    66.80      80.44       27.26      11.28
SBCN    Suburban Bancorporation, Inc. OH  09/30/93    197,137     6.99    15.29    53.72    75.47      90.76       21.65      13.01
MFBC    MFB Corp.                     IN  03/25/94    200,895    24.00     6.13    61.58    65.29      71.42        4.73      19.31
SMFC    Sho-Me Financial Corp.        MO  07/01/94    263,890     7.07     4.25    61.94    84.73      88.98       26.54      11.98
GFCO    Glenway Financial Corp.       OH  11/30/90    278,609    11.27     8.58    63.76    76.75      85.32        9.80       9.41
HALL    Hallmark Capital Corp.        WI  01/03/94    313,681    22.00    22.82    43.03    53.48      76.30       24.66       8.40


                                         AVERAGE      180,024    19.87     9.66    53.82    67.73      77.39       13.89      13.68
                                          MEDIAN      171,583    19.19     8.29    53.05    66.94      78.41       12.23      12.49
                                            HIGH      313,681    39.19    22.82    63.76    84.73      90.76       27.26      19.31
                                             LOW       70,314     6.99     0.78    43.03    50.92      58.76        0.00       8.40


                                                                      Exhibit 44

KELLER & COMPANY
Columbus, Ohio
614-766-1426

MADISON FIRST FEDERAL SAVINGS & LOAN ASSOCIATION
FINAL COMPARABLE GROUP

OPERATING PERFORMANCE AND ASSET QUALITY RATIOS
Most Recent Four Quarters




                                                                            OPERATING PERFORMANCE
                                                                                                    Net     Operating  Noninterest
                                                                   Total                         Interest   Expenses/    Income/
                                                                  Assets     ROAA       ROAE                 Assets      Assets
                                                     IPO Date        0        (%)        (%)        (%)        (%)         (%)
                                                    --------------------- -------------------------------------------- -----------

           MADISON FIRST FEDERAL
             SAVINGS & LOAN ASSN.                       --      88,307      0.20       2.70       2.54       2.36        0.43

           DEFINED PARAMETERS FOR                    Prior to               0.15 -     2.00 -     1.75 -     1.50 -
           INCLUSION IN COMPARABLE GROUP             12/31/94     0.00       0.90       9.00       3.50       3.25        0.00

HHFC       Harvest Home Financial Corp.        OH    10/10/94   70,314       0.88       4.75       3.31       1.97        0.07
FFBI       First Financial Bancorp, Inc.       IL    10/04/93   74,874       0.88       8.05       3.44       3.19        0.57
NBSI       North Bancshares, Inc.              IL    12/21/93  114,337       0.57       2.98       3.20       2.49        0.14
FBSI       First Bancshares, Inc.              MO    12/22/93  140,471       0.79       4.42       3.38       2.13        0.20
FFWC       FFW Corp.                           IN    04/05/93  146,028       0.87       7.67       2.96       1.73        0.30
SBCN       Suburban Bancorporation, Inc.       OH    09/30/93  197,137       0.39       2.95       3.01       2.29        0.24
MFBC       MFB Corp.                           IN    03/25/94  200,895       0.69       3.40       3.04       1.99        0.17
SMFC       Sho-Me Financial Corp.              MO    07/01/94  263,890       0.83       6.26       3.13       2.11        0.33
GFCO       Glenway Financial Corp.             OH    11/30/90  278,609       0.56       5.86       3.01       2.25        0.21
HALL       Hallmark Capital Corp.              WI    01/03/94  313,681       0.56       5.74       2.57       1.95        0.30


                                         AVERAGE               180,024       0.70       5.21       3.11       2.21        0.25
                                          MEDIAN               171,583       0.74       5.25       3.09       2.12        0.23
                                            HIGH               313,681       0.88       8.05       3.44       3.19        0.57
                                             LOW                70,314       0.39       2.95       2.57       1.73        0.07




                                                          ASSET QUALITY

                                                     NPA/     REO/    Reserves/
                                                    Assets   Assets    Assets
                                                      (%)      (%)       (%)
                                                  ------------------------------

           MADISON FIRST FEDERAL
             SAVINGS & LOAN ASSN.                   0.03     0.00      0.47

           DEFINED PARAMETERS FOR
           INCLUSION IN COMPARABLE GROUP             0.00     0.00      0.00

HHFC       Harvest Home Financial Corp.        OH    0.18     0.00      0.16
FFBI       First Financial Bancorp, Inc.       IL    0.56     0.00      0.44
NBSI       North Bancshares, Inc.              IL    0.00     0.00      0.18
FBSI       First Bancshares, Inc.              MO    0.43     0.00      0.36
FFWC       FFW Corp.                           IN    0.08     0.00      0.35
SBCN       Suburban Bancorporation, Inc.       OH    0.20     0.16      1.59
MFBC       MFB Corp.                           IN    0.18     0.01      0.16
SMFC       Sho-Me Financial Corp.              MO    0.00     0.00      0.65
GFCO       Glenway Financial Corp.             OH    0.49     0.15      0.22
HALL       Hallmark Capital Corp.              WI    0.01     0.00      0.33


                                         AVERAGE     0.21     0.03      0.44
                                          MEDIAN     0.18     0.00      0.34
                                            HIGH     0.56     0.16      1.59
                                             LOW     0.00     0.00      0.16

                                                                      Exhibit 45

KELLER & COMPANY
Columbus, Ohio
614-766-1426


   MADISON FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
   COMPARABLE GROUP CHARACTERISTICS AND BALANCE SHEET TOTALS


                                                                                                       Most Recent Quarter
                                                                                                                             Total
                                                                        Number           Conversion    Total  Int. Earning    Net
                                                                          of                (IPO)      Assets     Assets      Loans
                                                                        Offices Exchange    Date         0          0          0
SUBJECT
            MADISON FIRST FEDERAL
               SAVINGS & LOAN ASSN.             Madison          IN        4       NA        NA       88,307      85,980     57,393


COMPARABLE GROUP
   FFWC     FFW Corporation                        Wabash           IN    3     NASDAQ    04/05/93    146,028    139,355      97,541
   FBSI     First Bancshares, Inc.                 Mountain Grove   MO    5     NASDAQ    12/22/93    140,471    133,665     115,239
   FFBI     First Financial Bancorp, Inc.          Belvidere        IL    2     NASDAQ    10/04/93     74,874     72,080      50,233
   GFCO     Glenway Financial Corp.                Cincinnati       OH    6     NASDAQ    11/30/90    278,609    265,286     213,823
   HALL     Hallmark Capital Corp.                 West Allis       WI    3     NASDAQ    01/03/94    313,681    296,111     167,769
   HHFC     Harvest Home Financial Corporation     Cheviot          OH    3     NASDAQ    10/10/94     70,314     68,506      38,465
   MFBC     MFB Corp.                              Mishawaka        IN    4     NASDAQ    03/25/94    200,895    191,080     131,169
   NBSI     North Bancshares, Inc.                 Chicago          IL    2     NASDAQ    12/21/93    114,337    110,908      58,220
   SMFC     Sho-Me Financial Corp.                 Mt. Vernon       MO    6     NASDAQ    07/01/94    263,890    247,870     226,223
   SBCN     Suburban Bancorporation, Inc.          Cincinnati       OH    8     NASDAQ    09/30/93    197,137    194,550     148,781

            Average                                                       4.2                         180,024    171,941     124,746
            Median                                                        3.5                         171,583    165,218     123,204
            High                                                          8.0                         313,681    296,111     226,223
            Low                                                           2.0                          70,314     68,506      38,465





                                                                          Goodwill
                                                                           and      Total      Total
                                                                           Intang.  Deposits   Equity
                                                                            0         0          0
SUBJECT
            MADISON FIRST FEDERAL
               SAVINGS & LOAN ASSN.             Madison             IN      147    79,254     6,599


COMPARABLE GROUP
   FFWC     FFW Corporation                        Wabash           IN        0    88,702    16,479
   FBSI     First Bancshares, Inc.                 Mountain Grove   MO       46   102,687    23,771
   FFBI     First Financial Bancorp, Inc.          Belvidere        IL        0    66,230     7,872
   GFCO     Glenway Financial Corp.                Cincinnati       OH      686   216,326    26,208
   HALL     Hallmark Capital Corp.                 West Allis       WI        0   206,875    26,354
   HHFC     Harvest Home Financial Corporation     Cheviot          OH        0    56,619    13,114
   MFBC     MFB Corp.                              Mishawaka        IN        0   149,981    38,799
   NBSI     North Bancshares, Inc.                 Chicago          IL        0    74,955    19,827
   SMFC     Sho-Me Financial Corp.                 Mt. Vernon       MO        0   160,038    31,605
   SBCN     Suburban Bancorporation, Inc.          Cincinnati       OH        0   126,210    25,639

            Average                                                          73   124,862    22,967
            Median                                                            0   114,449    24,705
            High                                                            686   216,326    38,799
            Low                                                               0    56,619     7,872

                                                                      Exhibit 46

KELLER & COMPANY
Columbus, Ohio
614-766-1426



MADISON FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION
COMPARABLE GROUP MARKET AREA COMPARISON




                                                                              1990-1995                Median     Median
                                                                              Population  Per Capita   Household   Housing   Median
                                                                    1995        Growth      Income      Income     Value     Rent
                                                                Population      (%)          ($)        ($)       ($)         ($)
SUBJECT
            MADISON FIRST FEDERAL
              SAVINGS & LOAN ASSN.                      IN         30,679        3.1        15,558     34,597    44,899       215


COMPARABLE GROUP
     FFWC         FFW Corporation                        IN        34,831        0.3        13,428     30,573    43,401       304
     FBSI         First Bancshares, Inc.                 MO        66,455        8.9         9,633     19,183    35,705       243
     FFBI         First Financial Bancorp, Inc.          IL       300,946        6.1        15,145     34,234    62,832       275
     GFCO         Glenway Financial Corp.                OH       866,222        1.2        18,004     34,401    72,243       304
     HALL         Hallmark Capital Corp.                 WI       931,864       -0.6        14,408     29,297    65,300       363
     HHFC         Harvest Home Financial Corporation     OH       866,222        1.2        18,004     34,401    72,243       304
     MFBC         MFB Corp.                              IN       257,533        0.8        16,003     34,165    50,751       325
     NBSI         North Bancshares, Inc.                 IL     5,144,275        0.8        17,825     36,543   102,118       411
     SMFC         Sho-Me Financial Corp.                 MO        31,614        4.6        11,250     23,688    37,864       188
     SBCN         Suburban Bancorporation, Inc.          OH       866,222        1.2        18,004     34,401    72,243       304


            Average                                             1,033,303        1.7        15,786     32,411    64,333       309
            Median                                                866,222        1.2        16,003     34,234    65,300       304
            High                                                5,144,275        6.1        18,004     36,543   102,118       411
            Low                                                    31,614       -0.6        11,250     23,688    37,864       188



                                                                              High                        Below
                                                               Unem-        School         College      Poverty
                                                              ployment     Graduates      Graduates      Level
                                                                 (%)        (%)              (%)          (%)

COMPARABLE GROUP
     FFWC         FFW Corporation                        IN      5.5        75.4             12.7        10.2
     FBSI         First Bancshares, Inc.                 MO      5.1        72.4             10.2        15.5
     FFBI         First Financial Bancorp, Inc.          IL      5.9        75.9             14.4         8.7
     GFCO         Glenway Financial Corp.                OH      5.5        75.6             23.7        13.3
     HALL         Hallmark Capital Corp.                 WI      6.8        76.3             19.3        15.9
     HHFC         Harvest Home Financial Corporation     OH      5.5        75.6             23.7        13.3
     MFBC         MFB Corp.                              IN      5.7        76.1             19.2         9.7
     NBSI         North Bancshares, Inc.                 IL      5.4        73.4             22.8        14.2
     SMFC         Sho-Me Financial Corp.                 MO      4.3        68.9              9.7        16.1
     SBCN         Suburban Bancorporation, Inc.          OH      5.5        75.6             23.7        13.3


            Average                                              5.6        74.8             18.8        12.7
            Median                                               5.5        75.6             19.3        13.3
            High                                                 6.8        76.3             23.7        16.1
            Low                                                  4.3        68.9              9.7         8.7

                                                                      Exhibit 47

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                                  BALANCE SHEET
                     ASSET COMPOSITION - MOST RECENT QUARTER


                                                                     As a Percent of Total Assets
                                                                                                        Real
                                           Total        Cash &                    Net       Loan Loss  Estate     Goodwill    Other
                                          Assets       Invest.       MBS         Loans      Reserves   Owned     & Intang.    Assets
                                            0           (%)          (%)          (%)          (%)      (%)         (%)         (%)

SUBJECT
       MADISON FIRST FEDERAL
         SAVINGS & LOAN ASSN.             88,307       21.19        10.36        64.99        0.47       0.00       0.20        3.29

COMPARABLE GROUP
   FFWC    FFW Corp.                     146,028       17.40        13.65        66.80        0.35       0.00       0.00        2.14
   FBSI    First Bancshares, Inc.        140,471       14.60         0.78        82.04        0.36       0.00       0.03        2.55
   FFBI    First Financial Bancorp, Inc.  74,874       20.99         9.28        67.09        0.44       0.00       0.00        2.52
   GFCO    Glenway Financial Corp.       278,609       11.27         8.58        76.75        0.22       0.15       0.25        3.01
   HALL    Hallmark Capital Corp.        313,681       22.00        22.82        53.48        0.33       0.00       0.00        1.69
   HHFC    Harvest Home Financial Corp.   70,314       35.24         8.00        54.70        0.16       0.00       0.00        2.06
   MFBC    MFB Corp.                     200,895       24.00         6.13        65.29        0.16       0.01       0.00        1.53
   NBSI    North Bancshares, Inc.        114,337       39.19         7.84        50.92        0.18       0.00       0.00        2.05
   SMFC    Sho-Me Financial Corp.        263,890        7.07         4.25        84.73        0.65       0.00       0.00        2.96
   SBCN    Suburban Bancorporation, Inc. 197,137        6.99        15.29        75.47        1.59       0.16       0.00        1.94

       Average                           180,024       19.87         9.66        67.73        0.44       0.03       0.03        2.25
       Median                            171,583       19.19         8.29        66.94        0.34       0.00       0.00        2.10
       High                              313,681       39.19        22.82        84.73        1.59       0.16       0.25        3.01
       Low                                70,314        6.99         0.78        50.92        0.16       0.00       0.00        1.53

ALL THRIFTS  (327)
       Average                         2,919,892       12.77        16.70        65.98        0.68       0.68       0.29        2.91

MIDWEST THRIFTS  (150)
       Average                           793,251       18.44        10.99        67.20        0.48       0.48       0.12        2.40

INDIANA THRIFTS  (22)
       Average                           797,689       17.88         9.25        70.45        0.52       0.06       0.14        2.13




                                                                           Interest        Interest     Capitalized
                                           High Risk        Non-Perf.       Earning        Bearing          Loan
                                           R.E. Loans        Assets         Assets       Liabilities      Servicing

                                                (%)           (%)             (%)            (%)              (%)

SUBJECT
       MADISON FIRST FEDERAL
         SAVINGS & LOAN ASSN.                 10.32           0.03           97.36           92.01            0.00

COMPARABLE GROUP
   FFWC    FFW Corp.                           5.59           0.08           95.43           84.52            0.01
   FBSI    First Bancshares, Inc.             11.22           0.43           95.15           80.36            0.00
   FFBI    First Financial Bancorp, Inc        7.04           0.56           96.27           88.43            0.12
   GFCO    Glenway Financial Corp.            12.90           0.49           95.22           86.71            0.00
   HALL    Hallmark Capital Corp.              7.87           0.01           94.40           85.46            0.00
   HHFC    Harvest Home Financial Corp.        6.51           0.18           97.43           80.39            0.00
   MFBC    MFB Corp.                           1.24           0.18           95.11           76.15            0.00
   NBSI    North Bancshares, Inc.              4.38           0.00           97.00           77.92            0.00
   SMFC    Sho-Me Financial Corp.             18.96           0.00           93.93           84.57            0.00
   SBCN    Suburban Bancorporation, Inc       22.62           0.20           98.69           86.22            0.00

       Average                                 9.83           0.21           95.86           83.07            0.01
       Median                                  7.46           0.18           95.32           84.55            0.00
       High                                   22.62           0.56           98.69           88.43            0.12
       Low                                     1.24           0.00           93.93           76.15            0.00

ALL THRIFTS  (327)
       Average                             15.33  1.30     94.55     88.46      0.35

MIDWEST THRIFTS  (150)
       Average                             11.53  0.57     95.42     82.96      0.10

INDIANA THRIFTS  (22)
       Average                             15.63  0.51     95.92     83.85      0.06

                                                                      Exhibit 48

KELLER & COMPANY
Columbus, Ohio
614-766-1426

                         BALANCE SHEET COMPARISON
                         LIABILITIES AND EQUITY - MOST RECENT QUARTER


                                                                           As a Percent of  Assets
                                                                                                                  FASB 115
                                        Total        Total     Total      Total       Other   Preferred  Common  Unrealized Retained
                                     Liabilities    Equity    Deposits  Borrowings Liabilities Equity    Equity  Gain(Loss) Earnings
                                           0           0        (%)         (%)       (%)         (%)      (%)      (%)        (%)
SUBJECT

  FOUNDATION SAVINGS BANK                28,966      2,772      87.53       2.65      1.08        NA        NA       0.00       8.73

COMPARABLE GROUP
  FSBI    Fidelity Bancorp, Inc.        279,491     21,951      80.75      10.94      1.03       0.00      7.28     (0.26)      4.64
  FFHS    First Franklin Corporation    195,582     20,542      86.62       3.38      0.49       0.00      9.50      0.04       3.80
  GFCO    Glenway Financial Corp.       247,405     26,485      80.93       7.14      2.26       0.00      9.67      0.02       4.54
  HALL    Hallmark Capital Corp.        312,759     26,524      64.71      26.24      1.24       0.00      7.82     (0.12)      4.81
  HHFC    Harvest Home Financial Corp.  60,0751      2,930      81.65       0.00      0.64       0.00     17.71      0.17       5.91
  MFBC    MFB Corp.                     162,096     38,799      74.66       4.73      1.30       0.00     19.31     (0.10)     10.02
  MIFC    Mid-Iowa Financial Corp.      108,625     10,770      73.98      15.91      1.09       0.00      9.02      0.03       5.58
  NBSI    North Bancshares, Inc.        94,5101      9,827      65.56      14.65      2.45       0.00     17.34     (0.33)      9.54
  SHFC    Seven Hills Financial Corp.    35,860      9,651      77.92       0.22      0.66       0.00     21.21     (0.01)     11.81
  SBCN    Suburban Bancorporation, Inc. 171,498     25,639      64.02      21.65      1.32       0.00     13.01     (0.00)      7.86

       Average                          166,790     21,312      75.08      10.49      1.25       0.00     13.19     (0.06)      6.85
       Median                           166,797     21,247      76.29       9.04      1.16       0.00     11.34     (0.01)      5.75
       High                             312,759     38,799      86.62      26.24      2.45       0.00     21.21      0.17      11.81
       Low                               35,860      9,651      64.02       0.00      0.49       0.00      7.28     (0.33)      3.80

ALL THRIFTS  (328)
       Average                        1,193,602    105,708      73.73      12.00      1.49       0.07     12.71      0.04       6.25

MIDWEST THRIFTS  (150)
       Average                          704,591     73,773      72.55      11.62      1.24       0.02     14.57      0.01       7.07

OHIO THRIFTS  (31)
       Average                          683,611     67,347      77.19       8.02      1.26       0.08     13.45      0.07       6.66






                                                                           Reg.            Reg.         Reg.
                                            Total         Tangible         Core         Tangible     Risk-Based
                                            Equity         Equity         Capital        Capital       Capital
                                               (%)           (%)             (%)           (%)            (%)
SUBJECT

  FOUNDATION SAVINGS BANK                     8.73           8.73           8.73           8.73          19.49

COMPARABLE GROUP
  FSBI    Fidelity Bancorp, Inc.              7.28           7.23           7.31             NA             NA
  FFHS    First Franklin Corporation          9.50           9.50           6.48           6.48          15.13
  GFCO    Glenway Financial Corp.             9.67           9.46           8.60             NA             NA
  HALL    Hallmark Capital Corp.              7.82             NA           6.11             NA             NA
  HHFC    Harvest Home Financial Corp.       17.71          17.71             NA             NA             NA
  MFBC    MFB Corp.                          19.31          19.31          15.40          15.40          39.60
  MIFC    Mid-Iowa Financial Corp.            9.02           9.01           7.39           7.39          21.82
  NBSI    North Bancshares, Inc.             17.34          17.34          15.38          15.38          47.95
  SHFC    Seven Hills Financial Corp.        21.21          21.21          18.06          18.06          38.77
  SBCN    Suburban Bancorporation, Inc       13.01          13.01          10.87          10.87          21.03

       Average                               13.19          13.75          10.62          12.26          30.72
       Median                                11.34          13.01           8.60          13.13          30.30
       High                                  21.21          21.21          18.06          18.06          47.95
       Low                                    7.28           7.23           6.11           6.48          15.13

ALL THRIFTS  (328)
       Average                               12.78          12.62          10.55          10.43           23.14

MIDWEST THRIFTS  (150)
       Average                               14.59          14.54          11.81          11.73           25.00

OHIO THRIFTS  (31)
       Average                               13.53          13.41          11.16          11.34           22.54


KELLER & COMPANY
Columbus, Ohio
614-766-1426

INCOME AND EXPENSE COMPARISON
TRAILING FOUR QUARTERS
0

                                                               Net                Gain    Total   Goodwill    Net Total   Non-Income
                                      Interest   Interest   Interest  Provision  (Loss)   Non-Int. & Intang  . RealEst.    Non-Int.
                                       Income    Expense      Income   for Loss  on Sale  Income   Amtz.      Expense      Expense
SUBJECT
       MADISON FIRST FEDERAL
         SAVINGS & LOAN ASSN.            5,811     3,659       2,152     156      0.00     376       6           0         2,056


COMPARABLE GROUP
  FFWC    FFW Corp.                     10,363     6,386       3,977      24      (196)    436       0          (2)        2,389
  FBSI    First Bancshares, Inc.         9,725     5,484       4,241      98        26     285      13        (109)        2,795
  FFBI    First Financial Bancorp, Inc.  5,258     2,797       2,461      39       157     425       0           0         2,345
  GFCO    Glenway Financial Corp.       19,310    11,550       7,760      66        95     598     222         (17)        6,004
  HALL    Hallmark Capital Corp.        18,579    12,174       6,405     209       215     956       0           0         5,011
  HHFC    Harvest Home Financial Corp.   4,917     2,658       2,259      90        51       0       0       1,370             0
  MFBC    MFB Corp.                     12,885     7,328       5,557      29        21     344       0           0         3,730
  NBSI    North Bancshares, Inc.         7,717     4,253       3,464      34        76     157       0           0         2,730
  SMFC    Sho-Me Financial Corp.        17,561    10,361       7,200     110        30     877       0          (8)        4,991
  SBCN    Suburban Bancorporation, Inc. 15,071     9,215       5,856       2      (551)    479       0         134         4,550

       Average                          12,139     7,221       4,918      62       (13)    461      24          (0)        3,592
       Median                           11,624     6,857       4,899      37        28     431       0           0         3,263
       High                             19,310    12,174       7,760     209       215     956     222         134         6,004
       Low                               4,917     2,658       2,259       2      (551)     51       0        (109)        1,370

ALL THRIFTS  (327)
       Average                          97,161    60,759      36,402   2,743     2,532   6,246     599         664        25,636

MIDWEST THRIFTS  (150)
       Average                          57,516    34,922      22,594     554       585   4,394     333        (113)       15,520

INDIANA THRIFTS  (22)
       Average                          22,089    12,493       9,596     532       744   1,805      (3)       (144)        6,719

                                                         Net                    Net Inc.
                                         Non-           Income                   Before
                                        Recurring       Before       Income    Extraord.  Extraord.     Net           Core
                                        Expense          Taxes        Taxes      Items     Items       Income        Income
SUBJECT
       MADISON FIRST FEDERAL
         SAVINGS & LOAN ASSN.                0            316         140         176         0           176           233


COMPARABLE GROUP
  FFWC    FFW Corp.                         51          1,754         551       1,202         0         1,202         1,362
  FBSI    First Bancshares, Inc.             0          1,659         617       1,042         0         1,042         1,024
  FFBI    First Financial Bancorp, Inc.    175            684          36         648         0           648           530
  GFCO    Glenway Financial Corp.            0          2,383         892       1,491         0         1,491         1,429
  HALL    Hallmark Capital Corp.             0          2,356         913       1,443         0         1,443         1,303
  HHFC    Harvest Home Financial Corp.     931            315         616           0         0           616           616
  MFBC    MFB Corp.                          0          2,163         863       1,300         0         1,300         1,286
  NBSI    North Bancshares, Inc.             0            933         304         629         0           629           579
  SMFC    Sho-Me Financial Corp.             0          3,166       1,199       1,966         0         1,966         1,842
  SBCN    Suburban Bancorporation, Inc.      0          1,232         453         779         0           779         1,137

       Average                              23          1,726         614       1,112         0         1,112         1,111
       Median                                0          1,707         584       1,122         0         1,122         1,212
       High                                175          3,166       1,199       1,966         0         1,966         1,842
       Low                                   0            684          36         616         0           616           530

ALL THRIFTS  (327)
       Average                             650         16,205       6,093      10,112       (10)       10,102         8,853

MIDWEST THRIFTS  (150)
       Average                           1,039         10,486       3,705       6,781        (9)        6,772         7,058

INDIANA THRIFTS  (22)
       Average                              17          4,879       1,757       3,122         0         3,122         2,648

                                                                      Exhibit 50

KELLER & COMPANY
Columbus, Ohio
614-766-1426

INCOME AND EXPENSE COMPARISON
AS A PERCENTAGE OF AVERAGE ASSETS
TRAILING FOUR QUARTERS


                                                                                          Net
                                                             Net                Gain     Total  Goodwill  Net      Total      Non-
                                     Interest    Interest  InterestProvision   (Loss)   Non-Int.& Intang.Real Est.Non-Int.Recurring
                                      Income     Expense   Income   for Loss   on Sale  Income    Amtz.   Expense   Expense  Expense
                                        (%)        (%)       (%)      (%)       (%)      (%)      (%)       (%)       (%)      (%)

------------------------------------------------------------------------------------------------------------------------------------

SUBJECT
       MADISON FIRST FEDERAL
         SAVINGS & LOAN ASSN.           6.66       4.20       2.47     0.18      0.00     0.43     0.01     0.00      2.36     0.00


COMPARABLE GROUP
  FFWC    FFW Corp.                     7.51       4.63       2.88     0.02     (0.14)    0.32     0.00    (0.00)     1.73     0.04
  FBSI    First Bancshares, Inc.        7.40       4.17       3.23     0.07      0.02     0.22     0.01    (0.08)     2.13     0.00
  FFBI    First Financial Bancorp, Inc. 7.15       3.80       3.35     0.05      0.21     0.58     0.00     0.00      3.19     0.24
  GFCO    Glenway Financial Corp.       7.24       4.33       2.91     0.02      0.04     0.22     0.08    (0.01)     2.25     0.00
  HALL    Hallmark Capital Corp.        7.21       4.73       2.49     0.08      0.08     0.37     0.00     0.00      1.95     0.00
  HHFC    Harvest Home Financial Corp.  7.05       3.81       3.24     0.01      0.00     0.07     0.00     0.00      1.97     0.00
  MFBC    MFB Corp.                     6.88       3.91       2.97     0.02      0.01     0.18     0.00     0.00      1.99     0.00
  NBSI    North Bancshares, Inc.        7.05       3.89       3.17     0.03      0.07     0.14     0.00     0.00      2.49     0.00
  SMFC    Sho-Me Financial Corp.        7.41       4.37       3.04     0.05      0.01     0.37     0.00    (0.00)     2.11     0.00
  SBCN    Suburban Bancorporation, Inc. 7.59       4.64       2.95     0.00     (0.28)    0.24     0.00     0.07      2.29     0.00

       Average                          7.25       4.23       3.02     0.04      0.00     0.27     0.01    (0.00)     2.21     0.03
       Median                           7.23       4.25       3.00     0.03      0.02     0.23     0.00     0.00      2.12     0.00
       High                             7.59       4.73       3.35     0.08      0.21     0.58     0.08     0.07      3.19     0.24
       Low                              6.88       3.80       2.49     0.00     (0.28)    0.07     0.00    (0.08)     1.73     0.00

ALL THRIFTS  (327)
       Average                          7.40       4.20       3.20     0.11      0.11     0.43     0.02     0.01      2.28     0.02

MIDWEST THRIFTS  (150)
       Average                          7.38       4.18       3.19     0.06      0.11     0.40     0.01    (0.02)     2.19     0.02

INDIANA THRIFTS  (22)
       Average                          7.49       4.22       3.28     0.10      0.21     0.53     0.00    (0.03)     2.28     0.02







                                            Net                          Inc.
                                           Income                       Before
                                          Before         Income        Extraord.      Extraord.       Net           Core
                                          Taxes          Taxes          Items          Items         Income        Income
                                           (%)            (%)             (%)            (%)           (%)           (%)
SUBJECT
       MADISON FIRST FEDERAL
         SAVINGS & LOAN ASSN.              0.36           0.16           0.20           0.00           0.20           0.27


COMPARABLE GROUP
  FFWC    FFW Corp.                        1.27           0.40           0.87           0.00           0.87           0.99
  FBSI    First Bancshares, Inc.           1.26           0.47           0.79           0.00           0.79           0.78
  FFBI    First Financial Bancorp, Inc.    0.93           0.05           0.88           0.00           0.88           0.72
  GFCO    Glenway Financial Corp.          0.89           0.33           0.56           0.00           0.56           0.54
  HALL    Hallmark Capital Corp.           0.91           0.35           0.56           0.00           0.56           0.51
  HHFC    Harvest Home Financial Corp.     1.34           0.45           0.88           0.00           0.88           0.88
  MFBC    MFB Corp.                        1.16           0.46           0.69           0.00           0.69           0.69
  NBSI    North Bancshares, Inc.           0.85           0.28           0.57           0.00           0.57           0.53
  SMFC    Sho-Me Financial Corp.           1.34           0.51           0.83           0.00           0.83           0.78
  SBCN    Suburban Bancorporation, Inc.    0.62           0.23           0.39           0.00           0.39           0.57

       Average                             1.06           0.35           0.70           0.00           0.70           0.70
       Median                              1.04           0.38           0.74           0.00           0.74           0.70
       High                                1.34           0.51           0.88           0.00           0.88           0.99
       Low                                 0.62           0.05           0.39           0.00           0.39           0.51

ALL THRIFTS  (327)
       Average                             1.34           0.47           0.87           0.00           0.87           0.80

MIDWEST THRIFTS  (150)
       Average                             1.44           0.51           0.93          (0.00)          0.93           0.87

INDIANA THRIFTS  (22)
       Average                             1.61           0.59           1.02           0.00           1.02           0.90






                                                                      Exhibit 51

KELLER & COMPANY
Columbus, Ohio
614-766-1426

YIELDS, COSTS AND EARNINGS RATIOS
TRAILING FOUR QUARTERS



                                        Yield on       Cost of      Net     Net
                                      Int. Earning   Int. Bearing Interest  Interest                     Core               Core
                                         Assets     Liabilities   Spread      Margin       ROAA         ROAA      ROAE      ROAE
                                           (%)          (%)         (%)         (%)          (%)        (%)       (%)         (%)

--------------------------------------------------------------------------------------------------------------------------------

SUBJECT
       MADISON FIRST FEDERAL
         SAVINGS & LOAN ASSN.               6.85        4.56        2.29        2.54         0.20      0.27       2.70       3.57


  FFWC    FFW Corp.                         7.71        5.38        2.33        2.96         0.87      0.99       7.67       8.69
  FBSI    First Bancshares, Inc.            7.75        5.19        2.56        3.38         0.79      0.78       4.42       4.34
  FFBI    First Financial Bancorp, Inc.     7.36        4.48        2.88        3.44         0.88      0.72       8.05       6.58
  GFCO    Glenway Financial Corp.           7.50        4.89        2.61        3.01         0.56      0.54       5.86       5.62
  HALL    Hallmark Capital Corp.            7.45        5.41        2.04        2.57         0.56      0.51       5.74       5.18
  HHFC    Harvest Home Financial Corp.      7.20        4.72        2.48        3.31         0.88      0.88       4.75       4.75
  MFBC    MFB Corp.                         7.05        5.00        2.05        3.04         0.69      0.69       3.40       3.36
  NBSI    North Bancshares, Inc.            7.13        4.97        2.16        3.20         0.57      0.53       2.98       2.74
  SMFC    Sho-Me Financial Corp.            7.64        5.11        2.53        3.13         0.83      0.78       6.26       5.86
  SBCN    Suburban Bancorporation, Inc.     7.75        5.41        2.34        3.01         0.39      0.57       2.95       4.30

       Average                              7.45        5.06        2.40        3.11         0.70      0.70       5.21       5.14
       Median                               7.48        5.06        2.41        3.09         0.74      0.71       5.25       4.97
       High                                 7.75        5.41        2.88        3.44         0.88      0.99       8.05       8.69
       Low                                  7.05        4.48        2.04        2.57         0.39      0.51       2.95       2.74

ALL THRIFTS  (327)
       Average                              7.70        4.88        2.82        3.33         0.87      0.80       8.21       7.34

MIDWEST THRIFTS  (150)
       Average                              7.65        4.95        2.70        3.31         0.93      0.87       7.92       7.25

INDIANA THRIFTS  (22)
       Average                              7.79        4.96        2.83        3.41         1.03      0.90       9.60       7.71


                                                                      Exhibit 52

  KELLER & COMPANY
  Columbus, Ohio
  614-766-1426

  DIVIDENDS, RESERVES AND SUPPLEMENTAL DATA


                                                      DIVIDENDS                RESERVES AND SUPPLEMENTAL DATA - MOST RECENT PERIOD
                                                12 Month                    12 Month
                                    12 Month    Common         Current      Dividend       Reserves/    Reserves/      Chargeoffs/
                                  Preferred      Div./         Dividend      Payout         Gross         Non-Perf.       Average
                                   Dividends     Share          Yield         Ratio          Loans       Assets            Loans
                                       0          ($)            (%)           (%)            (%)          (%)               (%)
------------------------------------------------------------------------------------------------------------------------------------
SUBJECT
  MADISON FIRST FEDERAL
    SAVINGS & LOAN ASSN.                -             -             -              -          0.72         1,376.67               0

COMPARABLE GROUP
  FFWC    FFW Corp.                     0          0.47          2.43          29.94          0.52           431.09           -0.17
  FBSI    First Bancshares, Inc.        0          0.20          1.21          22.22          0.44            83.74            0.16
  FFBI    First Financial Bancorp, Inc. 0          0.00          0.00           0.00          0.65            78.95            0.02
  GFCO    Glenway Financial Corp.       0          0.50          3.09          35.85          0.29            45.71            0.00
  HALL    Hallmark Capital Corp.        0          0.00          0.00           0.00          0.61               NM            0.06
  HHFC    Harvest Home Financial Corp.  0          0.26          3.27          38.81          0.29            86.72              NA
  MFBC    MFB Corp.                     0          0.00          0.00           0.00          0.25               NA              NA
  NBSI    North Bancshares, Inc.        0          0.10          2.52          19.23          0.36               NM            0.00
  SMFC    Sho-Me Financial Corp.        0          0.00          0.00           0.00          0.75               NM            0.00
  SBCN    Suburban Bancorporation, Inc. 0          0.55          4.00         103.77          2.06           794.18            0.00

       Average                          0          0.21          1.65          24.98          0.62           253.40            0.01
       Median                           0          0.15          1.82          20.73          0.48            85.23            0.00
       High                             0          0.55          4.00         103.77          2.06           794.18            0.16
       Low                              0          0.00          0.00           0.00          0.25            45.71           -0.17

ALL THRIFTS  (327)
       Average                        358          0.25          1.33          19.98          0.65            89.87            0.08

MIDWEST THRIFTS  (150)
       Average                         34          0.40          1.87          34.35          0.70           155.44            0.07

INDIANA THRIFTS  (22)
       Average                          0          0.38          2.05          27.50          0.66           152.70            0.10



                                                  Net
                                              Provisions/   1 Year               Total
                                                  Net      Repricing Effective  Assets/
                                               Chargeoffs    GapTax   Rate    Employee
                                                 (%)         (%)      (%)        0.00

SUBJECT
  MADISON FIRST FEDERAL                              0        NA      44.30     2,944
    SAVINGS & LOAN ASSN.

COMPARABLE GROUP                                    NM       9.07     33.44     4,172
  FFWC    FFW Corp.                             193.48         NA     38.39     2,809
  FBSI    First Bancshares, Inc.                  0.00      -2.83     -3.45     1,970
  FFBI    First Financial Bancorp, Inc.             NM         NA     37.38     4,097
  GFCO    Glenway Financial Corp.               380.77     -16.04     34.32     4,901
  HALL    Hallmark Capital Corp.                    NA         NA     33.33        NA
  HHFC    Harvest Home Financial Corp.              NA         NA     39.82        NA
  MFBC    MFB Corp.                                 NM       1.91     32.25     3,573
  NBSI    North Bancshares, Inc.                    NM         NA     38.96        NA
  SMFC    Sho-Me Financial Corp.                    NM         NA        NM     3,341
  SBCN    Suburban Bancorporation, Inc.
                                                191.42      -1.97     31.60     3,552
       Average                                  193.48      -0.46     34.32     3,573
       Median                                   380.77       9.07     39.82     4,901
       High                                       0.00     -16.04     -3.45     1,970
       Low

ALL THRIFTS  (327)                               99.11      -0.30     23.40     3,951
       Average

MIDWEST THRIFTS  (150)                          224.21      -2.20     34.10     3,884
       Average

INDIANA THRIFTS  (22)                           176.20      -1.41     35.16     3,532

                                                                      Exhibit 53

KELLER & COMPANY
Columbus, Ohio
614-766-1426

              COMPARABLE GROUP MARKET, PRICING AND FINANCIAL RATIOS
                         Stock Prices as of May 3, 1996



                                               Market Data                         Pricing Ratios
                                                                                             Price/           Price/  Price/
                                                 Market  Price/  12 Mo. Bk. Value   Price/    Book   Price/    Tang.   Core
                                                  Value   Share    EPS   /Share    Earnings   Value  Assets  Bk. Val.Earnings
                                                  ($M)     ($)     ($)     ($)        (X)      (%)     (%)      (%)     (%)
                                                -------------------------------------------------------------------------------

MADISON FIRST FEDERAL S & L ASSN.
          Appraised value - midpoint            9.00   10.00    0.31    15.47     32.32    64.63     9.30   65.37   26.83

          Minimum of range                      7.65   10.00    0.34    16.69     29.28    59.91     8.02   60.66   24.04
          Maximum of range                     10.35   10.00    0.29    14.57     35.00    68.62    10.56   69.35   29.34
          Superrange maximum                   11.90   10.00    0.27    13.79     37.72    72.52    11.96   73.23   31.95

ALL THRIFTS  (327)
          Average                             120.50   17.75    1.43    17.28     15.48   106.16    12.92  109.14   17.01
          Median                               37.05   16.13    1.35    16.55     13.14    99.60    11.35  101.63   14.50

INDIANA THRIFTS  (22)
          Average                              37.12   16.76    1.90    17.09     15.17   104.78    13.53  107.19   22.22
          Median                               29.50   15.75    1.48    15.97     12.58    94.86    13.56   95.98   14.15

COMPARABLE GROUP  (10)
          Average                              19.63   16.18    0.98    18.59     18.55    86.90    11.86   87.16   18.42
          Median                               21.38   15.69    0.97    18.26     17.00    88.09    10.77   88.19   17.35

COMPARABLE GROUP
   FFWC      FFW Corp.                        14.60   19.75     1.57     21.72    12.58    90.93   10.26   90.93      11.10
   FBSI      First Bancshares, Inc.           21.48   16.50     0.90     18.26    18.33    90.36   15.29   90.56      18.54
   FFBI      First Financial Bancorp, Inc.     7.31   15.50     1.37     16.68    11.31    92.93    9.77   92.93      13.84
   GFCO      Glenway Financial Corp.          24.00   22.00     1.40     24.11    15.71    91.25    8.58   93.70      16.42
   HALL      Hallmark Capital Corp.           21.28   14.75     1.04     18.26    14.18    80.78    6.79   80.78      15.86
   HHFC      Harvest Home Financial Corp.     10.97   12.25     0.67     14.65    18.28    83.62   15.60   83.62      18.28
   MFBC      MFB Corp.                        29.73   14.31     0.65     18.67    22.02    76.65   14.80   76.65      22.36
   NBSI      North Bancshares, Inc.           18.61   15.88     0.52     16.91    30.53    93.88   16.28   93.88      33.07
   SMFC      Sho-Me Financial Corp.           26.15   15.88     1.11     19.18    14.30    82.77    9.91   82.77      15.26
   SBCN      Suburban Bancorporation, Inc.    22.21   15.00     0.53     17.48    28.30    85.81   11.27   85.81      19.48



                                                 Dividends                  Financial Ratios
                                              Div./  Dividend Payout     Equity/
                                              Share    Yield   Ratio     Assets    ROA     ROE
                                               ($)      (%)     (%)        (%)     (%)     (%)
-----------------------------------------------------------------------------------------------

MADISON FIRST FEDERAL S & L ASSN.
          Appraised value - midpoint          0.00    0.00    0.00      14.40    0.29    2.00

          Minimum of range                    0.00    0.00    0.00      13.39    0.27    2.05
          Maximum of range                    0.00    0.00    0.00      15.39    0.30    1.96
          Superrange maximum                  0.00    0.00    0.00      16.49    0.32    1.92

ALL THRIFTS  (327)
          Average                             0.37    1.81   29.76      12.78    0.87    8.21
          Median                              0.34    1.95   23.08      10.69    0.88    7.70

INDIANA THRIFTS  (22)
          Average                             0.38    2.05   27.50      13.52    1.03    9.60
          Median                              0.40    2.12   29.94      11.70    0.97    7.14

COMPARABLE GROUP  (10)
          Average                             0.21    1.65   24.98      13.68    0.70    5.21
          Median                              0.15    1.82   20.73      12.50    0.74    5.25

COMPARABLE GROUP
   FFWC      FFW Corp.                       0.47    2.43      29.94   11.28    0.87     7.67
   FBSI      First Bancshares, Inc.          0.20    1.21      22.22   16.92    0.79     4.42
   FFBI      First Financial Bancorp, Inc.   0.00    0.00       0.00   10.51    0.88     8.05
   GFCO      Glenway Financial Corp.         0.50    3.09      35.85    9.41    0.56     5.86
   HALL      Hallmark Capital Corp.          0.00    0.00       0.00    8.40    0.56     5.74
   HHFC      Harvest Home Financial Corp.    0.26    3.27      38.81   18.65    0.88     4.75
   MFBC      MFB Corp.                       0.00    0.00       0.00   19.31    0.69     3.40
   NBSI      North Bancshares, Inc.          0.10    2.52      19.23   17.34    0.57     2.98
   SMFC      Sho-Me Financial Corp.          0.00    0.00       0.00   11.98    0.83     6.26
   SBCN      Suburban Bancorporation, Inc.   0.55    4.00     103.77   13.01    0.39     2.95


                                                                      Exhibit 54

KELLER & COMPANY
Columbus, Ohio
614-766-1426

VALUATION ANALYSIS AND CONCLUSIONS

River Valley Bancorp/Madison First Federal S & L Assn.
Stock Prices as of May 3, 1996


Valuation assumptions:                                                  Comparable Group                          All Thrifts
                                          Symbol              Value          Average        Median          Average         Median
                                        ----------      ---------------- -------------- --------------  --------------  -----------
Post conv. price to earnings                P/E                32.32           18.55          17.00           15.48           13.14
Post conv. price to book value              P/B               64.63%          86.90%         88.09%         106.16%          99.60%
Post conv. price to assets                  P/A                9.30%          11.86%         10.77%          12.92%          11.35%
Post conv. price to core earnings           P/E                26.83           18.42          17.35           17.01           14.50
Pre conversion earnings ($)                 Y$      176,000
Pre conversion book value ($)               B$      6,599,000
Pre conversion assets ($)                   A$88,307,000
Pre conversion core earnings ($)$                   233,000
Conversion expense ($)                      X$592,000
Proceeds not reinvested ($)                 Z$720,000
ESOP borrowings ($)                         E$720,000
ESOP cost of borrowings, net (%)             S                 6.11%
ESOP term of borrowings (yrs.)               T                     7
RRP amount ($)                              M$360,000
RRP expense ($)                             N$72,000
Tax rate (%)                                TAX               40.00%
Investment rate of return, net (%)           R                 3.27%
Investment rate of return, pretax (%)                          5.45%

Formulae to indicate value after conversion:

                                                                                                  $       9,001,125
                                                                    1-(P/E)R



                                                                                   =              $       9,002,091
                                                  1-P/B



                                                                                   =              $       8,998,428
                                              1-P/A



VALUATION CORRELATION AND CONCLUSIONS:

                                         Number of            Price                          TOTAL
                                          Shares            Per Share                        VALUE

Appraised value - midrange               900,000             $10.00                $      9,000,000

Minimum - 85% of midrange                765,000             $10.00                $      7,650,000
Maximum - 115% of midrange             1,035,000             $10.00                $     10,350,000
Superrange - 115% of maximum           1,190,250             $10.00                $     11,902,500


                                                                      Exhibit 55

       KELLER & COMPANY
       Columbus, Ohio
       614-766-1426


       PROJECTED EFFECT OF CONVERSION PROCEEDS
       River Valley Bancorp/Madison First Federal S & L Assn.
       At the MINIMUM of the Range


       1   Gross Conversion Proceeds

           Minimum market value                                                    $          7,650,000
                    Less:  Estimated conversion expenses                                        561,000

           Net conversion proceeds                                                 $          7,089,000


       2   Generation of Additional Income

           Net conversion proceeds                                                 $          7,089,000
                                                                                                612,000
           Total conversion proceeds invested                                      $          6,477,000

           Investment rate                                                                        3.27%

           Earnings increase - return on  proceeds invested                        $            211,798
                    Less:  Estimated cost of ESOP borrowings                                     37,393
                    Less:  Amortization of ESOP borrowings, net of taxes                         52,457
                    Less:  RRP expense, net of taxes                                             36,720

           Net earnings increase                                                   $             85,228


       3   Comparative Earnings
                                                                                              Regular               Core

           Before conversion - 12 months ended 03/31/96                            $            176,000              233,000
           Net earnings increase                                                                 85,228               85,228
           After conversion                                                        $            261,228              318,228


       4

           Before conversion - 03/31/96                       $          6,599,000
           Conversion proceeds                                           6,171,000
           After conversion                                   $         12,770,000


       5   Comparative Net Assets

           Before conversion - 03/31/96                       $         88,307,000
           Conversion proceeds                                           7,089,000
           After conversion                                   $         95,396,000


           (1)  Represents ESOP borrowings.
           (2)  ESOP borrowings and RRP are omitted from net worth.

                                                                      Exhibit 56


       KELLER & COMPANY
       Columbus, Ohio
       614-766-1426


       PROJECTED EFFECT OF CONVERSION PROCEEDS
       River Valley Bancorp/Madison First Federal S & L Assn.
       At the MIDPOINT of the Range




       1   Gross Conversion Proceeds

           Midpoint market value                                                   $          9,000,000
                    Less:  Estimated conversion expenses                                        592,000

           Net conversion proceeds                                                 $          8,408,000


       2   Generation of Additional Income

           Net conversion proceeds                                                   $        8,408,000
                                                                                                720,000
           Total conversion proceeds invested                                        $        7,688,000

           Investment rate of return                                                              3.27%

           Earnings increase - return on  proceeds invested                          $          251,398
                    Less:  Estimated cost of ESOP borrowings                                     43,992
                    Less:  Amortization of ESOP borrowings, net of taxes                         61,714
                    Less:  RRP expense, net of taxes                                             43,200

           Net earnings increase                                                     $          102,491





       3   Comparative Earnings
                                                                                              Regular               Core

           Before conversion - 12 months ended 03/31/96                              $          176,000              233,000
           Net earnings increase                                                                102,491              102,491
           After conversion                                                          $          278,491              335,491

       4

           Before conversion - 03/31/96                       $          6,599,000
           Conversion proceeds                                           7,328,000
           After conversion                                   $         13,927,000


       5   Comparative Net Assets

           Before conversion - 03/31/96                       $         88,307,000
           Conversion proceeds                                           8,408,000
           After conversion                                   $         96,715,000



           (1)  Represents ESOP borrowings.
           (2)  ESOP borrowings and RRP are omitted from net worth.

                                                                      Exhibit 57

       KELLER & COMPANY
       Columbus, Ohio
       614-766-1426


       PROJECTED EFFECT OF CONVERSION PROCEEDS
       River Valley Bancorp/Madison First Federal S & L Assn.
       At the MAXIMUM of the Range


       1   Gross Conversion Proceeds

           Maximum market value                                                    $         10,350,000
                    Less:  Estimated conversion expenses                                        623,000

           Net conversion proceeds                                                 $          9,727,000


       2   Generation of Additional Income

           Net conversion proceeds                                                 $          9,727,000
                                                                                                828,000
           Total conversion proceeds invested                                      $          8,899,000

           Investment rate                                                                        3.27%

           Earnings increase - return on  proceeds invested                        $            290,997
                    Less:  Estimated cost of ESOP borrowings                                     50,591
                    Less:  Amortization of ESOP borrowings, net of taxes                         70,971
                    Less:  RRP expense, net of taxes                                             49,680

           Net earnings increase                                                   $            119,755



       3   Comparative Earnings
                                                                                              Regular               Core

           Before conversion - 12 months ended 03/31/96                            $            176,000              233,000
           Net earnings increase                                                                119,755              119,755
           After conversion                                                        $            295,755              352,755

       4

           Before conversion - 03/31/96                       $          6,599,000
           Conversion proceeds                                           8,485,000
           After conversion                                   $         15,084,000


       5   Comparative Net Assets

           Before conversion - 03/31/96                       $         88,307,000
           Conversion proceeds                                           9,727,000
           After conversion                                   $         98,034,000



           (1)  Represents ESOP borrowings.
           (2)  ESOP borrowings and RRP are omitted from net worth.

                                                                      Exhibit 58

       KELLER & COMPANY
       Columbus, Ohio
       614-766-1426


       PROJECTED EFFECT OF CONVERSION PROCEEDS
       River Valley Bancorp/Madison First Federal S & L Assn.
       At the SUPERRANGE Maximum


       1   Gross Conversion Proceeds

           Superrange market value                                                 $         11,902,500
                    Less:  Estimated conversion expenses                                        660,000

           Net conversion proceeds                                                 $         11,242,500


       2   Generation of Additional Income

           Net conversion proceeds                                                 $         11,242,500
                                                                                                952,200
           Total conversion proceeds invested                                      $         10,290,300

           Investment rate                                                                        3.27%

           Earnings increase - return on  proceeds invested                        $            336,493
                    Less:  Estimated cost of ESOP borrowings                                     58,179
                    Less:  Amortization of ESOP borrowings, net of taxes                         81,617
                    Less:  RRP expense, net of taxes                                             57,132

           Net earnings increase                                                   $            139,564



       3   Comparative Earnings
                                                                                              Regular               Core

           Before conversion - 12 months ended 03/31/96                            $            176,000              233,000
           Net earnings increase                                                                139,564              139,564
           After conversion                                                        $            315,564              372,564

       4

           Before conversion - 03/31/96                       $          6,599,000
           Conversion proceeds                                           9,814,200
           After conversion                                   $         16,413,200


       5   Comparative Net Assets

           Before conversion - 03/31/96                       $         88,307,000
           Conversion proceeds                                          11,242,500
           After conversion                                   $         99,549,500


           (1)  Represents ESOP borrowings.
           (2)  ESOP borrowings and RRP are omitted from net worth.

                                                                      Exhibit 59

KELLER & COMPANY
Columbus, Ohio
614-766-1426



SUMMARY OF VALUATION PREMIUM OR DISCOUNT



                                                                                       Premium or (discount)
                                                                                       from comparable group.

                                                         Madison First Federal
                    Midpoint:
                       Price/earnings                          32.32    x                    74.18%          90.15%
                       Price/book value                        64.63                       (25.63%)        (26.63%)
                       Price/assets                             9.30    %                  (21.52%)        (13.57%)
                       Price/tangible book value               65.37    %                  (25.00%)        (25.87%)
                       Price/core earnings                     26.83    x                    45.63%          54.62%




                    Minimum of range:
                       Price/earnings                          29.28    x                    57.84%          72.31%
                       Price/book value                        59.91                       (31.06%)        (31.99%)
                       Price/assets                             8.02    %                  (32.36%)        (25.51%)
                       Price/tangible book value               60.66    %                  (30.40%)        (31.21%)
                       Price/core earnings                     24.04    x                    30.50%          38.56%




                    Maximum of range:
                       Price/earnings                          35.00    x                    88.61%         105.91%
                       Price/book value                        68.62                       (21.04%)        (22.10%)
                       Price/assets                            10.56    %                  (10.94%)         (1.93%)
                       Price/tangible book value               69.35    %                  (20.44%)        (21.36%)
                       Price/core earnings                     29.34    x                    59.28%          69.11%




                    Super maximum of range:
                       Price/earnings                          37.72    x                   103.29%         121.94%
                       Price/book value                        72.52                       (16.55%)        (17.67%)
                       Price/assets                            11.96    %                     0.86%          11.07%
                       Price/tangible book value               73.23    %                  (15.99%)        (16.96%)
                       Price/core earnings                     31.95    x                    73.43%          84.14%



 *   Represents pricing ratio associated with primary valuation method.

                                                                      Exhibit 60

KELLER & COMPANY
Columbus, Ohio
614-766-1426

MADISON FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION/
CITIZENS NATIONAL BANK OF MADISON


                   Unaudited Pro Forma Consolidated Condensed
                   Combined Statements of Financial Condition


                                                                                                            Pro Forma
                                                  Madison                    Conversion     Acquisition   Consolidated
                                                   First                     Adjustments    Adjustments     Condensed   Applicable
                                                  Federal     Citizens        Dr. (Cr.)      Dr. (Cr.)      Combined     Footnotes
                                                                                    (In thousands)
ASSETS:
    Cash and cash equivalents                  $    8,757    $   5,835     $     4,328     $ (3,075)     $    15,845           0
    Investment securities                           9,959        4,619                                        14,578          (2)
    Mortgage-backed securities                      9,146        3,429                                        12,575          (2)
    Loans receivable, net                          57,393       41,588                                        98,981
    Goodwill                                          147                                        575             722           0
    Other Assets                                    2,905        2,584                          (90)           5,399           0
        Total Assets                           $   88,307    $  58,055     $     4,328     $ (2,590)     $   148,100

LIABILITIES:
    Total deposits                             $   79,254    $  52,748     $     3,000     $             $   129,002           0
    FHLB advances                                   2,000        1,500                                         3,500
    Other liabilities                                 454          362                         (683)           1,499          (5)
    Minority interest in consolidated                                                                              0
        subsidiary                                                                             (172)             172          (4)
        Total Liabilities                      $   81,708    $  54,610     $     3,000     $   (855)     $   134,173

STOCKHOLDERS' EQUITY:
    Common stock                               $             $   1,008     $               $   1,008     $         0           0
    Paid in excess                                               1,657         (8,408)         1,657           8,408           0
    ESOP                                                                           720                         (720)           0
    RRP                                                                            360                         (360)           0
    Retained earnings                               6,626          831                           831           6,626           0
    Unrealized gains (losses)                        (27)         (51)                          (51)            (27)          (2)
        Total Stockholders' Equity             $    6,599    $   3,445     $   (7,328)     $   3,445     $    13,927
        Total Liabilities and
           Stockholders' Equity                $   88,307    $  58,055     $   (4,328)     $   2,590     $   148,100





                                                                      Exhibit 61

KELLER & COMPANY
Columbus, Ohio
614-766-1426
MADISON FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION/
CITIZENS NATIONAL BANK OF MADISON

Unaudited Pro Forma Consolidated Condensed Combined Statements of Operations For the Three Months Ended March 31, 1996

                                                                                                            Pro Forma
                                                                       Conversion      Acquisition    Combined After
                                      Madison First                   Adjustments     Adjustments    Conversion and       Applicable
                                         Federal        Citizens       Dr. (Cr.)       Dr. (Cr.)       Acquisition         Footnotes
                                    (In thousands)

Interest income                    $       1,459    $      1,070    $      (18)                     $      2,547              (1)
Interest expense                             890             573           (39)                            1,424              (1)
    Net interest income                      569             497           (57)                            1,123
Provision for loan losses                      6             150                                             156
    Net interest income after                                                                                  0
      provision for loan losses              563             347           (57)                              967
Non-interest income                          108             152                                             260
Non-interest expense                         553             461             45            (38)            1,021              (2)
Net income (loss) before taxes               118              38           (12)            (38)              206
Income tax expense                            54              16              5              15               90              (3)
Net income (loss)                  $          64    $         22    $       (7)            (23)     $        116




Unaudited Pro Forma Consolidated Condensed Combined Statements of Operations For the Twelve Months Ended December 31, 1995

                                                                                                       Pro Forma
                                                                       Conversion    Acquisition    Combined After
                                        Madison First                  Adjustments   Adjustments    Conversion and      Applicable
                                           Federal       Citizens       Dr. (Cr.)     Dr. (Cr.)       Acquisition        Footnotes
                                      (In thousands)

Interest income                      $       5,794    $     3,695    $      (71)    $              $      9,560             (1)
Interest expense                             3,594          1,820          (156)                          5,258             (1)
    Net interest income                      2,200          1,875          (227)             0            4,302
Provision for loan losses                      150            104                                           254
    Net interest income after                                                                                 0
      provision for loan losses              2,050          1,771          (227)             0            4,048
Non-interest income                            362            563                                           925
Non-interest expense                         1,966          1,769            180         (150)            3,765             (2)
Net income (loss) before taxes                 446            565           (47)         (150)            1,208
Income tax expense                             188            223             19            60              490             (3)
Net income (loss)                    $         258    $       342    $      (28)    $     (90)     $        718

                                   EXHIBIT 22


                               PROFILE OF THE FIRM

      KELLER & COMPANY, INC. is a full service consulting firm to financial institutions, serving clients throughout the United States from its offices in Columbus, Ohio. The firm consults primarily in the areas of regulatory and compliance matters, financial analysis and strategic planning, stock valuation and appraisal, mergers and acquisitions, mutual to stock conversions, conversion/mergers and branching. Since its inception in 1985, KELLER & COMPANY has provided a wide range of consulting services to over 80 financial institutions including thrifts, banks, mortgage companies and holding companies. KELLER & COMPANY is an affiliate member of the Savings & Community Bankers of America, the Ohio Savings and Loan League, and the Tri State League of Financial Institutions.

      Each of the firm's senior consultants has over twenty years front line experience and accomplishment in various areas of the thrift, banking, and real estate industries. Each consultant provides to clients distinct and diverse areas of expertise. Specific services and projects have included charter and insurance applications, market studies, institutional mergers and acquisitions, branch sales and acquisitions, operations and performance analyses, business plans, strategic planning, financial projection and modeling, stock valuation, fairness opinions, capital plans, policy development and revision, lending, underwriting and investment criteria, data processing and management information systems, and incentive compensation programs.

      It is the goal of KELLER & COMPANY to provide specific and ongoing services that are pertinent and responsive to the needs of the individual client institution within the changing industry environment, and to offer those services at reasonable fees on a timely basis. In recent years, KELLER & COMPANY has become one of the leading consulting firms in the nation.



                             CONSULTANTS IN THE FIRM


      MICHAEL R. KELLER has over eighteen years experience as a consultant to the financial institution industry. Immediately following his graduation from college, he was employed by the Ohio Division of Savings and Loan Associations, working for two years in the northeastern Ohio district as an examiner of thrift institutions before pursuing graduate studies at the Ohio State University.

      Mr. Keller later worked as an associate for a management consulting firm specializing in services to thrift institutions. During his eight years with the firm, he specialized in mergers and acquisitions, branch acquisitions and sales, branch feasibility studies, stock valuations, charter applications, and site selection analyses. By the time of his departure, he had attained the position of vice president, with experience in almost all facets of thrift operations.

      Prior to forming Keller & Company, Mr. Keller also worked as a senior consultant in a larger consulting firm. In that position, he broadened his activities and experience, becoming more involved with institutional operations, business and strategic planning, regulatory policies and procedures, conversion appraisals, and fairness opinions. Mr. Keller established the firm in November, 1985 to better serve the needs of the financial institution industry.

      Mr. Keller graduated from Wooster College with a B.A. in Economics in 1972, and later received an M.B.A. in Finance in 1976 from the Ohio State University where he took two courses in corporate stock valuations.

      JOHN A. SHAFFER has over twenty years experience in banking, finance, real estate lending, and development.

      From 1971 to 1974, Mr. Shaffer was employed by a large real estate investment trust as a lending officer, specializing in construction and development loans. By 1974, having gained experience in loan underwriting, management and workout, he joined Chemical Association of New York and was appointed Vice President for Loan Administration of Chemical Mortgage Company in Columbus, Ohio. At Chemical, he managed all commercial and residential loan servicing, administering a portfolio in excess of $1 billion. His responsibilities also included the analysis, management and workout of problem commercial loans and properties, and the structuring, negotiation, acquisition and sale of loan servicing and mortgage and equity securities.

      Mr. Shaffer later formed an independent real estate and financial consulting firm, serving corporate and institutional clients, and also investing in and developing real estate. His primary activities have included the planning, analysis, financing, implementation, and administration of real estate projects, as well as financial projection and modeling, cost and profit analysis, loan management, budgeting, cash flow management and project design.

      Mr. Shaffer graduated from Syracuse University with a B.S. in Business Administration, later receiving an M.B.A. in Finance and a Ph.D. in Economics from New York University.

      JOHN S. KORTING has eighteen years experience in the financial institution industry working in such areas as data processing, software design, strategic planning, productivity improvement, cash management, incentive compensation planning, asset and liability management and organizational planning.

      Mr. Korting began his career with Huntington Bank, Columbus, Ohio, in 1976 as manager of the accounting department in the Bank's operations area, focusing on system analysis for automated teller machines and electronic funds transfer. Mr. Korting then became a system engineer with Electronic Data Systems, Dallas, Texas, providing computer programming and implementation support. He then served as a senior consultant with two big eight accounting firms, Deloitte & Touche and Price Waterhouse. He worked on a wide variety of financial institution projects, including strategic planning, Federal Home Loan Bank business plans, financial analysis, computer, installations, computerized financial modeling, and Bank operations.

      John Korting graduated from the Ohio State University with a B.S. in Accounting and Computer Science in 1976.

                                    EXHIBIT B




                                      RB 20
                                  CERTIFICATION


I hereby certify that I have not been the subject of any criminal, civil or administrative judgments, consents, undertakings or orders, or any past or ongoing indictments, formal investigations, examinations, or administrative proceedings (excluding routine or customary audits, inspections and investigations) issued by any federal or state court, any department, agency, or commission of the U.S. Government, any state or municipality, any self-regulatory trade or professional organization, or any foreign government or governmental entity, which involve:

     (i) commission of a felony, fraud, moral turpitude, dishonesty or breach of trust;

     (ii) violation of securities or commodities laws or regulations;

     (iii) violation of depository institution laws or regulations;

     (iv) violation of housing authority laws or regulations;

     (v) violation of the rules, regulations, codes of conduct or ethics of a self-regulatory trade or professional organization;

     (vi) adjudication of bankruptcy or insolvency or appointment of a receiver, conservator, trustee, referee, or guardian.

I hereby certify that the statements I have made herein are true, complete, and correct to the best of my knowledge and belief.


                                                       Conversion Appraiser


                  May 16, 1996                         /s/ Michael R. Keller
-----------------------------------------------        ---------------------
                  Date                                 Michael R. Keller

                                    EXHBIT C




                             AFFIDAVIT OF INSURANCE

STATE OF OHIO,

COUNTY OF FRANKLIN, ss:

     I, Michael R. Keller, being first duly sworn, hereby depose and say that:

     The fee which I received directly from the applicant, Madison First Federal Savings and Loan Association, Madison, Indiana, in the amount of $17,000 for the performance of my appraisal was not related to the value determined in the appraisal; that the undersigned appraiser is independent and has fully disclosed to the Office of Thrift Supervision any relationships which may have a material bearing upon the question of my independence; and that any indemnity agreement with the applicant has been fully disclosed in a written statement to the Office of Thrift Supervision.

         Further, affiant sayeth naught.



                                                /s/ Michael R. Keller
                                                MICHAEL R. KELLER

     Sworn to before me and subscribed in my presence this 17th day of May, 1996.


                                                  /s/ Molly A. Decker
                                                  NOTARY PUBLIC

                                                                 [notary stamp]